The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED AUGUST 10, 2006,
MAY BE AMENDED OR COMPLETED PRIOR TO SALE

FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130755

Free Writing Prospectus
(to accompany Prospectus dated August     , 2006)

$2,528,295,000 (Approximate)
Banc of America Commercial Mortgage Inc.
Depositor
Bank of America, National Association
Sponsor and Master Servicer
Banc of America Commercial Mortgage Trust 2006-4
Issuing Entity
Commercial Mortgage Pass-Through Certificates, Series 2006-4

Consider carefully the risk factors beginning on page S-32 in this free writing prospectus and page 14 in the accompanying prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the issuing entity and will not represent interests in or obligations of the depositor, Bank of America, National Association, or any of their affiliates, including Bank of America Corporation.

The Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4 will consist of the following classes:

•	senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates;

•	junior certificates consisting of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates;

•	the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loans; and

•	the residual certificates consisting of the Class R-I and Class R-II Certificates.
Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates are offered hereby.
Distributions on the offered certificates will occur monthly, commencing September 10, 2006, as and to the extent of available funds as described in this prospectus supplement. The mortgage loans constitute the sole source of repayment on the mortgage loans.
The trust's assets will consist primarily of 165 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial, multifamily and manufactured housing properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
The only credit support for any class of offered certificates will be provided by the subordination of the class(es), if any, that have a lower payment priority.

Certain characteristics of the offered certificates include:

Class	Certificate Balance or Notional Amount as of Delivery Date(1)			Approximate Initial Pass-Through Rate as of Delivery Date	Assumed Final Distribution Date(2)	Ratings Moody's/S&P(3)	Rated Final Distribution Date(4)
Class A-1(5)		$45,000,000		% (6)	May 10, 2011	Aaa/AAA	July 10, 2046
Class A-2(5)		$162,000,000		% (6)	September 10, 2011	Aaa/AAA	July 10, 2046
Class A-3(5)		$157,000,000		% (6)	August 10, 2013	Aaa/AAA	July 10, 2046
Class A-AB(5)		$80,787,000		% (6)	July 10, 2015	Aaa/AAA	July 10, 2046
Class A-4(5)		$945,600,000		% (6)	July 10, 2016	Aaa/AAA	July 10, 2046
Class A-1A(5)		$578,800,000		% (6)	July 10, 2016	Aaa/AAA	July 10, 2046
Class A-M		$281,312,000		% (6)	August 10, 2016	Aaa/AAA	July 10, 2046
Class A-J		$196,919,000		% (6)	August 10, 2016	Aaa/AAA	July 10, 2046
Class XP	$	TBD	(7)	% (8)	N/A	Aaa/AAA	July 10, 2046
Class B		$21,099,000		% (6)	August 10, 2016	Aa1/AA+	July 10, 2046
Class C		$35,164,000		% (6)	August 10, 2016	Aa2/AA	July 10, 2046
Class D		$24,614,000		% (6)	August 10, 2016	Aa3/AA–	July 10, 2046

(Footnotes to table on page S-7)

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these offered securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With respect to the offered certificates, Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners. Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about August, [    ] 2006. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately [           ]% of the initial principal amount of the offered certificates, plus accrued interest from August 1, 2006 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

Banc of America Securities LLC	Deutsche Bank Securities

Credit Suisse	JP Morgan

August     , 2006

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘AVAILABLE INFORMATION’’ and ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ appearing at the end of the accompanying prospectus.

The file number of the registration statement to which this free writing prospectus relates is 333-130755.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	S-8
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS	S-8
EUROPEAN ECONOMIC AREA	S-10
UNITED KINGDOM	S-10
NOTICE TO UNITED KINGDOM INVESTORS	S-10
EXECUTIVE SUMMARY	S-12
SUMMARY OF PROSPECTUS SUPPLEMENT	S-14
RISK FACTORS	S-32
Risks Related to the Certificates	S-32
Your Lack of Control Over the Trust Fund Can Create Risk	S-32
Transaction Party Roles and Relationships Create Potential Conflicts of Interest	S-32
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in a Particular Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	S-34
Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	S-35
The Borrower’s Form of Entity May Cause Special Risks	S-35
Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	S-36
Subordination of Subordinate Certificates Increases Risk of Loss	S-37
Modeling Assumptions Are Unlikely to Match Actual Experience	S-37
Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	S-37
Risks Related to the Mortgage Loans	S-39
Balloon Loans May Present Greater Risk than Fully Amortizing Loans	S-39
Particular Property Types Present Special Risks:	S-40
Additional Financing May Make Recovery Difficult in the Event of Loss	S-40
Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	S-43
The Benefits Provided by Cross-Collateralization May Be Limited	S-46
Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	S-47
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-48
The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	S-49
Certain State-Specific Considerations—California	S-49
Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	S-50
Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	S-51
Prepayment Premiums and Yield Maintenance Charges Present Special Risks	S-51
Lock Box Accounts	S-54

Footnotes to Table on Cover of this Free Writing Prospectus

(1)	Subject to a variance of plus or minus 5.0%.

(2)	As of the delivery date, the ‘‘assumed final distribution date’’ with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

(3)	It is a condition to their issuance that the classes of offered certificates be assigned ratings by Moody's Investors Service, Inc. and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)	The ‘‘rated final distribution date’’ for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See ‘‘RATINGS’’ in this prospectus supplement.

(5)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 130 mortgage loans, representing approximately 79.4% of the initial pool balance. Loan group 2 will consist of 35 mortgage loans, representing approximately 20.6% of the initial pool balance. Loan group 2 will include approximately 92.9% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 26.6% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XC and Class XP Certificates will be based upon amounts available relating to all the mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(6)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate or (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

(7)	The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)	The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuing entity.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus (which we also refer to herein as the ‘‘prospectus supplement’’), which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-4 Certificates and the trust in abbreviated form:

Executive Summary, which begins on page S-12 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

Summary of Prospectus Supplement, which begins on page S-14 of this prospectus supplement and gives a brief introduction of the key features of the Series 2006-4 Certificates and a description of the mortgage loans; and

Risk Factors, which begins on page S-32 of this prospectus supplement and describes risks that apply to the offered certificates, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ beginning on page S-169 of this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption ‘‘GLOSSARY’’ beginning on page 152 in the accompanying prospectus.

In this prospectus supplement, ‘‘we’’ refers to the depositor, and ‘‘you’’ refers to a prospective investor in the offered certificates.

If and to the extent required by applicable law or regulation, a prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which that underwriter is a principal. An underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

Until November [    ], 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus supplement and the accompanying prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings ‘‘Risk Factors’’ and ‘‘Prepayment and Yield Considerations’’ and in the annexes. Forward looking statements are also found in other places throughout this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, accompanying language such as ‘‘expects’’, ‘‘intends’’, ‘‘anticipates’’, ‘‘estimates’’ or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward looking statement is based.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the

‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EXECUTIVE SUMMARY

Certificate Characteristics

The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this free writing prospectus and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this free writing prospectus (other than the Class V, Class R-I and Class R-II Certificates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class R-II Certificates) that will be sold to investors in private transactions. This free writing prospectus is also referred to herein as the ‘‘prospectus supplement’’. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in ANNEX A to this prospectus supplement, or in the accompanying prospectus. A ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ is included at the end of this prospectus supplement. A ‘‘GLOSSARY’’ is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus. References herein to ‘‘Loan No.’’ or ‘‘Loan Number’’ are references to the loan numbers set forth on ANNEX A to this prospectus supplement.

Class	Ratings Moody's/S&P(1)	Certificate Balance or Notional Amount(2)		Approximate Percentage of Initial Pool Balance	Approximate Credit Support	Rate Type	Approximate Initial Pass- Through Rate as of Delivery Date	Weighted Average Life (years)(3)	Principal Window (payments)(3)
Offered Certificates
A-1(4)	Aaa/AAA	$45,000,000		1.600%	30.000%	Fixed(5)	%(5)	3.15	1 – 57
A-2(4)	Aaa/AAA	$162,000,000		5.759%	30.000%	Fixed(5)	%(5)	4.87	57 – 61
A-3(4)	Aaa/AAA	$157,000,000		5.581%	30.000%	Fixed(5)	%(5)	6.87	82 – 84
A-AB(4)	Aaa/AAA	$80,787,000		2.872%	30.000%	Fixed(5)	%(5)	7.04	61 – 107
A-4(4)	Aaa/AAA	$945,600,000		33.614%	30.000%	Fixed(5)	%(5)	9.75	107 – 119
A-1A(4)	Aaa/AAA	$578,800,000		20.575%	30.000%	Fixed(5)	%(5)	8.37	1 – 119
A-M	Aaa/AAA	$281,312,000		10.000%	20.000%	Fixed(5)	%(5)	9.93	119 – 120
A-J	Aaa/AAA	$196,919,000		7.000%	13.000%	Fixed(5)	%(5)	9.95	120 – 120
XP	Aaa/AAA	TBD	(6)	N/A	N/A	Variable Rate(6)	%(6)	(6)	N/A
B	Aa1/AA+	$21,099,000		0.750%	12.250%	Fixed(5)	%(5)	9.95	120 – 120
C	Aa2/AA	$35,164,000		1.250%	11.000%	Fixed(5)	%(5)	9.95	120 – 120
D	Aa3/AA–	$24,614,000		0.875%	10.125%	Fixed(5)	%(5)	9.95	120 – 120
Private Certificates — Not Offered Hereby(7)
E	A1/A+	$17,582,000		0.625%	9.500%	Fixed(5)	%(5)	9.95	120 – 120
F	A2/A	$28,132,000		1.000%	8.500%	Fixed(5)	%(5)	9.95	120 – 120
G	A3/A–	$35,164,000		1.250%	7.250%	Fixed(5)	%(5)	9.95	120 – 120
H	Baa1/BBB+	$35,164,000		1.250%	6.000%	Fixed(5)	%(5)	9.95	120 – 120
J	Baa2/BBB	$35,164,000		1.250%	4.750%	Fixed(5)	%(5)	9.95	120 – 121
K	Baa3/BBB–	$35,164,000		1.250%	3.500%	Fixed(5)	%(5)	10.03	121 – 121
L	Ba1/BB+	$10,549,000		0.375%	3.125%	Fixed(5)	%(5)	10.03	121 – 121
M	Ba2/BB	$10,549,000		0.375%	2.750%	Fixed(5)	%(5)	10.03	121 – 121
N	Ba3/BB–	$10,550,000		0.375%	2.375%	Fixed(5)	%(5)	10.03	121 – 121
O	NR/B+	$7,032,000		0.250%	2.125%	Fixed(5)	%(5)	10.03	121 – 121
P	NR/B	$10,550,000		0.375%	1.750%	Fixed(5)	%(5)	10.03	121 – 121
Q	NR/B–	$10,549,000		0.375%	1.375%	Fixed(5)	%(5)	10.03	121 – 121
S	NR/NR	$38,680,818		1.375%	0.000%	Fixed(5)	%(5)	12.03	121 – 241
XC	Aaa/AAA	$2,813,124,818	(8)	N/A	N/A	Variable Rate(8)	%(8)	(8)	N/A

(1)	Ratings shown are those of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.

(2)	As of the delivery date. Subject to a variance of plus or minus 5.0%.

(3)	Based on the maturity assumptions (as defined under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of each mortgage loan with an anticipated repayment date, the related anticipated repayment date).

(4)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 130 mortgage loans, representing approximately 79.4% of the initial pool balance. Loan group 2 will consist of 35 mortgage loans, representing approximately 20.6% of the initial pool balance. Loan group 2 will include approximately 92.9% of the initial pool balance of all the mortgage loans secured by multifamily properties and approximately 26.6% of the initial pool balance of all the mortgage loans secured by manufactured housing properties.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class XC and Class XP Certificates will be based upon amounts available relating to all the mortgage loans. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in loan group 2 until the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero. However, on and after any distribution date on which the certificate balances of the Class A-M through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates pro rata without regard to loan groups.

(5)	The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate, (iii) the weighted average net mortgage rate or (iv) the weighted average net mortgage rate less a specified percentage.

(6)	The Class XP Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class XC Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—PASS-THROUGH RATES’’ in this prospectus supplement.

The Class V, Class R-I and Class R-II Certificates are not offered by this prospectus supplement and are not represented in the table on page S-12 of this prospectus supplement.

Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool and loan group 1 or loan group 2, as applicable, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other mortgage loans are explained in this prospectus supplement under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and in ANNEX A and ANNEX B to this prospectus supplement.

Summary of Prospectus Supplement—Mortgage Pool

Characteristics	Mortgage Pool (Approximate)	Loan Group 1 (Approximate)	Loan Group 2 (Approximate)
Initial pool balance(1)	$2,813,124,818	$2,234,290,645	$578,834,173
Number of mortgage loans	165	130	35
Number of mortgaged properties	259	220	39
Number of balloon mortgage loans(2)(3)	140	113	27
Number of fully amortizing loans	3	2	1
Number of ARD loans(3)(4)	2	2	0
Number of full period interest only mortgage loans	22	15	7
Number of partial interest only, balloon loans(4)	101	78	23
Average cut-off date balance	$17,049,241	$17,186,851	$16,538,119
Range of cut-off date balances	$1,380,398 to $190,000,000	$1,380,398 to $190,000,000	$1,820,000 to $50,000,000
Weighted average mortgage rate	6.134%	6.134%	6.132%
Weighted average remaining lock-out period(5)	100	101	93
Range of remaining terms to maturity(6)	54–241	54–241	56–121
Weighted average remaining term to maturity(6)	111	112	103
Weighted average underwritten debt service coverage ratio	1.33x	1.35x	1.27x
Weighted average cut-off date loan-to-value ratio	70.0%	70.2%	69.1%

(1)	Subject to a variance of plus or minus 5.0%.

(2)	Excludes mortgage loans (including anticipated repayment date mortgage loans) that are interest only until maturity or until the anticipated repayment date.

(3)	Two mortgage loans, Loan Nos. 760020381 and 3401296 (such loan numbers are set forth in ANNEX A to this prospectus supplement), representing 0.2% and 0.2% of the initial pool balance (0.3% and 0.3% of the group 1 balance), respectively, are both ARD Loans and balloon mortgage loans, which results in such mortgage loans appearing in each category.

(4)	One mortgage loan, Loan No. 3401296, representing 0.2% of the initial pool balance (0.3% of the group 1 balance), is both an ARD loan and a partial interest only mortgage loan, which results in such mortgage loan appearing in each category.

(5)	Excludes two mortgage loans, Loan Nos. GA25040 and 59756, that have no original lock-out period.

(6)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire prospectus supplement and the accompanying prospectus carefully.

Title of Certificates

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4.

Relevant Parties and Dates

Sponsors

Bank of America, National Association

Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE MORTGAGE LOAN PROGRAM’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Bank of America, National Association originated and will be the mortgage loan seller with respect to 52 mortgage loans, representing 38.1% of the initial pool balance.

German American Capital Corporation

German American Capital Corporation originated and will be the mortgage loan seller with respect to 52 mortgage loans, representing 41.1% of the initial pool balance. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

See ‘‘THE SPONSORS—German American Capital Corporation’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

General Electric Capital Corporation

General Electric Capital Corporation originated and will be the mortgage loan seller with respect to 61 mortgage loans, representing 20.8% of the initial pool balance.

See ‘‘THE SPONSORS—General Electric Capital Corporation’’ in this prospectus supplement for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

Depositor

Banc of America Commercial Mortgage Inc. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509. See ‘‘THE DEPOSITOR’’ in the accompanying prospectus. Neither the Depositor nor any of its affiliates has insured or guaranteed the offered certificates.

Issuing Entity

The Issuing Entity, Banc of America Commercial Mortgage Trust 2006-4, will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘THE ISSUING ENTITY’’ in this prospectus supplement.

Trustee

Wells Fargo Bank, N.A., a national banking association. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

REMIC Administrator

Wells Fargo Bank, N.A. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’ and ‘‘—Rights Upon Event of Default’’ in the accompanying prospectus.

Master Servicer

Bank of America, National Association, a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the BlueLinx Holdings Portfolio Loan (identified as Loan No. GA25040 on ANNEX A to this prospectus supplement), which will be serviced by the master servicer designated in the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2006-C27. See ‘‘THE SERVICERS—The Master Servicer’’ in this prospectus supplement.

Special Servicer

LNR Partners, Inc., a Florida corporation, will be responsible for the special servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the BlueLinx Holdings Portfolio Loan (identified as Loan No. GA25040 on ANNEX A to this prospectus supplement), which will be serviced by the special servicer pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2006-C27. See ‘‘THE SERVICERS—The Special Servicer’’ in this prospectus supplement.

Certain Relationships and Affiliations

Bank of America, National Association and its affiliates have several roles in this transaction. Bank of America, National Association is a Sponsor and the Master Servicer, and the parent of the Depositor. Bank of America, National Association originated or acquired certain of the mortgage loans and will be selling them to the Depositor. Bank of America, National Association is also an affiliate of Banc of America Securities LLC, a managing underwriter for the offering of the certificates. Bank of America, National Association or its affiliates may also provide financing to the other originators of the mortgage loans. Bank of America Corporation is also the parent company of Bank of America, National Association, the Master Servicer and a Sponsor with respect to the offered certificates, and of Banc of America Securities LLC, an underwriter with respect to the offered certificates. In addition, Bank of America, National Association, the Depositor and the Issuing Entity and their affiliates may also have other investment banking or commercial banking relationships with borrowers, originators, servicers, trustees and other transaction parties. These roles and the other potential relationships may give rise to conflicts of interest as further described in this prospectus supplement under ‘‘RISK FACTORS—Risks Related to the Certificates—Transaction Party Roles and Relationships Create Potential Conflicts of Interest’’. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

It is also anticipated that an affiliate of Bank of America, National Association will retain or otherwise be the initial holder of the Class R-I and Class R-II certificates and one or more other classes of certificates; however such entity will have the right to dispose of such certificates at any time.

Cut-off Date

August 1, 2006 or, with respect to Loan Nos. DBM27151, DBM26333, DBM27187, 760050618, 760053361, 760054198, 760055159, 760054238, 3402171, 760048221, DBM27266, 760053978 and 760053757, the related origination date).

Record Date

With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

Delivery Date

On or about August     , 2006.

Distribution Dates

The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in September 2006.

Determination Date

The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

Collection Period

With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in September 2006.

Transaction Overview

On the Closing Date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust. The trust, which is the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans), except with respect to the BlueLinx Holdings Portfolio Loan, the servicing of which is governed by the BlueLinx Holdings Portfolio Pooling Agreement, in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor to the issuing entity in exchange for the certificates are illustrated below:

On or before the delivery date, each mortgage loan seller will transfer all of its mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, each mortgage loan seller will make certain representations and warranties regarding the characteristics of its mortgage loans. As described in more detail later in this prospectus supplement, each mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Each mortgage loan seller will sell each of its mortgage loans without recourse and has no obligations with respect to the holders of the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’ in this prospectus supplement and ‘‘Description of the Trust Funds’’ and ‘‘Certain Legal Aspects of Mortgage Loans’’ in the accompanying prospectus.

The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans (except with respect to the BlueLinx Holdings Portfolio Loan, the servicing of which is governed by the BlueLinx Holdings Portfolio Pooling Agreement) pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer

(including special servicing fees, liquidation fees and workout fees) for their services is described under ‘‘SERVICING OF THE MORTGAGE LOANS—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The Mortgage Pool

The pool of mortgage loans will consist primarily of 165 commercial and multifamily mortgage loans. With respect to these mortgage loans, 130 of the mortgage loans are in loan group 1 and 35 of the mortgage loans are in loan group 2. Fifty-two of these mortgage loans (which include 37 mortgage loans in loan group 1 and 15 mortgage loans in loan group 2) were (a) originated by Bank of America, National Association or its conduit participants or (b) acquired by Bank of America, National Association from various third party originators. Fifty-two of the mortgage loans (which include 41 mortgage loans in loan group 1 and 11 mortgage loans in loan group 2) were originated by German American Capital Corporation. Sixty-one of the mortgage loans (which include 52 mortgage loans in loan group 1 and nine mortgage loans in loan group 2) were originated by General Electric Capital Corporation. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $2,813,124,818, which is referred to as the ‘‘initial pool balance’’, subject to a variance of plus or minus 5.0%. The mortgage loans in loan group 1 have an aggregate cut-off date balance of approximately $2,234,290,645, which is referred to as the ‘‘group 1 balance’’. The mortgage loans in loan group 2 have an aggregate cut-off date balance of approximately $578,834,173, which is referred to as the ‘‘group 2 balance’’.

A summary chart of certain aggregate characteristics of the mortgage loans is set forth in the table on page S-18. Further information regarding the mortgage loans is contained in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’. In addition, ANNEX A contains information on each mortgage loan in the mortgage pool on an individual basis, and ANNEX B summarizes aggregate information regarding the mortgage loans in the mortgage pool according to specific characteristics.

Selected Mortgage Loan Characteristics

	Mortgage Pool	Loan Group 1	Loan Group 2
Range of per annum mortgage rates	5.250% to 7.520%	5.250% to 7.520%	5.560% to 6.577%
Weighted average per annum mortgage rate	6.134%	6.134%	6.132%
Range of remaining terms to stated maturity (months)(1)	54 to 241	54 to 241	56 to 121
Weighted average remaining term to stated maturity (months)(1)	111	112	103
Range of remaining amortization terms (months)(2)	120 to 360	120 to 360	120 to 360
Weighted average remaining amortization term (months)(2)	356	356	358
Range of remaining lock-out periods (months)(3)	17 to 238	17 to 238	36 to 118
Range of cut-off date loan-to-value ratios	9.2% to 80.0%	9.2% to 80.0%	27.5% to 80.0%
Weighted average cut-off date loan-to-value ratio	70.0%	70.2%	69.1%
Range of maturity date loan-to-value ratios(1)(4)	9.2% to 80.0%	9.2% to 80.0%	23.4% to 80.0%
Weighted average maturity date loan-to-value ratio(1)(4)	65.7%	65.7%	65.8%
Range of underwritten debt service coverage ratios	1.01x to 9.63x	1.01x to 9.63x	1.01x to 3.08x
Weighted average underwritten debt service coverage ratio	1.33x	1.35x	1.27x

(1)	In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)	Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(3)	Excludes two mortgage loans, Loan Nos. GA25040 and 59756, that have no original lockout period.

(4)	Excludes mortgage loans that are fully amortizing.

Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the state with concentrations over 5.0% of the initial pool balance:

Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance(1)	% of Group 1 Balance	% of Group 2 Balance
California	47	$674,927,015	24.0%	25.4%	18.4%
Texas	33	$269,632,499	9.6%	5.1%	26.7%
Florida	22	$225,536,972	8.0%	9.3%	3.2%
New York	18	$177,974,898	6.3%	8.0%	—
Pennsylvania	9	$159,440,000	5.7%	4.9%	8.6%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining mortgaged properties are located throughout 38 other states with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

One hundred forty of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such mortgage loans, thereby leaving substantial principal amounts due and payable with corresponding interest payments, on their respective maturity dates, unless prepaid prior thereto.

Each mortgage loan is secured by a first mortgage lien on a fee simple and/or leasehold interest in a commercial, manufactured housing or multifamily rental property. Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Office(2)	42	$852,128,415	30.3%	38.1%	—
Multifamily	36	$605,825,763	21.5%	1.9%	97.2%
Retail	47	$553,425,893	19.7%	24.8%	—
Hotel	11	$294,383,881	10.5%	13.2%	—
Industrial	67	$188,024,347	6.7%	8.4%	—
Self Storage	33	$182,962,598	6.5%	8.2%	—
Mixed Use	5	$76,100,000	2.7%	3.4%	—
Manufactured Housing	18	$60,273,921	2.1%	2.0%	2.8%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

(2)	Four mortgage loans with an aggregate cut-off date balance of $25,400,000 (representing 0.9% of the initial pool balance and 1.1% of the group 1 balance) are secured by mortgaged properties that are medical office buildings.

Split Loans

One mortgage loan referred to as the BlueLinx Holdings Portfolio Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the BlueLinx Holdings Portfolio Pari Passu Note A-1 (with a principal balance as of the cut-off date of $147,500,000) and the BlueLinx Holdings Portfolio Pari Passu Note A-2 (with a principal balance as of the cut-off date of $147,500,000). Only the

BlueLinx Holdings Portfolio Pari Passu Note A-1, which is sometimes referred to as the BlueLinx Holdings Portfolio Loan, is included in the trust fund.

One mortgage loan referred to as the Ritz-Carlton Key Biscayne Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (with a principal balance as of the cut-off date of $86,000,000) and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 (with a principal balance as of the cut-off date of $86,000,000). Only the Ritz-Carlton Key Biscayne Pari Passu Note A-1 is included in the trust fund.

For more detailed statistical information regarding the mortgage pool, see ANNEX A to this prospectus supplement.

Certain Mortgage Loan Calculations

All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Changes in Mortgage Pool Characteristics’’ in this prospectus supplement. See also the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

When information presented in this prospectus supplement, with respect to the mortgaged properties, is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth in ANNEX A to this prospectus supplement.

The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans (a) in the entire mortgage pool range from $1,380,398 to $190,000,000, and the average cut-off date balance is $17,049,241; (b) in loan group 1 range from $1,380,398 to $190,000,000, and the average cut-off date balance is $17,186,851; and (c) in loan group 2 range from $1,820,000 to $50,000,000, and the average cut-off date balance is $16,538,119.

One mortgage loan referred to as the BlueLinx Holdings Portfolio Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the BlueLinx Holdings Portfolio Pari Passu Note A-1 (with a principal balance as of the cut-off date of $147,500,000) and the BlueLinx Holdings Portfolio Pari Passu Note A-2 (with a principal balance as of the cut-off date of $147,500,000). Only the BlueLinx Holdings Portfolio Pari Passu Note A-1, which is sometimes referred to as the BlueLinx Holdings Portfolio Loan, is included in the trust fund. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the BlueLinx Holdings Portfolio Loan are references only to the BlueLinx Holdings Portfolio Pari Passu Note A-1 (and excludes the BlueLinx Holdings Portfolio Pari Passu Note A-2). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

One mortgage loan referred to as the Ritz-Carlton Key Biscayne Whole Loan is evidenced by a split loan structure comprised of two paripassu notes referred to as the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (with a principal balance as of the cut-off date as of $86,000,000) and the Ritz-Carlton Key

Biscayne Pari Passu Note A-2 (with a principal balance as of the cut-off date as of $86,000,000). Only the Ritz-Carlton Key Biscayne Pari Passu Note A-1 is included in the trust fund. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the Ritz-Carlton Key Biscayne Mortgage Loan are references only to the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (and exclude the Ritz-Carlton Key Biscayne Pari Passu Note A-2). See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

In the case of Loan Nos. DBM27427, DBM27151, DBM27174, DBM27175, DBM27187, 760055679, 760053361, DBM26725, DBM26210, 760056457, DBM27193, 760053097, 760051997, 760054000, 760053098, 760053243 and 760053978 (together representing 10.6% of the initial pool balance, 3.4% of the group 1 balance and 38.2% of the group 2 balance), the related debt service coverage ratio and/or loan-to-value ratio was calculated after netting out the amount of a holdback or letter of credit or with respect to the related payment guaranty adjusting the related DSCR. In the case of Loan Nos. DBM27151, 3400137, DBM27480, 59756, DBM26767 and 760046225 (together representing 4.9% of the initial pool balance, 2.8% of the group 1 balance and 12.6% of the group 2 balance), the loan-to-value ratio was calculated using a stabilized appraised value. In addition, certain calculations may reflect certain stabilized calculations, including rent payable by a loan sponsor under a master lease or removal of non-recurring expenses. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans

Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase and sale agreement. In addition, the mortgage loan seller may be permitted to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

Offered Securities

The Offered Certificates; Certificate Balances and Pass-Through Rates

The offered certificates consist of 12 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2006-4, namely the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates. As of the delivery date, the offered certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5.0%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

Series 2006-4 consists of a total of 29 classes of certificates, the following 17 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I and Class R-II. The pass-through rates applicable to each of the Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates for each distribution date are set forth on page S-12 of this prospectus supplement. None of the Class V, Class R-I and Class R-II Certificates will have a certificate balance, a notional amount or a pass-through rate.

Denominations.    The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

Certificate Registration.    The offered certificates will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You may hold your offered certificates through: DTC in the United States; or Clearstream Banking or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. No person acquiring an interest in the offered certificates will be entitled to receive a certificate in fully registered, certificated form, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration of and Denominations’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Book Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

For purposes of calculating the pass-through rate for any class of certificates and any date of distribution, the applicable effective net mortgage rate for each mortgage loan is an annualized rate equal to the Net Mortgage Rate (as defined in the Glossary of Principal Definitions). See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Pass-Through Rates’’ in this prospectus supplement.

Class X Certificates

Notional Amount

The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $2,813,124,818, although it may be as much as 5.0% larger or smaller.

For a more detailed discussion of the notional amounts of the Class XC and Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Pass-Through Rate

The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [          ]% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the [                ] 20[    ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XP strip rates and the pass-through rate applicable to the Class XP Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Following the [                ] 20[    ] distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the [                ] 20[    ] distribution date and for each distribution date thereafter.

The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [          ]% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For a more detailed discussion of the Class XC strip rates and the pass-through rate applicable to the Class XC Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the [                ] 20[    ] distribution date, the certificate balance of each class of certificates (other than the Class V, Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

Distributions

Distribution on the certificates will occur monthly on each distribution date. The servicing and trustee fees for the mortgage loans are payable out of collections on the mortgage loans, prior to any distributions to certificateholders. A table setting forth the rates at which the various servicing and trustee fees accrue, as well as other information concerning the administrative expenses of the trust, are set forth in this prospectus supplement under ‘‘COMPENSATION AND EXPENSES’’.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 130 mortgage loans, representing approximately 79.4% of the initial pool balance, and loan group 2 will consist of 35 mortgage loans, representing approximately 20.6% of the initial pool balance. Loan group 2 will include approximately 92.9% of the initial pool balance of the mortgage loans secured by multifamily properties and approximately 26.6% of the initial pool balance as of the cut-off date of the mortgage loans secured by manufactured housing properties. ANNEX A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan. The remaining total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is referred to in this prospectus supplement as the available distribution amount for such date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

A.    Amount and Order of Distributions

First, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates: To pay interest, concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pro rata from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (b) on the Class A-1A Certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2, and (c) on the Class XC and Class XP Certificates from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount for all mortgage loans will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates pro rata in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To the extent of amounts then required to be distributed as principal, concurrently (A) (i) first, to the Class A-AB Certificates, available principal received from loan group 1 and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on ANNEX D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal received from loan group 1 remaining after the above distribution in respect of the Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2 and Class A-AB Certificates and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the Class A-AB Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 , Class A-3 and Class A-AB have been made, until the principal balance of the Class A-AB Certificates is reduced to zero; and (vi) then, to the Class A-4

Certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-AB and, after the Class A-1A Certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; and (B) to the Class A-1A Certificates, available principal received from loan group 2 and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made, until the principal balance of the Class A-1A Certificates is reduced to zero.

Third, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth, Class A-M: To Class A-M as follows: (a) interest on Class A-M in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M until the principal balance of the Class A-M Certificates is reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class A-J: To Class A-J in a manner analogous to Class A-M allocations of the fourth step.

Sixth, Class B: To Class B in a manner analogous to the Class A-M allocations of the fourth step.

Seventh, Class C: To Class C in a manner analogous to the Class A-M allocations of the fourth step.

Eighth, Class D: To Class D in a manner analogous to the Class A-M allocations of the fourth step.

Finally, Private Certificates: To the Private Certificates (other than the Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

The distributions referred to in priority Second above will be made pro rata (based on outstanding principal balance and without regard to the planned principal balance for the Class A-AB Certificates interest) among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ in this prospectus supplement.

B.    Interest and Principal Entitlements

A description of each class's interest entitlement can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C.    Prepayment Premiums

The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement.

Fees and Expenses

Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee, which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the same basis as any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.0310% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee, which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.35% per annum (with a minimum of $4,000 per month per specially serviced mortgage loan or REO loan) and is computed on the same basis as any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.00081% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

With respect to the mortgage loans that are serviced under separate pooling agreements, only certain of the fees and expenses described above are payable on such mortgage loans under the pooling and servicing agreement but generally the service providers under those other pooling and servicing agreements are entitled to payment of similar fees and expenses.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement.

Certain Yield and Prepayment Considerations

The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for those certificates. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of distributions in respect of principal on such certificate, which in turn will be affected by:

•	the rate and timing of principal payments (including principal prepayments) on the mortgage loans; and

•	the extent to which such principal payments are applied on any date of distribution in reduction of the certificate balance of the class to which that certificate belongs.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’' and ‘‘—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

An investor that purchases an offered certificate at a discount should consider the risk that a slower than anticipated rate of principal payments on that certificate will result in an actual yield that is lower than such investor’s expected yield. An investor that purchases any offered certificate at a premium should consider the risk that a faster than anticipated rate of principal payments on such certificate will result in an actual yield that is lower than such investor’s expected yield. Insofar as an investor’s initial investment in any offered certificate is repaid, there can be no assurance that such amounts can be reinvested in a comparable alternative investment with a comparable yield.

The actual rate of prepayment of principal on the mortgage loans cannot be predicted. The mortgage loans may be involuntarily prepaid at any time. With respect to mortgage loans that permit voluntary prepayments, such mortgage loans generally provide for a lock-out period during which voluntary principal prepayments are prohibited, followed by one or more periods during which any voluntary principal prepayment is to be accompanied by a prepayment premium, followed by an open period during which voluntary principal prepayments may be made without an accompanying prepayment premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. The investment performance of the offered certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the mortgage loans being higher or lower than anticipated by investors. The actual yield to the holder of an offered certificate may not be equal to the yield anticipated at the time of purchase of the certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the certificate may not be realized. In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the related funds may be applied to reduce the principal balance of such mortgage loans if certain release criteria are not satisfied. For a discussion of certain factors affecting prepayment of the mortgage loans, including the effect of prepayment premiums, see ‘‘YIELD AND MATURITY CONSIDERATIONS’'’ in this prospectus supplement.

The structure of the offered certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans and other factors, as follows:

Allocation to the Class A senior certificates (other than the Class A-AB Certificates), for so long as they are outstanding, of the entire unscheduled principal distribution amount for each date of distribution will generally accelerate the amortization of those certificates relative to the actual amortization of the mortgage loans. Following retirement of the Class A senior certificates (other than the Class A-AB Certificates), the unscheduled principal distribution amount for each date of distribution will be allocated to the Class A-M, Class A-J, Class B, Class C and Class D Certificates in that order of priority.

The Class XP Certificates are interest only certificates and are not entitled to any distributions in respect of principal. The yield to maturity of the Class XP Certificates will be especially sensitive to the prepayment, repurchase, substitution and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than expected by investors will have a material negative effect on the yield to maturity of the Class XP Certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield Sensitivity of the Class XP Certificates’’ in this prospectus supplement.

Advances

A.    P&I Advances

The master servicer (or the trustee, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that such advance will be recoverable. The master servicer or the trustee, if applicable, will not advance balloon payments due at maturity, late payment charges or default interest. Neither the master servicer nor the trustee is required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B.    Property Protection Advances

The master servicer (or the trustee, if applicable) also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

C.    Interest on Advances

The master servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ and ‘‘SERVICING OF THE MORTGAGE LOANS— Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Credit Support

A.    General

Credit support for any class of offered certificates is provided by the subordination of the other class(es) of certificates, if any, that have a lower payment priority. The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class V, Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V, Class XC and Class XP Certificates. However, the notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

Subordination(1)

(1)	The credit support percentage set forth in this chart shows the aggregate initial class balance of the classes of certificates subordinate to a class or classes as a percentage of the initial aggregate principal balance of the mortgage loans.

(2)	The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Available Distribution Amount’’ in this prospectus supplement.

(3)	The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

(4)	The Class XC and Class XP Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal. Credit support applies only to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

B.    Shortfalls in Available Funds

The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

•	shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

•	shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or, the trustee;

•	shortfalls resulting from extraordinary expenses of the trust;

•	shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

•	shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1.0% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). The exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class XC and Class XP Certificates (provided, however, that the Class A-1 through Class K Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in the accompanying prospectus.

Certain Federal Income Tax Consequences

Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs—REMIC I and REMIC II—for federal income tax purposes. In addition, a separate REMIC election has been made with respect to the Starlite Mortgage Loan (Loan No. 760020381 as set forth in ANNEX A to this prospectus supplement). The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates. In addition, the grantor trust will hold the residual interest in the Starlite Mortgage Loan REMIC, and the Class R-I Certificates will represent an undivided beneficial interest therein. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, will deliver its opinion generally to the effect that, subject to the assumptions set forth herein, for federal income tax purposes, each of REMIC I, REMIC II and the Starlite Mortgage Loan REMIC will qualify as a REMIC under Sections 860A through 860G of the Code and the grantor trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute ‘‘regular interests’’ in REMIC II.

•	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

•	Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

•	It is anticipated that the Class [ ] certificates will be issued at a premium, that the Class [ ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [ ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment

The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Certificate Ratings

It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class XP	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−

A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of mortgage loans, or the possibility that, as a result of prepayments, investors in the Class XP Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See ‘‘RATINGS’’ in this prospectus supplement.

The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and ‘‘RATING’’ in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

RISK FACTORS

•	The risk factors discussed below and under the heading ‘‘RISK FACTORS’’ in the accompanying prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

•	The offered certificates are not suitable investments for all investors and may especially not be suitable for individual investors.

•	The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possesses the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

•	You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with such offered certificates.

Risks Related to the Certificates

Your Lack of Control Over the Trust Fund Can Create Risk	You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Transaction Party Roles and Relationships Create Potential Conflicts of Interest	The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See ‘‘SERVICING OF THE MORTGAGE LOANS— Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement.

The master servicer, the special servicer or affiliates thereof may purchase certain of the certificates or hold certain companion mortgage loans that are part of a split loan structure but that are not held in the trust fund or hold certain subordinate or mezzanine debt or interests therein related to the mortgage loans. In addition, the master servicer is an originator of certain of the mortgage loans and a sponsor. This could cause a conflict between the master servicer's duty to the trust under the pooling and servicing agreement and its interest as a sponsor in such other capacities. In addition, the holder of certain of the non-offered certificates and the holder(s) of certain companion loans have the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the master servicer, the special servicer or affiliates thereof may be holders of such non-offered certificates and/or companion loans. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or a companion or subordinate loan or interests therein. Notwithstanding the foregoing, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it holds non-offered certificates, or has financial interests in, or other financial dealings with, a borrower or mortgage loan seller under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with the interests of holders of the offered certificates. For instance, if the special servicer or an affiliate holds non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.

Additionally, each of the master servicer, the sub-servicers and the special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, the sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans that will be included in the trust. This may pose inherent conflicts for the master servicer, the sub-servicers and the special servicer.

In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by a mortgage loan seller or an affiliate thereof. A mortgage loan seller, the underwriters or their respective affiliates also may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust fund. A mortgage loan seller and its affiliates have made or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. A mortgage loan seller, the underwriters or their respective affiliates may have other business relationships with the borrowers under the mortgage loans.

A mortgage loan seller may hold mezzanine debt related to a borrower that is not held in the trust fund.

In addition, the mortgage loan sellers, the underwriters and their respective affiliates may provide financing to the purchasers of certificates, companion loans or mezzanine loans.

The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	certain of the mortgaged properties are self-managed by the borrowers themselves;

•	the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties.

The Prospective Performance of the
    Commercial and Multifamily
    Mortgage Loans Included in a
    Particular Trust Fund Should Be
    Evaluated Separately from the
    Performance of the Mortgage Loans
in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates. As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any mortgage loan seller of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same mortgage loan seller or mortgage loan sellers. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield	See generally ‘‘RISK FACTORS—Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in the accompanying prospectus.

The Borrower's Form of Entity May Cause Special Risks	See generally ‘‘RISK FACTORS—The Borrower’s Form of Entity May Cause Special Risks’’ in the accompanying prospectus.

With respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. In this respect, 19 sets containing, in the aggregate, 42 mortgage loans and representing 23.2% of the initial pool balance (12 sets, 26 mortgage loans representing 15.7% of the group 1 balance and five sets, 11 mortgage loans representing 44.7% of the group 2 balance), are made to affiliated borrowers. With respect to two such sets of mortgage loans made to affiliated borrowers, the related mortgage loans are contained in both loan group 1 and loan group 2; (a) one set containing two mortgage loans (one in loan group 1 and one in loan group 2) representing 1.2% of the initial pool balance, 0.6% of loan group 1 balance and 3.5% of loan group 2 balance, respectively; (b) one set containing three mortgage loans (two in loan group 1 and one in loan group 2) representing 0.3% of the initial pool balance, 0.3% of the group 1 balance and 0.5% of the group 2 balance, respectively. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 17 mortgage loans, representing 11.8% of the initial pool balance (13 mortgage loans representing 10.7% of the group 1 balance and four mortgage loans representing 16.0% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition or the attempted exercise of such right of partition is an event of default, or a tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Subordination of Certain Classes of Certificates May Result in a Loss to Holders of Those Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC or Class XP Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

Subordination of Subordinate Certificates Increases Risk of Loss	Subordinate certificateholders are more likely to suffer losses as a result of losses or delinquencies on the mortgage loans than are senior certificateholders.

•	The rights of each class of subordinate certificates to receive distributions of interest and principal are subordinate to the rights of the senior certificates and each class of subordinate certificates with an earlier sequential designation. For example, the Class S Certificates will not receive principal or interest on a distribution date until the Class Q Certificates have received the amounts to which they are entitled on that distribution date.

•	Losses that are realized on the mortgage loans will be allocated first to the Class S Certificates then to the Class Q Certificates and so on, in reverse sequential order, until the outstanding class balances of those classes have been reduced to zero.

Modeling Assumptions Are Unlikely To Match Actual Experience	The ‘‘Assumed Final Maturity Date’’ and the tables set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement are based on the assumptions described in such section under ‘‘—Weighted Average Life’’.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models	There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables and the sensitivity tables, the class balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables and the yield to maturity may be higher or lower than indicated in the sensitivity tables. It is impossible to predict with certainty the rate at which the mortgage loans will actually be repaid or that the mortgage loans will otherwise perform consistently with such assumptions.

The models used in this prospectus supplement for prepayments and defaults also do not purport to be a historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans of a loan group will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of CPR and the loss severity percentages shown are for illustrative purposes only. For a description of CPR, see ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the mortgage loans of a loan group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

See ‘‘RISK FACTORS—Prepayment Models Are Illustrative Only and Do Not Predict Weighted Average Life and Maturity’’ in the accompanying prospectus.

Risks Related to the Mortgage Loans

Balloon Loans May Present Greater Risk than Fully Amortizing Loans	The mortgage loans have the amortization characteristics set forth in the following table:

Type of Amortization	Number of Mortgage Loans	Cut-off Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only, Balloon Loans(1)	100	$1,761,418,150	62.6%	62.2%	64.3%
Interest Only Loans(2)	22	723,219,000	25.7	24.8	29.3
Balloon Loans(3)	38	303,521,781	10.8	12.0	6.0
Fully Amortizing Loans(4)	3	11,700,000	0.4	0.4	0.4
ARD Loan	1	6,885,887	0.2	0.3	—
Partial Interest Only, ARD Loan(5)	1	6,380,000	0.2	0.3	—
Total	165	$2,813,124,818	100.0%	100.0%	100.0%

(1)	Interest only for the first 12 to 84 months of their respective terms. Also, includes five mortgage loans, Loan Nos. DBM27151, 760053361, 760054238, 3402171 and 760053978 (such Loan Numbers are set forth on ANNEX A to this prospectus supplement), representing 2.9% of the initial pool balance (three mortgage loans representing 1.3% of the group 1 balance and two mortgage loans representing 9.2% of the group 2 balance), with respect to which there will be an initial interest deposit.

(2)	Includes one mortgage loan, Loan No. DBM27187 (such Loan Number is set forth on ANNEX A to this prospectus supplement) representing 0.9% of the initial pool balance (4.1% of the group 2 balance), with respect to which there will be an initial interest deposit.

(3)	Includes five mortgage loans, Loan Nos. DBM26333, 760050618, 760054198, 760055159 and 760053797 (such Loan Number is set forth on ANNEX A to this prospectus supplement) representing 2.2% of the initial pool balance (four mortgage loans representing, 1.8% of the group 1 balance, and one mortgage loan representing 3.5% of the group 2 balance), with respect to which there will be an initial interest deposit.

(4)	Includes two mortgage loans, Loan Nos. 760048221 and DBM27266 (such Loan Numbers are set forth on ANNEX A to this prospectus supplement) representing 0.3% of the initial pool balance (0.4% of the group 1 balance), with respect to which there will be an initial interest deposit.

(5)	Interest only for the first 24 months of its term.

One hundred forty of the mortgage loans, excluding those mortgage loans that are interest only until maturity or the anticipated repayment date, representing 73.9% of the initial pool balance (113 mortgage loans representing 74.8% of the group 1 balance and 27 mortgage loans representing 70.4% of the group 2 balance), will have substantial payments (i.e., balloon payments) due during the period from February 1, 2011 through November 1, 2019 unless the mortgage loan is previously prepaid. Twenty-two of the mortgage loans, representing 25.7% of the initial pool balance (15 mortgage loans representing 24.8% of the group 1 balance and seven mortgage loans representing 29.3% of the group 2 balance), provide for payments of interest only until maturity or the anticipated repayment date.

Mortgage loans with balloon payments or substantial scheduled principal balances involve a greater risk to the mortgagee than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans that accrue interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of a borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

•	the prevailing mortgage rates;

•	the fair market value of the property;

•	the borrower's equity in the property;

•	the financial condition of the borrower;

•	the operating history of the property and occupancy levels of the property;

•	reduction in applicable government assistance/rent subsidy programs;

•	tax laws;

•	prevailing general and regional economic conditions; and

•	the availability of, and competition for, credit for multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ and ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement and ‘‘RISK FACTORS— Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans’’ in the accompanying prospectus.

The availability of funds in the mortgage and credit markets fluctuates over time. None of the sponsors, the parties to the pooling and servicing agreement, or any third party is obligated to refinance any mortgage loan.

Particular Property Types Present Special Risks:	The table on page S-18 summarizes the various property types that secure the mortgage loans. See generally ‘‘RISK FACTORS—Particular Property Types Present Special Risks’’ in the accompanying prospectus.

Additional Financing May Make Recovery Difficult in the Event of Loss	The terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

Type of Mezzanine Debt	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future(1)	19	26.8%	25.9%	30.0%
Existing(1)	4	3.2%	4.0%	—

(1)	One mortgage loan, Loan No. 760054397, representing 1.9% of the initial pool balance (2.4% of the group 1 balance) has both existing mezzanine debt and allows for future mezzanine debt, causing it to fall into both categories.

With respect to each mortgage loan that allows future mezzanine debt, such mortgage loan provides that the members or partners of the borrower have the right to incur mezzanine debt under specified circumstances set forth in the related mortgage loan documents. With respect to the mortgage loans that have existing mezzanine debt (other than Loan Nos. 760020381 and 760050319), the mortgagee and the related mezzanine lender have entered into a mezzanine intercreditor agreement that sets forth the rights of the parties. Pursuant to each mezzanine intercreditor agreement, the related mezzanine lender among other things (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the rating agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the current ratings of the certificates, (y) has subordinated the mezzanine loan documents to the related mortgage loan documents and (z) has the option to purchase the related mortgage loan if such mortgage loan becomes defaulted or cure the default.

Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans or loans secured by property other than the mortgaged property), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may jeopardize the borrower's ability to make any balloon payment due at maturity or at the related anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property, which may in turn adversely affect the value of the mortgaged property. Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	23	29.2%	26.7%	38.6%
Existing	13	16.2%	17.6%	11.0%

(1)	Includes mezzanine debt.

(2)	Three mortgage loans, Loan Nos. 760054397, 760041373 and DBM24510, representing 2.4% of the initial pool balance (3.0% of the group 1 balance) have existing additional debt and allow for future additional debt, causing the loans to fall into each category.

Certain information about the BlueLinx Holdings Portfolio Loan and Ritz-Carlton Key Biscayne Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date
BlueLinx Holdings Portfolio Loan	GA25040	5.2%	6.6%	$147,500,000	$147,500,000
Ritz-Carlton Key Biscayne Loan	GA26822	3.1%	3.8%	$86,000,000	$86,000,000

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— BlueLinx Holdings Portfolio Whole Loan’’ and ‘‘—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement for a description of the split loan structures.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

The debt service requirements of mezzanine debt reduce cash flow available to the borrower that could otherwise be used to make capital improvements, as a result of which the value of the property may be adversely affected. We make no representation as to whether any other subordinate financing encumbers any mortgaged property, any borrower has incurred material unsecured debt other than trade payables in the ordinary course of business, or any third party holds debt secured by a pledge of an equity interest in a borrower.

Also, although the BlueLinx Holdings Portfolio Loan and the Ritz-Carlton Key Biscayne Loan do not include the related pari passu note, the related borrowers are still obligated to make interest and principal payments on the entire amount of such mortgage loans. For further information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement.

Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability	The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely affect collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

All of the mortgaged properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments, had a transaction screen performed in lieu of a Phase I site assessment or were required to have environmental insurance in lieu of an environmental site assessment. In some cases, Phase II site assessments may have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

The environmental investigations described above, as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then—

•	the circumstances or conditions were subsequently remediated in all material respects; or

•	generally, with certain exceptions, one or more of the following was the case:

1.	a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

2.	the related mortgagor was required to provide additional security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

3.	the related mortgagor provided a ‘‘no further action’’ letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably prudent lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

4.	such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related mortgagor is required to do;

5.	the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

6.	an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

7.	the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

8.	the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

9.	a responsible party with financial resources reasonably adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. We cannot assure you, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

We cannot assure you that—

•	the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action; or

•	an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

The pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator, requires that the master servicer obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

The Benefits Provided by Cross-Collateralization May Be Limited	As described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—General’’ in this prospectus supplement, the mortgage pool includes one set of cross-collateralized mortgage loans set forth in the following table:

Loan Numbers of Crossed Loans	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
760055159 and 760054238	2	0.2%	0.3%	—

Cross-collateralization arrangements may be terminated with respect to some mortgage loans under the terms of the related mortgage loan documents. Cross- collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

A lien granted by such a borrower could be avoided if a court were to determine that:

•	such borrower was insolvent when granting the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

•	such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

Mortgage Loans to Related Borrowers and Concentrations of Related Tenants May Result in More Severe Losses on Your Certificates	Certain sets of borrowers under the mortgage loans are affiliated or under common control with one another. However, no group of affiliated borrowers are obligors on mortgage loans representing more than 4.0% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a significant tenant (as described in ANNEX A to this prospectus supplement) at any such mortgaged property, it may be significant to the successful performance of such mortgaged properties.

In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in the accompanying prospectus.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. Certain mortgaged properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged property or the master leased premises. Such master leases are typically used to bring occupancy to a stabilized level but may not provide additional economic support for the mortgage loan. Further, there can be no assurance that space that is master leased to an affiliated tenant will eventually be occupied by third party tenants. In addition, such master lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the master lease is terminated and the affiliate tenant is evicted from the mortgaged property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant's bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

The Geographic Concentration of Mortgaged Properties May Adversely Affect Payment on Your Certificates	A concentration of mortgaged properties in a particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses and which may adversely affect a mortgaged property directly or indirectly by disrupting travel patterns and/or the area's economy), and other factors that are beyond the control of the borrowers.

The geographic concentration of the mortgaged properties in states with concentrations over 5.0% of the initial pool balance as of the cut-off date is as set forth in the following table:

States	Number of Mortgaged Properties	% of Initial Pool Balance(1)	% of Group 1 Balance(1)	% of Group 2 Balance(1)
California	47	24.0%	25.4%	18.4%
Texas	33	9.6%	5.1%	26.7%
Florida	22	8.0%	9.3%	3.2%
New York	18	6.3%	8.0%	—
Pennsylvania	9	5.7%	4.9%	8.6%

(1)	Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in ANNEX A to this prospectus supplement.

Certain State-Specific Considerations—California	Forty-seven of the mortgaged properties, securing mortgage loans representing 24.0% of the initial pool balance (representing 25.4% of the group 1 balance and 18.4% of the group 2 balance), are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale or by a court appointed sheriff under a judicial foreclosure.

Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's ‘‘one action rule’’ requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—One-Action Rules May Limit Remedies’’ in this prospectus supplement. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

Mortgage Loans with Higher Than Average Principal Balances May Create More Risk of Loss	Concentrations in a pool of mortgage loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

•	With respect to 45 mortgage loans, representing 71.4% of the initial pool balance (32 mortgage loans representing 70.6% of the group 1 balance and 13 mortgage loans representing 74.6% of the group 2 balance), the cut-off date balances are higher than the average cut-off date balance;

•	the largest single mortgage loan, by cut-off date balance, represents approximately 6.8% of the initial pool balance (8.5% of the group 1 balance), and one set of cross-collateralized mortgage loans represent in the aggregate approximately 0.2% of the initial pool balance (one set, two mortgage loans representing 0.3% of the group 1 balance); and

•	the ten largest mortgage loans have cut-off date balances that represent in the aggregate 33.8% of the initial pool balance (ten mortgage loans representing 42.5% of the group 1 balance).

Increased Concentrations Resulting from Principal Payments on the Mortgage Loans May Expose Your Certificates to Risk	As payments in respect of principal (including payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates (other than the Class XC, Class XP, Class V, Class R-I and Class R-II Certificates) is generally payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

Prepayment Premiums and Yield Maintenance Charges Present Special Risks	With respect to 146 of the mortgage loans, representing 84.0% of the initial pool balance (117 mortgage loans representing 84.2% of the group 1 balance and 29 mortgage loans representing 83.4% of the group 2 balance), as of the cut-off date, generally prohibit any voluntary prepayment of principal prior to the final one to 13 scheduled monthly payments, which includes any payment that is due upon the stated maturity date or anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance.

In addition, 15 of the mortgage loans, representing 8.4% of the initial pool balance (ten mortgage loans representing 7.0% of the group 1 balance and five mortgage loans representing 13.8% of the group 2 balance): (a) have an initial lock-out period, (b) are then subject after expiration of the initial lock-out period to a period where the borrower has an option to prepay the loan subject to the greater of a prepayment premium or yield maintenance charge and (c) become thereafter prepayable without an accompanying prepayment premium or yield maintenance charge, prior to its maturity.

Loan No. GA25040, representing 5.2% of the initial pool balance (and 6.6% of the group 1 balance), does not have an initial lockout period and prepayment is permitted (in connection with a property release) subject to the greater of a yield maintenance charge or a 1% prepayment premium or, at the borrower's option, after a defeasance lockout period, defeasance. As such, although the loan is not voluntarily prepayable other than in connection with a release of property, we have treated the loan as voluntarily prepayable for modeling purposes in preparing this prospectus supplement, including for purposes of the tables herein under ‘‘YIELD AND MATURITY CONSIDERATIONS’’. We note that despite this treatment, the related borrower, at its option, may instead defease the loan in whole or in part at any time on or after the second anniversary of the Closing Date.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

One mortgage loan, Loan No. 59756, representing 0.6% of the initial pool balance (2.9% of the group 2 balance), does not have an initial lockout period and prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium. One mortgage loan, Loan No. 760055017, representing 0.1% of the initial pool balance (0.1% of the group 1 balance) is subject to an initial lockout period after which prepayment is permitted subject to a yield maintenance charge. One mortgage loan, Loan No. 3401856, representing 1.6% of the initial pool balance (2.0% of the group 1 balance) is subject to an initial lockout period after which defeasance is permitted, then prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium or defeasance.

Any prepayment premiums or yield maintenance charges actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium or yield maintenance charge with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The depositor, however, makes no representation as to the collectibility of any prepayment premium or yield maintenance charge.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL

—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

Except for the Starlite Mortgage Loan (identified as Loan No. 760020381 on ANNEX A to this prospectus supplement), representing approximately 0.2% of the initial pool balance (0.3% of the group 1 balance), defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates. The Starlite Mortgage Loan is currently defeasable at any time. A separate loan REMIC was established with respect to the Starlite Mortgage Loan on February 27, 2003.

Generally, provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium or yield maintenance charge. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

We also note the following with respect to prepayment premiums and yield maintenance charges:

•	liquidation proceeds (as described in this prospectus supplement) recovered in respect of any defaulted mortgage loan generally will be applied to cover outstanding advances prior to being applied to cover any prepayment premium or yield maintenance charge due in connection with the liquidation of such mortgage loan;

•	the special servicer may waive a prepayment premium or yield maintenance charge in connection with obtaining a pay-off of a defaulted mortgage loan;

•	no prepayment premium or yield maintenance charge will be payable in connection with any repurchase of a mortgage loan resulting from a material breach of representation or warranty or a material document defect by a mortgage loan seller;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

•	no prepayment premium or yield maintenance charge will be payable in connection with the purchase of defaulted mortgage loans by the master servicer, the special servicer, the BlueLinx Holdings Portfolio Controlling Holder (with respect to the BlueLinx Holdings Portfolio Loan), the Ritz-Carlton Key Biscayne Controlling Holder (with respect to the Ritz-Carlton Key Biscayne Loan), any mezzanine lender or any holder or holders of certificates evidencing a majority interest in the controlling class; and

•	in general, no prepayment premium or yield maintenance charge is payable with respect to a prepayment due to casualty or condemnation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’, ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’, ‘‘—Modifications, Waivers, Amendments and Consents’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ in this prospectus supplement.

Lock Box Accounts	With respect to 34 mortgage loans (the ‘‘Lock Box Loans’’), representing approximately 44.4% of the Initial Pool Balance (33 Mortgage Loans representing 55.0% of the Group 1 Balance and one Mortgage Loan representing 3.5% of the Group 2 Balance), one or more lock box accounts (collectively, the ‘‘Lock Box Accounts’’) have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off Date, required to either transfer their rent directly to a Lock Box Account (a ‘‘Hard Lock Box’’) or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a ‘‘Soft Lock Box’’'). To the extent such requirements ‘‘spring’’ into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a ‘‘Springing Lock Box Loan’’. The Lock Box Accounts will not be assets of any REMIC.

Overview of Lock Box Arrangements

Type of Lock Box	No. of Mortgage Loans	% of the Initial Pool Balance	% of the Initial Group 1 Balance	% of the Initial Group 2 Balance
Hard	21	27.2%	34.2%	—
Soft	9	15.8%	18.9%	3.5%
Springing	4	1.4%	1.8%	—

The Absence of Lockboxes Entails Risks That Could Adversely Affect Payments on Your Certificates	Generally, the mortgage loans in the trust fund do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. However, certain of the mortgage loans have lockbox accounts in place or provide for a springing lockbox. See ANNEX A to this prospectus supplement for information regarding these mortgage loans. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks Related to Construction, Redevelopment, Renovation and Repairs at Mortgaged Properties	We cannot assure you that any current or planned redevelopment, renovation or repairs will be completed, that such redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the borrower to repay the related mortgage loan.

In the event that the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, renovation or repairs, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative impact on net operating income.

Leasehold Interests Are Subject to Terms of the Ground Lease	Five mortgaged properties, securing mortgage loans representing 9.5% of the initial pool balance (11.9% of the group 1 balance), are secured, in whole or in part, by a mortgage on a ground lease (but not a mortgage on the accompanying fee interest). Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. See ‘‘RISK FACTORS—Leasehold Interests Are Subject to Terms of the Ground Lease’’ in the accompanying prospectus.

Condominium Ownership May Limit Use and Improvements	We are aware that 12 mortgage loans, representing 7.6% of the initial pool balance (five mortgage loans representing 4.7% of the group 1 balance and seven mortgage loans representing 19.0% of the group 2 balance), are each secured by a property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common area and the related voting rights in the condominium association. See ‘‘RISK FACTORS— Condominium Ownership May Limit Use and Improvements’’ in the accompanying prospectus.

Information Regarding the Mortgage Loans Is Limited	The information set forth in this prospectus supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

•	a review of the available credit and legal files relating to the mortgage loans;

•	inspections of each mortgaged property with respect to the applicable mortgage loan undertaken by or on behalf of the related mortgage loan seller;

•	generally, unaudited operating statements for the mortgaged properties related to the mortgage loans supplied by the borrowers;

•	appraisals for the mortgaged properties related to the mortgage loans that generally were performed in connection with origination (which appraisals were used in presenting information regarding the cut-off date loan-to-value ratios of such mortgaged properties under ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and in ANNEX A to this prospectus supplement for illustrative purposes only);

•	engineering reports and environmental reports for the mortgaged properties related to the mortgage loans that generally were prepared in connection with origination; and

•	information supplied by entities from which a related mortgage loan seller acquired, or which currently service, certain of the mortgage loans.

Except with respect to one mortgage loan, representing 0.2% of the initial pool balance (0.3% of the group 1 balance), all of the mortgage loans were originated during the 12 months prior to the cut-off date. Also, some mortgage loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged properties. In addition, certain properties may allow for the substitution of a part or all of the mortgaged property, subject to various conditions. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Release or Substitution of Properties’’ in this prospectus supplement. Accordingly, no information is presently available with respect to a property that may be substituted for a mortgaged property.

Borrower Bankruptcies or Litigation May Affect Timing or Payment on Your Certificates	Certain borrowers and the principals of certain borrowers and/or managers may have been involved in bankruptcy, foreclosure or similar proceedings or have otherwise been parties to real estate-related litigation. In the past, the principals of certain borrowers and/or managers have been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.

There also may be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

Reliance on a Single Tenant or a Small Group of Tenants May Increase the Risk of Loss	With respect to 79 mortgaged properties, securing mortgage loans representing approximately 16.3% of the initial pool balance (20.5% of the group 1 balance), the mortgaged property is leased to a single tenant. A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease because the financial effect of the absence of rental income may be severe, more time may be required to relet the space and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see ‘‘RISK FACTORS—Particular

Property Types Present Special Risks—Retail Properties’’, ‘‘—Industrial and Warehouse Properties’’ and ‘‘—Other Properties’’ in the accompanying prospectus.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Tenancies in Common May Hinder or Delay Recovery	With respect to 17 mortgage loans, representing 11.8% of the initial pool balance (13 mortgage loans representing 10.7% of the group 1 balance and four mortgage loans representing 16.0% of the group 2 balance), the borrowers own the related mortgaged property as tenants-in-common. See ‘‘RISK FACTORS—Tenancies in Common May Hinder or Delay Recovery’’ in the accompanying prospectus.

Affiliations with a Franchise or Hotel Management Company Present Certain Risks	Hotel properties securing 11 mortgage loans, representing 10.5% of the initial pool balance (representing 13.2% of the group 1 balance), are affiliated with a franchise or hotel management company through a franchise or management agreement. See ‘‘RISK FACTORS—Particular Property Types Present Special Risks—Hotel Properties’’ in the accompanying prospectus.

Property Insurance May Not Protect Your Certificates from Loss in the Event of Casualty or Loss	The mortgage loan documents for each of the mortgage loans generally require the borrower to maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are in locations such as California, Washington, Texas, Utah, Nevada, Idaho and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. In particular, although it is too soon to assess the full impact of recent hurricanes on the United States and local economies, in the short term, the storms are expected to have a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by a severe storm can suffer severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by severe storms has on occasion led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. The mortgage loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Property May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the

Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor's certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to five mortgage loans (identified as Loan Nos. 3401951, 760053097, 760053762, 760053757 and 760055017 on ANNEX A to this prospectus supplement), representing approximately 0.9% of the initial pool balance (three mortgage loans representing 0.5% of the group 1 balance and two mortgage loan representing 2.4% of the group 2 balance), the related loan documents do not require the borrower to maintain terrorism insurance and the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower's obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the master servicer or special servicer has determined, in accordance with the servicing standard, that either:

(a)	such insurance is not available at any rate; or

(b)	such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the master servicer or special servicer determines, in accordance with the servicing standard (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Hazard, Liability and Other Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss.

We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy. As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Bank of America, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘THE SPONSORS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, including, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could adversely affect the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Mortgage Loan Included in the Trust Fund Has Been Re-Underwritten	We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the related mortgage loan seller and the related mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we cannot assure you that the related mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Book-Entry System for Certificates May Decrease Liquidity and Delay Payment	The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates generally can be effected only through DTC and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading markets that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to the lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ in this prospectus supplement.

See ‘‘RISK FACTORS’’ in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates and the mortgage loans.

DESCRIPTION OF THE MORTGAGE POOL

General

The Mortgage Pool consists of 165 Mortgage Loans secured by first liens on 259 commercial, multifamily and manufactured housing properties. The Mortgage Pool will be deemed to consist of two loan groups namely Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 130 Mortgage Loans with an aggregate principal balance of $2,234,290,645 (the ‘‘Group 1 Balance’’), representing approximately 79.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. Loan Group 2 will consist of 35 Mortgage Loans with an aggregate principal balance of $578,834,173 (the ‘‘Group 2 Balance’’) (or approximately 92.9% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 26.6% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing approximately 20.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

The Initial Pool Balance is $2,813,124,818, subject to a variance of plus or minus 5.0%. The Initial Pool Balance and each applicable Group Balance (including Cut-off Date Balances and Group Balances) with respect to (i) the BlueLinx Holdings Portfolio Loan, includes only the BlueLinx Holdings Portfolio Pari Passu Note A-1 (and excludes the BlueLinx Holdings Portfolio Pari Passu Note A-2) and (ii) the Ritz-Carlton Key Biscayne Loan, includes only the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (and excludes the Ritz-Carlton Key Biscayne Pari Passu Note A-2). See ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS’’ in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

All numerical and statistical information presented herein is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any Mortgage Loan on or before the Cut-off Date. All percentages of the Mortgage Pool, or of any specified sub-group thereof (including each Group Balance), referred to in this prospectus supplement without further description are approximate percentages of the Initial Pool Balance (or, if applicable, the related Group Balance). The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., a manufactured housing community or complex consisting of five or more rental living units) (49 Mortgage Loans, representing 23.7% of the Initial Pool Balance (14 mortgage loans representing 3.9% of the Group 1 Balance and 35 mortgage loans representing 100.0% of the Group 2 Balance)). Each Commercial Loan is secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility or a mixed use property) (116 Mortgage Loans, representing 76.3% of the Initial Pool Balance and 96.1% of the Group 1 Balance).

With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the Pooling and Servicing Agreement.

There is one set of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

Loan Numbers of Crossed Mortgage Loans	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
760055159 and 760054238	2	$6,476,000	0.2%	0.3%	—

Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collaterization and cross-default arrangements. See ANNEX A to this prospectus supplement for information regarding the Cross-Collateralized Mortgage Loan and see ‘‘RISK FACTORS—Risks Related to the Mortgage Loan—The Benefits Provided by Cross-Collateralization May Be Limited’’ in this prospectus supplement.

The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. Listed below are the states in which the Mortgaged Properties relating to 5.0% or more of the Initial Pool Balance are located:

States	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	% of Group 1 Balance	% of Group 2 Balance
California	47	$674,927,015	24.0%	25.4%	18.4%
Texas	33	$269,632,499	9.6%	5.1%	26.7%
Florida	22	$225,536,972	8.0%	9.3%	3.2%
New York	18	$177,974,898	6.3%	8.0%	—
Pennsylvania	9	$159,440,000	5.7%	4.9%	8.6%

(1)	Because this table represents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged Properties if not otherwise specified in the related Mortgage Note or Mortgage Loan documents). Those amounts are set forth in ANNEX A to this prospectus supplement.

The remaining Mortgaged Properties are located throughout 38 other states with no more than 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

On or about the Delivery Date, each Mortgage Loan Seller will transfer its Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See ‘‘THE SPONSORS’’ and ‘‘SIGNIFICANT ORIGINATORS AND OBLIGORS’’ in this prospectus supplement.

The Mortgage Loans were originated between February 2001 and August 2006.

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
German American Capital Corporation	52	109	$1,157,423,805	41.1%	38.8%	50.1%
Bank of America, National Association	52	79	1,071,292,910	38.1	37.6	39.9
General Electric Capital Corporation	61	71	584,408,102	20.8	23.6	9.9
Total	165	259	$2,813,124,818	100.0%	100.0%	100.0%

The Mortgage Loans were selected by the Mortgage Loan Sellers, with advice from the Underwriters as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from each Mortgage Loan Seller's portfolio of multifamily and commercial mortgage loans, and were chosen to meet the requirements imposed by rating agencies to achieve the credit support percentages listed in the table in the Executive Summary.

Certain Terms and Conditions of the Mortgage Loans

Due Dates.     Each of the Mortgage Loans, other than 22 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 25.7% of the Initial Pool Balance (15 Mortgage Loans representing 24.8% of the Group 1 Balance and seven Mortgage Loans representing 29.3% of the Group 2 Balance), provides for scheduled Monthly Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date. In addition, 101 Mortgage Loans (including one Mortgage Loan, representing 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance), that is a partial interest only and ARD Loan), representing 62.8% of the Initial Pool Balance (78 Mortgage Loans representing 62.5% of the Group 1 Balance and 23 Mortgage Loans representing 64.3% of the Group 2 Balance), provide for periods of interest only payments during a portion of their respective loan terms.

Mortgage Rates; Calculations of Interest.    Each of the Mortgage Loans bears interest at a per annum rate that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD Loan will accrue interest at a higher rate after its Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on an ARD Loan after the related Anticipated Repayment Date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged as shown in the following chart:

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
5.250% - 5.499%	3	$37,875,000	1.3%	1.7%	—
5.500% - 5.749%	9	158,763,537	5.6	4.3	10.8%
5.750% - 5.999%	27	505,077,637	18.0	18.2	17.1
6.000% - 6.249%	76	1,248,511,599	44.4	46.2	37.2
6.250% - 6.499%	42	769,843,161	27.4	27.1	28.3
6.500% - 7.520%	8	93,053,885	3.3	2.4	6.7
Total	165	$2,813,124,818	100.0%	100.0%	100.0%

One hundred forty of the Mortgage Loans (which includes the two ARD Loans), representing 73.9% of the Initial Pool Balance (113 Mortgage Loans representing 74.8% of the Group 1 Balance and 27 Mortgage Loans representing 70.4% of the Group 2 Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those Mortgage Loans. Thus, each of these Mortgage Loans will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto.

Most Mortgage Loans currently prohibit principal prepayments to some degree; however, certain of the Mortgage Loans impose ‘‘Prepayment Premiums’’ in connection with full or partial prepayments. Prepayment Premiums are payable to the Master Servicer as additional servicing compensation, to the extent not otherwise applied to offset Prepayment Interest Shortfalls, and may be waived by the Master Servicer in accordance with the servicing standard described under ‘‘SERVICING OF THE MORTGAGELOANS—General’’ in this prospectus supplement.

Hyperamortization.    Two of the Mortgage Loans are ARD Loans, which represent 0.5% of the Initial Pool Balance and (0.6% of the Group 1 Balance), provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loans will generally bear interest at a fixed per annum rate equal to the Revised Rate set forth in the related Mortgage Note extending until final maturity. The Excess Interest Rate is the difference in rate of the Revised Rate over the Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest (at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage Loan documents.

Amortization of Principal.    One hundred forty Mortgage Loans are Balloon Loans (which includes the two ARD Loans), which represent 73.9% of the Initial Pool Balance (113 Mortgage Loans representing 74.8% of the Group 1 Balance and 27 Mortgage Loans representing 70.4% of the Group 2 Balance), in respect of which Balloon Payments will be due and payable on their respective Maturity Dates, unless prepaid prior thereto. In addition, 22 of the Mortgage Loans, representing 25.7% of the Initial Pool Balance (15 Mortgage Loans representing 24.8% of the Group 1 Balance and seven Mortgage Loans representing 29.3% of the Group 2 Balance), provide for payments of interest only through to the end of their respective loan terms. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Balloon Loans May Present Greater Risk than Fully Amortizing Loans’’ in this prospectus supplement. Three Mortgage Loans, representing 0.4% of the Initial Pool Balance (two Mortgage Loans representing 0.4% of the Group 1 Balance and one Mortgage Loan representing 0.4% of the Group 2 Balance), are Fully Amortizing.

Prepayment Provisions.     The Mortgage Loans that permit voluntary prepayments generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

(1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

(2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium, followed by

(3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

The periods applicable to any particular Mortgage Loan are indicated in ANNEX A under the heading ‘‘Prepayment Penalty Description (Payments)’’. For example, Loan No. 760050319 is indicated as LO(29)/GRTR1%PPMTorYM(88)/OPEN(3), meaning that such Mortgage Loan has a Lock-out Period for the first 29 payments, has a period for the following 88 payments during which a 1% prepayment premium or a yield maintenance charge applies, followed by an Open Period of three payments, including the payment due on the Maturity Date, during which no Prepayment Premium would apply to any voluntary prepayment.

Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 17 to 237 scheduled monthly payments (17 to 237 scheduled monthly payments in Loan Group 1 and 36 to 117 scheduled monthly payments in Loan Group 2). As of the Cut-off Date the weighted average remaining Lock-out Period was 99 scheduled monthly payments (100 scheduled monthly payments in Loan Group 1 and 93 scheduled monthly payments in Loan Group 2). In addition, two Mortgage Loans representing 5.8% of the Initial Pool Balance (one Mortgage Loan representing 6.6% of the Group 1 Balance and one Mortgage Loan representing 2.9% of the Group 2 Balance), have no Lock-out Period. These Mortgage Loans are excluded from the lock-out period ranges and weighted averages identified above. As of the Cut-off Date, the Open Period ranged from one to 13 scheduled monthly payments (one to 13 for Loan Group 1 and three to 13 for Loan Group 2) prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was five scheduled monthly payments (five scheduled monthly payments in Loan Group 1 and four scheduled monthly payments in Loan Group 2). Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in ANNEX A to this prospectus supplement.

There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront ‘‘earnout’’ reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see ANNEX A to this prospectus supplement.

As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Charges Present Special Risks’’ in this prospectus supplement and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Defeasance.    With respect to the Starlite Mortgage Loan (identified as Loan No. 760020381 on ANNEX A to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (0.3% of the group 1 balance), which may be defeased at any time and for which a separate REMIC has been established, and with respect to 145 of the Mortgage Loans, representing 83.8% of the Initial Pool Balance (116 Mortgage Loans representing 83.9% of the Group 1 Balance and 29 Mortgage Loans representing 83.4% of the Group 2 Balance), permit the applicable borrower at any time during the related Defeasance Lock-Out Period, which is at least two years from the Delivery Date; provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising the Defeasance Option. The borrower must meet certain conditions to exercise its Defeasance Option. One Mortgage Loan, Loan No. GA25040, representing 5.2% of the Initial Pool Balance (6.6% of the Group 1 Balance) gives the borrower the option to either defease or prepay the Mortgage Loan, in whole or in part. One Mortgage Loan, Loan No. 3401856, representing 1.6% of the Initial Pool Balance (2.0% of the Group 1 Balance) is subject to an initial lockout period after which defeasance is permitted, then prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium or defeasance. Among other conditions to defeasance, the borrower must pay on the related Release Date:

(1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date;

(2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

(3) the related Collateral Substitution Deposit.

In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related Mortgage Loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

Release or Substitution of Properties

With respect to Loan No. 3400110, representing 6.8% of the Initial Pool Balance (8.5% of the Group 1 Balance), in response to a proposed roadway extension, the related borrower has proposed to adjust the lot line of the related Mortgaged Property, which would, if pursued and subject to compliance with certain conditions, result in a partial release of a portion of the Mortgaged Property. The conditions to the release includes a loan-to-value test, however, to the extent that the release results in a loan-to-value ratio (taking into account the value of the parking garage, if any) greater than the loan-to-value ratio at origination, the borrower may prepay a portion of the Mortgage Loan in order to achieve such a required loan-to-value ratio. Finally, if required in connection with such a release, the borrower also may construct a parking garage at the Mortgaged Property, subject to compliance with certain conditions, including a requirement that the related borrower principal provide a guarantee of the estimated construction cost.

The borrower under the BlueLinx Holdings Portfolio Loan (Loan No. GA25040), representing approximately 5.2% of the Initial Pool Balance (6.6% of the group 1 balance) is permitted to obtain the release of an individual Mortgaged Property (either through partial defeasance or partial prepayment) upon the satisfaction of the conditions specified in the Mortgage Loan documents; provided that the borrower deliver cash (together with the required yield maintenance premium) or sufficient defeasance collateral, in each case in an amount equal to (A) 125% of the allocated loan amount (specified in the Mortgage Loan documents) for (i) the individual Mortgaged Property located in Englewood, Colorado (Loan No. GA25040) or (ii) any other individual Mortgaged Property containing more than 200,000 square feet of main distribution building space, or (B) with respect to any individual Mortgaged Property that has 200,000 or less square feet of main distribution building space, if the principal amount that would be outstanding immediately following the release of such individual Mortgaged Property is (i) from $295,000,000 to and including $265,500,000, then 100% of the allocated loan amount for such Mortgaged Property to be released or (ii) less than $265,500,000, then 110% of the allocated loan amount for such Mortgaged Property to be released. In addition, the borrower under the BlueLinx Holdings Portfolio Loan is permitted to substitute an individual Mortgaged Property of the same type of collateral (warehouse or distribution center), subject to the satisfaction of certain conditions set forth in the BlueLinx Holdings Portfolio Loan documents, including, but not limited to (1) the aggregate of the individual Mortgaged Property to be substituted may not have an allocated loan amount that is greater than 30% of the original BlueLinx Holdings Portfolio Whole Loan amount and (2) the appraised value of the new property to be substituted is at least equal to the value of the Mortgaged Property being substituted.

With respect to Loan No. 3219701, representing 3.1% of the Initial Pool Balance (3.9% of the Group 1 Balance), the related borrower is permitted to, on a one-time basis, obtain a release of the lien of the mortgage encumbering the related Mortgaged Property by substituting therefor another retail property of like kind and quality acquired by such borrower upon the satisfaction of the following terms and conditions including, without limitation: (a) the related sponsor or an affiliate controls the related borrower; (b) no event of default exists (other than an event of default that would be cured by the substitution of the substitute property); (c) receipt by the mortgagee of a FIRREA appraisal of the substitute property dated no more than 180 days prior to the substitution by a national appraisal firm, indicating that the fair market value of the substitute property is not less than 110% of the greater of (i) the appraised value of the Mortgaged Property being released and (ii) the fair market value of the Mortgaged Property being released as of the date immediately preceding the substitution; (d) the net operating income for the four calendar quarters preceding the date of the substitution (in the aggregate) is greater than 115% of the net operating income for the substitute property for the four calendar quarters preceding the date of the substitution (in the aggregate); and (e) the mortgagee will receive confirmation from each Rating Agency that such substitution will not result in a downgrade, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates.

With respect to Loan No. 3401578, representing 3.1% of the Initial Pool Balance (3.8% of the Group 1 Balance), on any scheduled payment date following January 1, 2008, the related borrower is permitted to voluntarily prepay a portion of such Mortgage Loan and obtain a release of any individual Mortgaged Property from the lien of the related Mortgage Loan upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) payment to the mortgagee of an amount equal to 110% of the allocated loan amount for such Mortgaged Property if such release is in connection with a sale to an unaffiliated third party or 115% of the allocated loan amount for such Mortgaged Property if such release is in connection with a sale to an entity affiliated with the related borrower; (c) the mortgagee will receive confirmation from each Rating Agency that such release will not result in a downgrade, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; (d) the debt service coverage ratio with respect to the remaining Mortgaged Properties immediately prior to the release, after giving effect to the proposed release of such Mortgaged Property, will equal or exceed the debt service coverage ratio immediately prior to the proposed release of such Mortgaged Property; (e) in no event will more than three individual Mortgaged Properties (in the aggregate of all Mortgaged Property releases) be subject to a Mortgaged Property release; and (f) in no event will the aggregate allocated loan amount of all Mortgaged Properties released exceed 50% of the original principal balance of such Mortgage Loan.

Also, with respect to Loan No. 3401578, representing 3.1% of the Initial Pool Balance (3.8% of the Group 1 Balance), at any time, the related borrower is permitted to substitute for any individual Mortgaged Property similar real estate collateral of like kind and quality upon the satisfaction of certain terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) the substitution of such Mortgaged Property would not (1) be a ‘‘significant modification’’ of the such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2b or (2) cause such Mortgage Loan to cease to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Internal Revenue Code; (c) the mortgagee will receive confirmation from each Rating Agency that such substitution will not result in a downgrade, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates; (d) the appraised value of the substitute property will not be less than the greater of (1) the appraised value of the Mortgaged Property subject to the substitution or (2) the appraised value of such Mortgaged Property preceding the date of the substitution; (e) the debt service coverage ratio (after giving effect to the substitution of the substitute property) will equal or exceed the debt service coverage ratio immediately prior to the substitution; and (f) in no event will more than two individual Mortgaged Properties (in the aggregate of all substitutions of Mortgaged Properties) be subject to a substitution and the aggregate allocated loan amount of all Mortgaged Properties released may not exceed 25% of the original principal balance of such Mortgage Loan; provided, however, that a third individual Mortgaged Property may be subject to a substitution if the aggregate allocated loan amount of all Mortgaged Properties released does not exceed 50% of the original principal balance of such Mortgage Loan.

The borrower under one Mortgage Loan, Loan No. 760054742, representing 2.2% of the Initial Pool Balance (2.8% of the Group 1 Balance), is permitted to obtain the release of each of nine constituent parcels at the Mortgaged Property through partial release following the defeasance lockout period, subject to satisfaction of, among other things, (i) payment of a partial defeasance deposit equal to 125% of the allocated loan value for such parcel; (ii) the debt service coverage Ratio of the remaining parcels must be at least the greater of (A) 1.20x or (B) the combined property debt service coverage ratio prior to release; and (iii) no releases will be permitted to the related borrower or its affiliates, or in connection with a refinancing or recapitalization. See ‘‘Extra Space Portfolio Mortgage Loan’’ in ANNEX E to this prospectus supplement.

The borrower under one Mortgage Loan, Loan No. DBM26333, representing approximately 0.9% of the Initial Pool Balance (1.1% of the Group 1 Balance), is permitted to obtain a release of the 10th and 11th floors at the Mortgaged Property (either through partial defeasance or partial prepayment) in the event the State of Connecticut exercises its option to purchase these floors, upon the satisfaction of the conditions specified in the Mortgage Loan documents; provided that the borrower delivers cash (together with the required yield maintenance premium) or sufficient defeasance collateral, in each case in an amount equal to 150% of the allocated loan amount specified in the Mortgage Loan documents for these floors.

The borrower under one Mortgage Loan, Loan No. 760055159, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), which is cross-collateralized with Loan No. 760054238, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), is permitted to obtain the release of the related property through partial release following the defeasance lockout period, subject to satisfaction of, among other things, (i) payment of partial defeasance deposit equal to 125% of related loan amount for such release property; (ii) the debt service coverage ratio of the release property prior to the release must be at least 1.20x; (iii) the occupancy of the release property must have been 75% for the preceding 24 months; and (iv) no releases will be permitted to affiliates or Borrower parties, or in connection with refinance or recapitalization.

Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate, improvements or air rights that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten Cash Flow. Such parcels of real estate, improvements or air rights are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

Performance Escrows and Letters of Credit

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

The chart below compares the current adjusted DSCR and LTV shown throughout the prospectus supplement to the current actual underwritten DSCR and LTV for each Holdback Loan and identifies certain conditions for release of the holdback to the borrower:

Loan No.	Holdback Amount(1)	Adjusted Underwritten DSCR as shown(2)	As-Is DSCR Without Holdback(3)	Adjusted LTV at Cut-off Date as shown(4)	LTV at Cut-off Date Without Holdback(5)	Conditions to Release(1)
DBM27151	$2,850,000	1.20x	1.13x	65.5%	69.4%	1.20x amortizing DSCR
DBM27187	$1,500,000	1.32x	1.24x	55.4%	59.1%	1.25x interest-only DSCR
760055679(6)	$1,998,000	1.21x	1.09x	NA	71.0%	Eligibility on or before June 1, 2008; 1.20x amortizing DSCR; 80% LTV
760053361	$3,000,000	1.30x	1.09x	NA	72.0%	Eligibility on or before September 1, 2008; 1.20x amortizing DSCR; 80% LTV
DBM26725	$1,570,000	1.23x	1.12x	63.2%	69.2%	90% occupancy, 1.20x amortizing DSCR
DBM26210	$700,000	1.13x	1.04x	50.4%	54.6%	90% occupancy, 1.20x amortizing DSCR
760056457(7)	$133,000	1.25x	1.23x	NA	79.4%	Eligibility on or before August 1, 2008; 1.20x amortizing DSCR
DBM27193	$1,000,000	1.05x	.90x	60.8%	70.8%	1.20x amortizing DSCR
760053097(7)	$940,000	1.22x	1.03x	NA	75.5%	Eligibility on or before May 31, 2009; 1.20x amortizing DSCR; 80% LTV
760051997(7)	$498,000	1.26x	1.14x	NA	78.6%	Eligibility on or before June 1, 2009; 1.20x amortizing DSCR; 80% LTV
760054000	$586,000	1.21x	1.07x	NA	79.4%	Eligibility on or before July 31, 2008; 1.20x amortizing DSCR; 80% LTV
760053098(7)	$105,000	1.25x	1.22x	NA	75.5%	Eligibility on or before August 1, 2009; 1.20x amortizing DSCR; 80% LTV
760053243(7)	$595,000	1.22x	1.04x	NA	64.2%	Eligibility on or before August 1, 2008; 1.20x amortizing DSCR; 80% LTV
760053978(7)	$500,000	1.23x	1.05x	NA	78.0%	Eligibility on or before September 1, 2008; 1.20x amortizing DSCR; 80% LTV

(1)	Subject to specific conditions in related loan documents, which in certain cases may provide for partial disbursements and multiple eligibility determinations in some cases, during an eligibility period. With respect to one Mortgage Loan, Loan No. 760055679, the holdback is funded by a letter of credit.

(2)	‘‘Adjusted Current U/W DSCR as shown’’ reflects the deduction of the holdback amount from the original principal balance for purposes of the DSCR computation.

(3)	‘‘As-Is U/W DSCR’’ reflects a DSCR computation based on the original principal balance without a deduction of the holdback amount.

(4)	‘‘Adjusted U/W Cut-Off LTV as Shown’’ reflects the deduction of the holdback amount from the original principal balance for purposes of the LTV computation. NA' means that LTV, as shown in the prospectus supplement, was not adjusted for such Mortgage Loan.

(5)	‘‘As-Is Cut-Off LTV’’ reflects an LTV computation based on the original principal balance without a deduction of the holdback amount.

(6)	If the related borrower does not satisfy the holdback release criteria during the eligibility period, the unreleased portion of the holdback will be applied to reduce the principal balance of the loan and for related expenses, and no prepayment charge will apply to such prepayment.

(7)	The holdback escrow includes additional amounts (not reflected in the chart) of at least 10% of the holdback amount for related expenses and prepayment charges.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The Mortgage Loans generally contain both ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the mortgagee. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information—Additional Financing’’ in this prospectus supplement. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder, any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related ‘‘due-on-sale’’ or ‘‘due-on- encumbrance’’ clause for any Non-Specially Serviced Mortgage Loan or any Specially Serviced Mortgage Loan (other than a Whole Loan) unless the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan has approved such waiver and consent (except with respect to BlueLinx Holdings Portfolio Loan, the servicing of which is governed by the BlueLinx Holdings Portfolio Pooling Agreement), which approval will be deemed given if the Directing Certificateholder, the related Controlling Holder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the ‘‘due-on-encumbrance’’ or ‘‘due-on-sale clause’’ to the Directing Certificateholder, the related Controlling Holder or such holder of a mezzanine loan.

With respect to each Whole Loan, the Special Servicer, with respect to those time periods when the related Mortgage Loan is a Specially Serviced Mortgage Loan, will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause without obtaining the consent of the related Controlling Holder. In each case that the consent of the related Controlling Holder is required with respect to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provision, such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the BlueLinx Holdings Portfolio Loan, the servicing of which is governed by the BlueLinx Holdings Portfolio Pooling Agreement) that: (i) represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool; (ii) has an outstanding principal balance of greater than $35,000,000; or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-sale’’ clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan (except with respect to BlueLinx Holdings Portfolio Loan, the servicing of which is governed by the BlueLinx Holdings Portfolio Pooling Agreement) that represents greater than 2.0% of the then outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on the then outstanding principal balance of the Mortgage Pool, has a then outstanding principal balance of greater than $20,000,000, or does not meet certain loan-to-value or debt service coverage thresholds specified in the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related ‘‘due-on-encumbrance’’ clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Due-on-Sale and Due-on-Encumbrance Provisions’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

BlueLinx Holdings Portfolio Whole Loan

As used in this prospectus supplement, the term ‘‘BlueLinx Holdings Portfolio Whole Loan’’ refers to two mortgage loans each of which is represented by one of two pari passu notes secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘BlueLinx Holdings Portfolio Mortgaged Property’’). The pari passu note included in the Trust Fund has a Cut-off Date Balance of $147,500,000 and is referred to in this prospectus supplement as the ‘‘BlueLinx Holdings Portfolio Pari Passu Note A-2’’ as well as the ‘‘BlueLinx Holdings Portfolio Loan’’). The other pari passu note, which is not included in the Trust Fund, has a Cut-off Date Balance of $147,500,000, the ‘‘BlueLinx Holdings Portfolio Pari Passu Note A-1’’ as well as the ‘‘BlueLinx Holdings Portfolio Companion Loan’’.

An intercreditor agreement (the ‘‘BlueLinx Holdings Portfolio Intercreditor Agreement’’) between the holder of the BlueLinx Holdings Portfolio Pari Passu Note A-2 and the holder of the BlueLinx Holdings Portfolio Pari Passu Note A-1 (the ‘‘BlueLinx Holdings Portfolio Pari Passu Noteholder’’) sets forth the rights of the noteholders. The BlueLinx Holdings Portfolio Intercreditor Agreement generally provides that the mortgage loans that comprise the BlueLinx Holdings Portfolio Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the securitization of the BlueLinx Holdings Portfolio Companion Loan (the ‘‘BlueLinx Holdings Portfolio Pooling Agreement’’). The BlueLinx Holdings Portfolio Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the BlueLinx Holdings Portfolio Whole Loan will be allocated pro rata among the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2.

The servicer and special servicer under the BlueLinx Holdings Portfolio Pooling Agreement (the ‘‘BlueLinx Holdings Portfolio Master Servicer’’ and ‘‘BlueLinx Holdings Portfolio Special Servicer’’, respectively) will administer the BlueLinx Holdings Portfolio Whole Loan pursuant to the BlueLinx Holdings Portfolio Pooling Agreement and the BlueLinx Holdings Portfolio Intercreditor Agreement for so long as the BlueLinx Holdings Portfolio Pari Passu Note A-2 is included in the trust fund administered pursuant to the BlueLinx Holdings Portfolio Pooling Agreement. The holder of the BlueLinx Holdings Portfolio Loan and the BlueLinx Holdings Portfolio Companion Loan or an

advisor on their behalf will generally share certain rights that the controlling class representative under the BlueLinx Holdings Portfolio Pooling Agreement (the ‘‘BlueLinx Holdings Portfolio Pari Passu Note A-2 Controlling Class Representative’’) has with respect to directing the BlueLinx Holdings Portfolio Master Servicer and/or BlueLinx Holdings Portfolio Special Servicer with respect to servicing the BlueLinx Holdings Portfolio Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

Pursuant to the BlueLinx Holdings Portfolio Intercreditor Agreement, all payments, proceeds and other recoveries in respect of the BlueLinx Holdings Portfolio Pari Passu Note A-1 and/or the BlueLinx Holdings Portfolio Pari Passu Note A-2 (subject, in each case, to the rights of the BlueLinx Holdings Portfolio Master Servicer, BlueLinx Holdings Portfolio Special Servicer and the trustee under the BlueLinx Holdings Portfolio Pooling Agreement (the ‘‘BlueLinx Holdings Portfolio Trustee’’) to payments and reimbursements as set forth in the BlueLinx Holdings Portfolio Pooling Agreement) will be applied to the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2 on a pro rata basis according to their respective principal balances.

Ritz-Carlton Key Biscayne Whole Loan

As used in this prospectus supplement, the term ‘‘Ritz-Carlton Key Biscayne Whole Loan’’ refers to two mortgage loans each of which is represented by one of two pari passu notes secured by the same mortgage instrument on the related Mortgaged Property (the ‘‘Ritz-Carlton Key Biscayne Mortgaged Property’’). The pari passu note included in the Trust Fund has a Cut-off Date Balance of $86,000,000 and is referred to in this prospectus supplement as the ‘‘Ritz-Carlton Key Biscayne Pari Passu Note A-1’’ as well as the ‘‘Ritz-Carlton Key Biscayne Loan’’). The other pari passu note, which is not included in the Trust Fund, has a Cut-off Date Balance of $86,000,000, the ‘‘Ritz-Carlton Key Biscayne Pari Passu Note A-1’’ as well as the ‘‘ Ritz-Carlton Key Biscayne Companion Loan’’.

The Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 have the same maturity date and amortization term. The Ritz-Carlton Key Biscayne Pari Passu Note A-2 is currently held by GACC. The Ritz-Carlton Key Biscayne Pari Passu Note A-2 or a portion of such loan may be included in a future securitization, sold or transferred at any time (subject to compliance with the terms of the Ritz-Carlton Key Biscayne Intercreditor Agreement (as defined below)). The Ritz-Carlton Key Biscayne Intercreditor Agreement also permits GACC, so long as it is the holder of the Ritz-Carlton Key Biscayne Pari Passu Note A-2, to reallocate the principal of such loan to such new pari passu loans or to divide such retained note into one or more ‘‘component’’ pari passu notes in the aggregate principal amount equal to the then outstanding loan being allocated; provided that the aggregate principal balance of the outstanding Ritz-Carlton Key Biscayne Pari Passu Note A-2 held by GACC and the new pari passu loans following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments. See ‘‘DESCRIPTIONS OF THE TEN LARGEST MORTGAGE LOANS’’ in ANNEX C to this prospectus supplement.

An intercreditor agreement (the ‘‘Ritz-Carlton Key Biscayne Intercreditor Agreement’’) between the holder of the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the holder of the Ritz-Carlton Key Biscayne Pari Passu Note A-2 (the ‘‘Ritz-Carlton Key Biscayne Pari Passu Noteholders’’) sets forth the rights of the noteholders. The Ritz-Carlton Key Biscayne Intercreditor Agreement generally provides that the mortgage loans that comprise the Ritz-Carlton Key Biscayne Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as applicable, according to the Servicing Standard. In addition, pursuant to the terms of the Ritz-Carlton Key Biscayne Intercreditor Agreement:

•	the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and/or the Ritz-Carlton Key Biscayne Pari Passu Note A-2 will be applied to the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton

Key Biscayne Pari Passu Note A-2 on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee and any other service providers with respect to the Ritz-Carlton Key Biscayne Whole Loan, in accordance with the terms of the Pooling and Servicing Agreement or any other related pooling and servicing agreement).

The holder of the Ritz-Carlton Key Biscayne Loan and the holder of the Ritz-Carlton Key Biscayne Companion Loan or an advisor on their behalf will generally share certain rights of the Directing Certificateholder with respect to directing the Master Servicer or Special Servicer, as applicable, with respect to servicing the Ritz-Carlton Key Biscayne Whole Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that becomes a Nonrecoverable Advance or pays any fees, costs or expenses that related directly to the servicing of the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement (including Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees) and such party is unable to recover any proportionate share of such Advance, fees, costs or expenses, including interest thereon, the Ritz-Carlton Key Biscayne Pari Passu Noteholders will be jointly and severally liable for such Servicing Advance, fees, costs or expenses, including interest thereon. If any of the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Master Servicer, the Special Servicer or the Trustee, as the case may be, may seek the entire unpaid balance of such Advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

Ten Largest Mortgage Loans

Certain of the larger Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. The balances and other numerical information used to calculate various ratios with respect to the split loan structures and certain other Mortgage Loans are explained in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT—Certain Mortgage Loan Calculations’’ and in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Loan Group	% of Applicable Group Balance	Cut-off Date Balance Per SF/Unit/Key	Cut-off Date LTV Ratio	Maturity Date LTV Ratio	Underwritten DSCR	Mortgage Rate
Technology Corners at Moffett Park	$190,000,000	6.8%	Office	1	8.5%	$265	65.7%	58.7%	1.25x	6.239%
BlueLinx Holdings Portfolio	147,500,000	5.2	Industrial	1	6.6	$33	79.2%	74.6%	1.24x	6.350%
Marriott Indianapolis	101,780,000	3.6	Hotel	1	4.6	$165,496	70.0%	65.6%	1.52x	5.992%
Mesa Mall	87,250,000	3.1	Retail	1	3.9	$156	77.3%	77.3%	1.33x	5.794%
DDR Macquarie Portfolio	86,000,000	3.1	Retail	1	3.8	$110	69.9%	69.9%	1.44x	6.004%
Ritz-Carlton Key Biscayne	86,000,000	3.1	Hotel	1	3.8	$427,861	76.8%	76.8%	1.34x	6.342%
Glendale Fashion Center	72,000,000	2.6	Retail	1	3.2	$273	80.0%	80.0%	1.20x	6.173%
2000 Corporate Ridge Road	64,000,000	2.3	Office	1	2.9	$250	80.0%	77.3%	1.10x	6.220%
Extra Space Portfolio	62,968,000	2.2	Self Storage	1	2.8	$97	75.8%	71.2%	1.20x	6.180%
55 Park Place	53,000,000	1.9	Office	1	2.4	$96	78.9%	78.9%	1.50x	6.200%
Total/Wtd Avg	$950,498,000	33.8%			42.5%		74.2%	71.1%	1.31x	6.165%

Summaries of certain additional information with respect to each of the ten largest Mortgage Loans detailed above can be found in ANNEX E to this prospectus supplement. All numerical and statistical information presented herein is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

Additional Mortgage Loan Information

General.    For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see ANNEX A to this prospectus supplement. Certain capitalized terms that appear in this prospectus supplement are defined under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement. See ANNEX B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

Delinquencies.    As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. Other than one Mortgage Loan, which represents 0.2% of the Initial Pool Balance (0.3% of the Group 1 Balance) which was originated in February, 2001, all of the Mortgage Loans were originated during the 12 months prior to the Cut-off Date.

Tenant Matters.    Fifty-three of the retail, office, industrial, mixed use and warehouse facility Mortgaged Properties, which represent security for 22.5% of the Initial Pool Balance (28.3% of the Group 1 Balance), are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 2.0% of the Initial Pool Balance (2.5% of the Group 1 Balance). In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties.

Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

Ground Leases and Other Non-Fee Interests.    Five Mortgaged Properties, which represent 7.0% of the Initial Pool Balance (8.9% of the Group 1 Balance), are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property (but not by a Mortgage on the accompanying fee interest). Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus.

Additional Financing.    The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance. In addition, with respect to two of the Mortgage Loans, representing 8.3% of the Initial Pool Balance (10.5% of the Group 1 Balance), the related Mortgaged Property or Properties also secure one or more pari passu loans. See ‘‘—BlueLinx Holdings Portfolio Whole Loan’’ and ‘‘—Ritz-Carlton Key Biscayne Whole Loan’’ above.

Certain information about additional debt that has been or may be incurred is as set forth in the following table:

Type of Additional Debt(1)(2)	Number of Mortgage Loans	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Future	23	29.2	26.7	38.6%
Existing	13	16.2%	17.6%	11.0

(1)	Includes mezzanine debt.

(2)	Three mortgage loans, Loan Nos. 760054397, 760041373 and DBM24510, representing 2.4% of the initial pool balance (3.0% of the group 1 balance) have existing additional debt and allow for future additional debt, causing the loans to fall into each category.

The borrowers under the following Mortgage Loans have incurred or may incur other debt secured by the related Mortgaged Property:

•	In the case of Loan Nos. GA25040, representing 5.2% of the Initial Pool Balance (6.6% of the Group 1 Balance) and GA26822, representing 3.1% of the Initial Pool Balance (3.8% of the Group 1 Balance), the Mortgaged Property also secures pari passu debt in the amount of $147,500,000 and $86,000,000, respectively.

•	In the case of Loan No. DBM24832, representing 1.7% of the Initial Pool Balance (2.1% of the Group 1 Balance), the Mortgaged Property also secures a $7,000,000 subordinate loan from an unaffiliated third party lender, subject to a subordination and standstill agreement.

•	In the case of Loan No. DBM24510, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the Mortgaged Property also secures a $1,000,000 revolving line of credit from an affiliate of GACC, subject to a subordination and standstill agreement. In the event this line of credit obligation is fully satisfied and repaid, the borrower may obtain up to $1,000,000 in unsecured debt, provided the combined loan-to-value ratio is not more than 30%.

•	In the case of Loan No. 760057624, representing 0.1% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower is permitted to incur other debt secured by the Mortgaged Property from a subordinate lender approved by lender and applicable rating agencies subject to certain conditions, including (i) combined loan-to-value ratio shall not exceed 65%; (ii) combined debt service coverage ratio shall not be less than 1.40x; and (iii) lender approval of subordinate debt documents, including subordination/standstill agreement;

•	In the case of Loan No. 760055017, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the Mortgaged Property also secures a $705,900 subordinate debt from the U.S. Small Business Administration, subject to a subordination and standstill agreement.

The borrowers under the following Mortgage Loans have incurred unsecured subordinate debt:

•	In the case of Loan No. 760041373, representing 0.3% of the Initial Pool Balance (0.4% of the Group 1 Balance), the related borrower has incurred $579,342 in unsecured subordinate debt payable to an affiliate of the borrower, which has executed a subordination and standstill agreement;

•	In the case of Loan No. 760053297, representing 0.2% of the Initial Pool Balance (0.2% of the Group 1 Balance), the related borrower has incurred $391,464 in unsecured subordinate debt payable to various affiliated parties, which is required to be repaid by February 1, 2007. Each applicable affiliate has executed a subordination and standstill agreement.

•	In the case of Loan No. 760055017, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance), the related borrower has incurred $443,816 in unsecured subordinate debt payable to the borrower's shareholders, which have executed a subordination and standstill agreement.

In addition, certain of the related Mortgage Loan documents may permit the borrower to incur unsecured subordinate debt from an affiliate.

In the case of four Mortgage Loans (Loan Nos. GA25040, DBM27173, DBM27008 and DBM27072), representing 7.9% of the Initial Pool Balance (three Mortgage Loans representing 9.7% of the Group 1 Balance and one Mortgage Loan representing 1.0% of the Group 2 Balance) which is an indemnity deed of trust transaction, the related trustor is permitted to incur subordinate unsecured debt in the form of short term loans from the trustor's partners or principals directly to the trustor, upon the execution of a subordination agreement in form and content satisfactory to lender in its sole discretion.

Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

In addition, the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, and the terms of the Mortgage Loans generally permit the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. In addition, a change of control without the mortgagee's consent might also occur where a non-controlling equity holder has a preferred equity interest in the related borrower and the related organizational documents permit such preferred equity interest holder to cause a change in control upon the failure of the related borrower to satisfy distribution obligations. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following preferred equity interests:

PREFERRED EQUITY AS OF THE CUT-OFF DATE

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Preferred Member Capital Contribution
DBM27174	$38,600,000	1.4%	0.0%	6.7%	$2,000,000
DBM27175	$25,000,000	0.9%	0.0%	4.3%	$2,000,000

In addition, with respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without the mortgagee's consent. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing mezzanine debt:

EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Mezzanine Debt Balance
760054397	$53,000,000	1.9%	2.4%	—	$6,500,000
DBM26333	$24,500,000	0.9%	1.1%	—	$1,660,000
760020381	$6,885,887	0.2%	0.3%	—	$1,530,071
760050319	$5,375,000	0.2%	0.2%	—	$12,915,417

With respect to each applicable Mortgage Loan (other than Loan Nos. 760020381 and 760050319), the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

Mezzanine financing generally provides that the related borrower is permitted to incur future mezzanine financing upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed a subordination and intercreditor agreement in form and substance reasonably satisfactory to the mortgagee; (d) the mortgagee will receive confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the related Mortgage Loan; and (e) the amount of such mezzanine loan will not exceed an amount that, when added to the outstanding principal balance of the related Mortgage Loan, results in a maximum loan-to-value ratio greater than, or a minimum debt service coverage ratio less than those set forth in the following table:

FUTURE MEZZANINE DEBT PERMITTED UNDER
THE RELATED MORTGAGE LOAN DOCUMENTS

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance	Combined Maximum LTV Ratio		Combined Minimum DSCR
3400110	$190,000,000	6.8%	8.5%	—	75%		1.25	x
3401851	$101,780,000	3.6%	4.6%	—	N/A		N/A
3219701	$87,250,000	3.1%	3.9%	—	80%		1.25	x
760054397	$53,000,000	1.9%	2.4%	—	90	%(1)	1.10	x(1)
59737	$50,000,000	1.8%	—	8.6%	70%		1.15	x(2)
3401856	$45,600,000	1.6%	2.0%	—	75%		1.20	x
DBM27058	$44,000,000	1.6%	—	7.6%	80%		1.20	x
DBM27348	$32,700,000	1.2%	1.5%	—	80%		1.20	x
3400108	$31,600,000	1.1%	—	5.5%	80%		1.15	x
3400105	$22,400,000	0.8%	1.0%	—	75%		1.20	x
3401827	$17,850,000	0.6%	—	3.1%	80%		1.15	x
3401858	$14,600,000	0.5%	—	2.5%	80%		1.10	x
DBM27131	$14,220,000	0.5%	0.6%	—	80%		1.20	x
3401786	$13,400,000	0.5%	—	2.3%	80%		1.10	x
3401926	$9,800,000	0.3%	0.4%	—	80%		1.20	x
3400305	$8,777,968	0.3%	0.4%	—	70%		1.30	x
3401776	$7,650,000	0.3%	0.3%	—	80	%(3)	1.20	x(3)
3401314	$6,170,000	0.2%	0.3%	—	85%		1.05	x
3402061	$2,020,000	0.1%	—	0.3%	78.6	%(4)	1.20	x(4)

(1)	The combined existing and future mezzanine financing may not exceed the lesser of (i) $12,000,000 ($6,500,000 of existing mezzanine debt is outstanding) and (ii) the amount that does not result in a combined loan-to-value ratio exceeding 90% or a combined debt service coverage ratio less than 1.10x.

(2)	Based upon a constant payment rate of 9.25%.

(3)	Based on a then current appraisal reasonably acceptable to the mortgagee based on a fixed loan constant equal to the loan constant determined based upon the then current interest rate and a 30 year amortization schedule and underwritten net cash flow as reasonably determined by the mortgagee.

(4)	The combined maximum loan-to-value ratio may not exceed the loan-to-value of the Mortgage Loan at its origination date and the combined minimum debt service coverage ratio as of the Cut-off Date may not be less than that for the Mortgage Loan at its origination date.

In addition, with respect to the following Mortgage Loans:

•	Loan No. 3401851 mezzanine financing is in the sole discretion of the mortgagee;

•	Loan No. 3400305 requires at least three years to have passed since the origination date of the related Mortgage Loan before mezzanine financing can be incurred;

•	Loan No. 3401776 requires at least three years to have passed since the Mortgage Loan was included in any securitization before mezzanine financing can be incurred; and

•	Loan No. 3402061 requires at least two years to have passed since the origination date of the related Mortgage Loan before mezzanine financing can be incurred.

Certain information about the BlueLinx Holdings Portfolio Loan and the Ritz-Carlton Key Biscayne Loan is set forth in the following table:

Loan Name	Loan Number	% of Initial Pool Balance	% of Group 1 Balance	Principal Balance as of the Cut-off Date	Pari Passu Note Balance as of the Cut-off Date
BlueLinx Holdings Portfolio Loan	GA25040	5.2%	6.6%	$147,500,000	$147,500,000
Ritz-Carlton Key Biscayne Loan	GA26822	3.1%	3.8%	$86,000,000	$86,000,000

The BlueLinx Holdings Portfolio Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the BlueLinx Holdings Portfolio Pari Passu Note A-1 (with a principal balance as of the cut-off date of $147,500,000) and the BlueLinx Holdings Portfolio Pari Passu Note A-2 (with a principal balance as of the cut-off date of $147,500,000). Only the BlueLinx Holdings Portfolio Pari Passu Note A-1, which is sometimes referred to as the BlueLinx Holdings Portfolio Loan, representing 5.2% of the Initial Pool Balance (6.6% of the Group 1 Balance), is included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

The Ritz-Carlton Key Biscayne Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (with an original principal balance as of the cut-off date of $86,000,000) and the Ritz-Carlton Key Biscayne Pari Passu Note A-2 (with an original principal balance as of the cut-off date of $86,000,000). Only the Ritz-Carlton Key Biscayne Pari Passu Note A-1, representing approximately 3.1% of the Initial Pool Balance (3.8% of the Group 1 Balance), is included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Subordinate Financing’’ in the accompanying prospectus.

Lender/Borrower Relationships.    A Sponsor, a Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to such Sponsor, such Mortgage Loan Seller, the Depositor or such other entities.

Certain Underwriting Matters

Environmental Assessments.    Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a ‘‘no further action’’ letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Material Adverse Environmental Conditions Will Subject the Trust Fund to Potential Liability’’ for more information regarding the environmental condition of certain Mortgaged Properties.

No Mortgage Loan Seller will make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

General.    Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials (‘‘ACMs’’). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

Certain of the Mortgaged Properties may have off-site leaking underground storage tank (‘‘UST’’) sites located nearby that the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels that the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Adverse Environmental

Conditions May Subject a Mortgage Loan to Additional Risk’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’ in the accompanying prospectus.

Property Condition Assessments.    Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of $2,000,000 or less or where the related Mortgaged Property was under construction, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, certain Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Appraisals and Market Studies.    An independent appraiser that was either state certified or a member of MAI performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the ‘‘Appraisal Date’’ indicated in ANNEX A to this prospectus supplement, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

None of the Depositor, the Sponsors, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

Zoning and Building Code Compliance.    Each originator has generally examined whether the use and operation of the related Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The related originator may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information that is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, however, the related originator does not have notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans that materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the related originator has determined that in the event of a material casualty affecting the Mortgaged Property that:

(1) the extent of the nonconformity is not material;

(2) insurance proceeds together with the value of the remaining Mortgaged Property would be available and sufficient to pay off the related Mortgage Loan in full;

(3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

(4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

Although the related originator expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the Mortgaged Property.

Hazard, Liability and Other Insurance.    The Mortgage Loans generally require that the related Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Sixty-five of the Mortgaged Properties (60 of the Mortgaged Properties relating to Mortgage Loans in Loan Group 1 and five of the Mortgaged Properties relating to the Mortgage Loans in Group 2), securing 27.3% of the Initial Pool Balance

(29.2% of the Group 1 Balance and 20.0% of the Group 2 Balance) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California, Utah, Oregon and Nevada. One Mortgaged Property relating to Mortgage Loan No. 760053318 has a PML in excess of 20%, however such Mortgage Loan has earthquake insurance.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

A Current Report on Form 8-K will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Current Report on Form 8-K.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On or prior to the Delivery Date, by agreement with the Depositor, each Mortgage Loan Seller with respect to the Mortgage Loans it is selling to the Depositor (except as described in the next paragraph) will assign and transfer such Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, each Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each of its related Mortgage Loans (other than with respect to the BlueLinx Holdings Portfolio Loan, as to which the only original document required to be delivered is the related original Mortgage Note and endorsement(s)):

(1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

(2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

(4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

(6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment ‘‘marked-up’’ at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

(7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

(8) in those cases where applicable, the original or a copy of the related ground lease;

(9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

(10) in those cases where applicable, originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed;

(11) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

(12) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the related Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee is required to review the documents delivered thereto by each Mortgage Loan Seller with respect to each related Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by a Mortgage Loan Seller as generally described in items (1) through (12) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, except as otherwise described below, within the Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3) other than with respect to the BlueLinx Holdings Portfolio Loan and the Ritz-Carlton Key Biscayne Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the related Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged Properties (which provides that a Mortgaged Property may be uncrossed from the other Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to that other Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller will be required to repurchase or substitute for that other Crossed-Collateralized Mortgage Loan and each other Mortgaged Property included in such portfolio in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loan or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loan or Mortgaged Properties.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loan, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property, provided that the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of REMIC I, REMIC II or the Starlite Mortgage Loan REMIC as a REMIC under the Code, or, in the case of a Cross-Collateralized Mortgage Loan, to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

The respective repurchase, substitution or cure obligations of each Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of such Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to such Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if such Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then such Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as such Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related Mortgage Loan Seller. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Loans; Repurchases’’ in the accompanying prospectus.

Representations and Warranties; Repurchases and Substitutions

Mortgage Loans.    The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. Pursuant to each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will represent and warrant solely with respect to the Mortgage Loans transferred by such Mortgage Loan Seller in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

(1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in ANNEX A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

(2) based on the related lender's title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment), each Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to paragraph (3) below, enforceable first lien on the related Mortgaged Property, prior to all other liens and encumbrances, except for Permitted Encumbrances;

(3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents executed by or on behalf of the related borrower or any guarantor of non-recourse exceptions and/or environmental liability with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(4) no Mortgage Loan was, since origination, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

(5) there is no valid defense, counterclaim or right of offset, abatement, diminution or rescission available to the related borrower with respect to any Mortgage Loan or Mortgage Note or other agreements executed in connection therewith;

(6) there exists no material default, breach, violation or event of acceleration under any Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and related Mortgaged Property;

(7) in the case of each Mortgage Loan, the related Mortgaged Property is (a) not the subject of any proceeding pending for the condemnation of all or any material portion of any

Mortgaged Property, and (b) free and clear of any damage caused by fire or other casualty that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

(8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

(9) in connection with the origination of the related Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the related Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an Environmental Report or borrower questionnaire;

(10) each Mortgaged Property securing a Mortgage Loan is covered by a title insurance policy (or, if not yet issued, a pro forma title policy or a ‘‘marked-up’’ commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

(11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

(12) the terms of each Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner that would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument in the related Mortgage File;

(13) there are no delinquent property taxes, assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage and that are not otherwise covered by an escrow of funds sufficient to pay such charge;

(14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

(15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest, except for the ARD Loans to the extent described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Hyperamortization’’ in this prospectus supplement; and

(16) the appraisal obtained in connection with the origination of each Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (as amended).

In each Mortgage Loan Purchase and Sale Agreement, the related Mortgage Loan Seller will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Each Mortgage Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the related Mortgage Loans, such Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each related Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

If the related Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any related Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the related Mortgage Loan Seller will be obligated, within the Initial Resolution Period to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured but not within the Initial Resolution Period and the related Mortgage Loan Seller has commenced and is diligently proceeding with cure of such breach within the Initial Resolution Period, the related Mortgage Loan Seller will have the Resolution Extension Period within which to complete such cure or, failing to complete such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase and substitution set forth above for document defects as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to a Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement of such representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. Each Mortgage Loan Seller will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans sold by it to the Depositor. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus. In addition, as each of the foregoing representations and warranties by each Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the related Mortgage Loan Seller will not be obligated to cure or repurchase any related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

THE SPONSORS

Bank of America, National Association. Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

See ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR’’, ‘‘THE MORTGAGE LOAN PROGRAM’’, ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ in the accompanying prospectus for more information about this Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the mortgage loans and its material roles and duties in this securitization.

German American Capital Corporation

German American Capital Corporation (‘‘GACC’’) or an affiliate of GACC originated and underwrote 100.0% of the loans in which GACC is acting as a seller in this securitization. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage-backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC's wholly owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination, conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae's Delegated Underwriting and Servicing program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC's Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into commercial mortgage-backed securities securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year	Total Securitizations (Approx. Amts in $ billions)
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to Deutsche Mortgage Asset Receiving Corporation into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations, with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC-originated loans have represented a range of between approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMACCM, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third-party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however, it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation, geographic and property type diversity and rating agency criteria.

GACC's Underwriting Standards

General.    GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this GACC's Underwriting Standards section also include DBMC.

Loan Analysis.    In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property's market and the utility of the mortgaged property within the market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GACC's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ANNEX A to this prospectus supplement.

Escrow Requirements.    GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•	Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Property Type	Minimum Reserve
Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hotel	4% of gross revenue

•	Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•	Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

•	Third Party Reports—In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the prospectus under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters.’’

•	GACC's Servicing—For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

General Electric Capital Corporation

General.    General Electric Capital Corporation (‘‘GECC’’) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly-owned, directly or indirectly, by General Electric Company (‘‘GE’’). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, that is, financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC operates in four of GE’s operating segments described below. These operations are subject to a variety of regulations in their respective jurisdictions.

GECC’s services are offered primarily in North America, Europe and Asia. GECC’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927-1600. At December 31, 2005, GECC employed approximately 77,500.

GE Consumer Finance.    GE Consumer Finance offers credit and deposit products and services to consumers, retailers, brokers and auto dealers in over 50 countries. The GE Consumer Finance division offers a broad range of financial products, including private-label credit cards; bank cards; Dual Cards™; corporate travel and purchasing cards; personal loans; auto loans; leases and inventory financing; residential mortgages; home equity loans; debt consolidation loans; current and savings accounts and insurance products related to consumer finance offerings for customers on a global basis.

GE Industrial.    GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics, and related services. GE Industrial also finances business equipment for a wide variety of customer applications.

GE Infrastructure.    GE Infrastructure produces, sells finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sells and services equipment for the rail transportation and water treatment industries.

GE Commercial Finance.    GE Commercial Finance offers a broad range of financial services worldwide. The GE Commercial Finance division has particular mid-market expertise and offers loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries.

GE Real Estate

GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate division of the GE Commercial Finance segment. While GE Real Estate is a division of GE Commercial Finance, the assets of GE Real Estate are wholly owned by, and GE Real Estate is wholly operated through, GECC.

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of July 1, 2006, GE Real Estate had total assets in excess of approximately $38 billion, including approximately $391 million of United States commercial and multifamily mortgage loans being held for securitization and approximately $11.5 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2005, GE Real Estate had total assets of approximately $30 billion, including approximately $661 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $5.956 billion as of July 1, 2006. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the three most recent fiscal years, and for the period ended July 1, 2006.

	Total U.S. Commercial/Multifamily Loans Originated for Securitization (Approx. Amts. in $ Billions)	Total U.S. Non-Securitization Loans/Investments(1) in Commercial/Multifamily Real Estate (Approx. Amts in $ Billions)
Period Ended 7/1/06	1.2	5.8
Year Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9
Year Ended 12/31/03	1.9	2.7

(1)	Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

GE Real Estate’s Securitization Program

GECC, through GE Real Estate, commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million. As of July 1, 2006, GE Real Estate originated in aggregate since 1997, approximately $18.4 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately

$11.1 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $6.5 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 19 transactions (two of which were wholly private transactions) in which GE Commercial Mortgage Corporation or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in GE Commercial Mortgage Corporation’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 13 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse Securities (USA) LLC, Bank of America National Association, Deutsche Bank AG, Merrill Lynch & Co., Inc., JP Morgan Chase, Deutsche Bank Securities Inc. and Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse Securities (USA) LLC) acted as depositor.

GEMSA Loan Services, L.P., which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on 3, and as a primary servicer on 13, of the 19 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA Loan Services, L.P. was also appointed as a primary servicer on all of the 13 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA Loan Services, L.P. currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

GE Real Estate’s Underwriting Standards

General.    GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis.    All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate’s credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GE Real Estate’s underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV ratios for each of the indicated property types;

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the Debt Service Coverage Ratio for each Mortgage Loan as reported elsewhere in this prospectus supplement and ANNEX A to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in the prospectus supplement and ANNEX A to the prospectus supplement.

Escrow Requirements.    GE Real Estate often requires borrowers to fund various escrows for taxes and Insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Property Type	Minimum Reserve
Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

•	Re-tenanting—In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

THE DEPOSITOR

The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a wholly-owned subsidiary of Bank of America, National Association, one of the Sponsors. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-8509.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the trust under the Pooling and Servicing Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the Certificates. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The fiscal year end of the trust will be December 31 of each year.

The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of such persons are described in this prospectus supplement under ‘‘THE TRUSTEE’’, ‘‘THE SERVICERS’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’. Additional information may also be found in the accompanying prospectus under ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’. Such persons are permitted to take only the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, they will not have the power on behalf of the trust to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity.

The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of the insolvency or bankruptcy of Bank of America, National Association or the Depositor, the transfer of the Mortgage Loans to the trust may be challenged. See ‘‘RISK FACTORS—Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates’’ and ‘‘—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans’’ in the accompanying prospectus.

THE TRUSTEE

Wells Fargo Bank, N.A. (‘‘Wells Fargo Bank’’) will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance service throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the primary servicers and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2006, Wells Fargo Bank was acting as trustee on more than 270 series of commercial mortgage-backed securities with an aggregate principal balance of over $250 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo Bank has not been required to make an advance on a commercial mortgage-backed securities transaction.

The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located.

Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distributions reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 8-K and Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities for more than 20 years and in connection with mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 325 series of commercial mortgage-backed securities, and, as of June 30, 2006, was acting as securities administrator with respect to more than $280 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each Mortgage Loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in its Minneapolis, Minnesota. As of June 30, 2006, Wells Fargo Bank was acting as custodian of more than 25,000 commercial mortgage loan files.

In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance); provided that the Trustee will not be obligated to make any Advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus for more information about the Trustee and its obligations and rights (including limitations on its liability and its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

The information set forth in the first through eighth paragraphs above concerning the Trustee has been provided by the Trustee.

THE SERVICERS

The Master Servicer

One of the Sponsors, Bank of America, National Association, through its Capital Markets Servicing Group, will act as Master Servicer with respect to the Mortgage Pool (other than with respect to the Non-Serviced Mortgage Loans). See ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ in the accompanying prospectus.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the Mortgage Pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4 Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Moody's and S&P, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Banc of America Commercial Mortgage Inc., Commercial Pass-Through Certificates, Series 2006-4 Certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets; however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the holders of the Certificates.

LNR Partners is not an affiliate of the Depositor, the Sponsor(s), the trust, the Master Servicer, the Trustee or any originator of any of the underlying Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the Certificates and will be the initial Directing Certificateholder. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party — apart from the subject securitization transaction — between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsor(s) or the Trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the Offered Certificates.

COMPENSATION AND EXPENSES

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund for which it is the Master Servicer, the monthly portion of the related annual Master Servicing Fee Rate(4) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (inclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the monthly portion of the annual Special Servicing Fee Rate(5) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that has been worked-out by the Special Servicer, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to Time
Liquidation Fee / Special Servicer	With respect to each Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(6)	Time to Time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Fees
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related Mortgaged Property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on Advances, or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the Mortgage Pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(7)	Related payments made by borrowers with respect to the related Mortgage Loans.	Time to Time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to the monthly portion of the annual Trustee Fee Rate(8) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account.	Interest and investment income related to the subject accounts (net of investment losses).	Time to Time
Expenses
Reimbursement of Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related companion loan.	Time to Time

Type / Recipient(1)(2)	Amount	Source(3)	Frequency
Expenses
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that Advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related companion loan.	Monthly
Reimbursement of P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	The BlueLinx Holdings Portfolio Master Servicer and BlueLinx Holdings Portfolio Special Servicer are generally entitled to payment of similar fees and expenses from the same sources of funds with respect to the BlueLinx Holdings Portfolio Loan pursuant to the BlueLinx Holdings Portfolio Pooling Agreement.

(2)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this Prospectus Supplement. Any change to the fees and expenses described in this Prospectus Supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(3)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates. In addition, with respect to a Mortgage Loan that is one of two or more mortgage loans in a split loan structure, collections on, or proceeds of, the other mortgage loans included in that split loan structure may be an additional source of funds.

(4)	The Master Servicing Fee for each mortgage loan is 0.01% per annum, as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(5)	The Special Servicing Fee Rate for each Mortgage Loan will equal 0.35% per annum (with a minimum of $4,000 per month per specially serviced Mortgage Loan or REO Loan), as described in this ‘‘COMPENSATION AND EXPENSES’’ section.

(6)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘COMPENSATION AND EXPENSES’’ section.

(7)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(8)	The Trustee Fee Rate will equal 0.00081% per annum, as described in this Prospectus Supplement under ‘‘THE TRUSTEE’’.

Fees and expenses are paid prior to any distributions to Certificateholders; a servicer will typically retain its fee from amounts it collects in respect of the Mortgage Loans. In the event the Trustee succeeds to the role of Master Servicer, it will be entitled to the same Master Servicing Fee and related compensation described below as the predecessor Master Servicer and if the Trustee appoints a successor master servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Master Servicer as it and such successor shall agree, not to exceed the Master Servicing Fee Rate.

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The ‘‘Master Servicing Fee’’ will:

•	be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan,

•	will accrue in accordance with the terms of the related Mortgage Note at 0.01% per annum, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of ‘‘eligible account’’ at the time such investment was made.

If a borrower voluntarily prepays a Mortgage Loan in whole or in part during any Due Period (as defined in this prospectus supplement) on a date that is prior to its Due Date in such Due Period, a Prepayment Interest Shortfall may result. If such a principal prepayment occurs during any Due Period after the Due Date for such Mortgage Loan in such Due Period, the amount of interest (net of related Servicing Fees) that accrues on the amount of such principal prepayment may exceed (such excess, a ‘‘Prepayment Interest Excess’’) the corresponding amount of interest accruing on the Certificates. As to any Due Period, to the extent Prepayment Interest Excesses collected for all Mortgage Loans are greater than Prepayment Interest Shortfalls incurred, such excess will be paid to the Master Servicer as additional servicing compensation.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a Compensating Interest Payment. In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The ‘‘Special Servicing Fee’’:

•	will be payable monthly out of deposits in the Certificate Account,

•	will accrue in accordance with the terms of the related Mortgage Note at a rate equal to 0.35% per annum (with a minimum of $4,000 per month) on Mortgage Loans that have become Specially Serviced Mortgage Loans or as to which the Mortgaged Property has become an REO Property, and

•	will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The ‘‘Workout Fee’’

•	will equal 1.0% (the ‘‘Workout Fee Rate’’) on all Corrected Mortgage Loans, and

•	will be payable from, all collections and proceeds received in respect of principal and interest of each Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

The ‘‘Liquidation Fee’’

•	will be payable from, and will be calculated by application of the Liquidation Fee Rate to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess Interest), and

•	will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described in the Pooling and Servicing Agreement, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.

In general, the Master Servicer will direct the deposit, transfer, and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. However, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account (including the REO Account), in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. Account activity will not generally be independently audited or verified. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Collection and Other Servicing Procedures’’ and ‘‘—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the

Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.

The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Although the Master Servicer and Special Servicer are each required to service and administer the Mortgage Pool in accordance with the general servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees, Prepayment Premiums and Prepayment Interest Excesses may, under certain circumstances, provide the Master Servicer or the Special Servicer with an economic disincentive to comply with such standard.

The principal compensation to be paid to the Trustee is the Trustee Fee described in the above table. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement. In addition to the Trustee Fee, the Trustee is also entitled to all investment income earned on amounts on deposit in the Distribution Account.

The fees and expenses of any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

The Depositor, the Servicer, the Special Servicer and the Trustee (and any co-trustee, if applicable) are entitled to indemnification and reimbursement of certain expenses from the Trust under the Pooling and Servicing Agreement as discussed in the accompanying prospectus under the headings ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—The Trustee’’.

S-114

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Ritz-Carlton Key Biscayne Pari Passu Note A-2, but excluding the BlueLinx Holdings Portfolio Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders and, in the case of each Whole Loan, each related Companion Holder, as a collective whole, in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of a Whole Loan, the related Intercreditor Agreement) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to the BlueLinx Holdings Portfolio Loan, which will be serviced by the BlueLinx Holdings Portfolio Master Servicer and the BlueLinx Holdings Portfolio Special Servicer pursuant to the terms of the BlueLinx Holdings Portfolio Pooling Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans) pursuant to the terms of the Pooling and Servicing Agreement as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Specially Serviced Mortgage Loan for which it is obligated to service pursuant to the Pooling and Servicing Agreement (including if applicable, the Serviced Whole Loans) (other than a Corrected Mortgage Loan) and each REO Property.

The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

During such periods as the Trustee as holder of the BlueLinx Holdings Portfolio Loan is required to vote on any matter requiring the direction and/or consent of the BlueLinx Holdings Portfolio Controlling Holder, the Directing Certificateholder will direct the Trustee's vote and the BlueLinx Holdings Portfolio Directing Certificateholder under the BlueLinx Holdings Portfolio Pooling Agreement will direct the BlueLinx Holdings Portfolio Trustee's vote as set forth in the BlueLinx Holdings Portfolio Pooling Agreement.

Pursuant to the BlueLinx Holdings Portfolio Intercreditor Agreement, with respect to any action which is to be taken with respect to the BlueLinx Holdings Portfolio Whole Loan that requires consent, such consent is required to be made jointly by the Directing Certificateholder and the BlueLinx Holdings Portfolio Pari Passu Note A-2 Controlling Class Representative. In the event the Directing Certificateholder and the BlueLinx Holdings Portfolio Pari Passu Note A-2 Controlling Class Representative cannot agree on a course of action, a third party operating advisor selected jointly by them, shall decide on the course of action to follow. The operating advisor may not have any economic interest in any securitization holding either of the BlueLinx Holdings Portfolio Loan or the BlueLinx Holdings Portfolio Companion Loan.

Subject to the limitations below, the Directing Certificateholder (except with respect to a Serviced Whole Loan), or with respect to a Serviced Whole Loan, the related Controlling Holder, is entitled to advise the Special Servicer and Master Servicer with respect to the Special Actions. Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond within such time period. With respect to any Special Action described in clause (iii) of the definition of ‘‘Special Action’’ in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) through (vii) of the definition ‘‘Special Action’’ set forth in the ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ to this prospectus supplement, the Directing Certificateholder and the related Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame. Notwithstanding the foregoing, if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, it may take such action prior to the expiration of the time period for obtaining the approval of the Directing Certificateholder or the related Controlling Holder.

The Directing Certificateholder or the related Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the related Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

None of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders or the related Companion Holder(s), and none of the Directing Certificateholder or any Controlling Holder will have any liability to any Controlling Class Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, none of the Directing Certificateholder or any Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder or any Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii) that the Directing Certificateholder or any Controlling Holder may act solely in the interests of the holders of the Controlling Class or the interests of the related

Companion Holder(s), (iii) that none of the Directing Certificateholder or any Controlling Holder has any duties to the holders of any Class of Certificates other than the Controlling Class and the related Companion Holder(s), as applicable, (iv) that the Directing Certificateholder and any Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the interests of the related Companion Holder(s), as applicable, over the interests of the holders of one or more other Classes of Certificates, (v) that none of the Directing Certificateholder or any Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the interests of the related Companion Holder(s), as applicable, and (vi) that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder, or any director, officer, employee, agent or principal of the Directing Certificateholder, such Controlling Holder for having so acted.

At any time that there is no Directing Certificateholder, Controlling Holder or Operating Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

The Master Servicer and the Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (except for the BlueLinx Holdings Portfolio Loan, which will be serviced pursuant to the terms of the BlueLinx Holdings Portfolio Pooling Agreement). Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘THE POOLING AND SERVICING AGREEMENTS’’, for additional important information regarding the terms and conditions of the Pooling and Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

Modifications, Waivers, Amendments and Consents

The Master Servicer (as to Non-Specially Serviced Mortgage Loans but excluding any Non-Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder or, if a Whole Loan is involved, the related Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

(i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole Loan or affect the security for such Mortgage Loan or Serviced Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby, as such time frame will be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any related Controlling Holder, any mezzanine lender or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, the related Controlling Holder or the holder of a mezzanine loan, if applicable;

(ii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

(iii) the Special Servicer will not extend (or in the case of a Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) three years prior to the Rated Final Distribution Date and (B) if such Mortgage Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

(iv) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to REMIC I, REMIC II or the Starlite Mortgage Loan REMIC;

(v) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

(vi) except for substitutions contemplated by the terms of the Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

(vii) with limited exceptions, including a permitted defeasance as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Defeasance’’ in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan or Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses (i) through (vii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

Additionally, absent a material adverse effect on any Certificateholder, and with the consent of the Controlling Class if such Class is affected, the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of any of the Certificateholders to the extent necessary in order for any Mortgage Loan Seller and their affiliates to obtain accounting ‘‘sale’’ treatment for the Mortgage Loans under FASB 140.

With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess

Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vii) of the second preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the related Mortgage Loan nor the related Companion Holder(s) gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Further:

(i) no waiver, reduction or deferral of any amounts due on the related Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related subordinated note(s), and

(ii) no reduction of the mortgage interest rate of the related Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the related subordinated note(s), to the maximum extent possible.

The Master Servicer will not be required to seek the consent of any Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or any Serviced Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan and other routine approvals as more particularly set forth in the Pooling and Servicing Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a ‘‘significant modification’’ of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

Asset Status Reports

The Special Servicer will prepare an Asset Status Report for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan (except for the BlueLinx Holdings Portfolio Loan, which will be specially serviced by the BlueLinx Holdings Portfolio Special Servicer pursuant to the terms of the BlueLinx Holdings Portfolio Pooling Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the Rating Agencies. If a Whole Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the Directing Certificateholder and the related Controlling Holder. The Directing Certificateholder or the Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing Certificateholder and the related Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the related Companion Holders (if a Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder or the related Controlling Holder, as applicable, does not disapprove an applicable Asset Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder or the related Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the related Controlling Holder, as applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (x) the delivery by the Directing Certificateholder or the related Controlling Holder, as applicable, of an affirmative approval in writing of such revised Asset Status Report; (y) the failure of the Directing Certificateholder or the related Controlling Holder, as applicable, to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; or (z) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing Standard or applicable law.

Defaulted Mortgage Loans; Purchase Option

Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Serviced Whole Loan), from the Trust Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted

Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout and (iv) with respect to each Whole Loan, the purchase of the related Defaulted Mortgage Loan by the related Controlling Holder. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

The provisions of this section ‘‘—Defaulted Mortgage Loans; Purchase Option’’ are not applicable to the BlueLinx Holdings Portfolio Loan.

With respect to the BlueLinx Holdings Portfolio Loan, the BlueLinx Holdings Portfolio Special Servicer will use the fair value method determined by the BlueLinx Holdings Portfolio Special Servicer under the BlueLinx Holdings Portfolio Pooling Agreement, which generally provides for a similar method of fair value determination as the Pooling and Servicing Agreement. The option holders specified in this section will be entitled to purchase the BlueLinx Holdings Portfolio Loan from the trust, and the trust will be required to sell the BlueLinx Holdings Portfolio Loan, in connection with the exercise of that option.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, will use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an Opinion of Counsel generally to the effect that the holding of such REO Property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement or the Starlite Mortgage Loan REMIC, as applicable, to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction such REO Property pursuant to the auction procedure set forth below.

The Special Servicer will give the Directing Certificateholder, the Master Servicer and the Trustee not less than 10 days' prior written notice of its intention to sell any such REO Property, and will sell the REO Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, the Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO Properties

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such REO Property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such REO Property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’. Generally, net income from foreclosure property means income that does not qualify as ‘‘rents from real property’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute ‘‘rents from real property’’, or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I or the Starlite Mortgage Loan REMIC, as applicable, such as a hotel or self storage facility, will not constitute ‘‘rents from real property’’. Any of the foregoing types of income instead constitute ‘‘net income from foreclosure property’’, which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus.

Inspections; Collection of Operating Information

Commencing in 2007, the Master Servicer (or an entity employed by the Master Servicer for such purpose) is required to perform (or cause to be performed) physical inspections of each

Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer (or an entity employed by the Special Servicer), subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan or Serviced Whole Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Termination of the Special Servicer

The holder or holders of Certificates evidencing a majority interest in the Controlling Class (except with respect to a Serviced Whole Loan) and each Controlling Holder (with respect to the related Serviced Whole Loan) may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as the Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as the Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

DESCRIPTION OF THE CERTIFICATES

General

The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2006-4, on the Delivery Date pursuant to the Pooling and Servicing Agreement.

The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the ‘‘Trust’’), the assets of which (such assets collectively, the ‘‘Trust Fund’’) include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve Account and Excess Interest Distribution Account (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus).

The Certificates will consist of 29 classes to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Senior Certificates’’ and together with the Class X Certificates, the ‘‘Senior Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, with the Class A Senior Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class XC Certificates and the Class XP Certificates (the ‘‘Class X Certificates’’) (collectively with the Sequential Pay Certificates, the ‘‘REMIC II Certificates’’); (iv) the Class V Certificates; and (v) the Class R-I and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the ‘‘REMIC Residual Certificates’’). Only the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a ‘‘Class’’.

The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V and the REMIC Residual Certificates (collectively, the ‘‘Private Certificates’’ and, collectively with the Offered Certificates, the ‘‘Certificates’’) have not been registered under the Securities Act and are not offered hereby.

Registration and Denominations

The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the Class B, Class C and Class D Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references in this prospectus supplement to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

Certificate Balances and Notional Amounts

On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5.0%):

Class	Certificate Balance or Notional Amount		Approximate Percentage of Pool Balance	Approximate Credit Support
A-1	$45,000,000		1.600%	30.000%
A-2	$162,000,000		5.759%	30.000%
A-3	$157,000,000		5.581%	30.000%
A-AB	$80,787,000		2.872%	30.000%
A-4	$945,600,000		33.614%	30.000%
A-1A	$578,800,000		20.575%	30.000%
A-M	$281,312,000		10.000%	20.000%
A-J	$196,919,000		7.000%	13.000%
XP	TBD	(1)	N/A	N/A
B	$21,099,000		0.750%	12.250%
C	$35,164,000		1.250%	11.000%
D	$24,614,000		0.875%	10.125%
E	$17,582,000		0.625%	9.500%
F	$28,132,000		1.000%	8.500%
G	$35,164,000		1.250%	7.250%
H	$35,164,000		1.250%	6.000%
J	$35,164,000		1.250%	4.750%
K	$35,164,000		1.250%	3.500%
L	$10,549,000		0.375%	3.125%
M	$10,549,000		0.375%	2.750%
N	$10,550,000		0.375%	2.375%
O	$7,032,000		0.250%	2.125%
P	$10,550,000		0.375%	1.750%
Q	$10,549,000		0.375%	1.375%
S	$38,680,818		1.375%	0.000%
XC	$2,813,124,818	(1)	N/A	N/A

(1)	Notional amount.

On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ and ‘‘—Credit Support; Allocation of Losses and Certain Expenses’’ below.

The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those Classes will have a Notional Amount.

The Notional Amount of the Class XC Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $2,813,124,818, although it may be as much as 5.0% larger or smaller.

The notional amount of the Class XP Certificates will equal:

•	during the period following the initial issuance of the Certificates through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time and (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time, and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time;

•	during the period following the Distribution Date in [ ] through and including the Distribution Date in [ ], the sum of (a) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time, (b) the aggregate Certificate Balances of the Class [ ] Certificates outstanding from time to time and (c) the lesser of $[ ] and the Certificate Balance of the Class [ ] Certificates outstanding from time to time; and

•	following the Distribution Date in [ ], $0.

The total initial Notional Amount of the Class XP Certificates will be approximately $[                        ], although it may be as much as 5.0% larger or smaller.

Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

Pass-Through Rates

The interest rate (the ‘‘Pass-Through Rate’’) applicable to any Class of Certificates (other than the Class V, Class R-I and Class R-II Certificates) for any Distribution Date will equal the rates set forth below.

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately [         ]% per annum. The Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the [                                 ] 20[    ] Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under ‘‘—Certificate Balance and Notional Amounts’’ above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the [            ] 20[    ] Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a) with respect to the Class [    ] Certificates, [           ]% (the ‘‘Class XP (Class [    ]) Fixed Strip Rate’’); (b) with respect to the Class [    ] Certificates, [           ]% (the ‘‘Class XP (Class [    ]) Fixed Strip Rate’’); and (c) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component the excess, if any of:

(1) the lesser of (a) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

(2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

Following the [                           ] 20[    ] Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the [            ] 20[    ] Distribution Date and for each Distribution Date thereafter.

The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately [           ]% per annum. The Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under ‘‘—Certificate Balances and Notional Amount’’ above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

(1) if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, (y) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component, and (ii) the Pass-Through

Rate in effect for the Distribution Date for the Class [    ] Certificates, and (z) for each other applicable Class of Certificates, the greater of (i) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

(2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over, (b)(x) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, (y) with respect to the Class [    ] Certificates, the sum of (i) the Class XP (Class [    ]) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class [    ] Certificates, and (z) for each applicable class of Certificates, the greater of (i) the reference rate specified in ANNEX C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

(3) if such particular component consists of the entire Certificate Balance of any Class of Certificates and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

(4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the [                           ] 20[    ] Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class V, Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

For purposes of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate, (iii) the Weighted Average Net Mortgage Rate of (iv) the Weighted Average Net Mortgage Rate less a specified percentage.

The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a Pass-Through Rate, a Certificate Balance or a Notional Amount.

Distributions

General.    Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution Date with respect to the Offered Certificates will occur in September 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Registration and Denominations’’ above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

The Available Distribution Amount.    With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Application of the Available Distribution Amount.     On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class XC and Class XP Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XC and Class XP Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof, concurrently: (A)(i) first, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments to Class A-1A Certificates on such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned Principal Balance; (ii) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero; (iii) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1 and Class A-AB have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero; (v) then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and the planned principal balance distribution pursuant to clause (i) above on the Class A-AB Certificates have been made on such Distribution Date, until the Class A-AB Certificates are reduced to zero; and (vi) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

(3) to reimburse the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

(4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the Class A-AB Planned Principal Balance or Loan Groups).]

On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

(1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(5) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(8) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(11) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(14) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(17) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(20) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(23) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(26) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(29) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(32) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(35) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(38) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(41) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(44) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(47) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(49) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(50) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(51) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

(52) to pay interest to the holders of the Class S Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(53) if the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero, to pay principal to the holders of the Class S Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

(54) to reimburse the holders of the Class S Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid; and

(55) to pay to the holders of the Class R-I and Class R-II Certificates, the balance, if any, of the Available Distribution Amount in REMIC I (in the case of the Class R-I Certificates) and REMIC II (in the case of the Class R-II Certificates) for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35), (38), (41), (44), (47), (50) and (53) above with respect to any Class of

Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

Excess Liquidation Proceeds.    Except to the extent Realized Losses or Additional Trust Fund Expenses have been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and Servicing Agreement.

Distributable Certificate Interest.    The ‘‘Distributable Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The ‘‘Net Aggregate Prepayment Interest Shortfall’’ for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

Principal Distribution Amount.    The ‘‘Principal Distribution Amount’’ for any Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of the Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis resulting in the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, respectively. On each Distribution Date after the Certificate Balances of either the Class A-4 or Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

For purposes of calculating the Principal Distribution Amount, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-AB Planned Principal Balance.    The Class A-AB Planned Principal Balance for any Distribution Date is the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and/or Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount and/or Group 2 Principal Distribution Amount, as applicable (in accordance with the priorities described above under ‘‘—Application of the Available Distribution Amount’’), will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Excess Interest.    On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates. The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

Distributions of Prepayment Premiums.

Loan Group 1.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, in an amount equal to the product of (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related

Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively until and including the Distribution Date in [                           ] 20[    ] and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

Loan Group 2.    On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively, until and including the Distribution Date in [                           ] 20[    ] and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

Other Aspects.    No Prepayment Premiums will be distributed to the holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed (i) to holders of the Class XC and Class XP Certificates, [    ]% and [    ]%, respectively until and including the Distribution Date in [                           ] 20[    ] and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates.

Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ and ‘‘RISK FACTORS—Risks Related to the Mortgage Loans—Prepayment Premiums and Yield Maintenance Changes Present Special Risks’’ in this prospectus supplement.

Treatment of REO Properties.    Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts ‘‘due’’ on such Mortgage Loan; and, subject to the recoverability determination described below (see ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

Credit Support; Allocation of Losses and Certain Expenses

Credit support for the Offered Certificates will be provided by subordination. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—The Available Distribution Amount’’ above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the BlueLinx Holdings Portfolio Whole Loan will be allocated to the BlueLinx Holdings Portfolio Loan (and the applicable Class of Sequential Pay Certificates) and the BlueLinx Holdings Portfolio Companion Loan, pro rata, and (ii) any Realized Losses with respect to the Ritz-Carlton Key Biscayne Whole Loan will be allocated to the Ritz-Carlton Key Biscayne Pari Passu Note A-1 (and the applicable Class of Sequential Pay Certificates) and the Ritz-Carlton Key Biscayne Pari Passu Note A-2, pro rata. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Excess Interest Distribution Account

The Trustee is required to establish and maintain the Excess Interest Distribution Account (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class V Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

Interest Reserve Account

The Master Servicer will be required to establish and maintain the Interest Reserve Account (which may be a sub-account of the Certificate Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year (unless, in either case, the related Distribution Date is the final Distribution Date) which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the ‘‘Withheld Amount’’). On each Master Servicer Remittance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Master Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. The Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I Advances

With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to the Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of each Mortgage Loan or Serviced Whole Loan during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—Appraisal Reductions’’ in this prospectus supplement.

For the avoidance of doubt, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the Ritz-Carlton Key Biscayne Pari Passu Note A-2 or the BlueLinx Holdings Portfolio Companion Loan. See ‘‘THE TRUSTEE’’ in this prospectus supplement.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment that such a P&I Advance would be a Nonrecoverable P&I Advance. The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee and Master Servicer will conclusively rely on and be bound by the non-recoverability determination made by the Special Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest or a Prepayment Premium. The Master Servicer, the Special Servicer and Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer or Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or the Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or the Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer or the Special Servicer (or Trustee, if applicable) will give each Rating Agency notice of an anticipated reimbursement to it of

Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

With respect to each Mortgage Loan that is part of a Whole Loan, the Master Servicer will be entitled to reimbursement only for a P&I Advance that becomes nonrecoverable, first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time, in accordance with the terms of the Pooling and Servicing Agreement; provided that, in the case of a Whole Loan with one or more related subordinate notes, reimbursement for a P&I Advance on the related Mortgage Loan may also be made first from amounts collected on such subordinate notes.

If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal Distribution Amount, which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the Master Servicer, the Special Servicer or the Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, ‘‘Workout-Delayed

Reimbursement Amount’’ means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

Appraisal Reductions

Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan, the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan (other than a Mortgage Loan related to a Serviced Whole Loan) or a Serviced Whole Loan will equal 25% of the principal balance of such Mortgage Loan or Serviced Whole Loan, as applicable, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder and, if a Whole Loan is involved, the related Controlling Holder. If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing

Certificateholder and, if applicable, the related Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Directing Certificateholder with respect to the Mortgage Loans will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

Each Controlling Holder will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

The Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that Serviced Whole Loan. Any Appraisal Reduction Amount in respect of the Ritz-Carlton Key Biscayne Whole Loan will be allocated to the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2, pro rata.

The provisions of this section ‘‘Appraisal Reductions’’ are not applicable to the BlueLinx Holdings Portfolio Loan, which is governed by the BlueLinx Holdings Portfolio Pooling Agreement.

Reports to Certificateholders; Certain Available Information

Trustee Reports.    On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a ‘‘Distribution Date Statement’’) in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) The date of such Distribution Date, and of the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date.

(2) The amount of other fees and expenses accrued and paid from the Trust Fund, including without limitation Advance reimbursements and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment thereof, if applicable.

(3) Material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice.

(4) As of the related Determination Date: (i) as to any REO Property sold during the related Collection Period, the date of the related determination by the related special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and (ii) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage pool.

(5) The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool.

(6) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I Advances made as of the Master Servicer Remittance Date (‘‘Payment After Determination Date Report’’), the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the related Determination Date; (vii) as of the end of the Collection Period for the related Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer and the trustee fees, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the amounts held in the Excess Liquidation Proceeds Reserve Account; and (xxi) the ratings from all Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

(7) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in ANNEX A this prospectus supplement in the tables under the caption ‘‘ANNEX A: CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS’’ (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in ANNEX A

(provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

Servicer Reports.    The Master Servicer is required to deliver to the Trustee on the second business day following each Determination Date, and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically to the general public including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website.

The servicer reports will not include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within 45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report (the ‘‘CMSA Operating Statement Analysis Report’’) and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and the Special Servicer.

Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will prepare or update and forward to the Special Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the ‘‘CMSA NOI Adjustment Worksheet’’) to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment Worksheets will be prepared substantially in the form as set forth in the Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) to the Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Sponsors and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

In addition, the Trustee, the Special Servicer and the Master Servicer will furnish to the Depositor and the Trustee the compliance statements and attestation reports in accordance with Item 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) detailed under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the prospectus.

Copies of these statements and reports will be filed with the SEC through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to the general public via the Trustee's Website initially located at ‘‘www.ctslink.com’’. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee's Website. Promptly, but in no event later than one Business Day after such report has been filed with the SEC, the Trustee will post the Issuing Entity's annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports on its website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ in the accompanying prospectus.

Other Information.    The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under ‘‘Servicing of the Mortgage Loans—Evidence as to Compliance’’ in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the Class V Certificates or REMIC Residual Certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or any Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class or (iii) the exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the REMIC Residual Certificates or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders (other than the REMIC Residual Certificates and Class V Certificates) must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus), will be applied generally as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ above.

Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

Rate and Timing of Principal Payments.    The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will be distributable entirely in respect of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates until the related Certificate Balances thereof are reduced to zero, and the Group 2 Principal Distribution Amount (and after the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will be generally distributable to the Class A-1A Certificates. Following retirement of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, in sequential order of Class designation, in each such case until the related Certificate Balance is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates were outstanding.

In light of the foregoing, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2,

Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. Prepayments and, assuming the respective stated Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers, Amendments and Consents’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such Mortgage Loan is deemed to be in) are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described in this prospectus supplement, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of

Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to all Classes of Certificates (other than the REMIC Residual Certificates and Class V Certificates). Such allocations to the REMIC II Certificates will be made prorata to such Classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Distributable Certificate Interest for each such Class for such Distribution Date.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—Risks Related to the Mortgage Loans’’, ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Weighted Average Lives

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then to the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Group 2 Principal Distribution Amount (and, after the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates have been retired, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates may be shorter, and the weighted average lives of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

With respect to the Class A-AB Certificates, although based on the Maturity Assumptions the Certificate Balance of the A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, however we cannot assure you that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-1A Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable (in accordance with the priorities described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’), will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed ‘‘0%’’ assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed ‘‘25%’’, ‘‘50%’’, ‘‘75%’’, ‘‘100%’’ assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, during such Mortgage Loan's Defeasance Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period, Defeasance Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A ‘‘yield maintenance period’’ is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the ‘‘Maturity Assumptions’’): (i) the Mortgage Loans have the characteristics set forth in ANNEX A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the ‘‘Initial Certificate Balance’’), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement) and taking into account the Amortization Schedules (if any), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period (‘‘LOP’’), if any, Defeasance Period (‘‘DP’’), if any, or, yield maintenance period (‘‘YMP’’), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserve, earnout or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described in this prospectus supplement, (ix) no Mortgage Loan is required to be repurchased by the related Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi) there are no Additional Trust Fund Expenses, (xii) distributions on the Offered Certificates are made on the 10th day of each month, commencing in September 2006 and (xiii) the Offered Certificates are settled on August 29, 2006 (the ‘‘Settlement Date’’). In addition, loan number GA25040 is secured by 58 properties and is voluntarily prepayable in whole or in part at any time in connection with a release of property. As such, although the loan is not voluntarily prepayable other than in connection with a release of property, we have treated the loan as voluntarily prepayable for purposes of the following tables. We note that despite this treatment, the borrower, at its option, may instead defease the loan in whole or in part at any time on or after the second anniversary of the Closing Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. See ‘‘RISK FACTORS—Risks Related to the Certificates—Modeling Assumptions Are Unlikely To Match Actual Experience’’ in this prospectus supplement. It is highly unlikely that the Mortgage

Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for an Open Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	91.24	91.24	91.24	91.24	91.24
August 10, 2008	80.85	80.85	80.85	80.85	80.85
August 10, 2009	60.62	60.62	60.62	60.62	60.62
August 10, 2010	35.50	27.32	16.76	1.00	0.00
August 10, 2011	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	3.15	3.06	2.99	2.96	2.92

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	77.14
August 10, 2011	16.67	15.60	14.21	12.14	0.67
August 10, 2012	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	4.87	4.84	4.79	4.72	4.41

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	6.87	6.84	6.81	6.76	6.48

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	76.93	76.93	76.93	76.93	76.93
August 10, 2013	54.56	54.56	54.56	54.56	54.56
August 10, 2014	25.75	25.75	25.75	25.75	25.75
August 10, 2015	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	7.04	7.04	7.04	7.03	7.03

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	97.99	97.96	97.91	97.85	97.49
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.75	9.71	9.67	9.61	9.37

Percentages of the Initial Certificate Balance of
the Class A-1A Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	99.89	99.89	99.89	99.89	99.89
August 10, 2008	99.75	99.75	99.75	99.75	99.75
August 10, 2009	99.46	99.46	99.46	99.46	99.46
August 10, 2010	99.11	99.11	99.11	99.11	99.11
August 10, 2011	76.92	75.89	74.85	73.81	72.78
August 10, 2012	72.20	72.20	72.20	72.20	72.20
August 10, 2013	70.75	70.75	70.75	70.75	70.75
August 10, 2014	69.89	69.89	69.89	69.89	69.89
August 10, 2015	68.98	68.98	68.98	68.98	68.98
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	8.37	8.36	8.34	8.32	8.11

Percentages of the Initial Certificate Balance of
the Class A-M Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	100.00	100.00	100.00	100.00	100.00
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.93	9.91	9.89	9.86	9.68

Percentages of the Initial Certificate Balance of
the Class A-J Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	100.00	100.00	100.00	100.00	100.00
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.95	9.95	9.95	9.94	9.70

Percentages of the Initial Certificate Balance of
the Class B Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	100.00	100.00	100.00	100.00	100.00
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.95	9.95	9.95	9.95	9.70

Percentages of the Initial Certificate Balance of
the Class C Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	100.00	100.00	100.00	100.00	100.00
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.95	9.95	9.95	9.95	9.70

Percentages of the Initial Certificate Balance of
the Class D Certificates Under the Specified CPRs
(Prepayments Locked Out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Date	0%	25%	50%	75%	100%
Initial Percentage	100.00	100.00	100.00	100.00	100.00
August 10, 2007	100.00	100.00	100.00	100.00	100.00
August 10, 2008	100.00	100.00	100.00	100.00	100.00
August 10, 2009	100.00	100.00	100.00	100.00	100.00
August 10, 2010	100.00	100.00	100.00	100.00	100.00
August 10, 2011	100.00	100.00	100.00	100.00	100.00
August 10, 2012	100.00	100.00	100.00	100.00	100.00
August 10, 2013	100.00	100.00	100.00	100.00	100.00
August 10, 2014	100.00	100.00	100.00	100.00	100.00
August 10, 2015	100.00	100.00	100.00	100.00	100.00
August 10, 2016	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (years)	9.95	9.95	9.95	9.95	9.70

Yield Sensitivity of the Class XP Certificates

The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i) that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO Properties as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination Retirement of Certificates’’ in this prospectus supplement.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP Certificates.

Pre-Tax Yield to Maturity (CBE)
of the Class XP Certificates
(Prepayments locked out through LOP, DP and YMP, then the following CPR)

	Prepayment Assumption (CPR)
Assumed Purchase Price	0%		25%		50%		75%		100%
[ ]%	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding legal aspects of the Mortgage Loans that you consider prior to making any investment in the Offered Certificates.

10% or Greater State Concentrations.    Forty-seven of the Mortgaged Properties, securing Mortgage Loans representing 24.0% of the Initial Pool Balance (25.4% of the Group 1 Balance and 18.4% of the Group 2 Balance) are located in California. Certain considerations under California state law are discussed in this prospectus supplement under ‘‘RISK FACTORS—Certain State-Specific Considerations—California’’.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

For federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ (‘‘REMIC’’) elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being referred to in this prospectus supplement as ‘‘REMIC I’’ and ‘‘REMIC II’’, respectively. In addition, a separate REMIC election has been made with respect to the Starlite Mortgage Loan (the ‘‘Starlite Mortgage Loan REMIC’’). The assets of REMIC I generally will include the Mortgage Loans (the regular interest in the Starlite Mortgage Loan REMIC, in the case of the Starlite Mortgage Loan), the Trust's interest in any REO Properties (other than REO property with respect to the Starlite Mortgage Loan) acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The assets of REMIC II will consist of certain uncertificated ‘‘regular interests’’ in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes: (i) the REMIC II Certificates (other than the Class A-AB Certificates) will evidence the ‘‘regular interests’’ in, and generally will be treated as debt obligations of, REMIC II, (ii) the Class R-II Certificates will represent the sole class of ‘‘residual interests’’ in REMIC II and (iii) the Class R-I Certificates will represent the sole class of ‘‘residual interests’’ in REMIC I and a beneficial interest in the residual interest in the Starlite Mortgage Loan REMIC . Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and the REMIC declaration for the Starlite Mortgage Loan REMIC, and assuming the BlueLinx Holdings Portfolio Pooling Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs, the Starlite Mortgage Loan REMIC, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP: (i) the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as part of a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account, and (ii) the portion of the Trust Fund consisting of residual interest in the Starlite Mortgage Loan REMIC will be treated as part of the grantor trust and the Class R-I Certificates will represent undivided beneficial interests in such portion of the grantor trust. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the prospectus.

Discount and Premium; Prepayment Premiums

The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The ‘‘Startup Day’’ of REMIC I and REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class [    ] Certificates will be issued at a premium, that the Class [    ] Certificates will be issued with a de minimis amount of original issue discount and that the Class [    ] Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ and ‘‘—Premium’’ in the accompanying prospectus.

Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any ‘‘negative’’ amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations may be promulgated with respect to the Certificates.

For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment Date). See ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Prepayment Premiums’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

Characterization of Investments in Offered Certificates

Generally, except to the extent noted below, the Offered Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 23.7% (3.9% of the Group 1 Balance and 100.0% of the Group 2 Balance), of the Initial Pool Balance will represent Mortgage Loans secured by multifamily and manufactured housing properties. Holders of the Offered Certificates should consult their own tax advisors regarding whether the foregoing percentages or some other percentage applies to their certificates. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under Section 860G(a)(3)(C) of the Code. See ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

Possible Taxes on Income From Foreclosure Property

In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on ‘‘net income from foreclosure property’’ (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an ‘‘REO Tax’’). To the extent that income the Trust receives from an REO Property is subject to a tax on ‘‘net income from foreclosure property’’, such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

Reporting and Other Administrative Matters

Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Characterization of Investments in Offered Certificates’’ will be made as required under the Treasury regulations, generally on an annual basis.

The Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any Plan that is subject to Title I of ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by ‘‘benefit plan investors’’ (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation) (PTE 93-31), to Deutsche Bank Securities Inc. (Final Authorization Number 97-03E) and to Credit Suisse Securities (USA) LLC (PTE 89-90), each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to JPMorgan Securities (PTE 2002-19), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

A fiduciary of a Plan contemplating a purchase of any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, any Sponsor or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a ‘‘Party in Interest’’) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See ‘‘CERTAIN ERISA CONSIDERATIONS’’ in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law.

Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

Congress has passed legislation making significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. It is anticipated that President Bush will sign this legislation during August 2006, and many provisions are effective upon such signing. Potential investors should consult with their advisors regarding the consequences of these changes.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Moody's and S&P:

Class	Moody's	S&P
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-AB	Aaa	AAA
Class A-4	Aaa	AAA
Class A-1A	Aaa	AAA
Class A-M	Aaa	AAA
Class A-J	Aaa	AAA
Class XP	Aaa	AAA
Class B	Aa1	AA+
Class C	Aa2	AA
Class D	Aa3	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Mortgage Loan Sellers.

The ratings of the Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final Distribution Date, which is the Distribution Date in July 2046. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by Moody's or S&P.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See ‘‘RISK FACTORS—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates’’ in the accompanying prospectus.

GLOSSARY OF PRINCIPAL DEFINITIONS

‘‘Accrued Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘ACMs’’ means asbestos-containing materials.

‘‘Additional Trust Fund Expenses’’ mean, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under ‘‘ THE TRUSTEE’’ in this prospectus supplement and under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ herein and ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs’’ in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a Defaulted Mortgage Loan (see ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of ‘‘Realized Loss’’ for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

‘‘Administrative Fee Rate’’ means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the ‘‘Sub-Servicing Fee Rate’’) which equals the sum of the monthly master servicing fee and the monthly sub-servicing fee) plus the per annum rate applicable to the calculation of the Trustee Fee.

‘‘Administrative Fees’’ means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

‘‘Advance Interest’’ means interest payable to the Master Servicer and the Trustee with respect to any Advance made thereby and the Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate, except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘Advances’’ means Servicing Advances and P&I Advances.

‘‘Amortization Schedule’’ means the scheduled amount, if any, of the related monthly payments of principal and interest.

‘‘Annual Debt Service’’ means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in ANNEX A to this prospectus supplement by 12.

‘‘Anticipated Repayment Date’’ means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

‘‘Appraisal Reduction Amount’’ means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

(1) the sum of:

(a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

(b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date,

(c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Loan,

(d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and

(e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

over

(2) the sum of:

(x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

(y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) above).

‘‘Appraisal Trigger Event’’ means any of the following events: (1) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan becomes a Defaulted Mortgage Loan; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related Mortgaged Property becoming an REO Property; or (6) the passage of 60 days after the third extension of a Mortgage Loan or a Serviced Whole Loan.

‘‘Appraisal Value’’ means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an ‘‘as is’’ or ‘‘as stabilized’’ value. The appraisals for Mortgaged Properties with respect to Loan Nos. 3400137 ($37,250,000 ‘‘as is’’ value as of May 12, 2006), 59756 ($19,925,000 ‘‘as is’’ value as of

February 7, 2006), 760046225 ($9,400,000 ‘‘as is’’ value as of December 16, 2005), DBM27151 ($59,000,000 ‘‘as is’’ value as of May 5, 2006), DBM27480 ($35,400,000 ‘‘as is’’ value as of June 1, 2006) and DBM26767 ($9,650,000 ‘‘as is’’ value as of March 10, 2006) are presented on an ‘‘as stabilized’’ basis, for which, with respect to Loan No. 3400137, representing 1.0% of the Initial Pool Balance (1.3% of the Group 1 Balance) the specified date will occur on September 1, 2006, and with respect to Loan No. DBM27480, representing 1.0% of the Initial Pool Balance (1.3% of the Group 1 Balance) the specified date will occur on June 1, 2007, in ANNEX A to this prospectus supplement.

‘‘Approval Provisions’’ mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a Mortgage Loan (other than the BlueLinx Holdings Portfolio Loan) (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) (A) with respect to any Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or (B) in connection with a Special Action for any Mortgage Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder; (iii) with respect to any Non-Partitioned Mortgage Loan that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to any Serviced Whole Loan, the Master Servicer, if the related Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the related Controlling Holder, in connection with a Special Action; and (v) with respect to any Serviced Whole Loan, the Special Servicer, if the related Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the related Controlling Holder in connection with a Special Action.

‘‘ARD Loan’’ means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

‘‘Asset Status Report’’ means a report to be prepared by the Special Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

‘‘Assumed Monthly Payment’’ means an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated Maturity Date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated Maturity Date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The ‘‘Assumed Monthly Payment’’ deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

‘‘Automatic Termination’’ is defined in ‘‘IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES’’ in this prospectus supplement:

‘‘Available Distribution Amount’’ means, for any Distribution Date, in general:

(a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related

Collection Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi) amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date; (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year) unless, in either case, the related Distribution Date is the final Distribution Date, an amount equal to the related Withheld Amount; and (ix) with respect to the first Distribution Date, the related Interest Deposit Amount.

(b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date) the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Average Daily Rate’’ or ‘‘ADR’’ means, with respect to a hotel Mortgaged Property, the average rate charged at the Mortgaged Property per day.

‘‘Balance Per Unit’’ means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Keys, Pads, Spaces or SF (as applicable), except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2; and

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 760055159 and 760054238 on ANNEX A to this prospectus supplement) (1) the aggregate balance of such Cross-Collateralized Mortgage Loans divided by (2) the aggregate number of Units, Keys, Pads, Spaces, or SF (as applicable) related to the Mortgaged Properties securing such Cross-Collateralized Mortgage Loans.

‘‘Balloon’’ or ‘‘Balloon Loan’’ means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

‘‘Balloon or ARD Loan-to-Value Ratio’’, ‘‘Balloon or ARD LTV Ratio’’, ‘‘Balloon or ARD LTV’’, ‘‘Maturity Date Loan-to-Value’’ or ‘‘Maturity Date LTV’’ or ‘‘Maturity Date LTV Ratio’’ means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its Anticipated Repayment Date) divided by the Appraisal Value of the related Mortgage Loan, except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari

Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2;

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 760055159 and 760054238 on ANNEX A to this prospectus supplement) (1) the aggregate principal portion of the Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged Properties securing such Cross-Collateralized Mortgage Loans; and

(C) with respect to the Holdback Loan, the Maturity Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraised Value of such Holdback Loan.

‘‘Balloon Payment’’ means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related Maturity Date.

‘‘Balloon Payment Interest Shortfall’’ means, with respect to any Balloon Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

‘‘Base Interest Fraction’’ means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

‘‘BlueLinx Holdings Portfolio Companion Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Controlling Class Representative’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Master Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Pari Passu Noteholder’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Pooling Agreement’’ means the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2006-C27.

‘‘BlueLinx Holdings Portfolio Special Servicer’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Trustee’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘BlueLinx Holdings Portfolio Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—BlueLinx Holdings Portfolio Whole Loan’’ in this prospectus supplement.

‘‘Cash Flow’’ means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

(i) ‘‘Revenues’’ generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

(ii) ‘‘Expenses’’ generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations. In addition, Cash Flow may reflect certain stabilized calculations, including amounts payable by a loan sponsor for unoccupied spaces under a master lease.

‘‘CBE’’ means corporate bond equivalent.

‘‘Certificate Balance’’ means for any Class of Sequential Pay Certificates outstanding at any time the then aggregate stated principal amount thereof.

‘‘Certificate Owner’’ means a beneficial owner of an Offered Certificate.

‘‘Certificateholder’’ or ‘‘Holder’’ means the beneficial owner of a Certificate.

‘‘Certificate Registrar’’ means the Trustee in its capacity as registrar.

‘‘Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Class A-AB Planned Principal Balance’’ means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in ANNEX D to this prospectus supplement.

‘‘Class XP (Class [    ]) Fixed Strip Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘Class XP (Class [    ]) Fixed Strip Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— General’’ in this prospectus supplement.

‘‘CMSA NOI Adjustment Worksheet’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘CMSA Operating Statement Analysis Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Servicer Reports’’ in this prospectus supplement.

‘‘Collateral Substitution Deposit’’ means an amount that will be sufficient to (a) purchase U.S. government obligations providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to and including the related Maturity Date or Anticipated Repayment Date (or, in certain cases, the commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the BlueLinx Holdings Portfolio Companion Loan and the Ritz-Carlton Companion Loan in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

‘‘Collection Period’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Commercial Loan’’ means a Mortgage Loan secured by a Commercial Mortgaged Property.

‘‘Commercial Mortgaged Property’’ means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self storage facility or a parking garage.

‘‘Companion Holders’’ means with respect to each Whole Loan as follows: (i) with respect to the BlueLinx Holdings Portfolio Whole Loan, the BlueLinx Holdings Portfolio Pari Passu Note A-1 Holder and the BlueLinx Holdings Portfolio Pari Passu Note A-2 Holder and (ii) with respect to the Ritz-Carlton Key Biscayne Whole Loan, the Ritz-Carlton Key Biscayne Pari Passu Note A-1 Holder and the Ritz-Carlton Key Biscayne Note A-2 Holder.

‘‘Compensating Interest Payment’’ means a cash payment from the Master Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

‘‘Controlling Class’’ means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class S Certificates.

‘‘Controlling Class Certificateholder’’ means each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

‘‘Controlling Holder’’ means, with respect to: (i) the BlueLinx Holdings Portfolio Whole Loan, the BlueLinx Holdings Portfolio Controlling Class Representative and (ii) the Ritz-Carlton Key Biscayne Whole Loan, the Ritz-Carlton Key Biscayne Controlling Holder.

‘‘Corrected Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer Event, if and when such default is cured in the reasonable judgment of the Special Servicer; and (d) in the case of the circumstances described in clause (g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

‘‘Cross-Collateralized Mortgage Loan’’ means a Mortgage Loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

‘‘Cut-off Date’’ is defined in ‘‘SUMMARY OF THIS PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Cut-off Date Balance’’ means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

‘‘Cut-off Date Loan-to-Value Ratio’’, ‘‘Cut-off Date LTV Ratio’’ or ‘‘Cut-off Date LTV’’ means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari

Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2;

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 760055159 and 760054238 on ANNEX A to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans; and

(C)   with respect to the Holdback Loan, the Cut-off Date Balance of such Holdback Loan (net of the amount of the holdback) divided by the Appraisal Value of such Holdback Loan.

‘‘DBBM’’ is defined in ‘‘THE SPONSORS—German American Capital Corporation’’ in this prospectus supplement.

‘‘DBMC’’ is defined in ‘‘THE SPONSORS—German American Capital Corporation’’ in this prospectus supplement.

‘‘Default Charges’’ means late payment charges and Default Interest.

‘‘Default Interest’’ means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

‘‘Defaulted Mortgage Loan’’ means a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage and Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

‘‘Defeasance’’ means (for purposes of ANNEX A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

‘‘Defeasance Period’’ or ‘‘DP’’ means the time after the specified period, which is at least two years from the Delivery Date (except with respect to Starlite Mortgage Loan which is immediately defeasable); provided no event of default exists, during which the related borrower may obtain a release of a Mortgaged Property from the lien of the related Mortgage by exercising its Defeasance Option.

‘‘Defeasance Option’’ means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period; provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Delivery Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Depositor’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Determination Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Directing Certificateholder’’ means the Controlling Class Certificateholder (or a representative selected by such Controlling Class Certificateholder to act on its behalf) selected by the majority

Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. As of the Delivery Date the Directing Certificateholder is LNR Securities Holdings, LLC.

‘‘Discount Rate’’ means, with respect to any applicable Prepayment Premium calculation, the yield on the specified U.S. Treasury issue as described in the underlying Mortgage Note being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

‘‘Distributable Certificate Interest’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Distribution Date’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Distribution Date Statement’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a Mortgage Loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Emergency Advance’’ means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the Trust Fund.

‘‘Environmental Report’’ means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Cash Flow’’ means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

‘‘Excess Interest’’ means interest accrued on an ARD Loan at the related Excess Interest Rate.

‘‘Excess Interest Distribution Account’’ means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V Certificateholders.

‘‘Excess Interest Rate’’ means the difference in rate of an ARD Loan's Revised Rate over the related Mortgage Rate.

‘‘Excess Liquidation Proceeds’’ are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

‘‘Excluded Plan’’ means a Plan sponsored by any member of the Restricted Group.

‘‘Exemption’’ means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation (predecessor in interest to Bank of America Corporation) (PTE 93-31), Deutsche Bank Securities Inc. (Final Authorization Number 97-03E) and Credit Suisse Securities (USA) LLC (PTE 89-90), each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and to J.P. Morgan Securities Inc. (PTE 2002-19).

‘‘Exemption-Favored Party’’ means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

‘‘FIRREA’’ means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

‘‘Fitch’’ means Fitch Ratings.

‘‘FSMA’’ is defined in ‘‘UNITED KINGDOM’’ in this prospectus supplement.

‘‘Full Year Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also ‘‘Cash Flow’’ above.

(i) ‘‘Full Year Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

(ii) ‘‘Full Year Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

‘‘Full Year DSCR’’ means, with respect to any Mortgage Loan (a) the Full Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2; and

(B) with respect to the Holdback Loan the Full Year Cash Flow for such Mortgage Loan divided by the related Annual Debt Service for such Mortgage Loan.

‘‘Full Year End Date’’ means, with respect to each Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Full Year End Date’’ with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

‘‘GAAP’’ means generally accepted accounting principles.

‘‘GACC’’ is defined in ‘‘THE SPONSORS—German American Capital Corporation’’ in this prospectus supplement.

‘‘GE’’ is defined in ‘‘THE SPONSORS—General Electric Capital Corporation’’ in this prospectus supplement.

‘‘GECC’’ is defined in ‘‘THE SPONSORS—General Electric Capital Corporation’’ in this prospectus supplement.

‘‘Group 1 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 1 as of the Cut-off Date, $2,234,290,645.

‘‘Group 1 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 1 Mortgage Loans.

‘‘Group 2 Balance’’ means the aggregate principal balance equal of the Mortgage Loans in Loan Group 2 as of the Cut-off Date, $578,834,173.

‘‘Group 2 Principal Distribution Amount’’ means the Principal Distribution Amount applicable to just the Loan Group 2 Mortgage Loans.

‘‘Group Balance’’ means, collectively, either the Group 1 Balance or the Group 2 Balance.

‘‘Group Balances’’ means the Group 1 Balance and the Group 2 Balance.

‘‘Guaranty Loan’’ means Loan Nos. DBM27427, DBM27174 and DBM27175 on ANNEX A to this prospectus supplement, for which the related sponsor, Ezra Beyman, provided a guaranty of payment, as listed in the chart below. The debt service coverage ratio shown throughout this prospectus supplement for each Guaranty Loan is 1.20x. The actual current underwritten debt service coverage ratio for each Guaranty Loan is listed below. Each related guaranty will terminate when the applicable Mortgaged Property attains a debt service coverage ratio of at least 1.20x and occupancy of 90% or 95% as indicated in the chart below.

Loan No.	Guaranty Amount	Cut-Off Date Actual U/W DSCR during IO Period/Length of IO Period	Actual U/W DSCR on an Amortizing Basis		Required Occupancy for Release of Guaranty
DBM27427	$6,400,000	1.22x/72 mos	1.06	x	95%
DBM27174	$5,000,000	1.20x/60 mos	1.05	x	90%
DBM27175	$2,750,000	1.29x/60 mos	1.12	x	90%

‘‘Holdback Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Performance Escrows and Letters of Credit’’ in this prospectus supplement.

‘‘Hyper Am’’ means (for purposes of ANNEX A to this prospectus supplement) ARD Loans.

‘‘Initial Certificate Balance’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Initial Pool Balance’’ means the aggregate Cut-off Date balance of the Mortgage Loans, $2,813,124,818, subject to a variance of plus or minus 5.0%.

‘‘Initial Resolution Period’’ means the 90-day period commencing upon a Sponsor's receipt of written notice from the Master Servicer or the Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any related Mortgage Loan.

‘‘Int Diff (BEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the Mortgage Rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

   1−(1+r)−n

r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the Maturity Date of the related Mortgage Loan. As used in this definition, ‘‘Yield Rate’’ means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

•	Loan No. 3401856 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Int Diff (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the present value of a series of monthly payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the Maturity Date of the related Mortgage Loans (or, with respect to Loan No. 3401578, a series of monthly payments over the remaining term of the Mortgage Loan through and including the payment that is six months prior to the Maturity Date of the related Mortgage Loan), discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the Maturity Date of the related Mortgage Loans (or, with respect to Loan No. 3401578 for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related mortgage loan documents through and including the payment date that is six months prior to the maturity date of the related Mortgage Loan). ‘‘Int Diff Payment Amount’’ means the amount of Interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related Mortgage Loan over the Reinvestment Yield (or with respect to Loan No. 59756, a per annum interest rate equal to the excess of the Note Rate over the sum of (a) the Reinvestment Yield and (b) twenty-five (25) basis points). ‘‘Reinvestment Yield’’ means the yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield.

•	Loans Nos. 59756, 3401578, 3401786, 3401929, 3402171, 59580, 3402118, 3401652 and 3401858 have been assumed to be included in this category for purposes of ANNEX A.

‘‘Int Diff (MEY) – G’’ refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of:

(a)	1% of the principal amount being prepaid (except with respect to Loan No. 760055017, which is not subject to a 1.0% floor) or

(b)	the sum of the present value on the date of prepayment, discounted using the Discount Rate, of the Monthly Interest Shortfalls for the remaining term of the related Mortgage Loan.

For purposes of this definition:

(i)    ‘‘Monthly Interest Shortfall’’ will be calculated for each applicable due date following the date of prepayment and will equal the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

(ii)    ‘‘Prepayment Percentage’’ means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for scheduled amortization.

(iii)    ‘‘Discount Rate’’ means the monthly compounded Replacement Treasury Rate.

(iv)    ‘‘Replacement Treasury Rate’’ means the yield rate for the specified United States Treasury Security as described in the underlying note.

•	Loan Nos. 760055417, 760054000, 760055017, 760050319, 760056497, 760056457, 760053098 and 760041373 have been assumed to be included in this category for the purposes of ANNEX A.

‘‘Interest Deposit’’ means the amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of September 1, 2006 had such Mortgage Loan been originated on August 1, 2006, for the period from and including August 1, 2006 to but excluding September 1, 2006.

‘‘Interest Deposit Amount’’ means the amount of the Interest Deposit for the following Mortgage Loans (such Loan Numbers are as set forth on ANNEX A to this prospectus supplement):

•	Loan No. DBM27151, $261,002.78.

•	Loan No. DBM26333, $137,131.94.

•	Loan No. DBM27187, $127,410.00.

•	Loan No. 760050618, $101,462.14.

•	Loan No. 760053361, $100,784.44.

•	Loan No. 760054198, $49,574.17.

•	Loan No. 3402171, $31,558.00.

•	Loan No. 760048221, $30,595.28.

•	Loan No. DBM27266, $21,503.67.

•	Loan No. 760053978, $19,198.47.

•	Loan No. 760055159, $17,837.70.

•	Loan No. 760054238, $16,741.44.

•	Loan No. 760053757, $16,486.83.

‘‘Interest Only’’ means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

‘‘Interest Only, Hyper Am’’ means any Mortgage Loan that requires only scheduled payments of interest for the term of the related Mortgage Loan and that has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Interest Reserve Account’’ means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master Servicer in the name of the Trustee for the benefit of the Certificates.

‘‘IO, Balloon’’ and ‘‘Partial Interest Only, Balloon’’ each mean any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

‘‘IO, Hyper Am’’, ‘‘Partial Interest Only, Hyper Am’’ and ‘‘Partial Interest Only, ARD’’ each mean any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and has a significant outstanding balance at the Anticipated Repayment Date.

‘‘Leasable Square Footage’’, ‘‘Net Rentable Area (SF)’’ or ‘‘NRA’’ means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

‘‘Liquidation Fee’’ means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

‘‘Liquidation Fee Rate’’ means a rate equal to 1.0% (100 basis points).

‘‘LNR’’ means LNR Property Holdings Ltd., parent company of LNR Partners.

‘‘LNR Partners’’ means LNR Partners, Inc., a Florida corporation and subsidiary of LNR.

‘‘Loan Group 1’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 1 will consist of 130 Mortgage Loans with an aggregate principal balance equal to the Group 1 Balance and representing approximately 79.4% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Loan Group 2’’ means one of the two loan groups that make up the Mortgage Pool. Loan Group 2 will consist of 35 Mortgage Loans with an aggregate principal balance equal to the Group 2 Balance (or approximately 92.9% of the aggregate principal balance of the Mortgage Loans secured by multifamily properties and approximately 26.6% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties) and representing approximately 20.6% of the aggregate principal balance of the Mortgage Pool as of the Cut-off Date. ANNEX A to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan.

‘‘Lock-out Period’’ or ‘‘LOP’’ means a period during which voluntary principal prepayments are prohibited.

‘‘MAI’’ means a member of the Appraisal Institute.

‘‘Major Tenant’’ means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

‘‘Master Servicer’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Master Servicer Remittance Date’’ means, for any month, the business day preceding each Distribution Date.

‘‘Master Servicing Fee’’ means the principal compensation to be paid to the Master Servicer in respect of its master servicing activities (including compensation payable to sub-servicers).

‘‘Master Servicing Fee Rate’’ means the sum of the monthly master servicing fee and the monthly sub-servicing fee.

‘‘Maturity’’ or ‘‘Maturity Date’’ means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

‘‘Maturity Assumptions’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Maturity Date Balance’’ means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘MERS Designated Mortgage Loan’’ means a Mortgage Loan that shows the Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

‘‘Modified Mortgage Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

‘‘Monthly Payment’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, scheduled monthly payments of principal and interest on such Mortgage Loan or Serviced Whole Loan except solely for purposes of ANNEX A to this prospectus supplement, as follows:

(1) with respect to Interest Only loans, the related ‘‘Monthly Payment’’ is equal to the average of the first twelve monthly interest payments of the loan; and

(2) with respect to any IO, Balloon; Partial Interest Only, Balloon; and Partial Interest Only, Hyper Am Loan, the related ‘‘Monthly Payment’’ is equal to the principal and interest owed beginning on the amortization commencement date.

‘‘Mortgage’’ means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

‘‘Mortgage Loan’’ means one of the mortgage loans in the Mortgage Pool.

‘‘Mortgage Loan Purchase and Sale Agreement’’ means the separate mortgage loan purchase and sale agreements to be dated as of the Delivery Date by which the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller as of the Delivery Date.

‘‘Mortgage Loan Schedule’’ means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

‘‘Mortgage Loan Sellers’’ means the Sponsors.

‘‘Mortgage Note’’ means the one or more promissory notes evidencing the related Mortgage.

‘‘Mortgage Pool’’ means the pool of mortgage loans consisting of 165 multifamily and commercial Mortgage Loans.

‘‘Mortgage Rate’’ means the per annum interest rate applicable each Mortgage Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

‘‘Mortgaged Property’’ means the real property subject to the lien of a Mortgage and constituting collateral for the related Mortgage Loan.

‘‘Most Recent Cash Flow’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also ‘‘Cash Flow’’.

(i) ‘‘Most Recent Revenues’’ are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

(ii) ‘‘Most Recent Expenses’’ are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

‘‘Most Recent DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2; and

(B) with respect to each Holdback Loan, the Most Recent Cash Flow for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgage Properties (net of the amount of the holdback reserve).

‘‘Most Recent End Date’’ means, with respect to any Mortgage Loan, the date indicated on ANNEX A to this prospectus supplement as the ‘‘Most Recent End Date’’ with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

‘‘Most Recent NOI’’ means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses.

‘‘Most Recent NOI DSCR’’ means, with respect to any Mortgage Loan (a) the Most Recent NOI for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) with respect to each of the BlueLinx Holdings Portfolio Whole Loan and the Ritz-Carlton Key Biscayne Whole Loan, the most recent NOI for the related Mortaged Properties divided by the Annual Debt Service for the aggregate of such Mortgage Loans; and

(B) with respect to each Holdback Loan, the Most Recent NOI for the related Mortgaged Properties divided by the Annual Debt Service for such Mortgage Loans (net of the amount of the holdback reserve).

‘‘Most Recent Statement Type’’ means certain financial information with respect to the Mortgaged Properties as set forth in the five categories listed in (i) through (v) immediately below.

(i) ‘‘Full Year’’ means certain financial information regarding the Mortgaged Properties presented as of the date that is presented in the Most Recent Financial End Date.

(ii) ‘‘Annualized Most Recent’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

(iii) ‘‘Trailing 9 Months’’ or ‘‘Trailing 9’’ or ‘‘Trailing Nine Months’’ means certain financial information regarding the Mortgaged Properties that is presented for the previous 9 months prior to the Most Recent End Date.

(iv) ‘‘Trailing 12 Months’’ or ‘‘Trailing Twelve Months’’ means certain financial information regarding the Mortgaged Properties which has been annualized based upon the 12 months prior to the Most Recent Date.

(v) ‘‘Actual’’ means the most recent financial information regarding the Mortgaged Properties that has not been annualized.

‘‘Multifamily Loan’’ means a Mortgage Loan secured by a Multifamily Mortgaged Property.

‘‘Multifamily Mortgaged Property’’ means one or more apartment buildings each consisting of five or more rental living units or manufactured housing properties.

‘‘Net Aggregate Prepayment Interest Shortfall’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement.

‘‘Net Mortgage Rate’’ means with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative Fee Rate; provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Net Mortgage Rate for each one month period (a) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date) will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year. As of the

Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 5.2292% per annum to 7.4992% per annum, with a Weighted Average Net Mortgage Rate of 6.1018% per annum. See ‘‘COMPENSATION AND EXPENSES’’ in this prospectus supplement. For purposes of the calculation of the Net Mortgage Rate in ANNEX A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rate in this prospectus supplement.

‘‘Nonrecoverable Advances’’ means a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, as applicable.

‘‘Nonrecoverable P&I Advance’’ means any P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

‘‘Nonrecoverable Servicing Advance’’ means any Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable from Related Proceeds.

‘‘Non-Serviced Mortgage Loans’’ means the BlueLinx Holdings Portfolio Loan.

‘‘Non-Specially Serviced Mortgage Loan’’ means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Mortgage Loan.

‘‘Notional Amount’’ means the notional amount used for purposes of calculating the amount of accrued interest on the Class XP and Class XC Certificates.

‘‘NPV (MEY)’’ refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the principal amount being prepaid or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a ‘‘Treasury Rate’’ converted to a monthly compounded nominal yield as provided in the underlying Mortgage Note, minus (z) the principal amount being prepaid. ‘‘Treasury Rate’’ means the sum of (a) yield rate for the specified U.S. Treasury security as described in the underlying Mortgage Note converted to a monthly compounded nominal yield and (b) twenty (20) basis points per annum.

•	Loan No. GA25040 has been assumed to be included in this category for purposes of ANNEX A.

‘‘Occupancy %’’ or ‘‘Occupancy Percent’’ means the percentage of Leasable Square Footage or total Units/Keys/Pads/Spaces, as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, or leases, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues. With respect to certain Mortgage Loans, a loan sponsor entered into a master lease to guaranty the payment of rent for certain portions of the mortgaged property not yet leased or occupied. In most cases where a master lease exists, the Occupancy Percent includes the space leased under the master lease.

‘‘Offered Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Open’’ means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

‘‘Open Period’’ means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

‘‘Option Price’’ means generally (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

‘‘Original Balance’’ means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the ‘‘Original Balance’’ applicable to each Mortgaged Property will be as allocated in the Mortgage Loan documents. If such allocation is not provided in the Mortgage Loan documents, then the ‘‘Original Balance’’ will be allocated to each Mortgaged Property in proportion to its Appraisal Value.

‘‘P&I Advance’’ means an Advance of principal and/or interest.

‘‘Partial Interest Only’’ means a loan which is interest only for a portion of its term and pays principal and interest for the remainder portion of its term.

‘‘Participants’’ means the participating organizations in the DTC.

‘‘Party in Interest’’ is defined in ‘‘CERTAIN ERISA CONSIDERATIONS’’ in this prospectus supplement.

‘‘Pass-Through Rate’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

‘‘Payment After Determination Date Report’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Certain Available Information—Trustee Reports’’ in this prospectus supplement.

‘‘Penetration’’ means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

‘‘Permitted Encumbrances’’ means any or all of the following encumbrances: (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or ‘‘marked-up’’ commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property that the related Sponsor did not require to be subordinated to the lien of such Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

‘‘Permitted Investments’’ means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

‘‘Plan’’ means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

‘‘Plan Assets’’ means ‘‘plan assets’’ for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code.

‘‘Pooling and Servicing Agreement’’ means that certain pooling and servicing agreement dated as of August 1, 2006, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator.

‘‘Prepayment Interest Excess’’ means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

‘‘Prepayment Interest Shortfall’’ means if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment.

‘‘Prepayment Premium’’ means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

‘‘Prepayment Premium Period’’ means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

‘‘Principal Distribution Amount’’ means, for any Distribution Date, with respect to a Loan Group or the Mortgage Pool, the aggregate of the following:

(a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower in respect of the Mortgage Loans in the Mortgage Pool, or in such Loan Group as applicable, for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

(b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

(c) with respect to any Balloon Loan in the Mortgage Pool or in such Loan Group, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) the excess, if any, of (i) the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Group 1 Principal Distribution Amount, Group 2 Principal Distribution Amount and Principal Distribution Amount, on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Private Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Prospectus Directive’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘PTE’’ means a Prohibited Transaction Exemption.

‘‘Purchase Option’’ means, in the event a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the related Controlling Holder (in the case of a Whole Loan), from the Trust Fund at the Option Price.

‘‘Purchase Price’’ means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances, any interest on any Advances and any related Additional Trust Fund Expenses (including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing Agreement).

‘‘Qualified Substitute Mortgage Loan’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, any other mortgage loan that on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve

30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; provided, further, however, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Sponsor).

‘‘Rated Final Distribution Date’’ means the Distribution Date in July 2046 which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

‘‘Rating Agencies’’ means Moody's and S&P.

‘‘Realized Losses’’ means losses on or in respect of the Mortgage Loans or Serviced Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan or Serviced Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan, Serviced Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

‘‘Record Date ’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Reimbursement Rate’’ means a per annum rate equal to the ‘‘prime rate’’ as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as such prime rate’’ may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

‘‘REIT’’ means a real estate investment trust.

‘‘Related Loans’’ means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

‘‘Related Proceeds’’ means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

‘‘Release Date’’ means the Due Date upon which the related borrower can exercise its Defeasance Option.

‘‘Relevant Implementation Date’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Member State’’ is defined in ‘‘EUROPEAN ECONOMIC AREA’’ in this prospectus supplement.

‘‘Relevant Persons’’ is defined in ‘‘NOTICE TO UNITED KINGDOM INVESTORS’’ in this prospectus supplement.

‘‘REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC I’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘REMIC II Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REMIC Administrator’’ means the Trustee with respect to its duties with respect to REMIC administration.

‘‘REMIC Residual Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘REO Extension’’ is defined in ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement.

‘‘REO Loan’’ means any Defaulted Mortgage Loan, Mortgage Loan or Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property.

‘‘REO Property’’ means each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘REO Tax’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Possible Taxes on Income From Foreclosure Property’’ in this prospectus supplement.

‘‘Required Appraisal Loan’’ means any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

‘‘Resolution Extension Period’’ means:

(i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

(ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan at the commencement of, and does not become a Specially Serviced Mortgage Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

(iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Sponsor of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

(iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, that if the related Sponsor did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach; provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

‘‘Restricted Group’’ means any Exemption-Favored Party, the Trustee, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, any Sponsor, any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

‘‘Revised Rate’’ means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

‘‘RevPAR’’ means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the Average Daily Rate for a given period.

‘‘Ritz-Carlton Key Biscayne Companion Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Intercreditor Agreement’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Mortgaged Property’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Pari Passu Note A-1’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Pari Passu Note A-2’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Pari Passu Noteholders’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘Ritz-Carlton Key Biscayne Whole Loan’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Ritz-Carlton Key Biscayne Whole Loan’’ in this prospectus supplement.

‘‘S&P’’ means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Senior Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Sequential Pay Certificates’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Serviced Whole Loan’’ means the Ritz-Carlton Key Biscayne Whole Loan.

‘‘Servicing Advances’’ means customary, reasonable and necessary ‘‘out of pocket’’ costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan (other than a Non-Serviced Mortgage Loan), or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

‘‘Servicing Standard’’ means to service and administer a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders and, if a Whole Loan is involved, the related Companion Holder(s), as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate (or any security backed by the BlueLinx Holdings Portfolio Pari Passu Note A-2 or the Ritz-Carlton Key Biscayne Pari Passu Note A-2) or any interest in any subordinate debt or mezzanine loan by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or the Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

‘‘Servicing Transfer Event’’ means, with respect to any Mortgage Loan or Serviced Whole Loan, any of the following events: (a) the related Mortgage Loan becoming a Defaulted Mortgage Loan or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the applicable period contemplated in the definition of Defaulted Mortgage Loan; or (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

‘‘Settlement Date’’ is defined in ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Lives’’ in this prospectus supplement.

‘‘Special Action’’ means, with respect to any Mortgage Loan or related REO Property (other than the BlueLinx Holdings Portfolio Loan or any related REO Property), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination; Retirement of Certificates’’ or pursuant to a Purchase Option as described under ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; Purchase Option’’ in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents; (vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation).

‘‘Specially Serviced Mortgage Loan’’ means any Mortgage Loan (including the Ritz-Carlton Key Biscayne Whole Loan, other than a Corrected Mortgage Loan, but not including the BlueLinx Holdings Portfolio Whole Loan) as to which a Servicing Transfer Event has occurred.

‘‘Special Servicer’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Special Servicing Fee’’ means principal compensation to be paid to the Special Servicer in respect of its special servicing activities.

‘‘Special Servicing Fee Rate’’ means a rate equal to 0.35% (35 basis points) per annum with a minimum of $4,000 per month per Specially Serviced Mortgage Loan or REO Loan).

‘‘Sponsors’’ is defined in ‘‘THE SPONSORS’’ in this prospectus supplement.

‘‘Starlite Mortgage Loan’’ means the Mortgage Loan identified as Loan No. 760020381 on ANNEX A to this prospectus supplement, representing approximately 0.2% of the initial pool balance (0.3% of the group 1 balance).

‘‘Starlite Mortgage Loan REMIC’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—General’’ in this prospectus supplement.

‘‘Startup Day’’ is defined in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Discount and Premium; Prepayment Premiums’’ in this prospectus supplement.

‘‘Stated Principal Balance’’ means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the Cut-off Date, which will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. To the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

‘‘Sub-Servicer’’ means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

‘‘Sub-Servicing Agreement’’ means the sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a Sub-Servicer.

‘‘Sub-Servicing Fee Rate’’ means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

‘‘Subordinate Certificates’’ means the Classes of Certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XP and Class XC Certificates.

‘‘Substitution Shortfall Amount’’ means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution.

‘‘Trust’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Trustee’’ is defined in ‘‘SUMMARY OF THE PROSPECTUS SUPPLEMENT’’ in this prospectus supplement.

‘‘Trustee Fee’’ means the monthly fee payable to the Trustee pursuant to the Pooling and Servicing Agreement.

‘‘Trust Fund’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—General’’ in this prospectus supplement.

‘‘Underwriters’’ means, collectively, Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc.

‘‘Underwriting Agreement’’ means that certain underwriting agreement among the Depositor and the Underwriters.

‘‘Units’’, ‘‘Keys’’, ‘‘Pads’’, ‘‘Spaces’’ and ‘‘SF’’ respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in ANNEX A to this prospectus supplement as ‘‘Units’’); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in ANNEX A to this prospectus supplement as ‘‘Keys’’); (iii) in the case of a Mortgaged Property operating as a manufactured housing community, the number of pads, regardless of the size of each pad (referred to in ANNEX A to this prospectus supplement as ‘‘Pads’’); (iv) in the case of Mortgaged Properties operating as parking garages, the number of parking spaces, regardless of the size of each parking space, referred to in ANNEX A to this prospectus supplement as ‘‘Spaces’’; and (v) in the case of a Mortgaged Property operated as an office or retail building the number of square feet (referred to in ANNEX A to this prospectus supplement as ‘‘SF’’).

‘‘UPB’’ means, with respect to any Mortgage Loan, its unpaid principal balance.

‘‘USPAP’’ means the Uniform Standards of Professional Appraisal Practice.

‘‘UST’’ is defined in ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Underwriting Matters—Generally’’ in this prospectus supplement.

‘‘U/W Cash Flow’’, ‘‘Underwritten Cash Flow’’ or ‘‘Underwriting Cash Flow’’ means, with respect to any Mortgaged Property, the Cash Flow (as defined above) derived therefrom that was underwritten as available for debt service, calculated as U/W Revenues net of U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also ‘‘Cash Flow’’ above.

(i) ‘‘U/W Revenues’’ are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

(ii) ‘‘U/W Expenses’’ are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such ‘‘reserves’’ were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth in this prospectus supplement intended to represent such future net cash flow.

‘‘U/W DSCR’’, ‘‘Underwritten DSCR’’, ‘‘Underwritten Debt Service Coverage Ratio’’, ‘‘Underwriting DSCR’’ or ‘‘Underwriting Debt Service Coverage Ratio’’ means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

(A) (i) with respect to the BlueLinx Holdings Portfolio Loan, such calculation includes the BlueLinx Holdings Portfolio Pari Passu Note A-1 and the BlueLinx Holdings Portfolio Pari Passu Note A-2 and (ii) with respect to the Ritz-Carlton Key Biscayne Loan, such calculation includes the Ritz-Carlton Key Biscayne Pari Passu Note A-1 and the Ritz-Carlton Key Biscayne Pari Passu Note A-2; and

(B) with respect to one set of Cross-Collateralized Mortgage Loans (Loan Nos. 760055159 and 760054238 on ANNEX A to this prospectus supplement) (1) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

(C)   with respect to each Holdback Loan (a) the U/W Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt Service for such Holdback Loan (net of the debt service in respect of the holdback).

‘‘U/W Replacement Reserves’’ means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

‘‘U/W Replacement Reserves Per Unit’’ means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Keys, SF, Leasable Square Feet, Spaces or Pads, as applicable.

‘‘Weighted Average Net Mortgage Rate’’ means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances.

‘‘Wells Fargo Bank’’ is defined in ‘‘THE TRUSTEE’’ in this prospectus supplement.

‘‘Whole Loan’’ means each of the following: the BlueLinx Holdings Portfolio Whole Loan and the Ritz-Carlton Key Biscayne Whole Loan.

‘‘Withheld Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—Interest Reserve Account’’ in this prospectus supplement.

‘‘Workout Fee’’ means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

‘‘Workout Fee Rate’’ means a rate equal to 1.00% (100 basis points).

‘‘Workout-Delayed Reimbursement Amount’’ is defined in ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

‘‘YM’’ means, with respect to any Mortgage Loan, a yield maintenance premium.

‘‘YMP’’ means yield maintenance period.

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                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             LOAN      LOAN     LOAN
SEQUENCE    NUMBER    GROUP  ORIGINATOR  PROPERTY NAME                         PROPERTY ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

    1      3400110      1    BofA        Technology Corners at Moffett Park    803-811 11th Avenue
    2      GA25040      1    GACC        BlueLinx Holdings Portfolio (Rollup)  Various
   2.1    GA25040-17    1    GACC        Frederick                             4300 Georgia-Pacific Boulevard
   2.2    GA25040-4     1    GACC        Bellingham                            419 Maple Street
   2.3    GA25040-52    1    GACC        University Park                       2101 Dralle Road
   2.4    GA25040-25    1    GACC        Lawrenceville (Corp. HQ)              200 Hosea Road
   2.5    GA25040-58    1    GACC        Yulee                                 86554 Gene Lasserre Boulevard
   2.6    GA25040-36    1    GACC        Newark                                38811 Cherry Street
   2.7    GA25040-6     1    GACC        Butner                                1712 D Street
   2.8    GA25040-18    1    GACC        Ft. Worth                             4747 Mark IV Parkway
   2.9    GA25040-23    1    GACC        La Puente (City of Industry)          14750 Nelson Avenue
  2.10    GA25040-57    1    GACC        Ypsilanti                             6101 Mckean Road
  2.11    GA25040-34    1    GACC        National City                         901 Bay Marina Drive
  2.12    GA25040-14    1    GACC        Englewood (OFFICE) - SE Denver        360 Inverness Drive South
  2.13    GA25040-22    1    GACC        Independence                          10347 Toebben Drive
  2.14    GA25040-5     1    GACC        Bridgeton                             13860 Corp Woods Trail
  2.15    GA25040-3     1    GACC        Beaverton                             10515 SW Allen Boulevard
  2.16    GA25040-32    1    GACC        N. Kansas City                        1727 Warren Street
  2.17    GA25040-50    1    GACC        Tampa                                 815 South 56th Street
  2.18    GA25040-10    1    GACC        Denville                              1 Luger Road
  2.19    GA25040-55    1    GACC        Woodinville                           12815 Northeast 178th Street
  2.20    GA25040-9     1    GACC        Denver                                3900 Uvalda Street
  2.21    GA25040-30    1    GACC        Miami                                 3201 Northwest 110th Street
  2.22    GA25040-42    1    GACC        Riverside                             1450 Citrus Street
  2.23    GA25040-21    1    GACC        Houston                               650 Gellhorn Drive
  2.24    GA25040-15    1    GACC        Erwin                                 1040 S Industrial Boulevard
  2.25    GA25040-28    1    GACC        Maple Grove                           8175 Jefferson Highway
  2.26    GA25040-39    1    GACC        Pensacola                             4601 Mccoy Drive
  2.27    GA25040-13    1    GACC        Elkhart                               225 Collins Road
  2.28    GA25040-51    1    GACC        Tulsa                                 5717 North Mingo Road
  2.29    GA25040-31    1    GACC        Midfield                              1523 Industrial Boulevard
  2.30    GA25040-37    1    GACC        Newtown                               27 South Main Street
  2.31    GA25040-33    1    GACC        Nashville                             331 28th Avenue North
  2.32    GA25040-8     1    GACC        Charlotte                             3300 Parkside Drive
  2.33    GA25040-2     1    GACC        Allentown                             6980 Snowdrift Road North
  2.34    GA25040-43    1    GACC        San Antonio                           535 N WW White Road
  2.35    GA25040-41    1    GACC        Richmond                              4700 Bethlehem Road
  2.36    GA25040-35    1    GACC        New Stanton                           Old Rt. 119 and Hunker Road
  2.37    GA25040-1     1    GACC        Albuquerque                           1820 Bellamah Avenue Northwest
  2.38    GA25040-56    1    GACC        Yaphank                               319 Yaphank Avenue
  2.39    GA25040-40    1    GACC        Portland                              508 Warren Avenue
  2.40    GA25040-29    1    GACC        Memphis                               4287 Pilot Drive
  2.41    GA25040-44    1    GACC        Shelburne                             142 Pine Haven Shore Road
  2.42    GA25040-16    1    GACC        Fargo                                 3941 15th Avenue, North
  2.43    GA25040-45    1    GACC        Shreveport                            2801 Valley View Drive
  2.44    GA25040-24    1    GACC        Lake City                             694 SE County 245
  2.45    GA25040-26    1    GACC        Little Rock                           3101 Dugan Street
  2.46    GA25040-53    1    GACC        Virginia Beach                        200 Price Street
  2.47    GA25040-49    1    GACC        Tallmadge                             550 Munroe Falls Road
  2.48    GA25040-48    1    GACC        St. Paul (Eagan)                      2871 West Service Road
  2.49    GA25040-47    1    GACC        Springfield                           3220 E. Cherry Street
  2.50    GA25040-46    1    GACC        Sioux Falls                           4501 N 4th Avenue
  2.51    GA25040-12    1    GACC        El Paso                               6990 Market Street
  2.52    GA25040-11    1    GACC        Des Moines                            5631 NE 17th
  2.53    GA25040-20    1    GACC        Harlingen                             3028 Wilson Road
  2.54    GA25040-19    1    GACC        Grand Rapids                          825 Buchanan Ave SW
  2.55    GA25040-7     1    GACC        Charleston                            4290 Atlanta Street
  2.56    GA25040-54    1    GACC        Wausau                                809 South 62nd Avenue
  2.57    GA25040-27    1    GACC        Lubbock                               702 East 44th Street
  2.58    GA25040-38    1    GACC        Pearl                                 555 Gulf Line Road, Pearl
    3      3401851      1    BofA        Marriott Indianapolis                 350 West Maryland Street
    4      3219701      1    BofA        Mesa Mall                             2424 Highway 6 & 50
    5      3401578      1    BofA        DDR MACQUARIE PORTFOLIO (ROLLUP)      Various
   5.1     3401578      1    BofA        Marketplace at Town Center            19065 LBJ Freeway
   5.2     3401578      1    BofA        FlatAcres Market Center               11411-11441 South Twenty Mile Road
   5.3     3401578      1    BofA        McKinney Marketplace                  3001 South Central Expressway
   5.4     3401578      1    BofA        Turner Hill Marketplace               2924 Turner Hill Road
   5.5     3401578      1    BofA        Overland Pointe Marketplace           8652 West 133rd Street and 8500 West 135th Street
   5.6     3401578      1    BofA        Frisco Marketplace                    7010 Preston Road
   5.7     3401578      1    BofA        Shoppes at Turner Hill                8200 Mall Parkway
    6      GA26822      1    GACC        Ritz-Carlton Key Biscayne             455 Grand Bay Drive
    7      DBM27054     1    GACC        Glendale Fashion Center               211-249 North Glendale Avenue
    8      DBM27345     1    GACC        2000 Corporate Ridge Road             2000 Corporate Ridge Road
    9     760054742     1    GECC        EXTRA SPACE PORTFOLIO  (ROLLUP)       Various
   9.1    760054742     1    GECC        Extra Space - Sherman Oaks            5225 Sepulveda Boulevard
   9.2    760054742     1    GECC        Extra Space - Bronx                   245 West Fordham Road
   9.3    760054742     1    GECC        Extra Space - Hoboken                 1607 Clinton Street
   9.4    760054742     1    GECC        Extra Space - Venice                  1266 U.S. Highway 41 Bypass
   9.5    760054742     1    GECC        Extra Space - Lakewood Pacific Way    12129 Pacific Highway Southwest
   9.6    760054742     1    GECC        Extra Space - Lakewood 80th Street    2602 South 80th Street
   9.7    760054742     1    GECC        Extra Space - Dacula                  2790 Braselton Highway
   9.8    760054742     1    GECC        Extra Space - Nanuet                  361 West Route 59
   9.9    760054742     1    GECC        Extra Space - Manteca                 652 South Main Street
   10     760054397     1    GECC        55 Park Place                         55 Park Place
   11      DBM27427     2    GACC        Empirian Luxury Towers Apartments     651 West Rittenhouse Street
   12       59737       2    BofA        Orsini Apartments                     505 North Figueroa Street
   13      DBM27151     2    GACC        Tuscany Apartments                    3760 South Figueroa Street
   14      DBM24832     1    GACC        The Navy League Building              2300 Wilson Boulevard
   15      DBM27173     1    GACC        Congressional North                   1501 Rockville Pike & 121 Congressional Lane
   16      3401856      1    BofA        Union Development Self-Storage
                                         (Rollup)                              Various
  16.1     3401856      1    BofA        Placentia Extra Storage               480 West Crowther Avenue
  16.2     3401856      1    BofA        Cerritos Self Storage                 10815 Artesia Boulevard
  16.3     3401856      1    BofA        Cerritos Mini-Storage                 10755 Artesia Boulevard
  16.4     3401856      1    BofA        San Dimas Mini Storage                919 West Gladstone Street
  16.5     3401856      1    BofA        Santa Maria/Airpark Mini Storage      2807 Skyway Drive
  16.6     3401856      1    BofA        Irvine Extra Storage                  16242 Construction Circle West
  16.7     3401856      1    BofA        Long Beach Mini Storage               194 East Artesia Boulevard
  16.8     3401856      1    BofA        Cerritos Storage Centre               10753 Artesia Boulevard
  16.9     3401856      1    BofA        Paramount Mini Storage                15125 Lakewood Boulevard
  16.10    3401856      1    BofA        Bellflower Mini Storage               17701 Ibbetson Avenue
   17     760054019     1    GECC        350 South Figueroa Street             350 South Figueroa Street
   18      DBM27058     2    GACC        Boulder Park Apartments               24 Kessler Farm Drive
   19      3402118      2    BofA        Stamford Corners                      1455 Washington Boulevard
   20      DBM27174     2    GACC        Empirian Park Row Apartments          15335 Park Row
   21      DBM26835     1    GACC        Valley Square Office Park             512 East Township Line Road
   22      DBM27348     1    GACC        286 Madison Avenue                    286 Madison Avenue
   23      3400108      2    BofA        Lakes of Bellevue                     100 Erin Lane
   24     760054161     1    GECC        Flushing Landmark                     41-60 Main Street
   25      3400137      1    BofA        College Manor Apartments              5504, 5602, and 5700 Montezuma Road
   26      DBM27480     1    GACC        The Graham Building                   30-36 South 15th Street
   27      3401954      1    BofA        Northwoods Marketplace                7620 Rivers Avenue
   28      DBM27175     2    GACC        Empirian Inverness Apartments         8816 Old Greensboro Road
   29       59794       1    BofA        Plaza at MetroCenter                  200, 210 and 220 Athens Way
   30      DBM26333     1    GACC        960 Main Street                       960 Main Street
   31      DBM27187     2    GACC        Verandah at Meyerland Apartments      4620 North Braeswood Boulevard
   32      DBM27163     2    GACC        The Fairways at South Shore
                                         Apartments                            3045 Marina Bay Drive
   33       59580       1    BofA        Wexford Plaza                         10574 Perry Highway
   34      3400105      1    BofA        HORIZON & MELLON OFFICE BUILDINGS
                                         (ROLLUP)                              Various
  34.1     3400105      1    BofA        Mellon Building                       1645 Palm Beach Lakes Boulevard
  34.2     3400105      1    BofA        Horizon Building                      1401 Forum Way
   35      DBM27008     1    GACC        Holiday Inn Gaithersburg              2 Montgomery Village Avenue
   36      DBM27315     1    GACC        FBI Building New Orleans              2901 Leon C. Simon Boulevard
   37      DBM26941     1    GACC        Troy Marketplace                      726-868 East Big Beaver Road
   38     760055679     1    GECC        Cornerstone Center                    705-725 South Rural Road
   39     760050618     2    GECC        Bridle Creek Apts.                    3800 Nicholasville Road
   40       59479       1    BofA        Glen Oaks Shopping Center             24805 Union Turnpike
   41     760054180     1    GECC        WXH - Hilton Evanston                 1818 Maple Avenue
   42     760053361     1    GECC        Beach Plaza                           1356 Beach Boulevard
   43      DBM26725     2    GACC        Plaza Towers Apartments               6700 Belcrest Road
   44      3401827      2    BofA        The Brazos Apartments                 4341 Horizon North Parkway
   45      3401974      1    BofA        HSBC Building                         636 Grand Regency Boulevard
   46     760054678     1    GECC        Pacific Sorrento Technology Park      10110 - 10150 Sorrento Valley Road
   47      DBM26774     1    GACC        250 East 65th Street                  250 East 65th Street
   48       59756       2    BofA        Emerson Gardens                       19-21 Spencer Street
   49     760051677     1    GECC        3900 Masthead Street NE               3900 Masthead Street NE
   50     760052787     1    GECC        WXH - Hampton Inn Elmsford            200 Tarrytown Road
   51      3401858      2    BofA        Legacy of Cedar Hill - Phase II       1000 East Pleasant Run Road
   52      DBM27131     1    GACC        Stevens Forest Green                  6350 Stevens Forest Road
   53       59818       1    BofA        Honey Creek I                         125 South 84th Street
   54      DBM26940     1    GACC        Gratiot Crossing                      50700 Gratiot Avenue
   55      3401786      2    BofA        Legacy of Cedar Hill - Phase I        720 North Joe Wilson Road
   56     760052784     1    GECC        WXH - Homewood Suites Raleigh         5400 Homewood Banks Drive
   57      DBM25175     1    GACC        Lincoln Plaza                         2501 & 2508 South 38th Street & 3702 South
                                                                               Fife Street
   58      DBM26952     1    GACC        Katella Corporate Center              4281 Katella Avenue
   59     760054257     1    GECC        Headway Office Park                   4410-4620 North State Road 7
   60      3220415      2    BofA        Harbors & Plum Tree Apartments        7550 & 7676 South Westmoreland Road
   61      3401951      2    BofA        Paradise Island Apartments IV         8787 Southside Boulevard
   62     760052796     1    GECC        WXH - Hilton Alpharetta               4025 Windward Plaza
   63      3402182      2    BofA        Stanford Place & Tilles Square
                                         Apartments (Rollup)                   Various
  63.1     3402182      2    BofA        Stanford Place Apartments             1011, 1012, 1043, 1050, 1091 & 1123 Raritan Drive
  63.2     3402182      2    BofA        Tilles Square Apartments              9305 & 9313 Manchester Road
   64      DBM26656     1    GACC        Market Street Center                  2801 Northwest Market Street
   65      DBM26802     1    GACC        455 Winding Brook Drive               455 Winding Brook Drive
   66      3401929      1    BofA        Eagle Ridge Shopping Center           4210 - 4320 North Freeway Road
   67      3401926      1    BofA        UNION DEVELOPMENT INDUSTRIAL
                                         PORTFOLIO (ROLLUP)                    Various
  67.1     3401926      1    BofA        Indiana Business Park                 9800-9880 Indiana Avenue
  67.2     3401926      1    BofA        Parkway La Mirada                     16810-16900 Valley View Avenue
  67.3     3401926      1    BofA        Cerritos Industrial                   10805 Artesia Boulevard
   68      DBM26347     1    GACC        Eighth Avenue Properties              871-879 & 881-887 Eighth Avenue
   69     760054198     1    GECC        Parkside Professional Plaza           11440 Parkside Drive
   70      DBM27188     1    GACC        Commerce Park                         222 Pennbright Drive & 15425 North Freeway
   71      DBM26210     1    GACC        19 Clementina                         19 Clementina Street
   72      3401895      1    BofA        Wildwood Hilton Garden Inn            3045 Windy Hill Road SE
   73      3400305      1    BofA        Red Hill Corporate Plaza              15501 Red Hill Avenue
   74     760041373     1    GECC        One Bent Tree                         16475 Dallas Parkway
   75     760055599     1    GECC        Hilton Garden Inn Denver Airport      16475 East 40th Circle
   76     760043014     1    GECC        Mammoth Professional Building         169 Saxony Road
   77      DBM27297     1    GACC        2601 Ocean Park Boulevard             2601 Ocean Park Boulevard
   78      DBM26334     1    GACC        South Seattle Business Park           4634-4636 East Marginal Way
   79      DBM27048     1    GACC        5313-5323 Fifth Avenue                5313-5323 Fifth Avenue
   80      3401881      1    BofA        A-1 Self Storage-Oakland              301 High Street
   81      DBM27191     1    GACC        Raisin Ridge                          3955 South Custer Road
   82      3401683      1    BofA        Farmer Jack - Westland                7350 Middlebelt Road
   83      3401776      1    BofA        Fort Knox Mini Storage                1396 Capital Circle Northeast
   84     760047598     1    GECC        Anchor Storage - N. Marysville        13733 Smokey Point Boulevard
   85      3401716      1    BofA        Sadler Clinic                         17191 St. Luke's Way
   86      DBM26745     1    GACC        Harbour Pointe Center                 16361-16389/16431/16471-16479 Bolsa Chica Street
   87      3400303      1    BofA        Brewster Business Park                1944 Route 22
   88     760051980     1    GECC        Keystone Commerce                     410 Keystone Drive
   89     760056457     2    GECC        Fountain Oaks Apartments              5601 Chimney Rock Road
   90      DBM27193     1    GACC        Spreckels Plaza                       1311- 1347 Historical Plaza Way
   91     760020381     1    GECC        Starlite                              1705 North Dixie Avenue
   92     760049857     2    GECC        Charbonneau Apartments                145 Stoneridge Drive
   93     760052141     1    GECC        Backlick Self Storage                 6880 Commercial Road
   94      DBM26767     2    GACC        The Carolina Apartments               2652-2656 Ellendale Place
   95     760046225     1    GECC        The Grove Towne Center                1130 West Grove Avenue
   96      3401566      1    BofA        CEDAR HILLS SHOPPING CENTER           10180 SW Parkway
                                         CROSSED POOL
   97     760055159     1    GECC        Woodridge Estates MHC                 2284 West Galena Avenue
   98     760054238     1    GECC        Mississippi MHP                       830 1st Avenue
   99      3401296      1    BofA        Gander Mountain                       151 Market Square Boulevard
   100     3401314      1    BofA        Self Storage City                     1925 PA Route 309
   101      59069       1    BofA        BROOKSHIRE BROTHERS PORTFOLIO
                                         (ROLLUP)                              Various
  101.1     59069       1    BofA        Brookshire Brothers - Cleveland       603 East Houston Street
  101.2     59069       1    BofA        Brookshire Brothers - Navasota        309 North Lasalle Street
  101.3     59069       1    BofA        Brookshire Brothers - Diboll          221 North Temple Drive
  101.4     59069       1    BofA        Brookshire Brothers - Lufkin          816 North Timberland Drive
  101.5     59069       1    BofA        Brookshire Brothers - Corrigan        100 South Home Street
  101.6     59069       1    BofA        Brookshire Brothers - B & B Grocery   839 North First Street
   102    760049412     1    GECC        Central Self Storage Daly City        307 87th Street
   103     3401652      1    BofA        Sunwest Management Headquarters       3723 SE Fairview Industrial Drive
   104     3401876      1    BofA        3445 North Causeway                   3445 North Causeway Boulevard
   105    760053097     1    GECC        Bay Bayou RV Resort                   12622 Memorial Highway
   106     3402158      1    BofA        Best Florida Five Storage             3901 West Sunrise Boulevard
   107     3402171      1    BofA        Trop Canyon                           9700 - 9730 West Tropicana Avenue
   108      59713       1    BofA        University Heights Business Park      5563 DeZavala Road
   109     DBM27073     2    GACC        Vista Gardens Apartments              6008 Vista Drive
   110     DBM27166     1    GACC        Capri                                 15928 Ventura Boulevard
   111      59629       2    BofA        Wood River Apartments                 4201 Wood River Drive
   112    760057037     1    GECC        Plaza Entrada Medical Office Park     490 - A West Zia Road
   113    760048221     1    GECC        Quantico Gateway Building             18300 Quantico Gateway Drive
   114     DBM27072     2    GACC        Strathmore House Apartments           3004 Bel Pre Road
   115    760050319     1    GECC        3200 Samson Way                       3200 Samson Way
   116    760053297     1    GECC        Hampton Inn Austin Airport            7712 East Riverside Drive
   117    760051997     1    GECC        IDLEWOOD OAKLAND RIDGE (ROLLUP)       Various
  117.1   760051997     1    GECC        Oakland Ridge                         1800 Osborn Avenue
  117.2   760051997     1    GECC        Idlewood MHP                          861 Fyler Road
   118     3401368      1    BofA        Camfield Commerce Center              1976-2302 Camfield Avenue & 2051-2061 Hoefner
   119    760055417     1    GECC        Market Square Phase I                 1330-1370 Gray Highway
   120    760055980     1    GECC        Valley Plaza                          1525-1537 West Main Street
   121     DBM24510     1    GACC        345 East 86th Street Apartments       345 East 86th Street
   122    760053318     1    GECC        333 Market Street Warehouse           333 Market Street
   123    760054000     2    GECC        Highland Square Apartments            309 N.W. Richmond Beach Road
   124      59767       1    BofA        260 Merrimac Street                   260 Merrimac Street
   125     DBM26635     1    GACC        Whitwood Plaza                        5156 Whittier Boulevard
   126     DBM26871     1    GACC        Prudential Fox & Roach                431 Lancaster Avenue
   127     DBM26930     1    GACC        Polifly Plaza                         155 Polifly Road
   128     DBM27557     1    GACC        30 North Macquesten Parkway           30 North Macquesten Parkway
   129    760055977     1    GECC        Ace Mini Storage                      5525 Highway 169 North
   130     3402015      2    BofA        Applegate Apartments                  1500 N. Lockwood Ridge Road
   131    760050018     1    GECC        Vista Self Storage                    6707 Narcoossee Road
   132    760054498     1    GECC        Westwood Office                       9421, 9431, 9441 Sam Houston Parkway
   133    760053959     2    GECC        Copperfield Apartments                14225 Copper, Northeast
   134     DBM27115     1    GACC        La Puente Pavillion                   15427 Amar Road
   135     3401880      1    BofA        A-1 Self Storage-Lakeside             9893 Riverfront Road
   136    760057624     1    GECC        Cardenas Market                       50037 Harrison Street
   137    760053838     2    GECC        Orchard Lane MHC                      8446 SE Orchard Lane
   138    760053098     1    GECC        Donovan Smith MHP                     1032 Donovan Road
   139     DBM27266     1    GACC        Vista Village Center                  25840/50/64 Tournament Road
   140     DBM26921     1    GACC        2010-2036 Atlantic Avenue             2010-2036 Atlantic Avenue
   141      59672       1    BofA        TURK HILL PARK & WAYNEPORT CENTER I
                                         (ROLLUP)                              Various
  141.1     59672       1    BofA        Turk Hill Park                        1000 Turk Hill Road
  141.2     59672       1    BofA        Wayneport Centre                      1675 North Wayneport Road
   142    760053243     1    GECC        5 Star Storage of Allen               1717 Angel Parkway
   143     DBM26275     1    GACC        Airway Plaza                          881-891 Airway Boulevard
   144    760055757     1    GECC        Sedona Mini Storage                   2300 Shelby Drive and 2065/75 Contractors Road
   145    760052903     1    GECC        Glen B Building                       4300 Prince William Parkway
   146    760053978     2    GECC        Marysville Farms MHP                  1150 Minnesota Road
   147     3400101      1    BofA        AFCC D & Applebees                    356 North 750 West Street & 313 North State Road
   148    760053762     2    GECC        MEDALLION/HIGHLANDS (ROLLUP)          Various
  148.1   760053762     2    GECC        Medallion MHC                         1315 Vagabond Lane
  148.2   760053762     2    GECC        Highlands MHC                         401 West Donegan Avenue
   149    760057497     1    GECC        Starlite Mobile Home Park-Olof        4882 Lancaster Drive Northeast
   150    760056497     1    GECC        Noah's Ark Self Storage               6366 Babcock Road
   151    760050523     1    GECC        Rite Aid                              526 East Bidwell Street
   152    760054617     1    GECC        Country Estates MHC                   4571 Lower River Road
   153    760053757     1    GECC        Capri Commons                         928 Carlos Drive
   154    760054240     2    GECC        The Ravines MHP                       2088 Empire Road
   155    760054018     1    GECC        Cabot Medical Center                  2039 West Main Street
   156     DBM27125     1    GACC        Hampton Inn Darien                    610 Highway 251
   157    760054165     1    GECC        Alger Self Storage                    1765 Patrick Lane
   158    760055017     1    GECC        Buttonwood Village                    701 Aqui Esta Drive
   159    760054344     1    GECC        Apple Valley MHC                      10326 Old Leo Road., #78
   160     DBM26886     1    GACC        Whitley Commons                       8124 Blair Road (NC Highway 51)
   161     3401648      2    BofA        Karl Le Mobile Home Park              6656 Black Horse Pike
   162    760053679     1    GECC        GGS Loganville                        3939 Atlanta Highway
   163     3402061      2    BofA        NORTH UNION, CHANTILLY & CHERRY HILL
                                         (ROLLUP)                              Various
  163.1    3402061      2    BofA        North Union Apartments                530 North Union Street
  163.2    3402061      2    BofA        Chantilly Apartments                  331 & 335 1st Avenue Northwest
  163.3    3402061      2    BofA        Cherry Hill Apartments                140 North Cherry Street
   164     3400432      2    BofA        Crestmont Village                     1-56 Durling Way
   165      59763       1    BofA        Trop Encore Office                    9680 West Tropicana Avenue
                                         TOTALS/WEIGHTED AVERAGES              165 Loans/259 Properties

                                                                  ZIP          PROPERTY
SEQUENCE           CITY                 COUNTY        LOCATION   CODE            TYPE                PROPERTY SUBTYPE
-----------------------------------------------------------------------------------------------------------------------------

    1     Sunnyvale              Santa Clara             CA      94089          Office                    Suburban
    2     Various                Various              Various   Various       Industrial                  Warehouse
   2.1    Frederick              Frederick               MD      21704        Industrial                  Warehouse
   2.2    Bellingham             Norfolk                 MA      02019        Industrial                  Warehouse
   2.3    University Park        Will                    IL      60466        Industrial                  Warehouse
   2.4    Lawrenceville          Gwimett                 GA      30045        Industrial                  Warehouse
   2.5    Yulee                  Nassau                  FL      32097        Industrial                  Warehouse
   2.6    Newark                 Almeda                  CA      94560        Industrial                  Warehouse
   2.7    Butner                 Granville               NC      27509        Industrial                  Warehouse
   2.8    Ft. Worth              Tarrant                 TX      76106        Industrial                  Warehouse
   2.9    Los Angeles            Los Angeles             CA      91744        Industrial                  Warehouse
  2.10    Ypsilanti              Washtenaw               MI      48197        Industrial                  Warehouse
  2.11    National City          San Diego               CA      91950        Industrial                  Warehouse
  2.12    Englewood              Douglas                 CO      80112          Office                    Suburban
  2.13    Independence           Boone                   KY      41051        Industrial                  Warehouse
  2.14    Bridgeton              St. Louis               MO      63044        Industrial                  Warehouse
  2.15    Portland               Washington              OR      97005        Industrial                  Warehouse
  2.16    Kansas City            Clay                    MO      64116        Industrial                  Warehouse
  2.17    Tampa                  Hillsborough            FL      33619        Industrial                  Warehouse
  2.18    Denville               Morris                  NJ      07834        Industrial                  Warehouse
  2.19    Woodiniville           King                    WA      98072        Industrial                  Warehouse
  2.20    Denver                 Denver                  CO      80239        Industrial                  Warehouse
  2.21    Miami                  Dade                    FL      33167        Industrial                  Warehouse
  2.22    Riverside              Riverside               CA      92507        Industrial                  Warehouse
  2.23    Houston                Harris                  TX      77029        Industrial                  Warehouse
  2.24    Erwin                  Unicoi                  TN      37650        Industrial                  Warehouse
  2.25    Maple Grove            Hennepin                MN      55369        Industrial                  Warehouse
  2.26    Pensacola              Escanbia                FL      32503        Industrial                  Warehouse
  2.27    Elkhart                Elkhart                 IN      46516        Industrial                  Warehouse
  2.28    Tulsa                  Tulsa                   OK      74117        Industrial                  Warehouse
  2.29    Midfield               Jefferson               AL      35221        Industrial                  Warehouse
  2.30    Newtown                Fairfield               CT      06470        Industrial                  Warehouse
  2.31    Nashville              Davidson                TN      37209        Industrial                  Warehouse
  2.32    Charlotte              Mecklenburg             NC      28208        Industrial                  Warehouse
  2.33    Allentown              Lehigh                  PA      18106        Industrial                  Warehouse
  2.34    San Antonio            Bexar                   TX      78219        Industrial                  Warehouse
  2.35    Richmond               Henrico                 VA      23230        Industrial                  Warehouse
  2.36    New Stanton            Westmoreland            PA      15672        Industrial                  Warehouse
  2.37    Albuquerque            Bernalilo               NM      87104        Industrial                  Warehouse
  2.38    Yaphank                Suffolk                 NY      11980        Industrial                  Warehouse
  2.39    Portland               Cumberland              ME      04103        Industrial                  Warehouse
  2.40    Memphis                Shelby                  TN      38118        Industrial                  Warehouse
  2.41    Shelburne              Chittenden              VT      05482        Industrial                  Warehouse
  2.42    Fargo                  Cass                    ND      58102        Industrial                  Warehouse
  2.43    Shreveport             Caddo Parish            LA      71108        Industrial                  Warehouse
  2.44    Lake City              Columbia                FL      32025        Industrial                  Warehouse
  2.45    Little Rock            Pulaski                 AR      72206        Industrial                  Warehouse
  2.46    Virginia Beach         Virginia Beach City     VA      23462        Industrial                  Warehouse
  2.47    Tallmadge              Summit                  OH      44278        Industrial                  Warehouse
  2.48    Egan                   Dakota                  MN      55121        Industrial                  Warehouse
  2.49    Springfield            Greene                  MO      65802        Industrial                  Warehouse
  2.50    Sioux Falls            Minnehaha               SD      57104        Industrial                  Warehouse
  2.51    El Paso                El Paso                 TX      79915        Industrial                  Warehouse
  2.52    Des Moines             Polk                    IA      50313        Industrial                  Warehouse
  2.53    Harlingen              Cameron                 TX      78552        Industrial                  Warehouse
  2.54    Grand Rapids           Kent                    MI      49507        Industrial                  Warehouse
  2.55    Charleston             Charleston              SC      29418        Industrial                  Warehouse
  2.56    Wausau                 Marathon                WI      54401        Industrial                  Warehouse
  2.57    Lubbock                Lubbock                 TX      79404        Industrial                  Warehouse
  2.58    Pearl                  Rankin                  MS      39208        Industrial                  Warehouse
    3     Indianapolis           Marion                  IN      46225           Hotel                  Full Service
    4     Grand Junction         Mesa                    CO      81505          Retail                    Anchored
    5     Various                Various              Various   Various         Retail                    Anchored
   5.1    Mesquite               Dallas                  TX      75150          Retail                    Anchored
   5.2    Parker                 Douglas                 CO      80134          Retail                    Anchored
   5.3    McKinney               Collin                  TX      75070          Retail                    Anchored
   5.4    Lithonia               Dekalb                  GA      30038          Retail                    Anchored
   5.5    Overland Park          Johnson                 KS      66213          Retail                    Anchored
   5.6    Frisco                 Collin                  TX      75034          Retail                    Anchored
   5.7    Lithonia               Dekalb                  GA      30038          Retail                   Unanchored
    6     Key Biscayne           Miami-Dade              FL      33149           Hotel                  Full Service
    7     Glendale               Los Angeles             CA      91206          Retail                    Anchored
    8     McLean                 Fairfax                 VA      22102          Office                    Suburban
    9     Various                Various              Various   Various      Self Storage               Self Storage
   9.1    Sherman Oaks           Los Angeles             CA      91411       Self Storage               Self Storage
   9.2    Bronx                  Bronx                   NY      10468       Self Storage               Self Storage
   9.3    Hoboken                Hudson                  NJ      07030       Self Storage               Self Storage
   9.4    Venice                 Sarasota                FL      34292       Self Storage               Self Storage
   9.5    Lakewood               Pierce                  WA      98498       Self Storage               Self Storage
   9.6    Lakewood               Pierce                  WA      98499       Self Storage               Self Storage
   9.7    Dacula                 Gwinnett                GA      30019       Self Storage               Self Storage
   9.8    Nanuet                 Rockland                NY      10954       Self Storage               Self Storage
   9.9    Manteca                San Joaquin             CA      95337       Self Storage               Self Storage
   10     Atlanta                Fulton                  GA      30303          Office                       CBD
   11     Philadelphia           Philadelphia            PA      19144        Multifamily                 High Rise
   12     Los Angeles            Los Angeles             CA      90012        Multifamily                 High Rise
   13     Los Angeles            Los Angeles             CA      90007        Multifamily                  Student
   14     Arlington              Arlington               VA      22201          Office                       CBD
   15     Rockville              Montgomery              MD      20852         Mixed Use                Retail/Office
   16     Various                Various                 CA     Various      Self Storage               Self Storage

  16.1    Placentia              Orange                  CA      92870       Self Storage               Self Storage
  16.2    Cerritos               Los Angeles             CA      90703       Self Storage               Self Storage
  16.3    Cerritos               Los Angeles             CA      90703       Self Storage               Self Storage
  16.4    San Dimas              Los Angeles             CA      91773       Self Storage               Self Storage
  16.5    Santa Maria            Santa Barbara           CA      93455       Self Storage               Self Storage
  16.6    Irvine                 Orange                  CA      92606       Self Storage               Self Storage
  16.7    Long Beach             Los Angeles             CA      90805       Self Storage               Self Storage
  16.8    Cerritos               Los Angeles             CA      90703       Self Storage               Self Storage
  16.9    Paramount              Los Angeles             CA      90805       Self Storage               Self Storage
  16.10   Bellflower             Los Angeles             CA      90706       Self Storage               Self Storage
   17     Los Angeles            Los Angeles             CA      90071          Office                       CBD
   18     Nashua                 Hillsborough            NH      03063        Multifamily                  Garden
   19     Stamford               Fairfield               CT      06902        Multifamily                  Garden
   20     Houston                Harris                  TX      77084        Multifamily                  Garden
   21     Blue Bell              Montgomery              PA      19422          Office                    Suburban
   22     New York               New York                NY      10017          Office                       CBD
   23     Nashville              Davidson                TN      37221        Multifamily                  Garden
   24     Flushing               Queens                  NY      11355          Office                       CBD
   25     San Diego              San Diego               CA      92115        Multifamily                  Student
   26     Philadelphia           Philadelphia            PA      19102          Office                       CBD
   27     North Charleston       Charleston              SC      29406          Retail                 Shadow Anchored
   28     Tuscaloosa             Tuscaloosa              AL      35405        Multifamily                  Garden
   29     Nashville              Davidson                TN      37228          Office                    Suburban
   30     Hartford               Hartford                CT      06103          Office                       CBD
   31     Houston                Harris                  TX      77096        Multifamily              Mid Rise/Garden
   32     League City            Galveston               TX      77573        Multifamily                  Garden

   33     Wexford                Allegheny               PA      15090          Retail                   Unanchored
   34     West Palm Beach        Palm Beach              FL      33401          Office                       CBD

  34.1    West Palm Beach        Palm Beach              FL      33401          Office                       CBD
  34.2    West Palm Beach        Palm Beach              FL      33401          Office                       CBD
   35     Gaithersburg           Montgomery              MD      20879           Hotel                  Full Service
   36     New Orleans            Orleans Parish          LA      70126          Office                    Suburban
   37     Troy                   Oakland                 MI      48083          Retail                    Anchored
   38     Tempe                  Maricopa                AZ      85281          Retail                   Unanchored
   39     Lexington              Fayette                 KY      40503        Multifamily                  Garden
   40     Bellerose              Queens                  NY      11426          Retail                    Anchored
   41     Evanston               Cook                    IL      60201           Hotel                  Full Service
   42     Jacksonville Beach     Duval                   FL      32250          Retail                    Anchored
   43     Hyattsville            Prince George's         MD      20782        Multifamily                 High Rise
   44     Dallas                 Dallas                  TX      75287        Multifamily                  Garden
   45     Brandon                Hillsborough            FL      33510          Office                    Suburban
   46     San Diego              San Diego               CA      92121          Office                    Suburban
   47     New York               New York                NY      10021          Retail                    Anchored
   48     Lebanon                Grafton                 NH      03766        Multifamily                  Garden
   49     Albuquerque            Bernalillo              NM      87109          Office                    Suburban
   50     Elmsford               Westchester             NY      10523           Hotel                 Limited Service
   51     Cedar Hill             Dallas                  TX      75104        Multifamily                  Garden
   52     Columbia               Howard                  MD      21046          Office                    Suburban
   53     Milwaukee              Milwaukee               WI      53214          Office                    Suburban
   54     Chesterfield Township  Macomb                  MI      48051          Retail                    Anchored
   55     Cedar Hill             Dallas                  TX      75104        Multifamily                  Garden
   56     Raleigh                Wake                    NC      27612           Hotel                 Limited Service
   57     Tacoma                 Pierce                  WA      98409          Retail                   Unanchored

   58     Los Alamitos           Orange                  CA      90720          Office                    Suburban
   59     Lauderdale Lakes       Broward                 FL      33319          Office                    Suburban
   60     Dallas                 Dallas                  TX      75237        Multifamily                  Garden
   61     Jacksonville           Duval                   FL      32256        Multifamily                  Garden
   62     Alpharetta             Fulton                  GA      30005           Hotel                  Full Service
   63     Rock Hill              St. Louis               MO      63119        Multifamily                  Garden

  63.1    Rock Hill              St. Louis               MO      63119        Multifamily                  Garden
  63.2    Rock Hill              St. Louis               MO      63119        Multifamily                  Garden
   64     Seattle                King                    WA      98107         Mixed Use             Self Storage/Retail
   65     Glastonbury            Hartford                CT      06033          Office                    Suburban
   66     Pueblo                 Pueblo                  CO      81008          Retail                    Anchored
   67     Various                Various                 CA     Various       Industrial                  Mixed Use

  67.1    Riverside              Riverside               CA      92503        Industrial                  Mixed Use
  67.2    La Mirada              Los Angeles             CA      90638        Industrial                  Mixed Use
  67.3    Cerritos               Los Angeles             CA      90703        Industrial                  Mixed Use
   68     New York               New York                NY      10019          Retail                   Unanchored
   69     Farragut               Knox                    TN      37922          Office                     Medical
   70     Houston                Harris                  TX      77090          Office                    Suburban
   71     San Francisco          San Francisco           CA      94105        Multifamily                   Lofts
   72     Atlanta                Cobb                    GA      30339           Hotel                 Limited Service
   73     Tustin                 Orange                  CA      92780          Office                       CBD
   74     Addison                Dallas                  TX      75001          Office                    Suburban
   75     Aurora                 Adams                   CO      80011           Hotel                  Full Service
   76     Encinitas              San Diego               CA      92024          Office                    Suburban
   77     Santa Monica           Los Angeles             CA      90405          Office                    Suburban
   78     Seattle                King                    WA      98134        Industrial                 Office/Flex
   79     Brooklyn               Kings                   NY      11220          Retail                    Anchored
   80     Oakland                Alameda                 CA      94601       Self Storage               Self Storage
   81     Raisinville            Monroe                  MI      48161   Manufactured Housing       Manufactured Housing
   82     Westland               Wayne                   MI      48185          Retail                   Unanchored
   83     Tallahassee            Leon                    FL      32308       Self Storage               Self Storage
   84     Marysville             Snohomish               WA      98271       Self Storage               Self Storage
   85     The Woodlands          Montgomery              TX      77384          Office                     Medical
   86     Huntington Beach       Orange                  CA      92649          Retail                   Unanchored
   87     Brewster               Putnam                  NY      10509         Mixed Use       Warehouse/Office/Manufacturing
   88     Warrendale             Allegheny               PA      15086        Industrial                  Warehouse
   89     Houston                Harris                  TX      77081        Multifamily                  Garden
   90     Manteca                San Joaquin             CA      95336          Retail                 Shadow Anchored
   91     Elizabethtown          Hardin                  KY      42701          Retail                    Anchored
   92     Columbia               Richland                SC      29210        Multifamily                  Garden
   93     Springfield            Fairfax                 VA      22151       Self Storage               Self Storage
   94     Los Angeles            Los Angeles             CA      90007        Multifamily                  Student
   95     Mesa                   Maricopa                AZ      85210          Retail                 Shadow Anchored
   96     Portland               Washington              OR      97225          Retail                 Shadow Anchored

   97     Freeport               Stephenson              IL      61302   Manufactured Housing       Manufactured Housing
   98     East Moline            Rock Island             IL      61244   Manufactured Housing       Manufactured Housing
   99     Tyler                  Smith                   TX      75703          Retail                   Unanchored
   100    Allentown              Lehigh                  PA      18104       Self Storage               Self Storage
   101    Various                Various                 TX     Various         Retail                    Anchored

  101.1   Cleveland              Liberty                 TX      77327          Retail                    Anchored
  101.2   Navasota               Grimes                  TX      77868          Retail                    Anchored
  101.3   Diboll                 Angelina                TX      75941          Retail                    Anchored
  101.4   Lufkin                 Angelina                TX      75901          Retail                    Anchored
  101.5   Corrigan               Polk                    TX      75939          Retail                    Anchored
  101.6   Timpson                Shelby                  TX      75975          Retail                    Anchored
   102    Daly City              San Mateo               CA      94015       Self Storage               Self Storage
   103    Salem                  Marion                  OR      97302          Office                    Suburban
   104    Metairie               Jefferson Parish        LA      70002          Office                    Suburban
   105    Tampa                  Hillsborough            FL      33635   Manufactured Housing       Manufactured Housing
   106    Lauderhill             Broward                 FL      33311       Self Storage               Self Storage
   107    Las Vegas              Clark                   NV      89147          Retail                   Unanchored
   108    San Antonio            Bexar                   TX      78249         Mixed Use                Office/Retail
   109    Falls Church           Fairfax                 VA      22041        Multifamily                  Garden
   110    Encino                 Los Angeles             CA      91436         Mixed Use                Office/Retail
   111    Corpus Christi         Nueces                  TX      78410        Multifamily                  Garden
   112    Santa Fe               Santa Fe                NM      87505          Office                     Medical
   113    Dumfries               Prince William          VA      22172          Office                    Suburban
   114    Silver Springs         Montgomery              MD      20906        Multifamily                  Garden
   115    Bellevue               Sarpy                   NE      68123          Office                    Suburban
   116    Austin                 Travis                  TX      78744           Hotel                 Limited Service
   117    Various                Various                 NY     Various  Manufactured Housing       Manufactured Housing
  117.1    Riverhead             Suffolk                 NY      11901   Manufactured Housing       Manufactured Housing
  117.2   Kirkville              Onondaga                NY      13082   Manufactured Housing       Manufactured Housing
   118    Los Angeles            Los Angeles             CA      90040        Industrial              Warehouse/Office
   119    Macon                  Bibb                    GA      31211          Retail                    Anchored
   120    El Centro              Imperial                CA      92243          Retail                    Anchored
   121    New York               New York                NY      10028        Multifamily                   Co-Op
   122    Oakland                Alameda                 CA      94607        Industrial                  Warehouse
   123    Shoreline              King                    WA      98177        Multifamily                  Garden
   124    Newburyport            Essex                   MA      01950          Office                    Suburban
   125    Los Angeles            Los Angeles             CA      90022          Retail                   Unanchored
   126    Devon                  Chester                 PA      19333          Office                    Suburban
   127    Hackensack             Bergen                  NJ      07601          Office                    Suburban
   128    Mount Vernon           Westchester             NY      10550          Office                    Suburban
   129    Plymouth               Hennepin                MN      55442       Self Storage               Self Storage
   130    Sarasota               Sarasota                FL      34237        Multifamily                  Garden
   131    Orlando                Orange                  FL      32822       Self Storage               Self Storage
   132    Houston                Harris                  TX      77099        Industrial              Office/Warehouse
   133    Albuquerque            Bernalillo              NM      87123        Multifamily                  Garden
   134    La Puente              Los Angeles             CA      91744          Retail                    Anchored
   135    Lakeside               San Diego               CA      92040       Self Storage               Self Storage
   136    Coachella              Riverside               CA      92236          Retail                    Anchored
   137    Portland               Clackamas               OR      97266   Manufactured Housing       Manufactured Housing
   138    Lewes                  Sussex                  DE      19953   Manufactured Housing       Manufactured Housing
   139    Santa Clarita          Los Angeles             CA      91355          Retail                   Unanchored
   140    Brooklyn               Kings                   NY      11233          Retail                   Unanchored
   141    Various                Various                 NY     Various       Industrial                Distribution

  141.1   Fairport               Monroe                  NY      14450        Industrial                Distribution
  141.2   Macedon                Wayne                   NY      14502        Industrial                Distribution
   142    Allen                  Collin                  TX      75002       Self Storage               Self Storage
   143    Livermore              Alameda                 CA      94551          Retail                   Unanchored
   144    Sedona                 Yavapai                 AZ      86336       Self Storage               Self Storage
   145    Woodbridge             Prince William          VA      22192          Office                    Suburban
   146    Port Huron             St. Clair               MI      48060   Manufactured Housing       Manufactured Housing
   147    American Fork          Utah                    UT      84003          Retail                    Anchored
   148    Various                Various              Various   Various  Manufactured Housing       Manufactured Housing
  148.1   Orlando                Orange                  FL      32839   Manufactured Housing       Manufactured Housing
  148.2   Kissimmee              Osceola                 FL      34741   Manufactured Housing       Manufactured Housing
   149    Salem                  Marion                  OR      97305   Manufactured Housing       Manufactured Housing
   150    San Antonio            Bexar                   TX      78240       Self Storage               Self Storage
   151    Folsom                 Sacramento              CA      95630          Retail                    Anchored
   152    Grants Pass            Josephine               OR      97526   Manufactured Housing       Manufactured Housing
   153    Fort Walton Beach      Okaloosa                FL      32547   Manufactured Housing       Manufactured Housing
   154    Benton Township        Berrien                 MI      49022   Manufactured Housing       Manufactured Housing
   155    Cabot                  Lonoke                  AR      72023          Office                     Medical
   156    Darien                 McIntosh                GA      31305           Hotel                 Limited Service
   157    Bellingham             Skagit                  WA      98229       Self Storage               Self Storage
   158    Punta Gorda            Charlotte               FL      33950   Manufactured Housing       Manufactured Housing
   159    Fort Wayne             Allen                   IN      46825   Manufactured Housing       Manufactured Housing
   160    Mint Hill              Mecklenburg             NC      28227          Retail                   Unanchored
   161    Egg Harbor Township    Atlantic                NJ      08234   Manufactured Housing       Manufactured Housing
   162    Loganville             Gwinnett                GA      30052          Retail                   Unanchored
   163    Various                Hamilton                IN     Various       Multifamily                  Garden

  163.1   Westfield              Hamilton                IN      46074        Multifamily                  Garden
  163.2   Carmel                 Hamilton                IN      46032        Multifamily                  Garden
  163.3   Westfield              Hamilton                IN      46074        Multifamily                  Garden
   164    Hillsborough           Somerset                NJ      08844        Multifamily                  Garden
   165    Las Vegas              Clark                   NV      89147          Office                    Suburban

                              CUT-OFF      MATURITY/ARD                                                   SUB-         NET
             ORIGINAL           DATE           DATE             LOAN        MORTGAGE  ADMINISTRATIVE   SERVICING    MORTGAGE
SEQUENCE      BALANCE         BALANCE        BALANCE            TYPE        RATE (1)   FEE RATE (2)   FEE RATE (2)  RATE (1)
----------------------------------------------------------------------------------------------------------------------------

    1     $  190,000,000  $  190,000,000  $  169,540,964    IO, Balloon      6.239%        0.021%        0.010%      6.218%
    2        147,500,000     147,500,000     138,828,954    IO, Balloon      6.350%        0.018%        0.008%      6.332%
   2.1        14,768,077      14,768,077      13,899,909
   2.2        10,872,000      10,872,000      10,232,870
   2.3         7,968,000       7,968,000       7,499,587
   2.4         7,865,935       7,865,935       7,403,522
   2.5         6,720,000       6,720,000       6,324,953
   2.6         5,135,000       5,135,000       4,833,130
   2.7         5,115,250       5,115,250       4,814,541
   2.8         4,592,284       4,592,284       4,322,319
   2.9         4,120,812       4,120,812       3,878,562
   2.10        3,995,089       3,995,089       3,760,231
   2.11        3,762,164       3,762,164       3,540,999
   2.12        3,360,000       3,360,000       3,162,477
   2.13        3,280,000       3,280,000       3,087,179
   2.14        3,244,698       3,244,698       3,053,953
   2.15        2,900,000       2,900,000       2,729,518
   2.16        2,852,000       2,852,000       2,684,340
   2.17        2,720,000       2,720,000       2,560,100
   2.18        2,400,000       2,400,000       2,258,912
   2.19        2,271,250       2,271,250       2,137,731
   2.20        2,222,913       2,222,913       2,092,235
   2.21        2,172,500       2,172,500       2,044,786
   2.22        2,058,071       2,058,071       1,937,084
   2.23        2,020,950       2,020,950       1,902,145
   2.24        1,860,000       1,860,000       1,750,657
   2.25        1,800,000       1,800,000       1,694,184
   2.26        1,745,062       1,745,062       1,642,475
   2.27        1,730,200       1,730,200       1,628,487
   2.28        1,552,000       1,552,000       1,460,763
   2.29        1,540,000       1,540,000       1,449,468
   2.30        1,520,000       1,520,000       1,430,644
   2.31        1,498,123       1,498,123       1,410,054
   2.32        1,475,256       1,475,256       1,388,531
   2.33        1,450,000       1,450,000       1,364,759
   2.34        1,392,000       1,392,000       1,310,169
   2.35        1,322,396       1,322,396       1,244,657
   2.36        1,320,000       1,320,000       1,242,401
   2.37        1,303,500       1,303,500       1,226,871
   2.38        1,280,000       1,280,000       1,204,753
   2.39        1,212,000       1,212,000       1,140,750
   2.40        1,191,719       1,191,719       1,121,662
   2.41        1,180,800       1,180,800       1,111,385
   2.42        1,140,000       1,140,000       1,072,983
   2.43        1,125,900       1,125,900       1,059,712
   2.44        1,120,000       1,120,000       1,054,159
   2.45        1,088,000       1,088,000       1,024,040
   2.46        1,064,000       1,064,000       1,001,451
   2.47        1,030,000       1,030,000         969,450
   2.48          972,000         972,000         914,859
   2.49          930,700         930,700         875,987
   2.50          860,000         860,000         809,443
   2.51          765,450         765,450         720,452
   2.52          762,350         762,350         717,534
   2.53          741,150         741,150         697,580
   2.54          680,400         680,400         640,402
   2.55          680,000         680,000         640,025
   2.56          656,000         656,000         617,436
   2.57          620,000         620,000         583,552
   2.58          474,000         474,000         446,135
    3        101,780,000     101,780,000      95,356,329    IO, Balloon      5.992%        0.021%        0.010%      5.971%
    4         87,250,000      87,250,000      87,250,000   Interest Only     5.794%        0.021%        0.010%      5.773%
    5         86,000,000      86,000,000      86,000,000   Interest Only     6.004%        0.021%        0.010%      5.983%
   5.1        23,612,241      23,612,241      23,612,241
   5.2        17,514,690      17,514,690      17,514,690
   5.3        13,165,804      13,165,804      13,165,804
   5.4         9,798,134       9,798,134       9,798,134
   5.5         8,540,076       8,540,076       8,540,076
   5.6         7,138,340       7,138,340       7,138,340
   5.7         6,230,716       6,230,716       6,230,716
    6         86,000,000      86,000,000      86,000,000   Interest Only     6.342%        0.041%        0.030%      6.301%
    7         72,000,000      72,000,000      72,000,000   Interest Only     6.173%        0.041%        0.030%      6.132%
    8         64,000,000      64,000,000      61,853,511    IO, Balloon      6.220%        0.041%        0.030%      6.179%
    9         62,968,000      62,968,000      59,138,352    IO, Balloon      6.180%        0.021%        0.010%      6.159%
   9.1        17,204,000      17,204,000      16,157,671
   9.2         9,817,000       9,817,000       9,219,940
   9.3         8,206,000       8,206,000       7,706,920
   9.4         7,096,000       7,096,000       6,664,429
   9.5         4,600,000       4,600,000       4,320,233
   9.6         4,597,000       4,597,000       4,317,415
   9.7         3,879,000       3,879,000       3,643,083
   9.8         3,792,000       3,792,000       3,561,375
   9.9         3,777,000       3,777,000       3,547,287
    10        53,000,000      53,000,000      53,000,000   Interest Only     6.200%        0.021%        0.010%      6.179%
    11        50,000,000      50,000,000      47,776,233    IO, Balloon      6.472%        0.041%        0.030%      6.431%
    12        50,000,000      50,000,000      50,000,000   Interest Only     5.643%        0.021%        0.010%      5.622%
    13        50,000,000      50,000,000      47,581,925    IO, Balloon      6.062%        0.041%        0.030%      6.021%
    14        47,300,000      47,065,564      39,730,770      Balloon        5.595%        0.041%        0.030%      5.554%
    15        47,000,000      47,000,000      42,811,339    IO, Balloon      6.331%        0.041%        0.030%      6.290%
    16        45,600,000      45,600,000      42,799,374    IO, Balloon      6.147%        0.071%        0.060%      6.076%

   16.1        7,130,000       7,130,000       6,692,095
   16.2        6,740,000       6,740,000       6,326,048
   16.3        5,740,000       5,740,000       5,387,465
   16.4        5,085,000       5,085,000       4,772,693
   16.5        4,750,000       4,750,000       4,458,268
   16.6        4,485,000       4,485,000       4,209,544
   16.7        4,475,000       4,475,000       4,200,158
   16.8        3,560,000       3,560,000       3,341,355
   16.9        2,420,000       2,420,000       2,271,370
  16.10        1,215,000       1,215,000       1,140,378
    17        45,000,000      45,000,000      45,000,000   Interest Only     6.280%        0.021%        0.010%      6.259%
    18        44,000,000      44,000,000      41,435,628    IO, Balloon      6.410%        0.041%        0.030%      6.369%
    19        39,550,000      39,550,000      39,550,000   Interest Only     5.870%        0.021%        0.010%      5.849%
    20        38,600,000      38,600,000      36,433,181    IO, Balloon      6.577%        0.041%        0.030%      6.536%
    21        37,500,000      37,500,000      33,515,542    IO, Balloon      6.300%        0.041%        0.030%      6.259%
    22        32,700,000      32,700,000      30,700,729    IO, Balloon      6.170%        0.041%        0.030%      6.129%
    23        31,600,000      31,600,000      29,618,071    IO, Balloon      6.024%        0.021%        0.010%      6.003%
    24        30,239,000      30,239,000      27,109,472    IO, Balloon      6.310%        0.021%        0.010%      6.289%
    25        28,600,000      28,600,000      26,779,928    IO, Balloon      5.965%        0.021%        0.010%      5.944%
    26        28,320,000      28,320,000      28,320,000   Interest Only     6.264%        0.041%        0.030%      6.223%
    27        25,900,000      25,900,000      22,089,594      Balloon        6.125%        0.021%        0.010%      6.104%
    28        25,000,000      25,000,000      23,546,588    IO, Balloon      6.423%        0.041%        0.030%      6.382%
    29        25,000,000      25,000,000      23,061,228    IO, Balloon      6.058%        0.021%        0.010%      6.037%
    30        24,500,000      24,500,000      23,091,788      Balloon        6.500%        0.041%        0.030%      6.459%
    31        24,000,000      24,000,000      24,000,000   Interest Only     6.165%        0.041%        0.030%      6.124%
    32        22,824,000      22,824,000      22,824,000   Interest Only     6.310%        0.041%        0.030%      6.269%

    33        22,700,000      22,700,000      21,828,633    IO, Balloon      5.540%        0.071%        0.060%      5.469%
    34        22,400,000      22,400,000      22,400,000   Interest Only     6.182%        0.021%        0.010%      6.161%

   34.1       14,039,437      14,039,437      14,039,437
   34.2        8,360,563       8,360,563       8,360,563
    35        22,200,000      22,200,000      19,423,446    IO, Balloon      6.258%        0.041%        0.030%      6.217%
    36        22,000,000      22,000,000      22,000,000   Interest Only     6.080%        0.041%        0.030%      6.039%
    37        21,900,000      21,900,000      20,489,914    IO, Balloon      5.904%        0.041%        0.030%      5.863%
    38        21,300,000      21,300,000      19,934,039    IO, Balloon      5.910%        0.021%        0.010%      5.889%
    39        20,315,000      20,315,000      17,160,395      Balloon        5.800%        0.021%        0.010%      5.779%
    40        20,000,000      20,000,000      18,578,805    IO, Balloon      5.359%        0.021%        0.010%      5.338%
    41        19,928,000      19,928,000      18,343,579    IO, Balloon      5.939%        0.021%        0.010%      5.918%
    42        19,000,000      19,000,000      16,923,506    IO, Balloon      6.160%        0.021%        0.010%      6.139%
    43        18,000,000      18,000,000      16,349,976    IO, Balloon      6.192%        0.041%        0.030%      6.151%
    44        17,850,000      17,850,000      17,850,000   Interest Only     6.063%        0.021%        0.010%      6.042%
    45        17,200,000      17,200,000      15,064,134      Balloon        6.225%        0.021%        0.010%      6.204%
    46        17,000,000      17,000,000      17,000,000   Interest Only     5.950%        0.021%        0.010%      5.929%
    47        16,925,000      16,925,000      15,921,651    IO, Balloon      6.325%        0.041%        0.030%      6.284%
    48        16,600,000      16,600,000      15,778,567    IO, Balloon      5.938%        0.051%        0.040%      5.887%
    49        16,000,000      16,000,000      13,929,022    IO, Balloon      6.050%        0.021%        0.010%      6.029%
    50        15,643,000      15,643,000      14,399,268    IO, Balloon      5.939%        0.021%        0.010%      5.918%
    51        14,600,000      14,600,000      14,096,775    IO, Balloon      6.139%        0.071%        0.060%      6.068%
    52        14,220,000      14,220,000      13,401,921    IO, Balloon      6.475%        0.041%        0.030%      6.434%
    53        14,000,000      13,974,013      11,874,791      Balloon        5.935%        0.021%        0.010%      5.914%
    54        13,500,000      13,500,000      12,630,768    IO, Balloon      5.904%        0.041%        0.030%      5.863%
    55        13,400,000      13,400,000      12,938,136    IO, Balloon      6.139%        0.071%        0.060%      6.068%
    56        12,869,000      12,869,000      11,845,821    IO, Balloon      5.939%        0.021%        0.010%      5.918%
    57        12,500,000      12,500,000      12,008,914    IO, Balloon      5.443%        0.061%        0.050%      5.382%

    58        12,250,000      12,250,000      11,847,778    IO, Balloon      6.346%        0.041%        0.030%      6.305%
    59        11,066,000      11,066,000      10,397,398    IO, Balloon      6.230%        0.021%        0.010%      6.209%
    60        10,640,000      10,640,000       9,516,845    IO, Balloon      6.348%        0.061%        0.050%      6.287%
    61        10,600,000      10,600,000      10,600,000   Interest Only     6.114%        0.061%        0.050%      6.053%
    62        10,503,000      10,503,000       9,667,935    IO, Balloon      5.939%        0.021%        0.010%      5.918%
    63        10,250,000      10,250,000       9,212,325    IO, Balloon      6.147%        0.021%        0.010%      6.126%

   63.1        5,648,924       5,648,924       5,077,046
   63.2        4,601,076       4,601,076       4,135,279
    64        10,100,000      10,100,000      10,100,000   Interest Only     6.028%        0.041%        0.030%      5.987%
    65        10,000,000      10,000,000       9,039,714    IO, Balloon      5.927%        0.041%        0.030%      5.886%
    66        10,000,000      10,000,000       8,882,487    IO, Balloon      6.031%        0.021%        0.010%      6.010%
    67         9,800,000       9,800,000       9,589,236    IO, Balloon      6.201%        0.071%        0.060%      6.130%

   67.1        6,700,000       6,700,000       6,555,906
   67.2        2,350,000       2,350,000       2,299,460
   67.3          750,000         750,000         733,870
    68         9,500,000       9,500,000       8,914,648    IO, Balloon      6.130%        0.041%        0.030%      6.089%
    69         9,500,000       9,500,000       7,394,662      Balloon        6.060%        0.021%        0.010%      6.039%
    70         9,400,000       9,400,000       8,201,925    IO, Balloon      6.140%        0.041%        0.030%      6.099%
    71         9,200,000       9,200,000       8,903,295    IO, Balloon      6.430%        0.041%        0.030%      6.389%
    72         8,800,000       8,800,000       5,840,141      Balloon        6.166%        0.021%        0.010%      6.145%
    73         8,785,034       8,777,968       7,492,085      Balloon        6.113%        0.021%        0.010%      6.092%
    74         8,600,000       8,600,000       8,070,044    IO, Balloon      6.130%        0.071%        0.060%      6.059%
    75         8,600,000       8,589,574       7,822,910      Balloon        6.260%        0.021%        0.010%      6.239%
    76         8,250,000       8,250,000       8,250,000   Interest Only     6.010%        0.021%        0.010%      5.989%
    77         8,200,000       8,200,000       7,922,101    IO, Balloon      6.195%        0.041%        0.030%      6.154%
    78         8,000,000       8,000,000       7,444,897    IO, Balloon      5.510%        0.041%        0.030%      5.469%
    79         7,800,000       7,800,000       7,333,843    IO, Balloon      6.285%        0.041%        0.030%      6.244%
    80         7,760,000       7,760,000       6,014,854      Balloon        5.930%        0.021%        0.010%      5.909%
    81         7,740,000       7,740,000       7,041,261    IO, Balloon      6.275%        0.041%        0.030%      6.234%
    82         7,661,387       7,661,387       6,967,027    IO, Balloon      6.241%        0.021%        0.010%      6.220%
    83         7,650,000       7,650,000       7,181,082    IO, Balloon      6.157%        0.021%        0.010%      6.136%
    84         7,500,000       7,500,000       6,678,144    IO, Balloon      6.130%        0.021%        0.010%      6.109%
    85         7,500,000       7,500,000       6,691,880    IO, Balloon      6.507%        0.071%        0.060%      6.436%
    86         7,400,000       7,400,000       6,948,151    IO, Balloon      6.160%        0.061%        0.050%      6.099%
    87         7,300,000       7,300,000       6,648,868    IO, Balloon      6.326%        0.021%        0.010%      6.305%
    88         7,280,000       7,280,000       6,823,094    IO, Balloon      6.020%        0.021%        0.010%      5.999%
    89         7,225,000       7,225,000       6,560,344    IO, Balloon      6.140%        0.061%        0.050%      6.079%
    90         7,080,000       7,080,000       6,637,689    IO, Balloon      6.060%        0.041%        0.030%      6.019%
    91         7,275,000       6,885,887       6,435,897      Hyper Am       7.520%        0.021%        0.010%      7.499%
    92         6,760,000       6,760,000       6,295,278    IO, Balloon      5.560%        0.021%        0.010%      5.539%
    93         6,700,000       6,688,598       5,746,273      Balloon        6.320%        0.021%        0.010%      6.299%
    94         6,590,000       6,590,000       6,252,754    IO, Balloon      5.771%        0.041%        0.030%      5.730%
    95         6,522,000       6,522,000       5,747,254    IO, Balloon      5.680%        0.021%        0.010%      5.659%
    96         6,500,000       6,500,000       5,550,094      Balloon        6.165%        0.071%        0.060%      6.094%

               6,476,000       6,476,000       5,651,281
    97         3,325,000       3,325,000       2,844,036      Balloon        6.230%        0.021%        0.010%      6.209%
    98         3,151,000       3,151,000       2,807,244    IO, Balloon      6.170%        0.021%        0.010%      6.149%
    99         6,380,000       6,380,000       5,991,719    IO, Hyper Am     6.211%        0.071%        0.060%      6.140%
   100         6,170,000       6,170,000       5,598,069    IO, Balloon      6.120%        0.021%        0.010%      6.099%

   101         6,260,000       6,156,210       4,800,428      Balloon        5.624%        0.061%        0.050%      5.563%
  101.1        1,565,000       1,539,052       1,200,107
  101.2        1,428,913       1,405,222       1,095,750
  101.3        1,088,696       1,070,645         834,857
  101.4          986,630         970,272         756,589
  101.5          816,522         802,984         626,143
  101.6          374,239         368,034         286,982
   102         6,100,000       6,100,000       5,463,495    IO, Balloon      6.400%        0.021%        0.010%      6.379%
   103         6,065,000       6,065,000       5,500,509    IO, Balloon      6.098%        0.071%        0.060%      6.027%
   104         6,000,000       6,000,000       6,000,000   Interest Only     6.123%        0.021%        0.010%      6.102%
   105         6,000,000       6,000,000       5,401,763    IO, Balloon      5.730%        0.021%        0.010%      5.709%
   106         6,000,000       6,000,000       5,156,501      Balloon        6.394%        0.021%        0.010%      6.373%
   107         6,000,000       6,000,000       5,712,483    IO, Balloon      6.108%        0.021%        0.010%      6.087%
   108         6,000,000       6,000,000       5,301,246    IO, Balloon      5.799%        0.071%        0.060%      5.728%
   109         5,750,000       5,750,000       4,884,475      Balloon        5.987%        0.041%        0.030%      5.946%
   110         5,700,000       5,700,000       5,346,677    IO, Balloon      6.100%        0.041%        0.030%      6.059%
   111         5,559,763       5,559,763       4,904,921    IO, Balloon      5.712%        0.071%        0.060%      5.641%
   112         5,500,000       5,500,000       4,893,925    IO, Balloon      6.110%        0.021%        0.010%      6.089%
   113         5,500,000       5,500,000         189,250  Fully Amortizing   6.460%        0.081%        0.070%      6.379%
   114         5,500,000       5,500,000       4,672,107      Balloon        5.987%        0.041%        0.030%      5.946%
   115         5,375,000       5,375,000       5,375,000   Interest Only     5.250%        0.021%        0.010%      5.229%
   116         5,350,000       5,341,306       4,614,129      Balloon        6.520%        0.021%        0.010%      6.499%
   117         5,330,000       5,330,000       4,739,600    IO, Balloon      6.080%        0.021%        0.010%      6.059%
  117.1        4,284,440       4,284,440       3,809,855
  117.2        1,045,560       1,045,560         929,744
   118         5,300,000       5,300,000       4,715,468    IO, Balloon      6.094%        0.021%        0.010%      6.073%
   119         5,301,000       5,297,067       4,559,165      Balloon        6.410%        0.021%        0.010%      6.389%
   120         5,244,000       5,244,000       4,673,315    IO, Balloon      6.180%        0.021%        0.010%      6.159%
   121         5,200,000       5,200,000       5,200,000   Interest Only     5.800%        0.041%        0.030%      5.759%
   122         5,048,000       5,048,000       4,588,514    IO, Balloon      6.230%        0.021%        0.010%      6.209%
   123         5,000,000       5,000,000       4,458,789    IO, Balloon      6.210%        0.021%        0.010%      6.189%
   124         5,000,000       4,996,106       4,278,831      Balloon        6.233%        0.021%        0.010%      6.212%
   125         4,750,000       4,750,000       4,404,496    IO, Balloon      6.390%        0.101%        0.090%      6.289%
   126         4,700,000       4,700,000       4,274,433    IO, Balloon      6.259%        0.041%        0.030%      6.218%
   127         4,600,000       4,596,691       3,968,397      Balloon        6.520%        0.041%        0.030%      6.479%
   128         4,500,000       4,500,000       4,088,811    IO, Balloon      6.210%        0.041%        0.030%      6.169%
   129         4,500,000       4,500,000       4,017,431    IO, Balloon      6.250%        0.021%        0.010%      6.229%
   130         4,500,000       4,500,000       4,500,000   Interest Only     5.894%        0.021%        0.010%      5.873%
   131         4,500,000       4,500,000       4,024,396    IO, Balloon      6.330%        0.021%        0.010%      6.309%
   132         4,500,000       4,500,000       4,021,790    IO, Balloon      6.300%        0.021%        0.010%      6.279%
   133         4,272,000       4,272,000       3,819,741    IO, Balloon      6.320%        0.021%        0.010%      6.299%
   134         4,150,000       4,150,000       3,700,795    IO, Balloon      6.210%        0.041%        0.030%      6.169%
   135         4,100,000       4,100,000       3,177,951      Balloon        5.930%        0.021%        0.010%      5.909%
   136         4,100,000       4,100,000       3,507,336      Balloon        6.230%        0.021%        0.010%      6.209%
   137         4,011,000       4,011,000       3,761,850    IO, Balloon      6.090%        0.021%        0.010%      6.069%
   138         4,000,000       4,000,000       3,554,496    IO, Balloon      6.050%        0.021%        0.010%      6.029%
   139         4,000,000       4,000,000                  Fully Amortizing   6.243%        0.041%        0.030%      6.202%
   140         4,000,000       3,992,550       3,391,301      Balloon        5.920%        0.041%        0.030%      5.879%
   141         3,970,435       3,956,347       3,389,867      Balloon        6.160%        0.021%        0.010%      6.139%

  141.1        3,096,939       3,085,951       2,644,096
  141.2          873,496         870,396         745,771
   142         3,930,000       3,930,000       3,507,659    IO, Balloon      6.250%        0.061%        0.050%      6.189%
   143         3,820,000       3,820,000       3,590,730    IO, Balloon      6.263%        0.041%        0.030%      6.222%
   144         3,700,000       3,700,000       3,377,916    IO, Balloon      6.310%        0.021%        0.010%      6.289%
   145         3,600,000       3,592,675       2,363,124      Balloon        5.870%        0.081%        0.070%      5.789%
   146         3,500,000       3,500,000       3,131,687    IO, Balloon      6.370%        0.021%        0.010%      6.349%
   147         3,450,000       3,445,718       2,693,896      Balloon        6.142%        0.021%        0.010%      6.121%
   148         3,350,000       3,347,410       2,869,023      Balloon        6.260%        0.021%        0.010%      6.239%
  148.1        2,272,515       2,270,758       1,946,238
  148.2        1,077,485       1,076,652         922,785
   149         3,325,000       3,325,000       2,841,932      Balloon        6.200%        0.021%        0.010%      6.179%
   150         3,078,000       3,078,000       2,896,924      Balloon        6.380%        0.021%        0.010%      6.359%
   151         3,050,000       3,050,000       2,596,405      Balloon        6.060%        0.021%        0.010%      6.039%
   152         3,049,000       3,049,000       2,869,272      Balloon        6.370%        0.021%        0.010%      6.349%
   153         3,000,000       3,000,000       2,823,451      Balloon        6.382%        0.021%        0.010%      6.361%
   154         2,950,000       2,950,000       2,631,832    IO, Balloon      6.230%        0.021%        0.010%      6.209%
   155         2,900,000       2,900,000       2,776,521    IO, Balloon      6.680%        0.021%        0.010%      6.659%
   156         2,730,000       2,730,000       2,159,509      Balloon        6.550%        0.041%        0.030%      6.509%
   157         2,718,000       2,718,000       2,436,385    IO, Balloon      6.450%        0.021%        0.010%      6.429%
   158         2,700,000       2,700,000       2,639,300    IO, Balloon      6.030%        0.021%        0.010%      6.009%
   159         2,650,000       2,645,511       2,492,883      Balloon        6.340%        0.021%        0.010%      6.319%
   160         2,520,000       2,520,000       2,289,124    IO, Balloon      6.195%        0.041%        0.030%      6.154%
   161         2,200,000       2,200,000          41,214  Fully Amortizing   6.180%        0.021%        0.010%      6.159%
   162         2,200,000       2,196,073       1,875,568      Balloon        6.110%        0.071%        0.060%      6.039%
   163         2,020,000       2,020,000       1,794,541    IO, Balloon      6.027%        0.021%        0.010%      6.006%

  163.1        1,076,809       1,076,809         956,623
  163.2          526,615         526,615         467,838
  163.3          416,576         416,576         370,080
   164         1,820,000       1,820,000       1,617,224    IO, Balloon      6.048%        0.021%        0.010%      6.027%
   165         1,386,000       1,380,398       1,189,974      Balloon        5.965%        0.021%        0.010%      5.944%
          $2,813,976,619  $2,813,124,818  $2,625,360,615                     6.134%        0.032%        0.021%      6.102%

                                                         ORIGINAL       ORIGINAL                          REMAINING
                       FIRST     INTEREST                 TERM TO    AMORTIZATION  INTEREST                TERM TO
             NOTE     PAYMENT     ACCRUAL    MONTHLY   MATURITY/ARD      TERM        ONLY    SEASONING  MATURITY/ARD  MATURITY/ARD
SEQUENCE     DATE       DATE    METHOD (3)   PAYMENT     (MONTHS)    (MONTHS) (3)   PERIOD    (MONTHS)    (MONTHS)        DATE
----------------------------------------------------------------------------------------------------------------------------------

   1       7/7/2006   9/1/2006  Actual/360  1,168,504      120            360         24                     120          8/1/2016
   2       6/9/2006   8/1/2006  Actual/360    917,798      120            360         60         1           119          7/1/2016
  2.1
  2.2
  2.3
  2.4
  2.5
  2.6
  2.7
  2.8
  2.9
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
  2.21
  2.22
  2.23
  2.24
  2.25
  2.26
  2.27
  2.28
  2.29
  2.30
  2.31
  2.32
  2.33
  2.34
  2.35
  2.36
  2.37
  2.38
  2.39
  2.40
  2.41
  2.42
  2.43
  2.44
  2.45
  2.46
  2.47
  2.48
  2.49
  2.50
  2.51
  2.52
  2.53
  2.54
  2.55
  2.56
  2.57
  2.58
   3       6/8/2006   8/1/2006  Actual/360    609,699      120            360         60         1           119          7/1/2016
   4      5/10/2006   7/1/2006  Actual/360    427,123      120                       120         2           118          6/1/2016
   5       6/7/2006   8/1/2006  Actual/360    436,263       84                        84         1            83          7/1/2013
  5.1
  5.2
  5.3
  5.4
  5.5
  5.6
  5.7
   6      5/10/2006   7/1/2006  Actual/360    460,823      120                       120         2           118          6/1/2016
   7      6/16/2006   8/1/2006  Actual/360    375,524      120                       120         1           119          7/1/2016
   8      6/15/2006   8/1/2006  Actual/360    392,811      120            360         84         1           119          7/1/2016
   9       6/1/2006   8/1/2006  Actual/360    384,843      120            360         60         1           119          7/1/2016
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
   10     5/31/2006   7/1/2006  Actual/360    277,637       60                        60         2            58          6/1/2011
   11     7/11/2006   9/1/2006  Actual/360    315,114      120            360         72                     120          8/1/2016
   12      7/7/2006   9/1/2006  Actual/360    238,391       60                        60                      60          8/1/2011
   13      8/2/2006   9/1/2006  Actual/360    301,771      121            360         73                     121          9/1/2016
   14      2/6/2006   4/1/2006  Actual/360    271,390      120            360                    5           115          3/1/2016
   15     6/22/2006   8/1/2006  Actual/360    291,852      120            360         36         1           119          7/1/2016
   16     7/17/2006   9/1/2006  Actual/360    277,719      120            360         60                     120          8/1/2016

  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
   17      7/3/2006   9/1/2006  Actual/360    238,771      120                       120                     120          8/1/2016
   18     5/31/2006   7/1/2006  Actual/360    275,511      120            360         60         2           118          6/1/2016
   19     7/19/2006   9/1/2006  Actual/360    196,152      120                       120                     120          8/1/2016
   20     6/27/2006   8/1/2006  Actual/360    245,936      120            360         60         1           119          7/1/2016
   21     4/27/2006   6/1/2006  Actual/360    232,115      120            360         24         3           117          5/1/2016
   22     7/13/2006   9/1/2006  Actual/360    199,641      120            360         60                     120          8/1/2016
   23     6/23/2006   8/1/2006  Actual/360    189,946      120            360         60         1           119          7/1/2016
   24     7/20/2006   9/1/2006  Actual/360    187,368      118            360         24                     118          6/1/2016
   25      8/1/2006   9/1/2006  Actual/360    170,828      120            360         60                     120          8/1/2016
   26     6/28/2006   8/1/2006  Actual/360    149,884       84                        84         1            83          7/1/2013
   27      7/6/2006   9/1/2006  Actual/360    157,371      120            360                                120          8/1/2016
   28     7/24/2006   9/1/2006  Actual/360    156,753      120            360         60                     120          8/1/2016
   29      6/8/2006   8/1/2006  Actual/360    150,821      120            360         48         1           119          7/1/2016
   30     8/10/2006   9/1/2006  Actual/360    154,857       61            360         1                       61          9/1/2011
   31     8/10/2006   9/1/2006  Actual/360    125,013       61                        61                      61          9/1/2011
   32      8/1/2006   9/1/2006  Actual/360    121,683       60                        60                      60          8/1/2011

   33     2/21/2006   4/1/2006  Actual/360    129,458      120            360         84         5           115          3/1/2016
   34     6/27/2006   8/1/2006  Actual/360    117,000       60                        60         1            59          7/1/2011

  34.1
  34.2
   35     5/26/2006   7/1/2006  Actual/360    136,805      144            360         36         2           142          6/1/2018
   36      7/7/2006   9/1/2006  Actual/360    113,015       60                        60                      60          8/1/2011
   37     5/26/2006   7/1/2006  Actual/360    129,953      120            360         60         2           118          6/1/2016
   38      6/7/2006   8/1/2006  Actual/360    126,474      120            360         60         1           119          7/1/2016
   39        TBD      9/1/2006  Actual/360    119,199      121            360         1                      121          9/1/2016
   40     2/17/2006   4/1/2006  Actual/360    111,795      120            360         60         5           115          3/1/2016
   41      5/9/2006   7/1/2006  Actual/360    118,698      120            360         48         2           118          6/1/2016
   42        TBD      9/1/2006  Actual/360    115,876      121            360         25                     121          9/1/2016
   43     5/30/2006   7/1/2006  Actual/360    110,151      120            360         36         2           118          6/1/2016
   44     6/28/2006   8/1/2006  Actual/360     91,440      120                       120         1           119          7/1/2016
   45      7/6/2006   9/1/2006  Actual/360    105,624      107            360                                107          7/1/2015
   46     6/15/2006   8/1/2006  Actual/360     85,462      120                       120         1           119          7/1/2016
   47      5/3/2006   7/1/2006  Actual/360    105,037      120            360         60         2           118          6/1/2016
   48     3/28/2006   5/1/2006  Actual/360     98,865       60            360         12         4            56          4/1/2011
   49     5/26/2006   7/1/2006  Actual/360     96,443      120            360         12         2           118          6/1/2016
   50      5/9/2006   7/1/2006  Actual/360     93,175      120            360         48         2           118          6/1/2016
   51     7/31/2006   9/1/2006  Actual/360     88,843       60            360         24                      60          8/1/2011
   52     7/28/2006   9/1/2006  Actual/360     89,646      120            360         60                     120          8/1/2016
   53      6/1/2006   7/1/2006  Actual/360     83,353      120            360                    2           118          6/1/2016
   54     5/26/2006   7/1/2006  Actual/360     80,108      120            360         60         2           118          6/1/2016
   55     7/31/2006   9/1/2006  Actual/360     81,541       60            360         24                      60          8/1/2011
   56      5/9/2006   7/1/2006  Actual/360     76,652      120            360         48         2           118          6/1/2016
   57     4/13/2006   6/1/2006  Actual/360     70,527      120            360         84         3           117          5/1/2016

   58     5/17/2006   7/1/2006  Actual/360     76,192       84            360         48         2            82          6/1/2013
   59      7/3/2006   9/1/2006  Actual/360     67,991      120            360         60                     120          8/1/2016
   60     5/16/2006   7/1/2006  Actual/360     66,192      120            360         24         2           118          6/1/2016
   61     6/28/2006   8/1/2006  Actual/360     54,757       60                        60         1            59          7/1/2011
   62      5/9/2006   7/1/2006  Actual/360     62,559      120            360         48         2           118          6/1/2016
   63     7/19/2006   9/1/2006  Actual/360     62,426      120            360         30                     120          8/1/2016

  63.1
  63.2
   64     5/11/2006   7/1/2006  Actual/360     51,440      120                       120         2           118          6/1/2016
   65     4/19/2006   6/1/2006  Actual/360     59,487      120            360         36         3           117          5/1/2016
   66      8/1/2006   9/1/2006  Actual/360     60,155      120            360         24                     120          8/1/2016
   67     7/17/2006   9/1/2006  Actual/360     60,028       84            360         60                      84          8/1/2013

  67.1
  67.2
  67.3
   68      5/5/2006   7/1/2006  Actual/360     57,754      120            360         60         2           118          6/1/2016
   69      8/2/2006   9/1/2006  Actual/360     61,558      121            300         1                      121          9/1/2016
   70     7/12/2006   9/1/2006  Actual/360     57,207      120            360         12                     120          8/1/2016
   71     4/27/2006   6/1/2006  Actual/360     57,727       60            360         24         3            57          5/1/2011
   72     7/20/2006   9/1/2006  Actual/360     63,892      120            240                                120          8/1/2016
   73      6/9/2006   8/1/2006  Actual/360     53,311      120            360                    1           119          7/1/2016
   74     7/10/2006   9/1/2006  Actual/360     52,282      120            360         60                     120          8/1/2016
   75     6/30/2006   8/1/2006  Actual/360     56,785       60            300                    1            59          7/1/2011
   76      8/1/2006   9/1/2006  Actual/360     41,893      120                       120                     120          8/1/2016
   77      8/1/2006   9/1/2006  Actual/360     50,196       84            360         48                      84          8/1/2013
   78     3/10/2006   5/1/2006  Actual/360     45,473      120            360         60         4           116          4/1/2016
   79     7/26/2006   9/1/2006  Actual/360     48,204      120            360         60                     120          8/1/2016
   80     7/20/2006   9/1/2006  Actual/360     49,666      120            300                                120          8/1/2016
   81     7/25/2006   9/1/2006  Actual/360     47,782      120            360         36                     120          8/1/2016
   82     6/19/2006   8/1/2006  Actual/360     47,128      120            360         36         1           119          7/1/2016
   83     7/26/2006   9/1/2006  Actual/360     46,641      120            360         60                     120          8/1/2016
   84     6/29/2006   8/1/2006  Actual/360     45,595      120            360         24         1           119          7/1/2016
   85     6/15/2006   8/1/2006  Actual/360     47,440      160            360         60         1           159          11/1/2019
   86     6/15/2006   8/1/2006  Actual/360     45,131      120            360         60         1           119          7/1/2016
   87     6/28/2006   8/1/2006  Actual/360     45,309      120            360         36         1           119          7/1/2016
   88     4/24/2006   6/1/2006  Actual/360     43,741      120            360         60         3           117          5/1/2016
   89     7/31/2006   9/1/2006  Actual/360     47,171      120            300         60                     120          8/1/2016
   90     7/19/2006   9/1/2006  Actual/360     42,722      120            360         60                     120          8/1/2016
   91      2/5/2001   3/1/2001  Actual/360     50,968      120            360                    66           54          2/1/2011
   92     5/26/2006   7/1/2006  Actual/360     38,637      120            360         60         2           118          6/1/2016
   93     5/25/2006   7/1/2006  Actual/360     41,559      120            360                    2           118          6/1/2016
   94     3/31/2006   5/1/2006  Actual/360     38,545      120            360         72         4           116          4/1/2016
   95     5/31/2006   7/1/2006  Actual/360     37,771      120            360         24         2           118          6/1/2016
   96     7/20/2006   9/1/2006  Actual/360     39,663      120            360                                120          8/1/2016

   97      8/3/2006   9/1/2006  Actual/360     20,429      121            360         1                      121          9/1/2016
   98      8/3/2006   9/1/2006  Actual/360     19,238      121            360         25                     121          9/1/2016
   99     7/28/2006   9/1/2006  Actual/360     39,121       84            360         24                      84          8/1/2013
  100     6/15/2006   8/1/2006  Actual/360     37,470      120            360         36         1           119          7/1/2016
  101     8/15/2005  10/1/2005  Actual/360     38,907      120            300                    11          109          9/1/2015

 101.1
 101.2
 101.3
 101.4
 101.5
 101.6
  102     6/22/2006   8/1/2006  Actual/360     38,156      120            360         24         1           119          7/1/2016
  103     6/30/2006   8/1/2006  Actual/360     36,746      120            360         36         1           119          7/1/2016
  104     6/30/2006   8/1/2006  Actual/360     31,040       60                        60         1           59           7/1/2011
  105     5/22/2006   7/1/2006  Actual/360     34,938      120            360         36         2           118          6/1/2016
  106     7/28/2006   9/1/2006  Actual/360     37,507      120            360                                120          8/1/2016
  107      8/2/2006   9/1/2006  Actual/360     36,391      121            360         73                     121          9/1/2016
  108     1/30/2006   3/1/2006  Actual/360     35,201      120            360         24         6           114          2/1/2016
  109     7/27/2006   9/1/2006  Actual/360     34,426      120            360                                120          8/1/2016
  110      8/1/2006   9/1/2006  Actual/360     34,542      120            360         60                     120          8/1/2016
  111     2/17/2006   4/1/2006  Actual/360     32,311      120            360         24         5           115          3/1/2016
  112     7/31/2006   9/1/2006  Actual/360     33,365      120            360         24                     120          8/1/2016
  113      8/4/2006   9/1/2006  Actual/360     40,877      241            240         1                      241          9/1/2026
  114     7/27/2006   9/1/2006  Actual/360     32,929      120            360                                120          8/1/2016
  115     2/21/2006   4/1/2006  Actual/360     23,842      120                       120         5           115          3/1/2016
  116     5/16/2006   7/1/2006  Actual/360     33,886      120            360                    2           118          6/1/2016
  117     5/30/2006   7/1/2006  Actual/360     32,231      120            360         24         2           118          6/1/2016
 117.1
 117.2
  118     6/19/2006   8/1/2006  Actual/360     32,097      120            360         24         1           119          7/1/2016
  119     6/29/2006   8/1/2006  Actual/360     33,193      120            360                    1           119          7/1/2016
  120      7/3/2006   9/1/2006  Actual/360     32,050      120            360         24                     120          8/1/2016
  121     5/31/2006   7/1/2006  Actual/360     25,482      120                       120         2           118          6/1/2016
  122      5/1/2006   7/1/2006  Actual/360     31,016      120            360         36         2           118          6/1/2016
  123      7/3/2006   9/1/2006  Actual/360     30,656      120            360         24                     120          7/31/2016
  124     6/21/2006   8/1/2006  Actual/360     30,731      120            360                    1           119          7/1/2016
  125     6/30/2006   8/1/2006  Actual/360     29,680      120            360         48         1           119          7/1/2016
  126     7/20/2006   9/1/2006  Actual/360     28,966      120            360         36                     120          8/1/2016
  127     6/29/2006   8/1/2006  Actual/360     29,136      120            360                    1           119          7/1/2016
  128     7/27/2006   9/1/2006  Actual/360     27,590      120            360         36                     120          8/1/2016
  129      6/8/2006   8/1/2006  Actual/360     27,707      120            360         24         1           119          7/1/2016
  130     6/29/2006   8/1/2006  Actual/360     22,409      120                       120         1           119          7/1/2016
  131     6/16/2006   8/1/2006  Actual/360     27,942      120            360         24         1           119          7/1/2016
  132      6/2/2006   8/1/2006  Actual/360     27,854      120            360         24         1           119          7/1/2016
  133     4/28/2006   6/1/2006  Actual/360     26,498      120            360         24         3           117          5/1/2016
  134     7/10/2006   9/1/2006  Actual/360     25,444      120            360         24                     120          8/1/2016
  135     7/20/2006   9/1/2006  Actual/360     26,241      120            300                                120          8/1/2016
  136     7/25/2006   9/1/2006  Actual/360     25,191      120            360                                120          8/1/2016
  137      6/2/2006   8/1/2006  Actual/360     24,281       84            360         24         1           83           7/1/2013
  138     7/18/2006   9/1/2006  Actual/360     24,111      120            360         24                     120          8/1/2016
  139      8/2/2006   9/1/2006  Actual/360     45,079      121            120         1                      121          9/1/2016
  140     5/18/2006   7/1/2006  Actual/360     23,777      120            360                    2           118          6/1/2016
  141     3/17/2006   5/1/2006  Actual/360     24,215      120            360                    4           116          4/1/2016

 141.1
 141.2
  142     7/13/2006   9/1/2006  Actual/360     24,198      120            360         24                     120          8/1/2016
  143      5/4/2006   7/1/2006  Actual/360     23,553      120            360         60         2           118          6/1/2016
  144     7/20/2006   9/1/2006  Actual/360     22,926      118            360         36                     118          6/1/2016
  145     6/19/2006   8/1/2006  Actual/360     25,522      120            240                    1           119          7/1/2016
  146        TBD      9/1/2006  Actual/360     21,824      121            360         25                     121          9/1/2016
  147     6/29/2006   8/1/2006  Actual/360     22,529      120            300                    1           119          7/1/2016
  148     6/20/2006   8/1/2006  Actual/360     20,648      120            360                    1           119          7/1/2016
 148.1
 148.2
  149     7/24/2006   9/1/2006  Actual/360     20,365      120            360                                120          8/1/2016
  150     7/24/2006   9/1/2006  Actual/360     19,213       60            360                                 60          8/1/2011
  151     7/24/2006   9/1/2006  Actual/360     18,404      120            360                                120          8/1/2016
  152     7/12/2006   9/1/2006  Actual/360     19,012       60            360                                 60          8/1/2011
  153      8/4/2006   9/1/2006  Actual/360     18,730       61            360         1                       61          9/1/2011
  154     7/13/2006   9/1/2006  Actual/360     18,125      120            360         24                     120          8/1/2016
  155     7/19/2006   9/1/2006  Actual/360     18,675       84            360         36                      84          8/1/2013
  156     7/20/2006   9/1/2006  Actual/360     18,519      120            300                                120          8/1/2016
  157      5/3/2006   7/1/2006  Actual/360     17,090      120            360         24         2           118          6/1/2016
  158      7/5/2006   9/1/2006  Actual/360     16,240       60            360         36                      60          8/1/2011
  159     5/25/2006   7/1/2006  Actual/360     16,472       60            360                    2            58          6/1/2011
  160     5/25/2006   7/1/2006  Actual/360     15,426      120            360         36         2           118          6/1/2016
  161     7/31/2006   9/1/2006  Actual/360     24,624      120            120                                120          8/1/2016
  162     5/17/2006   7/1/2006  Actual/360     13,346      120            360                    2           118          6/1/2016
  163     6/16/2006   8/1/2006  Actual/360     12,146      120            360         24         1           119          7/1/2016

 163.1
 163.2
 163.3
  164     7/18/2006   9/1/2006  Actual/360     10,968      120            360         24                     120          8/1/2016
  165     4/21/2006   6/1/2006  Actual/360      8,900       84            300                    3            81          5/1/2013
                                                           112            357                    1           111

          CROSS-COLLATERALIZED        RELATED                                                                    YIELD MAINTENANCE
SEQUENCE         LOANS                 LOANS                 PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)                  TYPE
----------------------------------------------------------------------------------------------------------------------------------

   1               No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   2               No                   No           GRTR1%PPMTorYM(25)/GRTR1%PPMTorYMorDEFEASANCE(88)/OPEN(7)      NPV (MEY)
  2.1
  2.2
  2.3
  2.4
  2.5
  2.6
  2.7
  2.8
  2.9
  2.10
  2.11
  2.12
  2.13
  2.14
  2.15
  2.16
  2.17
  2.18
  2.19
  2.20
  2.21
  2.22
  2.23
  2.24
  2.25
  2.26
  2.27
  2.28
  2.29
  2.30
  2.31
  2.32
  2.33
  2.34
  2.35
  2.36
  2.37
  2.38
  2.39
  2.40
  2.41
  2.42
  2.43
  2.44
  2.45
  2.46
  2.47
  2.48
  2.49
  2.50
  2.51
  2.52
  2.53
  2.54
  2.55
  2.56
  2.57
  2.58
   3               No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   4               No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   5               No                   No                       LO(18)/GRTR1%PPMTorYM(59)/OPEN(7)                Int Diff (MEY)
  5.1
  5.2
  5.3
  5.4
  5.5
  5.6
  5.7
   6               No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   7               No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   8               No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   9               No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
   10              No                   No                          LO(47)/OPEN(13)/DEFEASANCE
   11              No           Yes - BACM 06-4 A                   LO(116)/OPEN(4)/DEFEASANCE
   12              No                   No                           LO(57)/OPEN(3)/DEFEASANCE
   13              No           Yes - BACM 06-4 C                   LO(117)/OPEN(4)/DEFEASANCE
   14              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   15              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   16              No           Yes - BACM 06-4 D  LO(24)/DEFEASANCE(60)/GRTR1%PPMTorYMorDEFEASANCE(30)/OPEN(6)   Int Diff (BEY)

  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
   17              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   18              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   19              No                   No                       LO(37)/GRTR1%PPMTorYM(79)/OPEN(4)                Int Diff (MEY)
   20              No           Yes - BACM 06-4 A                   LO(116)/OPEN(4)/DEFEASANCE
   21              No           Yes - BACM 06-4 F                   LO(116)/OPEN(4)/DEFEASANCE
   22              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   23              No           Yes - BACM 06-4 E                   LO(117)/OPEN(3)/DEFEASANCE
   24              No                   No                          LO(117)/OPEN(1)/DEFEASANCE
   25              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   26              No                   No                           LO(80)/OPEN(4)/DEFEASANCE
   27              No           Yes - BACM 06-4 G                   LO(117)/OPEN(3)/DEFEASANCE
   28              No           Yes - BACM 06-4 A                   LO(116)/OPEN(4)/DEFEASANCE
   29              No                   No                          LO(114)/OPEN(6)/DEFEASANCE
   30              No                   No                           LO(57)/OPEN(4)/DEFEASANCE
   31              No                   No                          LO(48)/OPEN(13)/DEFEASANCE
   32              No                   No                           LO(56)/OPEN(4)/DEFEASANCE

   33              No                   No                       LO(37)/GRTR1%PPMTorYM(79)/OPEN(4)                Int Diff (MEY)
   34              No                   No                           LO(56)/OPEN(4)/DEFEASANCE

  34.1
  34.2
   35              No                   No                          LO(141)/OPEN(3)/DEFEASANCE
   36              No                   No                           LO(53)/OPEN(7)/DEFEASANCE
   37              No           Yes - BACM 06-4 H                   LO(116)/OPEN(4)/DEFEASANCE
   38              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   39              No           Yes - BACM 06-4 I                   LO(118)/OPEN(3)/DEFEASANCE
   40              No           Yes - BACM 06-4 K                   LO(116)/OPEN(4)/DEFEASANCE
   41              No           Yes - BACM 06-4 B                   LO(117)/OPEN(3)/DEFEASANCE
   42              No                   No                          LO(118)/OPEN(3)/DEFEASANCE
   43              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   44              No           Yes - BACM 06-4 E                   LO(117)/OPEN(3)/DEFEASANCE
   45              No           Yes - BACM 06-4 G                   LO(104)/OPEN(3)/DEFEASANCE
   46              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   47              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   48              No                   No                          GRTR1%PPMTorYM(56)/OPEN(4)                    Int Diff (MEY)
   49              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   50              No           Yes - BACM 06-4 B                   LO(117)/OPEN(3)/DEFEASANCE
   51              No           Yes - BACM 06-4 J                LO(36)/GRTR1%PPMTorYM(20)/OPEN(4)                Int Diff (MEY)
   52              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   53              No           Yes - BACM 06-4 I                   LO(117)/OPEN(3)/DEFEASANCE
   54              No           Yes - BACM 06-4 H                   LO(116)/OPEN(4)/DEFEASANCE
   55              No           Yes - BACM 06-4 J                LO(36)/GRTR1%PPMTorYM(20)/OPEN(4)                Int Diff (MEY)
   56              No           Yes - BACM 06-4 B                   LO(117)/OPEN(3)/DEFEASANCE

   57              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   58              No           Yes - BACM 06-4 L                    LO(80)/OPEN(4)/DEFEASANCE
   59              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   60              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   61              No                   No                           LO(56)/OPEN(4)/DEFEASANCE
   62              No           Yes - BACM 06-4 B                   LO(117)/OPEN(3)/DEFEASANCE

   63              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  63.1
  63.2
   64              No           Yes - BACM 06-4 M                   LO(116)/OPEN(4)/DEFEASANCE
   65              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   66              No           Yes - BACM 06-4 N                LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)                Int Diff (MEY)
   67              No           Yes - BACM 06-4 D                    LO(78)/OPEN(6)/DEFEASANCE

  67.1
  67.2
  67.3
   68              No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   69              No                   No                          LO(118)/OPEN(3)/DEFEASANCE
   70              No           Yes - BACM 06-4 F                   LO(116)/OPEN(4)/DEFEASANCE
   71              No                   No                           LO(56)/OPEN(4)/DEFEASANCE
   72              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   73              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   74              No                   No                       LO(60)/GRTR1%PPMTorYM(57)/OPEN(3)              Int Diff (MEY) - G
   75              No                   No                           LO(57)/OPEN(3)/DEFEASANCE
   76              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   77              No           Yes - BACM 06-4 L                    LO(80)/OPEN(4)/DEFEASANCE
   78              No           Yes - BACM 06-4 M                   LO(116)/OPEN(4)/DEFEASANCE
   79              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   80              No           Yes - BACM 06-4 O                   LO(116)/OPEN(4)/DEFEASANCE
   81              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   82              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   83              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   84              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   85              No                   No                          LO(156)/OPEN(4)/DEFEASANCE
   86              No                   No                          LO(113)/OPEN(7)/DEFEASANCE
   87              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   88              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   89              No                   No                       LO(60)/GRTR1%PPMTorYM(56)/OPEN(4)              Int Diff (MEY) - G
   90              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   91              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
   92              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   93              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   94              No           Yes - BACM 06-4 C                   LO(116)/OPEN(4)/DEFEASANCE
   95              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
   96              No                   No                          LO(113)/OPEN(7)/DEFEASANCE

   97      Yes - BACM 06-4 A    Yes - BACM 06-4 Q                   LO(118)/OPEN(3)/DEFEASANCE
   98      Yes - BACM 06-4 A    Yes - BACM 06-4 Q                   LO(118)/OPEN(3)/DEFEASANCE
   99              No                   No                           LO(81)/OPEN(3)/DEFEASANCE
  100              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  101              No                   No                          LO(116)/OPEN(4)/DEFEASANCE

 101.1
 101.2
 101.3
 101.4
 101.5
 101.6
  102              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  103              No                   No                       LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)                Int Diff (MEY)
  104              No           Yes - BACM 06-4 K                    LO(57)/OPEN(3)/DEFEASANCE
  105              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  106              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  107              No           Yes - BACM 06-4 N                LO(37)/GRTR1%PPMTorYM(81)/OPEN(3)                Int Diff (MEY)
  108              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  109              No           Yes - BACM 06-4 P                   LO(116)/OPEN(4)/DEFEASANCE
  110              No                   No                          LO(113)/OPEN(7)/DEFEASANCE
  111              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  112              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  113              No           Yes - BACM 06-4 S                   LO(238)/OPEN(3)/DEFEASANCE
  114              No           Yes - BACM 06-4 P                   LO(116)/OPEN(4)/DEFEASANCE
  115              No                   No                       LO(29)/GRTR1%PPMTorYM(88)/OPEN(3)              Int Diff (MEY) - G
  116              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  117              No           Yes - BACM 06-4 R                   LO(117)/OPEN(3)/DEFEASANCE
 117.1
 117.2
  118              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  119              No                   No                       LO(24)/GRTR1%PPMTorYM(92)/OPEN(4)              Int Diff (MEY) - G
  120              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  121              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  122              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  123              No                   No                       LO(60)/GRTR1%PPMTorYM(57)/OPEN(3)              Int Diff (MEY) - G
  124              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  125              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  126              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  127              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  128              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  129              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  130              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  131              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  132              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  133              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  134              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  135              No           Yes - BACM 06-4 O                   LO(116)/OPEN(4)/DEFEASANCE
  136              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  137              No                   No                           LO(81)/OPEN(3)/DEFEASANCE
  138              No           Yes - BACM 06-4 R                LO(60)/GRTR1%PPMTorYM(56)/OPEN(4)              Int Diff (MEY) - G
  139              No                   No                          LO(117)/OPEN(4)/DEFEASANCE
  140              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  141              No                   No                          LO(117)/OPEN(3)/DEFEASANCE

 141.1
 141.2
  142              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  143              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  144              No                   No                          LO(115)/OPEN(3)/DEFEASANCE
  145              No           Yes - BACM 06-4 S                   LO(117)/OPEN(3)/DEFEASANCE
  146              No                   No                          LO(118)/OPEN(3)/DEFEASANCE
  147              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  148              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
 148.1
 148.2
  149              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  150              No                   No                       LO(36)/GRTR1%PPMTorYM(21)/OPEN(3)              Int Diff (MEY) - G
  151              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  152              No                   No                           LO(57)/OPEN(3)/DEFEASANCE
  153              No                   No                           LO(58)/OPEN(3)/DEFEASANCE
  154              No           Yes - BACM 06-4 Q                   LO(117)/OPEN(3)/DEFEASANCE
  155              No                   No                           LO(81)/OPEN(3)/DEFEASANCE
  156              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  157              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  158              No                   No                             LO(24)/YM(32)/OPEN(4)                    Int Diff (MEY) - G
  159              No                   No                           LO(57)/OPEN(3)/DEFEASANCE
  160              No                   No                          LO(116)/OPEN(4)/DEFEASANCE
  161              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  162              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  163              No                   No                          LO(117)/OPEN(3)/DEFEASANCE

 163.1
 163.2
 163.3
  164              No                   No                          LO(117)/OPEN(3)/DEFEASANCE
  165              No                   No                           LO(80)/OPEN(4)/DEFEASANCE

                                                                                               TOTAL
                                                                                               UNITS/     UNITS/        LOAN
                                                                                                SF/        SF/      BALANCE PER
                                                                                               KEYS/      KEYS/       UNIT/SF/
           APPRAISAL    APPRAISAL   CUT-OFF DATE  MATURITY/ARD DATE                  YEAR      PADS/      PADS/       KEY/PAD/
SEQUENCE     VALUE        DATE     LTV RATIO (4)   LTV RATIO (4)      YEAR BUILT  RENOVATED    SPACES   SPACES (5)     SPACE
-------------------------------------------------------------------------------------------------------------------------------

   1      289,000,000   5/24/2006      65.7%           58.7%            2001                   715,988      SF         265
   2      372,390,000    Various       79.2%           74.6%           Various     Various   9,003,865      SF          33
  2.1      38,000,000   5/1/2006                                        1996                   850,000      SF          35
  2.2      27,180,000   5/12/2006                                       1988                   448,500      SF          48
  2.3      19,920,000   5/1/2006                                        1996                   670,000      SF          24
  2.4      19,300,000   5/11/2006                                       1995                   560,000      SF          28
  2.5      16,800,000   5/10/2006                                       1996                   462,800      SF          29
  2.6      13,000,000   5/1/2006                                        1960                   234,090      SF          44
  2.7      12,950,000   5/1/2006                                        1997                   401,648      SF          25
  2.8      10,960,000   5/1/2006                                        1974        1998       272,449      SF          34
  2.9      10,500,000   5/1/2006                                        1969                   135,821      SF          61
  2.10      9,780,000   5/12/2006                                       1996                   168,971      SF          47
  2.11      9,200,000   5/9/2006                                        1972                    93,000      SF          81
  2.12      8,400,000   5/1/2006                                        1995                    68,721      SF          98
  2.13      8,200,000   5/1/2006                                        1996                   202,021      SF          32
  2.14      9,140,000   5/12/2006                                       1996                   192,500      SF          34
  2.15      7,250,000   5/6/2006                                        1975                   105,168      SF          55
  2.16      7,130,000   5/1/2006                                        1980                   234,683      SF          24
  2.17      6,800,000   5/15/2006                                       1986                   108,852      SF          50
  2.18      6,000,000   5/1/2006                                        1975                   142,959      SF          34
  2.19      5,750,000   5/1/2006                                        1970                    77,360      SF          59
  2.20      6,000,000   5/1/2006                                        1973                   113,040      SF          39
  2.21      5,500,000   5/2/2006                                        1965                   102,868      SF          42
  2.22      6,700,000   5/1/2006                                        1968                    95,391      SF          43
  2.23      4,990,000   5/1/2006                                        1964                   157,825      SF          26
  2.24      4,650,000   5/1/2006                                        1996                   153,069      SF          24
  2.25      4,500,000   5/5/2006                                        1974                   103,868      SF          35
  2.26      4,200,000   5/1/2006                                        1972                   107,844      SF          32
  2.27      4,220,000   5/1/2006                                        1973                   183,000      SF          19
  2.28      3,880,000   5/1/2006                                        1974                   143,500      SF          22
  2.29      3,850,000   5/16/2006                                       1996                   123,750      SF          25
  2.30      3,800,000   5/1/2006                                        1978                   113,360      SF          27
  2.31      3,700,000   5/12/2006                                       1966        1988       101,000      SF          30
  2.32      4,600,000   5/1/2006                                        1968                    95,480      SF          31
  2.33      3,625,000   5/1/2006                                        1979                    83,000      SF          35
  2.34      3,480,000   5/1/2006                                        1966                    95,231      SF          29
  2.35      3,200,000   5/11/2006                                       1965                    83,990      SF          31
  2.36      3,300,000   5/1/2006                                        1961        1972        76,290      SF          35
  2.37      3,300,000   5/1/2006                                        1972                    65,430      SF          40
  2.38      3,200,000   5/4/2006                                        1974                    81,972      SF          31
  2.39      3,030,000   5/1/2006                                        1968                    51,918      SF          47
  2.40      2,900,000   5/4/2006                                        1973                    98,197      SF          24
  2.41      2,880,000   5/1/2006                                        1972                    62,250      SF          38
  2.42      2,850,000   5/1/2006                                        1977                    81,598      SF          28
  2.43      2,780,000   5/1/2006                                        1970                   132,100      SF          17
  2.44      2,800,000   5/10/2006                                       1968        1998       106,027      SF          21
  2.45      2,720,000   5/1/2006                                        1962        1976        92,300      SF          24
  2.46      2,660,000   5/15/2006                                       1972                    64,024      SF          33
  2.47      2,575,000   5/1/2006                                        1975                    77,000      SF          27
  2.48      2,400,000   5/5/2006                                        1970                    64,080      SF          30
  2.49      2,270,000   5/1/2006                                        1972                    98,402      SF          19
  2.50      2,150,000   5/1/2006                                        1973                    63,714      SF          27
  2.51      1,890,000   5/1/2006                                        1970                    65,500      SF          23
  2.52      1,930,000   5/3/2006                                        1969                    58,920      SF          26
  2.53      1,830,000   5/1/2006                                        1977                    87,100      SF          17
  2.54      1,680,000   5/17/2006                                       1976                    91,731      SF          15
  2.55      1,700,000   5/1/2006                                        1975                    40,252      SF          34
  2.56      1,640,000   5/3/2006                                        1973                    50,530      SF          26
  2.57      1,550,000   5/1/2006                                        1964                    71,721      SF          17
  2.58      1,200,000   5/2/2006                                        1967                    37,050      SF          26
   3      145,400,000   5/8/2006       70.0%           65.6%            2001                       615     Keys       165,496
   4      112,800,000   4/1/2006       77.3%           77.3%            1979        2004       560,264      SF          156
   5      123,000,000    Various       69.9%           69.9%           Various                 785,156      SF          110
  5.1      33,700,000   5/1/2006                                        2002                   178,925      SF          132
  5.2      25,000,000   5/8/2006                                        2003                   132,999      SF          132
  5.3      18,800,000   5/1/2006                                        2000                   118,967      SF          111
  5.4      14,000,000   5/1/2006                                        2002                   124,975      SF          78
  5.5      12,200,000   5/5/2006                                        2002                    83,047      SF          103
  5.6      10,400,000   5/1/2006                                        2002                   107,543      SF          66
  5.7       8,900,000   5/1/2006                                        2004                    38,700      SF          161
   6      224,000,000   4/25/2006      76.8%           76.8%            2001                       402     Keys       427,861
   7       90,000,000   5/1/2006       80.0%           80.0%            2000                   264,062      SF          273
   8       80,000,000   6/1/2006       80.0%           77.3%            1985                   256,022      SF          250
   9       83,020,000    Various       75.8%           71.2%           Various                 649,308      SF          97
  9.1      22,050,000   5/5/2006                                        1998                    91,545      SF          188
  9.2      12,800,000   5/9/2006                                        1950        1998        59,000      SF          166
  9.3      11,300,000   5/9/2006                                        2002                    56,873      SF          144
  9.4       8,870,000   5/8/2006                                        2001                    80,942      SF          88
  9.5       5,750,000   5/3/2006                                        2003                    73,610      SF          62
  9.6       6,600,000   5/3/2006                                        1997                   100,270      SF          46
  9.7       5,100,000   5/11/2006                                       2001                    68,630      SF          57
  9.8       5,700,000   5/9/2006                                        2001                    58,213      SF          65
  9.9       4,850,000   5/3/2006                                        2000                    60,225      SF          63
   10      67,200,000   4/11/2006      78.9%           78.9%            1983                   553,468      SF          96
   11      63,200,000   6/7/2006       79.1%           75.6%            1950        2005           572     Units      87,413
   12      95,000,000   5/1/2006       52.6%           52.6%            2003                       296     Units      168,919
   13      72,000,000   8/1/2006       65.5%           62.1%            2006                       120     Units      416,667
   14      81,500,000  11/28/2005      57.7%           48.7%            2005                   196,004      SF          240
   15      68,000,000   5/15/2006      69.1%           63.0%          1970/1997                230,072      SF          204
   16      70,380,000   6/9/2006       64.8%           60.8%           Various                 613,716      SF          74

  16.1     10,510,000   6/3/2006                                        1985                    85,308      SF          84
  16.2      8,550,000   5/26/2006                                       1981                    62,897      SF          107
  16.3      7,070,000   5/26/2006                                       1979                    62,078      SF          92
  16.4      8,420,000   6/3/2006                                        1984                    69,150      SF          74
  16.5      6,850,000   6/2/2006                                        1996                    84,006      SF          57
  16.6      7,840,000   6/9/2006                                        1984                    69,436      SF          65
  16.7      5,850,000   5/26/2006                                       1979                    60,766      SF          74
  16.8      8,440,000   5/26/2006                                       2004                    69,856      SF          51
  16.9      4,030,000   5/26/2006                                       1977                    34,671      SF          70
 16.10      2,820,000   5/26/2006                                       1980                    15,548      SF          78
   17      68,000,000   4/25/2006      66.2%           66.2%            1975        1989       370,209      SF          122
   18      55,400,000   5/8/2006       79.4%           74.8%            1983                       482     Units      91,286
   19      61,000,000   6/12/2006      64.8%           64.8%            1999                       195     Units      202,821
   20      51,500,000   5/25/2006      75.0%           70.7%            2004                       390     Units      98,974
   21      47,600,000   3/27/2006      78.8%           70.4%          1982-1990     2005       293,936      SF          128
   22      42,000,000   6/1/2006       77.9%           73.1%            1918                   117,769      SF          278
   23      43,500,000   5/17/2006      72.6%           68.1%            1985                       624     Units      50,641
   24      39,000,000   4/3/2006       77.5%           69.5%            1977        1998        96,904      SF          312
   25      42,510,000   9/1/2006       67.3%           63.0%            1998                       179     Units      159,777
   26      38,100,000   6/1/2007       74.3%           74.3%            1985                   240,634      SF          118
   27      34,000,000   6/7/2006       76.2%           65.0%            1999                   192,729      SF          134
   28      32,500,000   6/2/2006       76.9%           72.5%            1996                       208     Units      120,192
   29      35,900,000   2/9/2006       69.6%           64.2%            1985                   361,200      SF          69
   30      33,500,000   4/2/2006       73.1%           68.9%            1918        2000       255,643      SF          96
   31      40,600,000   5/17/2006      55.4%           55.4%            1965        2004           301     Units      79,734
   32      28,530,000   5/20/2006      80.0%           80.0%            2000                       303     Units      75,327

   33      32,000,000   10/5/2005      70.9%           68.2%            1969        2005       134,161      SF          169
   34      28,400,000   6/3/2006       78.9%           78.9%           Various                 176,545      SF          127

  34.1     17,800,000   6/3/2006                                        1980                   112,623      SF          125
  34.2     10,600,000   6/3/2006                                        1985                    63,922      SF          131
   35      28,250,000   5/1/2006       78.6%           68.8%            1971        1986           300     Keys       74,000
   36      30,470,000   3/14/2006      72.2%           72.2%            1999        2005       137,279      SF          160
   37      36,500,000   4/20/2006      60.0%           56.1%            1999                   119,496      SF          183
   38      30,000,000   5/1/2006       71.0%           66.4%            1986                   117,771      SF          181
   39      30,700,000   3/21/2006      66.2%           55.9%            2002                       384     Units      52,904
   40      51,900,000  10/14/2005      38.5%           35.8%            1948        1995       243,945      SF          82
   41      33,700,000   4/1/2006       59.1%           54.4%            2001                       178     Keys       111,955
   42      26,400,000   4/5/2006       72.0%           64.1%            1965        2006       163,406      SF          116
   43      26,000,000   3/22/2006      63.2%           56.8%            1964        2005           288     Units      62,500
   44      26,250,000   5/9/2006       68.0%           68.0%            1997                       286     Units      62,413
   45      25,000,000   5/31/2006      68.8%           60.3%            2000                   120,543      SF          143
   46      34,000,000   4/27/2006      50.0%           50.0%            1980                   110,469      SF          154
   47      21,250,000   3/16/2006      79.6%           74.9%            1963        2006        18,464      SF          917
   48      20,800,000   6/7/2006       79.8%           75.9%            2004                       160     Units      103,750
   49      20,850,000   2/23/2006      76.7%           66.8%            2006                    92,455      SF          173
   50      21,100,000   4/1/2006       74.1%           68.2%            1965        1995           156     Keys       100,276
   51      22,000,000   6/1/2006       66.4%           64.1%            2003                       216     Units      67,593
   52      18,800,000   5/25/2006      75.6%           71.3%            2002                    82,817      SF          172
   53      25,250,000   3/6/2006       55.3%           47.0%            1998                   120,572      SF          116
   54      22,500,000   4/20/2006      60.0%           56.1%            1979        2005       165,695      SF          81
   55      19,600,000   6/1/2006       68.4%           66.0%            2000                       208     Units      64,423
   56      17,600,000   4/1/2006       73.1%           67.3%            1997                       137     Keys       93,934
   57      22,180,000  10/27/2005      56.4%           54.1%            1986                    80,891      SF          155

   58      15,600,000   4/7/2006       78.5%           75.9%            1987                    80,609      SF          152
   59      14,500,000   5/1/2006       76.3%           71.7%            1985                   133,619      SF          83
   60      14,100,000   4/13/2006      75.5%           67.5%            1983                       480     Units      22,167
   61      13,800,000   5/23/2006      76.8%           76.8%            1997                       132     Units      80,303
   62      15,300,000   4/1/2006       68.6%           63.2%            1998                       164     Keys       64,043
   63      13,010,000   6/15/2006      78.8%           70.8%           Various                     180     Units      56,944

  63.1      7,170,000   6/15/2006                                       1960                       141     Units      40,063
  63.2      5,840,000   6/15/2006                                       1999                        39     Units      117,976
   64      15,600,000   3/21/2006      64.7%           64.7%         1944 & 1955    2003        87,476      SF          115
   65      14,500,000   3/15/2006      69.0%           62.3%            2004                    86,588      SF          115
   66      15,100,000   6/19/2006      66.2%           58.8%            1998                   113,943      SF          88
   67      16,790,000    Various       58.4%           57.1%           Various                 188,107      SF          52

  67.1     11,780,000   6/1/2006                                        1987                   149,792      SF          45
  67.2      3,460,000   5/23/2006                                       1990                    22,978      SF          102
  67.3      1,550,000   5/23/2006                                       1974                    15,337      SF          49
   68      23,000,000   2/13/2006      41.3%           38.8%          1942/1947     2005        11,771      SF          807
   69      11,925,000   4/24/2006      79.7%           62.0%            2006                    52,451      SF          181
   70      11,765,000   5/20/2006      79.9%           69.7%          1982/1983                163,848      SF          57
   71      16,860,000   1/27/2006      50.4%           48.7%            2005                        32     Units      287,500
   72      14,750,000   6/12/2006      59.7%           39.6%            2005                       123     Keys       71,545
   73      13,500,000   5/4/2006       65.0%           55.5%            1984        2001        44,123      SF          199
   74      16,700,000   4/17/2006      51.5%           48.3%            1979                   165,454      SF          52
   75      16,900,000   5/10/2006      50.8%           46.3%            1999                       157     Keys       54,711
   76      13,345,000   5/2/2006       61.8%           61.8%            2001        2001        37,853      SF          218
   77      11,400,000   5/25/2006      71.9%           69.5%            1979                    44,366      SF          185
   78      10,300,000   1/31/2006      77.7%           72.3%          1947-1983     1997        97,627      SF          82
   79      10,000,000   4/26/2006      78.0%           73.3%            1927        2003        33,400      SF          234
   80      14,080,000   5/26/2006      55.1%           42.7%            2004                   107,595      SF          72
   81      10,800,000   5/18/2006      71.7%           65.2%            1998                       319     Pads       24,263
   82       9,750,000   5/31/2006      78.6%           71.5%            2001                    53,774      SF          142
   83       9,750,000   6/8/2006       78.5%           73.7%            1979                   203,728      SF          38
   84       9,650,000   5/9/2006       77.7%           69.2%            1999                    74,930      SF          100
   85      10,000,000   4/20/2006      75.0%           66.9%            2004                    41,000      SF          183
   86      10,600,000   3/8/2006       69.8%           65.5%         1963 & 2006                29,680      SF          249
   87      12,300,000   4/28/2006      59.3%           54.1%            1975        1992       132,789      SF          55
   88      11,200,000   1/11/2006      65.0%           60.9%            1999                   179,394      SF          41
   89       9,100,000   6/14/2006      79.4%           72.1%            1972                       265     Units      27,264
   90      10,000,000   5/18/2006      60.8%           56.4%            2005                    24,663      SF          287
   91      10,850,000   6/13/2006      63.5%           59.3%            1990        1998       105,756      SF          65
   92       8,695,000  12/19/2005      77.7%           72.4%            1985                       166     Units      40,723
   93       9,400,000   4/12/2006      71.2%           61.1%            2002                    64,225      SF          104
   94      10,250,000   8/1/2006       64.3%           61.0%            1963        2006            24     Units      274,583
   95       9,600,000   3/1/2006       67.9%           59.9%            2005                    22,224      SF          293
   96      10,800,000   5/6/2006       60.2%           51.4%            1954        1995        73,878      SF          88

            8,800,000
   97       4,600,000   5/15/2006      73.6%           64.2%            1968                       358     Pads       11,544
   98       4,200,000   5/19/2006      73.6%           64.2%            1970                       203     Pads       11,544
   99       9,100,000   5/17/2006      70.1%           65.8%            2006                    66,325      SF          96
  100       7,775,000   4/8/2006       79.4%           72.0%            2000                    79,312      SF          78
  101       9,200,000   5/24/2005      66.9%           52.2%           Various                 187,182      SF          33

 101.1      2,300,000   5/24/2005                                       1991                    44,258      SF          35
 101.2      2,100,000   5/24/2005                                       1992                    33,892      SF          41
 101.3      1,600,000   5/23/2005                                       1974                    35,552      SF          30
 101.4      1,450,000   5/23/2005                                       1974        2002        34,448      SF          28
 101.5      1,200,000   5/23/2005                                       1971                    24,605      SF          33
 101.6       550,000    5/23/2005                                       1978                    14,427      SF          26

  102      13,780,000   9/12/2005      44.3%           39.6%            2003                    59,410      SF          103
  103       9,000,000   5/12/2006      67.4%           61.1%            1997        2006        63,378      SF          96
  104      12,800,000   6/6/2006       46.9%           46.9%            1972        2001       127,855      SF          47
  105       7,950,000   3/31/2006      75.5%           67.9%            1970        1999           241     Pads       24,896
  106       9,100,000   6/5/2006       65.9%           56.7%            1985                    86,732      SF          69
  107       7,700,000   6/15/2006      77.9%           74.2%            2006                    19,850      SF          302
  108       8,100,000  12/15/2005      74.1%           65.4%            2000                    68,400      SF          88
  109      20,600,000   5/30/2006      27.9%           23.7%            1949                       296     Units      19,426
  110       9,500,000   5/15/2006      60.0%           56.3%            1983        2006        28,706      SF          199
  111       8,100,000  12/13/2005      68.6%           60.6%            1983        2003           199     Units      27,939
  112       9,000,000   6/7/2006       61.1%           54.4%            2003                    42,880      SF          128
  113       8,900,000   6/5/2006       61.8%           2.1%             2006                    36,278      SF          152
  114      20,000,000   5/30/2006      27.5%           23.4%            1971                       212     Units      25,943
  115      20,200,000   12/5/2005      26.6%           26.6%            2005                   114,012      SF          47
  116       8,600,000   2/20/2006      62.1%           53.7%            2001                       102     Keys       52,366
  117       6,780,000   2/2/2006       78.6%           69.9%            1970       Various         150     Pads       35,533
 117.1      5,450,000   2/2/2006                                        1970        1984           100     Pads       42,844
 117.2      1,330,000   2/3/2006                                        1970                        50     Pads       20,911
  118       9,570,000   1/11/2006      55.4%           49.3%            1955        2005        98,490      SF          54
  119       7,550,000   5/26/2006      70.2%           60.4%            1986        2004       123,298      SF          43
  120       7,140,000   6/20/2006      73.4%           65.5%            1964        2004        70,300      SF          75
  121      56,300,000   10/6/2005      9.2%            9.2%             1971                       114     Units      45,614
  122       6,890,000   3/23/2006      73.3%           66.6%            1965        1995        70,825      SF          71
  123       6,300,000   4/11/2006      79.4%           70.8%            1976                        81     Units      61,728
  124      11,600,000   2/17/2006      43.1%           36.9%            1856        1997        96,826      SF          52
  125       7,750,000   3/9/2006       61.3%           56.8%            2006                    13,060      SF          364
  126       6,900,000   3/29/2006      68.1%           61.9%            1987                    41,725      SF          113
  127       7,200,000   4/7/2006       63.8%           55.1%            1988        2004        45,878      SF          100
  128       6,000,000   6/20/2006      75.0%           68.1%            1947        2000        30,000      SF          150
  129       7,280,000   5/22/2006      61.8%           55.2%            2001        2005        87,199      SF          52
  130       7,700,000   5/26/2006      58.4%           58.4%            1968        2004            93     Units      48,387
  131       7,930,000   3/27/2006      56.7%           50.7%            2003        2005        97,300      SF          46
  132       6,000,000   5/15/2006      75.0%           67.0%            1983                    94,118      SF          48
  133       5,700,000   3/13/2006      74.9%           67.0%            1982                       108     Units      39,556
  134       7,900,000   5/9/2006       52.5%           46.8%            1951        1995        39,675      SF          105
  135       8,750,000   5/30/2006      46.9%           36.3%            2005                    52,173      SF          79
  136       8,670,000   6/19/2006      47.3%           40.5%            1992        2005        50,625      SF          81
  137       5,700,000   3/15/2006      70.4%           66.0%            1960                       104     Pads       38,567
  138       5,300,000   3/8/2006       75.5%           67.1%            1960                       128     Pads       31,250
  139      10,500,000   5/15/2006      38.1%                            1974        1982        37,542      SF          107
  140       5,700,000   4/7/2006       70.0%           59.5%            2002        2004        17,300      SF          231
  141       5,000,000   1/11/2006      79.1%           67.8%           Various     Various     100,394      SF          39

 141.1      3,900,000   1/11/2006                                       1866        2005        76,158      SF          41
 141.2      1,100,000   1/11/2006                                       1985                    24,236      SF          36
  142       6,120,000   6/13/2006      64.2%           57.3%            2003                    62,050      SF          63
  143       6,640,000   1/30/2006      57.5%           54.1%            2005                    10,070      SF          379
  144       6,010,000   5/28/2006      61.6%           56.2%          1973/1996                 68,352      SF          54
  145       5,415,000   4/17/2006      66.3%           43.6%            2006                    25,936      SF          139
  146       4,490,000   5/26/2006      78.0%           69.7%            1999                       144     Pads       24,306
  147       5,000,000   4/26/2006      68.9%           53.9%            2005                    14,597      SF          236
  148       5,130,000    Various       65.3%           55.9%           Various                     158     Pads       21,186
 148.1      3,480,000   4/21/2006                                       1949                       101     Pads       22,483
 148.2      1,650,000   4/7/2006                                        1967                        57     Pads       18,889
  149       5,720,000   5/30/2006      58.1%           49.7%            1962                       131     Pads       25,382
  150       4,200,000   6/12/2006      73.3%           69.0%            2001                    56,275      SF          55
  151       6,117,000   7/25/2005      49.9%           42.4%            1999                    16,836      SF          181
  152       4,130,000   4/15/2006      73.8%           69.5%            1976                       104     Pads       29,317
  153       4,580,000   4/26/2006      65.5%           61.6%            1973        2006           134     Pads       22,388
  154       4,440,000   5/12/2006      66.4%           59.3%            1970                       225     Pads       13,111
  155       3,650,000   5/14/2006      79.5%           76.1%            2006                    12,500      SF          232
  156       4,500,000   5/17/2006      60.7%           48.0%            1997                        63     Keys       43,333
  157       4,240,000   4/6/2006       64.1%           57.5%            2002        2004        68,325      SF          40
  158       5,800,000   5/1/2006       46.6%           45.5%            1988                       270     Pads       10,000
  159       3,560,000   4/5/2006       74.3%           70.0%            1964        1988           184     Pads       14,378
  160       3,240,000   4/14/2006      77.8%           70.7%            1997                    33,200      SF          76
  161       4,700,000   6/9/2006       46.8%           0.9%             1940                       208     Pads       10,577
  162       3,300,000   3/30/2006      66.5%           56.8%            2005                    14,097      SF          156
  163       2,570,000   5/18/2006      78.6%           69.8%           Various                      63     Units      32,063

 163.1      1,370,000   5/18/2006                                       1973                        39     Units      27,610
 163.2        670,000   5/18/2006                                       1963                        12     Units      43,885
 163.3        530,000   5/18/2006                                       1984                        12     Units      34,715
  164       4,200,000   5/30/2006      43.3%           38.5%            1996                        56     Units      32,500
  165       2,000,000   3/6/2006       69.0%           59.5%            2005                     7,106      SF          194
                                       70.0%           65.7%

                                                                                                     U/W
                                                                                                 REPLACEMENT
                                                                                                   RESERVES
                        OCCUPANCY                                                       U/W       PER UNIT/            MOST
           OCCUPANCY      AS OF        U/W         U/W       U/W NET       U/W      REPLACEMENT    SF/KEY/            RECENT
SEQUENCE  PERCENT (6)     DATE      REVENUES    EXPENSES    CASH FLOW  DSCR (7)(8)     RESERVES   PAD/SPACE       STATEMENT TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1         100.0%      6/1/2006  21,742,412   3,121,156  17,538,539     1.25x         143,198      0.20     Annualized Most Recent
   2         100.0%      8/1/2006  30,187,953     857,067  27,282,526     1.24x         802,108      0.09
  2.1        100.0%      8/1/2006
  2.2        100.0%      8/1/2006
  2.3        100.0%      8/1/2006
  2.4        100.0%      8/1/2006
  2.5        100.0%      8/1/2006
  2.6        100.0%      8/1/2006
  2.7        100.0%      8/1/2006
  2.8        100.0%      8/1/2006
  2.9        100.0%      8/1/2006
  2.10       100.0%      8/1/2006
  2.11       100.0%      8/1/2006
  2.12       100.0%      8/1/2006
  2.13       100.0%      8/1/2006
  2.14       100.0%      8/1/2006
  2.15       100.0%      8/1/2006
  2.16       100.0%      8/1/2006
  2.17       100.0%      8/1/2006
  2.18       100.0%      8/1/2006
  2.19       100.0%      8/1/2006
  2.20       100.0%      8/1/2006
  2.21       100.0%      8/1/2006
  2.22       100.0%      8/1/2006
  2.23       100.0%      8/1/2006
  2.24       100.0%      8/1/2006
  2.25       100.0%      8/1/2006
  2.26       100.0%      8/1/2006
  2.27       100.0%      8/1/2006
  2.28       100.0%      8/1/2006
  2.29       100.0%      8/1/2006
  2.30       100.0%      8/1/2006
  2.31       100.0%      8/1/2006
  2.32       100.0%      8/1/2006
  2.33       100.0%      8/1/2006
  2.34       100.0%      8/1/2006
  2.35       100.0%      8/1/2006
  2.36       100.0%      8/1/2006
  2.37       100.0%      8/1/2006
  2.38       100.0%      8/1/2006
  2.39       100.0%      8/1/2006
  2.40       100.0%      8/1/2006
  2.41       100.0%      8/1/2006
  2.42       100.0%      8/1/2006
  2.43       100.0%      8/1/2006
  2.44       100.0%      8/1/2006
  2.45       100.0%      8/1/2006
  2.46       100.0%      8/1/2006
  2.47       100.0%      8/1/2006
  2.48       100.0%      8/1/2006
  2.49       100.0%      8/1/2006
  2.50       100.0%      8/1/2006
  2.51       100.0%      8/1/2006
  2.52       100.0%      8/1/2006
  2.53       100.0%      8/1/2006
  2.54       100.0%      8/1/2006
  2.55       100.0%      8/1/2006
  2.56       100.0%      8/1/2006
  2.57       100.0%      8/1/2006
  2.58       100.0%      8/1/2006
   3          72.5%     3/31/2006  43,924,274  31,047,302  11,120,001     1.52x       1,756,971    2,856.86   Trailing Twelve Months
   4          91.5%     7/24/2006  10,569,821   3,384,700   6,817,261     1.33x         140,066      0.25           Full Year
   5         100.0%      4/4/2006  11,920,571   3,996,404   7,528,865     1.44x         117,774      0.15     Annualized Most Recent
  5.1        100.0%      4/4/2006
  5.2        100.0%      4/4/2006
  5.3        100.0%      4/4/2006
  5.4        100.0%      4/4/2006
  5.5        100.0%      4/4/2006
  5.6        100.0%      4/4/2006
  5.7        100.0%      4/4/2006
   6          74.2%     6/30/2006  73,655,582  56,837,735  14,791,729     1.34x       2,946,223    7,328.91   Trailing Twelve Months
   7         100.0%     5/31/2006   8,022,600   2,453,566   5,397,394     1.20x          39,609      0.15     Trailing Twelve Months
   8         100.0%     6/14/2006   7,563,893   2,069,081   5,187,585     1.10x          51,204      0.20     Trailing Twelve Months
   9          85.1%      Various    8,801,600   3,185,232   5,518,943     1.20x          97,425      0.15     Trailing Twelve Months
  9.1         87.5%     4/24/2006
  9.2         75.2%      3/9/2006
  9.3         97.0%     3/13/2006
  9.4         81.0%      3/9/2006
  9.5         87.7%     4/30/2006
  9.6         82.5%     4/30/2006
  9.7         85.6%      3/9/2006
  9.8         85.1%     3/13/2006
  9.9         85.0%     4/28/2006
   10         70.6%     3/31/2006   9,775,219   4,586,290   5,001,712     1.50x          83,020      0.15     Trailing Twelve Months
   11         96.9%      6/8/2006   6,233,071   2,082,515   4,007,556     1.20x         143,000     250.00    Trailing Twelve Months
   12         91.2%     6/26/2006   6,734,347   2,141,330   4,526,417     1.58x          66,600     225.00    Trailing Twelve Months
   13        100.0%     7/31/2006   5,189,368   1,059,073   4,090,928     1.20x          30,103     250.86
   14         80.6%     2/2/2006    6,477,346   1,859,035   4,490,006     1.38x          29,401      0.15
   15         96.9%     6/14/2006   6,095,260   1,819,425   4,083,870     1.17x          46,014      0.20     Trailing Twelve Months
   16         81.7%     6/12/2006   7,063,684   3,010,699   4,011,466     1.20x          41,520      0.07     Annualized Most Recent

  16.1        92.6%     6/12/2006
  16.2        81.4%     6/12/2006
  16.3        80.2%     6/12/2006
  16.4        82.4%     6/12/2006
  16.5        94.1%     6/12/2006
  16.6        80.6%     6/12/2006
  16.7        78.7%     6/12/2006
  16.8        58.9%     6/12/2006
  16.9        76.3%     6/12/2006
 16.10        91.6%     6/12/2006
   17         83.9%     5/18/2006   8,506,088   3,208,183   4,721,267     1.65x          72,699      0.20     Trailing Twelve Months
   18         93.8%     5/30/2006   5,318,153   1,862,144   3,335,509     1.01x         120,500     250.00    Trailing Twelve Months
   19         96.9%     7/10/2006   4,648,131   1,645,685   2,953,697     1.25x          48,750     250.00          Full Year
   20         95.6%      6/5/2006   5,048,142   1,883,570   3,086,572     1.20x          78,000     200.00    Trailing Twelve Months
   21         86.7%     4/11/2006   5,922,979   2,170,888   3,363,390     1.21x          64,666      0.22     Trailing Twelve Months
   22        100.0%      7/7/2006   4,612,549   2,063,513   2,411,775     1.01x          23,570      0.20     Trailing Twelve Months
   23         91.7%     4/30/2006   4,716,848   2,069,140   2,522,907     1.11x         124,800     200.00    Trailing Twelve Months
   24         83.0%      6/1/2006   4,104,929   1,172,636   2,801,891     1.25x          19,381      0.20     Trailing Twelve Months
   25        100.0%     7/26/2006   3,971,291   1,427,537   2,472,754     1.21x          71,000     396.65          Full Year
   26         98.2%      6/1/2006   5,135,877   2,657,638   2,369,414     1.32x          48,366      0.20     Annualized Most Recent
   27         96.6%     5/25/2006   3,042,373     707,607   2,224,101     1.18x          33,149      0.17     Annualized Most Recent
   28         96.6%      6/8/2006   2,843,207     684,190   2,107,017     1.20x          52,000     250.00    Trailing Twelve Months
   29         93.2%      6/8/2006   5,407,472   2,523,607   2,312,708     1.28x          54,180      0.15     Annualized Most Recent
   30         82.2%     6/30/2006   4,076,871   1,557,777   2,224,896     1.20x          38,346      0.15     Trailing Twelve Months
   31         83.2%     5/26/2006   3,954,194   2,038,694   1,855,300     1.32x          60,200     200.00    Annualized Most Recent
   32         95.7%     7/12/2006   3,326,604   1,516,650   1,749,354     1.20x          60,600     200.00    Annualized Most Recent

   33         84.5%      2/7/2006   2,543,534     534,306   1,933,119     1.24x          26,273      0.20     Annualized Most Recent
   34         92.0%     5/12/2006   3,863,750   1,796,755   1,906,713     1.36x          31,526      0.18     Annualized Most Recent

  34.1        94.8%     5/12/2006
  34.2        87.0%     5/12/2006
   35         64.8%     4/30/2006   9,353,902   6,703,301   2,270,696     1.38x         379,905    1,266.35   Trailing Twelve Months
   36        100.0%     5/31/2006   3,183,720   1,110,907   1,940,988     1.43x          27,456      0.20     Trailing Twelve Months
   37         95.0%      5/3/2006   2,897,358     743,944   2,069,768     1.33x          23,899      0.20     Annualized Most Recent
   38         89.7%      4/1/2006   2,323,865     565,996   1,658,020     1.21x          17,666      0.15     Trailing Twelve Months
   39         88.3%     2/28/2006   3,221,810   1,194,472   1,950,538     1.36x          76,800     200.00    Trailing Twelve Months
   40         99.7%     6/19/2006   5,801,767   2,388,190   3,214,604     2.40x          36,592      0.15     Annualized Most Recent
   41         72.9%     1/31/2006   7,130,524   4,719,474   2,129,394     1.49x         281,656    1,582.34   Trailing Twelve Months
   42         88.0%     4/10/2006   2,300,885     636,754   1,521,235     1.30x          24,196      0.15     Trailing Twelve Months
   43         95.8%     7/27/2006   3,066,186   1,511,634   1,482,552     1.23x          72,000     250.00    Trailing Twelve Months
   44         96.9%     4/20/2006   2,934,738   1,454,957   1,422,581     1.30x          57,200     200.00    Trailing Twelve Months
   45        100.0%      8/1/2006   1,555,125      31,103   1,419,711     1.12x          12,054      0.10
   46         94.0%      2/1/2006   3,371,879   1,261,109   1,950,222     1.90x          22,094      0.20     Trailing Twelve Months
   47        100.0%     4/25/2006   1,843,935     526,967   1,283,349     1.02x           2,770      0.15     Annualized Most Recent
   48         83.8%      3/1/2006   2,326,100     842,512   1,451,588     1.22x          32,000     200.00          Full Year
   49        100.0%      4/1/2006   2,312,059     628,889   1,664,679     1.44x          18,491      0.20
   50         75.8%     1/31/2006   5,319,690   3,410,354   1,699,208     1.52x         210,128    1,346.97   Trailing Twelve Months
   51         96.8%      6/6/2006   2,317,300   1,058,975   1,215,021     1.14x          43,304     200.48    Trailing Twelve Months
   52         96.6%     7/25/2006   1,878,483     549,525   1,233,718     1.15x          12,423      0.15     Annualized Most Recent
   53         80.7%     3/31/2006   2,590,424   1,060,671   1,402,514     1.40x          15,674      0.13           Full Year
   54         91.1%      5/3/2006   1,919,762     573,884   1,229,892     1.28x          33,139      0.20           Full Year
   55         99.5%      6/6/2006   2,156,576     996,504   1,118,472     1.14x          41,600     200.00    Trailing Twelve Months
   56         73.0%      1/1/2006   3,692,739   2,187,971   1,358,905     1.48x         145,863    1,064.69   Trailing Twelve Months
   57         95.2%     4/12/2006   1,766,798     464,350   1,194,264     1.41x          24,267      0.30     Annualized Most Recent
   58         97.8%     5/11/2006   1,877,832     643,113   1,142,196     1.25x          12,091      0.15     Trailing Twelve Months
   59         92.9%     3/31/2006   2,332,734   1,188,284     986,651     1.21x          26,724      0.20     Trailing Twelve Months
   60         91.0%     5/10/2006   2,831,402   1,767,216     956,346     1.20x         107,840     224.67    Trailing Twelve Months
   61         91.7%     5/22/2006   1,438,196     611,409     796,294     1.21x          30,492     231.00    Annualized Most Recent
   62         61.4%     1/31/2006   3,975,251   2,694,540   1,123,689     1.50x         157,022     957.45    Trailing Twelve Months
   63         92.8%     6/30/2006   1,674,919     687,994     911,145     1.22x          75,780     421.00    Trailing Twelve Months

  63.1        92.9%     6/30/2006
  63.2        92.3%     6/30/2006
   64         95.5%     4/25/2006   1,365,710     442,797     872,975     1.41x          17,495      0.20     Trailing Twelve Months
   65        100.0%     4/7/2006    1,689,306     647,812     928,522     1.30x          12,972      0.15     Annualized Most Recent
   66        100.0%     5/31/2006   1,194,478     220,834     900,223     1.25x          17,091      0.15     Annualized Most Recent
   67         97.2%     4/30/2006   1,616,719     591,618     878,459     1.22x          37,203      0.20     Annualized Most Recent

  67.1        98.4%     4/30/2006
  67.2       100.0%     4/30/2006
  67.3       82.2%      4/30/2006
   68        100.0%     4/30/2006   2,025,458     638,109   1,363,449     1.97x           2,354      0.20           Full Year
   69        100.0%     7/25/2006   1,348,546     351,942     917,000     1.24x          10,490      0.20
   70         91.2%      6/1/2006   2,235,151   1,130,781     907,752     1.32x          32,770      0.20     Trailing Twelve Months
   71        100.0%      8/1/2006     974,300     245,309     722,591     1.13x           6,400     200.00    Annualized Most Recent
   72         71.4%     5/31/2006   3,805,369   2,463,998   1,189,155     1.55x         152,215    1,237.52   Trailing Twelve Months
   73        100.0%      8/1/2006   1,020,607     146,824     841,744     1.32x           8,825      0.20           Full Year
   74         80.9%      4/1/2006   2,690,302   1,606,923     836,946     1.33x          33,091      0.20     Trailing Twelve Months
   75         87.5%     3/31/2006   5,119,420   3,714,662   1,199,981     1.76x         204,777    1,304.31   Trailing Twelve Months
   76         96.7%     6/30/2006   1,170,106     237,459     873,016     1.74x          11,356      0.30     Trailing Twelve Months
   77         97.3%     7/31/2006   1,196,499     391,026     754,453     1.25x           6,655      0.15     Trailing Twelve Months
   78         97.4%     7/13/2006   1,162,378     370,229     715,551     1.31x          19,525      0.20           Full Year
   79        100.0%      6/1/2006     838,335     160,074     637,580     1.10x           6,680      0.20           Full Year
   80         83.8%     6/30/2006   1,237,467     573,284     653,424     1.10x          10,760      0.10     Trailing Twelve Months
   81         86.0%     6/20/2006   1,177,587     422,310     744,750     1.30x          10,527     33.00     Annualized Most Recent
   82        100.0%      8/1/2006     688,752       6,888     678,638     1.20x           3,226      0.06
   83         87.9%     7/10/2006   1,230,403     501,920     674,974     1.21x          53,510      0.26     Trailing Twelve Months
   84         84.3%      5/9/2006   1,002,680     318,360     672,031     1.23x          12,289      0.16     Trailing Twelve Months
   85        100.0%      8/1/2006   1,106,959     359,748     692,645     1.22x           6,150      0.15
   86        100.0%      6/1/2006     842,491     171,449     649,529     1.20x           5,307      0.18     Annualized Most Recent
   87         97.0%     6/26/2006   1,142,241     429,511     661,323     1.22x          19,918      0.15     Annualized Most Recent
   88         83.5%     5/10/2006   1,063,604     318,964     688,538     1.31x          26,909      0.15     Trailing Twelve Months
   89         86.8%      7/5/2006   1,604,312     844,151     693,911     1.25x          66,250     250.00    Trailing Twelve Months
   90         94.5%     7/18/2006     660,554     174,743     463,614     1.05x           3,699      0.15     Annualized Most Recent
   91         96.1%     5/18/2006   1,177,334     242,702     830,115     1.36x          34,910      0.33     Trailing Twelve Months
   92         92.8%     7/25/2006   1,276,556     618,772     601,872     1.30x          55,912     336.82    Trailing Twelve Months
   93         87.1%      5/3/2006   1,016,066     369,965     636,467     1.28x           9,634       0.15     Trailing Twelve Month
   94        100.0%      8/1/2006     748,290     187,164     555,126     1.20x           6,000      250.00
   95         96.0%     7/24/2006     715,631     139,717     552,604     1.22x           3,334      0.15
   96         78.2%     6/30/2006     930,017     235,662     626,327     1.32x          18,470      0.25     Annualized Most Recent

   97         59.9%     3/31/2006     650,456     320,418     315,718     1.26x          14,320     40.00     Trailing Twelve Months
   98         72.4%     5/31/2006     487,732     196,709     282,903     1.26x           8,120     40.00     Trailing Twelve Months
   99        100.0%      8/1/2006     888,662     248,794     592,482     1.26x           6,633       0.10
  100         89.0%     5/18/2006     803,443     252,235     539,707     1.20x          11,501      0.15           Full Year
  101        100.0%      8/1/2006     751,513      30,754     656,051     1.41x          28,077      0.15     Annualized Most Recent

 101.1       100.0%      8/1/2006
 101.2       100.0%      8/1/2006
 101.3       100.0%      8/1/2006
 101.4       100.0%      8/1/2006
 101.5       100.0%      8/1/2006
 101.6       100.0%      8/1/2006
  102         74.8%     4/30/2006   1,017,138     439,747     561,104     1.23x           8,909      0.15     Trailing Twelve Months
  103        100.0%      8/1/2006   1,104,298     339,005     715,980     1.62x          11,408      0.18           Full Year
  104         94.1%      6/1/2006   2,085,010     966,107     852,099     2.29x          27,745      0.22     Annualized Most Recent
  105         99.0%      2/2/2006     947,178     507,601     429,937     1.22x           9,640     40.00     Trailing Twelve Months
  106         96.2%     5/31/2006   1,031,469     430,594     587,865     1.31x          13,010      0.15     Annualized Most Recent
  107         87.5%     6/7/2006      617,163      97,670     502,992     1.15x           1,989     0.10
  108         80.6%      1/6/2006     897,184     334,809     514,396     1.22x           6,840      0.10           Full Year
  109         97.3%     5/30/2006   3,044,879   1,698,651   1,272,228     3.08x          74,000     250.00    Annualized Most Recent
  110         98.8%     5/10/2006     786,394     216,699     535,247     1.29x           5,741      0.20     Annualized Most Recent
  111         93.0%     2/15/2006   1,321,353     806,322     465,281     1.20x          49,750     250.00          Full Year
  112         91.1%     5/12/2006   1,011,793     353,972     629,168     1.57x           8,019      0.19     Trailing Twelve Months
  113        100.0%      5/1/2006     907,533     253,217     599,989     1.22x           7,526       0.21
  114         98.1%     5/30/2006   2,443,730   1,406,674     984,306     2.49x          52,750     248.82    Annualized Most Recent
  115        100.0%     2/28/2006   2,403,518   1,016,423   1,267,952     4.43x          22,802      0.20
  116         77.4%    12/31/2005   2,515,200   1,892,872     522,978     1.29x          99,350     974.02    Trailing Twelve Months
  117        100.0%     1/30/2006     706,061     257,974     441,893     1.26x           6,194     41.29     Trailing Twelve Months
 117.1       100.0%     1/30/2006
 117.2       100.0%     1/30/2006
  118         92.2%     6/12/2006     754,004     168,879     530,539     1.38x          21,668      0.22     Annualized Most Recent
  119         98.1%      3/1/2006     720,558     157,483     534,266     1.34x          26,682      0.22     Trailing Twelve Months
  120        100.0%      6/6/2006     836,065     307,193     493,696     1.28x          10,545      0.15
  121        100.0%     5/30/2006   4,859,238   1,879,571   2,945,467     9.63x          34,200     300.00
  122        100.0%      2/9/2006     612,705     128,020     458,863     1.23x          10,624      0.15     Trailing Twelve Months
  123         98.8%     6/23/2006     697,284     283,891     393,143     1.21x          20,250    250.00     Trailing Twelve Months
  124         89.4%     1/31/2006   1,323,987     611,101     561,660     1.52x          15,976      0.17           Full Year
  125        100.0%     6/21/2006     620,852     135,483     473,141     1.33x           2,612      0.20
  126        100.0%     7/18/2006     972,881     480,816     435,677     1.25x           8,345      0.20     Annualized Most Recent
  127        100.0%     6/13/2006     999,210     457,370     477,344     1.37x           9,176      0.20     Trailing Twelve Months
  128        100.0%     7/26/2006     626,029     175,603     433,270     1.31x           4,500      0.15
  129         89.3%     5/31/2006     795,516     363,979     418,458     1.26x          13,080      0.15     Trailing Twelve Months
  130         94.6%      5/1/2006     801,243     386,127     384,116     1.43x          31,000    333.33     Trailing Twelve Months
  131         90.8%     3/31/2006     927,899     430,122     483,182     1.44x          14,595      0.15     Trailing Twelve Months
  132         98.0%     5/10/2006     774,471     248,734     438,155     1.31x          23,108      0.25     Trailing Twelve Months
  133         96.3%     2/28/2006     686,296     267,539     391,757     1.23x          27,000     250.00    Trailing Twelve Months
  134         97.0%      7/1/2006     596,019     161,639     395,059     1.29x           7,935      0.20     Annualized Most Recent
  135         71.6%     6/30/2006     711,649     328,544     377,887     1.20x           5,217      0.10     Trailing Twelve Months
  136        100.0%      8/1/2006     728,325     204,567     493,050     1.63x          11,708      0.23
  137         99.0%      3/1/2006     581,032     210,753     366,119     1.26x           4,160     40.00     Trailing Twelve Months
  138         96.1%      2/1/2006     454,020      95,961     352,939     1.25x           5,120     40.00     Trailing Twelve Months
  139         96.1%     7/17/2006     870,353     214,000     613,371     1.13x           7,508      0.20     Annualized Most Recent
  140        100.0%     5/15/2006     392,232      33,596     345,039     1.21x           3,460      0.20     Trailing Twelve Months
  141         86.9%     2/28/2006     667,589     264,964     348,692     1.20x          20,037      0.20           Full Year

 141.1        87.2%     2/28/2006
 141.2        86.0%     2/28/2006
  142         85.1%     4/30/2006     582,980     272,919     300,753     1.22x           9,308      0.15     Trailing Twelve Months
  143         83.8%     4/27/2006     454,115     144,197     303,013     1.07x           1,499      0.15
  144         98.4%     6/13/2006     636,126     251,336     374,649     1.36x          10,141      0.15     Trailing Twelve Months
  145        100.0%     5/30/2006     560,676     167,528     368,607     1.20x           5,187      0.20
  146         86.1%      5/8/2006     496,924     215,211     275,953     1.23x           5,760     40.00     Trailing Twelve Months
  147        100.0%     6/13/2006     429,396      82,206     330,571     1.22x           2,956      0.20
  148        100.0%     2/19/2006     511,377     179,916     325,181     1.31x           6,280     39.75     Trailing Twelve Months
 148.1       100.0%     2/19/2006
 148.2       100.0%     2/19/2006
  149         93.1%     4/20/2006     550,488     181,090     363,413     1.49x           5,985     45.69     Trailing Twelve Months
  150         96.1%      6/6/2006     525,197     224,059     293,015     1.27x           8,123      0.14     Trailing Twelve Months
  151        100.0%      8/1/2006     477,168     116,315     358,327     1.62x           2,525      0.15
  152         98.1%     3/30/2006     400,382     118,633     277,370     1.22x           4,379     42.11     Trailing Twelve Months
  153         95.5%     2/28/2006     429,539      91,532     328,764     1.46x           9,243     68.98     Trailing Twelve Months
  154         69.3%     6/30/2006     530,765     259,119     262,646     1.21x           9,000     40.00     Trailing Twelve Months
  155        100.0%     7/12/2006     376,700      85,017     271,450     1.21x           2,500      0.20
  156         68.0%     4/30/2006   1,132,185     667,748     407,828     1.84x          56,609    898.56     Trailing Twelve Months
  157         86.2%     3/31/2006     485,436     163,504     311,683     1.52x          10,249      0.15     Trailing Twelve Months
  158         56.3%      4/1/2006     746,241     328,589     406,852     2.09x          10,800     40.00     Trailing Twelve Months
  159         72.8%      3/1/2006     426,504     164,031     255,113     1.29x           7,360     40.00     Trailing Twelve Months
  160        100.0%     5/10/2006     316,031      80,426     221,560     1.20x           4,980      0.15           Full Year
  161         97.1%      2/3/2006     744,889     422,727     311,761     1.06x          10,400     50.00           Full Year
  162         90.4%      5/2/2006     294,510      62,359     222,425     1.39x           2,115      0.15     Trailing Twelve Months
  163         95.2%      6/1/2006     346,728     155,698     175,169     1.20x          15,860    251.75     Trailing Twelve Months

 163.1        92.3%      6/1/2006
 163.2       100.0%      6/1/2006
 163.3       100.0%      6/1/2006
  164         89.3%     7/18/2006     549,486     306,688     228,798     1.74x          14,000     250.00    Trailing Twelve Months
  165        100.0%      8/1/2006     178,397      38,562     133,246     1.25x             782       0.11
                                                                          1.33x

                                                                                                                   LARGEST
                                                                                                          LARGEST   TENANT
SEQUENCE     MOST        MOST        FULL        FULL                                                      TENANT    % OF
            RECENT      RECENT       YEAR        YEAR                                                      LEASED   TOTAL
           END DATE       NOI      END DATE       NOI     LARGEST TENANT                                     SF       SF
---------------------------------------------------------------------------------------------------------------------------

   1       4/30/2006  32,245,200  12/31/2005  32,591,244  Ariba                                           271,976     38%
   2
  2.1                                                     Bluelinx Holdings, Inc                          850,000    100%
  2.2                                                     Bluelinx Holdings, Inc                          448,500    100%
  2.3                                                     Bluelinx Holdings, Inc                          670,000    100%
  2.4                                                     Bluelinx Holdings, Inc                          560,000    100%
  2.5                                                     Bluelinx Holdings, Inc                          462,800    100%
  2.6                                                     Bluelinx Holdings, Inc                          234,090    100%
  2.7                                                     Bluelinx Holdings, Inc                          401,648    100%
  2.8                                                     Bluelinx Holdings, Inc                          272,449    100%
  2.9                                                     Bluelinx Holdings, Inc                          135,821    100%
  2.10                                                    Bluelinx Holdings, Inc                          168,971    100%
  2.11                                                    Bluelinx Holdings, Inc                           93,000    100%
  2.12                                                    Bluelinx Holdings, Inc                           68,721    100%
  2.13                                                    Bluelinx Holdings, Inc                          202,021    100%
  2.14                                                    Bluelinx Holdings, Inc                          192,500    100%
  2.15                                                    Bluelinx Holdings, Inc                          105,168    100%
  2.16                                                    Bluelinx Holdings, Inc                          234,683    100%
  2.17                                                    Bluelinx Holdings, Inc                          108,852    100%
  2.18                                                    Bluelinx Holdings, Inc                          142,959    100%
  2.19                                                    Bluelinx Holdings, Inc                           77,360    100%
  2.20                                                    Bluelinx Holdings, Inc                          113,040    100%
  2.21                                                    Bluelinx Holdings, Inc                          102,868    100%
  2.22                                                    Bluelinx Holdings, Inc                           95,391    100%
  2.23                                                    Bluelinx Holdings, Inc                          157,825    100%
  2.24                                                    Bluelinx Holdings, Inc                          153,069    100%
  2.25                                                    Bluelinx Holdings, Inc                          103,868    100%
  2.26                                                    Bluelinx Holdings, Inc                          107,844    100%
  2.27                                                    Bluelinx Holdings, Inc                          183,000    100%
  2.28                                                    Bluelinx Holdings, Inc                          143,500    100%
  2.29                                                    Bluelinx Holdings, Inc                          123,750    100%
  2.30                                                    Bluelinx Holdings, Inc                          113,360    100%
  2.31                                                    Bluelinx Holdings, Inc                          101,000    100%
  2.32                                                    Bluelinx Holdings, Inc                           95,480    100%
  2.33                                                    Bluelinx Holdings, Inc                           83,000    100%
  2.34                                                    Bluelinx Holdings, Inc                           95,231    100%
  2.35                                                    Bluelinx Holdings, Inc                           83,990    100%
  2.36                                                    Bluelinx Holdings, Inc                           76,290    100%
  2.37                                                    Bluelinx Holdings, Inc                           65,430    100%
  2.38                                                    Bluelinx Holdings, Inc                           81,972    100%
  2.39                                                    Bluelinx Holdings, Inc                           51,918    100%
  2.40                                                    Bluelinx Holdings, Inc                           98,197    100%
  2.41                                                    Bluelinx Holdings, Inc                           62,250    100%
  2.42                                                    Bluelinx Holdings, Inc                           81,598    100%
  2.43                                                    Bluelinx Holdings, Inc                          132,100    100%
  2.44                                                    Bluelinx Holdings, Inc                          106,027    100%
  2.45                                                    Bluelinx Holdings, Inc                           92,300    100%
  2.46                                                    Bluelinx Holdings, Inc                           64,024    100%
  2.47                                                    Bluelinx Holdings, Inc                           77,000    100%
  2.48                                                    Bluelinx Holdings, Inc                           64,080    100%
  2.49                                                    Bluelinx Holdings, Inc                           98,402    100%
  2.50                                                    Bluelinx Holdings, Inc                           63,714    100%
  2.51                                                    Bluelinx Holdings, Inc                           65,500    100%
  2.52                                                    Bluelinx Holdings, Inc                           58,920    100%
  2.53                                                    Bluelinx Holdings, Inc                           87,100    100%
  2.54                                                    Bluelinx Holdings, Inc                           91,731    100%
  2.55                                                    Bluelinx Holdings, Inc                           40,252    100%
  2.56                                                    Bluelinx Holdings, Inc                           50,530    100%
  2.57                                                    Bluelinx Holdings, Inc                           71,721    100%
  2.58                                                    Bluelinx Holdings, Inc                           37,050    100%
   3       3/31/2006  12,812,649  12/31/2005  12,563,747
   4      12/31/2005   7,410,295  12/31/2004   6,283,913  Sears                                            88,556    16%
   5       4/30/2006   7,409,151  12/31/2005   6,297,502
  5.1                                                     DDR Master Lease                                 37,696    21%
  5.2                                                     Gart Sports                                      35,936    27%
  5.3                                                     Kohl's                                           86,842    73%
  5.4                                                     Toys R Us                                        50,000    40%
  5.5                                                     Babies R Us                                      37,415    45%
  5.6                                                     Kohl's                                           86,584    81%
  5.7                                                     DDR Master Lease                                 14,300    37%
   6       6/30/2006  15,621,908  12/31/2005  13,615,713
   7       5/31/2006   5,580,527  12/31/2005   5,494,181  Ralphs Grocery #134                              50,000    19%
   8       4/30/2006   4,734,238  12/31/2005   4,713,272  Logistics Management Institute                  240,462    94%
   9       3/31/2006   5,837,744  12/31/2005   5,743,471
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
   10      2/28/2006   4,499,016  12/31/2005   4,692,984  Georgia Pacific                                 331,391    60%
   11      5/31/2006   4,285,922  12/31/2005   4,372,574
   12      4/30/2006   4,743,229  12/31/2005   4,469,758
   13                                                     Conquest Student Housing                         4,546     42%
   14                                                     TCI/The Chubb Institute                          31,922    16%
   15      4/30/2006   4,251,304  12/31/2005   3,719,223  Bed, Bath & Beyond                               62,040    27%
   16      5/31/2006   4,938,492  12/31/2005   4,014,231

  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
   17      3/31/2006   4,251,214  12/31/2005   4,086,584  Green Dot                                        42,431    11%
   18      4/30/2006   2,997,586  12/31/2005   3,025,389
   19     12/31/2005   2,798,467  12/31/2004   2,521,579
   20      5/31/2006   3,195,012
   21      2/28/2006   2,535,058  12/31/2005   2,492,405  Locus Discovery, Inc.                            49,757    17%
   22      4/30/2006   2,499,866  12/31/2005   2,601,560  Airline Stationary                               8,450      7%
   23      4/30/2006   2,734,960   6/30/2005   2,615,553
   24      3/31/2006   1,678,577  12/31/2005   1,779,513  Met Life                                         10,258    11%
   25     12/31/2005    473,744   12/31/2004    440,789
   26      6/30/2006   2,185,864  12/31/2005   1,908,424  The Graham Co.                                   76,220    32%
   27      4/30/2006   2,525,400  12/31/2005   2,621,614  Linens & Things                                  34,000    18%
   28      5/31/2006   2,102,254  12/31/2005   2,009,829
   29      5/31/2006   2,270,942  12/31/2005   2,403,246  State of TN                                     167,217    46%
   30      3/31/2006   2,539,285  12/31/2005   2,557,906  Hartford Board of Education                      68,610    27%
   31      6/30/2006   1,249,022
   32      5/31/2006   2,126,078  12/31/2005   1,436,963

   33      6/30/2005   1,714,562  12/31/2004   1,810,521  Eckerd Drug                                      15,000    11%
   34      4/30/2006   1,731,761  12/31/2005   1,393,141

  34.1                                                    Nason Yeager Gerson                              17,395    15%
  34.2                                                    Brown & Brown                                    9,745     15%
   35      4/30/2006   2,361,003   9/30/2005   2,400,871
   36      3/31/2006   1,845,201  12/31/2005   2,054,696  FBI                                             137,279    100%
   37      3/31/2006   2,221,561  12/31/2005   2,061,814  Nordstrom Rack                                   36,383    30%
   38      2/28/2006   1,645,822  12/31/2005   1,602,521  Arizona State University                         19,848    17%
   39      2/28/2006   2,028,859  12/31/2005   2,013,424
   40      4/30/2006   3,731,094  12/31/2005   3,730,531  Burlington Coat Factory                         117,096    48%
   41      1/31/2006   2,949,904  12/31/2005   2,929,721
   42      3/31/2006   1,333,393  12/31/2005   1,349,522  Bailey's Gym                                     18,200    11%
   43      4/30/2006   1,539,670  12/31/2005   1,362,479
   44      3/31/2006   1,505,487  12/31/2005   1,431,403
   45                                                     Household Corp                                  120,543    100%
   46      3/31/2006   2,180,060  12/31/2005   2,145,395  Scripps Health                                   65,556    59%
   47      3/31/2006   1,739,712  12/31/2005   1,236,891  CVS                                              12,212    66%
   48     12/31/2005    597,958
   49                                                     United States of America                         92,455    100%
   50      1/31/2006   1,894,286  12/31/2005   1,897,343
   51      5/31/2006   1,211,405  12/31/2005   1,165,238
   52      6/30/2006    959,169   12/31/2005    193,987   Newell Operating Company                         28,404    34%
   53     12/31/2005   1,752,719  12/31/2004   1,294,299  Graef Anhalt Schloemer                           47,791    40%
   54     12/31/2005    239,707                           Kmart #7249                                      87,406    53%
   55      5/31/2006   1,050,976  12/31/2005   1,143,241
   56      1/31/2006   1,609,281  12/31/2005   1,604,635
   57      3/31/2006   1,247,678  12/31/2005   1,294,220  Big 5 Sporting Goods                             10,408    13%

   58      5/31/2006   1,286,789  12/31/2005   1,287,328  Larry Lambert and Associates                     10,901    14%
   59      3/31/2006   1,073,816  12/31/2005    999,334   Interactive Response Tech                        48,685    36%
   60      3/31/2006   1,085,700  12/31/2005   1,186,632
   61      5/31/2006   1,040,668  12/31/2005    875,266
   62      1/31/2006   1,352,420  12/31/2005   1,343,908
   63      5/31/2006    968,322   12/31/2005    921,246

  63.1
  63.2
   64      3/31/2006    932,162   12/31/2005    922,372   Stone Gardens                                    9,007     10%
   65      3/31/2006   -254,396   12/31/2005    238,956   Open Solutions, Inc.                             73,168    85%
   66      4/30/2006   1,118,583  12/31/2005   1,113,585  Ross Stores, Inc.                                28,480    25%

   67      3/31/2006   1,048,556  12/31/2005    996,629
  67.1                                                    One Stop Undercar Riverside                      8,973      6%
  67.2                                                    Dynamex Operations West                          7,947     35%
  67.3                                                    A-Tab Mfg                                        2,880     19%
   68     12/31/2005    815,324   12/31/2004    747,380   HSBC                                             4,300     37%
   69                                                     Gastrointestinal Associates                      12,996    25%
   70      4/30/2006    717,531   12/31/2005    839,581   Praxair, Inc.                                    30,889    19%
   71      2/28/2006    134,248
   72      5/31/2006   1,405,733
   73     12/31/2005    887,348   12/31/2004    666,303   Oncotech, Inc.                                   44,123    100%
   74      3/31/2006    884,314   12/31/2005    887,624   Two Leasehold North, Inc.                        25,595    15%
   75      3/31/2006   1,277,909  12/31/2005   1,174,419
   76      3/31/2006    906,233   12/31/2005    910,788   Freedom Voice                                    3,767     10%
   77      7/31/2006    616,647   12/31/2005    527,179   Levine/Seegal Associates                         6,943     16%
   78     12/31/2005    520,570   12/31/2004    435,448   Arena Sports                                     26,094    27%
   79     12/31/2005    713,871                           Franklyn Center                                  12,500    37%
   80      4/30/2006    481,254   12/31/2005    305,234
   81      5/31/2006    529,503   12/31/2005    506,272
   82                                                     Farmer Jack's                                    53,774    100%
   83      5/31/2006    850,841   12/31/2005    718,326
   84      5/31/2006    532,585   12/31/2005    387,770
   85                                                     Montgomery County Mgmt. Co.                      41,000    100%
   86      5/31/2006    544,793   12/31/2005    405,130   Harbour Food                                     4,280     14%
   87      4/30/2006    622,236   12/31/2005    757,721   Matco-Norca, Inc.                                69,100    52%
   88      1/31/2006    720,099   12/31/2005    673,592   Derse, Inc                                       68,000    38%
   89      5/31/2006    501,485   12/31/2005    373,523
   90      6/30/2006    410,155                           Elements of Beauty                               5,171     21%
   91      3/31/2006    838,332   12/31/2005    791,871   Furniture Liquidators                            26,097    25%
   92     12/31/2005    697,249   12/31/2004    673,583
   93      3/31/2006    590,031   12/31/2005    534,994
   94
   95                                                     Buffalo Wild Wings                               5,488     25%
   96      5/31/2006    751,252   12/31/2005    772,806   YMCA                                             7,717     10%
   97      2/28/2006    312,526   12/31/2005    318,467

   98      4/30/2006    265,101   12/31/2005    248,342
   99                                                      Gander Mountain                                  66,325    100%
  100     12/31/2005    430,135   12/31/2004    392,085
  101      3/31/2006    763,120   12/31/2004    775,491

 101.1                                                    Brookshire Brothers - Cleveland                  44,258    100%
 101.2                                                    Brookshire Brothers - Navasota                   33,892    100%
 101.3                                                    Brookshire Brothers - Diboll                     35,552    100%
 101.4                                                    Brookshire Brothers - Lufkin                     34,448    100%
 101.5                                                    Brookshire Brothers - Corrigan                   24,605    100%
 101.6                                                    Brookshire Brothers - B & B Grocery              14,427    100%
  102      4/30/2006    367,444   12/31/2005    381,198
  103     12/31/2005    832,434   12/31/2004    802,811   Sunwest Management, Inc.                         63,378    100%
  104      3/31/2006    751,790   12/31/2005    878,402   AAA                                              18,732    15%
  105      2/28/2006    490,631   12/31/2005    492,261
  106      5/31/2006    477,257
  107                                                     ontinental Cleaners                             2,527     13%
  108     12/31/2005    547,858   12/31/2004    682,541   GSA                                              20,950    31%
  109      6/30/2006   1,428,061  12/31/2005   1,380,592
  110      6/30/2006    650,569   12/31/2005    508,887   Skyline Financial Corp                           12,469    43%
  111     12/31/2005    495,120   12/31/2004    490,162
  112      5/31/2006    515,731   12/31/2005    451,646   Monte Sol Technologies, LLC                      30,949    72%
  113                                                     Stanley Associates                               19,331    53%
  114      6/30/2006   1,203,574  12/31/2005    976,715
  115                                                     Northrop Grumman Space & Mission Systems Corp.  114,012    100%
  116     12/31/2005    620,055   12/31/2004    419,781
  117      3/31/2006    447,396   12/31/2005    424,373
 117.1
 117.2
  118      5/31/2006    236,418                           Atlas Wholesale                                  10,800    11%
  119      4/23/2006    463,141   12/31/2005    461,856   Big Lots                                         36,240    29%
  120                                                     El Centro Ranch                                  40,300    57%
  121
  122     12/31/2005    570,079   12/31/2004    563,513   Darcoid Co.                                      27,733    39%
  123      2/28/2006    381,981   12/31/2005    374,007
  124      6/30/2005    549,402    6/30/2004    792,168   Mobility Services Int'l                          25,863    27%
  125                                                     Warehouse Shoe Sale                              7,060     54%
  126      6/30/2006    591,588   12/31/2005    630,241   Prudential Fox & Roach                           41,725    100%
  127      5/31/2006    661,882   12/31/2005    621,738   NAKB                                             18,727    41%
  128                                                     WDF, Inc.                                        30,000    100%
  129      5/31/2006    396,711   12/31/2005    351,970
  130      4/30/2006    356,863   12/31/2005    326,134
  131      2/28/2006    537,972   12/31/2005    421,489
  132       5/1/2006    311,011   12/31/2005    232,673   Harmony Elementary                               38,678    41%
  133      3/31/2006    407,128   12/31/2005    381,392
  134      3/31/2006    474,558   12/31/2005    465,500   Dollar Top                                       16,000    40%
  135      4/30/2006    317,596   12/31/2005    118,809
  136                                                     Cardenas Market                                  50,625    100%
  137      2/28/2006    390,198   12/31/2005    417,453
  138      3/31/2006    348,027   12/31/2005    341,549
  139      6/30/2006    526,914   12/31/2005    418,590   Sunrise Spirits & Food Company (Fred Hawara)     6,000     16%
  140      4/30/2006    345,886                           Family Dollar                                    7,500     43%
  141     12/31/2005    419,329   12/31/2004    317,254

 141.1                                                    Frozen CPU                                       8,615     11%
 141.2                                                    Calvary Chapel                                   8,231     34%
  142      4/30/2006    246,363   12/31/2005    195,680
  143                                                     7-Eleven                                         3,047     30%
  144      5/31/2006    467,793   12/31/2005    454,992
  145                                                     Delta Consulting Group                           10,118    39%
  146      5/31/2006    260,814   12/31/2005    254,302
  147                                                     Trek Bicycles of American Fork                   6,039     41%
  148      4/30/2006    393,861   12/31/2005    352,748
 148.1
 148.2
  149      5/31/2006    328,366   12/31/2005    316,530
  150      4/30/2006    298,394   12/31/2005    294,376
  151                                                     Rite Aid                                         16,836    100%
  152      3/31/2006    294,518   12/31/2005    296,786
  153      3/31/2006    244,561   12/31/2005    261,337
  154      5/31/2006    273,588   12/31/2005    276,370
  155                                                     Cabot Imaging Center                             5,265     42%
  156      4/30/2006    528,734   12/31/2005    519,056
  157      3/31/2006    321,455   12/31/2005    299,749
  158      3/31/2006    403,783   12/31/2005    389,975
  159      2/28/2006    224,175   12/31/2005    216,492
  160     12/31/2005    262,193                           Food Lion                                        29,000    87%
  161     12/31/2005    323,408   12/31/2004    311,493
  162      2/28/2006    73,350    12/31/2005    50,266    Gymboree                                         3,333     24%
  163      3/31/2006    167,366   12/31/2005    163,287

 163.1
 163.2
 163.3

  164      4/30/2006    252,597   12/31/2005    263,866
  165                                                     The Encore Group                                  7,106     100%

                                                                     SECOND
                                                            SECOND   LARGEST     SECOND
            LARGEST                                        LARGEST   TENANT     LARGEST
SEQUENCE    TENANT                                         TENANT     % OF      TENANT
            LEASE                                          LEASED    TOTAL       LEASE
          EXPIRATION   SECOND LARGEST TENANT                 SF        SF     EXPIRATION               THIRD LARGEST TENANT
---------------------------------------------------------------------------------------------------------------------------------

   1       1/24/2013  Juniper Networks (Sublease)          177,624    25%      5/13/2008               Interwoven (Sublease)
   2
  2.1       6/8/2021
  2.2       6/8/2021
  2.3       6/8/2021
  2.4       6/8/2021
  2.5       6/8/2021
  2.6       6/8/2021
  2.7       6/8/2021
  2.8       6/8/2021
  2.9       6/8/2021
  2.10      6/8/2021
  2.11      6/8/2021
  2.12      6/8/2021
  2.13      6/8/2021
  2.14      6/8/2021
  2.15      6/8/2021
  2.16      6/8/2021
  2.17      6/8/2021
  2.18      6/8/2021
  2.19      6/8/2021
  2.20      6/8/2021
  2.21      6/8/2021
  2.22      6/8/2021
  2.23      6/8/2021
  2.24      6/8/2021
  2.25      6/8/2021
  2.26      6/8/2021
  2.27      6/8/2021
  2.28      6/8/2021
  2.29      6/8/2021
  2.30      6/8/2021
  2.31      6/8/2021
  2.32      6/8/2021
  2.33      6/8/2021
  2.34      6/8/2021
  2.35      6/8/2021
  2.36      6/8/2021
  2.37      6/8/2021
  2.38      6/8/2021
  2.39      6/8/2021
  2.40      6/8/2021
  2.41      6/8/2021
  2.42      6/8/2021
  2.43      6/8/2021
  2.44      6/8/2021
  2.45      6/8/2021
  2.46      6/8/2021
  2.47      6/8/2021
  2.48      6/8/2021
  2.49      6/8/2021
  2.50      6/8/2021
  2.51      6/8/2021
  2.52      6/8/2021
  2.53      6/8/2021
  2.54      6/8/2021
  2.55      6/8/2021
  2.56      6/8/2021
  2.57      6/8/2021
  2.58      6/8/2021
   3
   4      10/31/2030  Herberger's                          72,279    13%      1/31/2007   Sutherland's Home Center
   5
  5.1      5/31/2009  Linen's N Things                     31,914    18%      1/31/2013   Ross Dress For Less
  5.2      1/31/2014  Bed Bath & Beyond                    23,006    17%      1/31/2014   Michael's
  5.3      1/31/2021  It's Fashion                         4,000      3%      1/31/2010   Wendy's
  5.4      1/31/2012  Best Buy                             45,775    37%      1/31/2018   Bed, Bath, and Beyond
  5.5      1/31/2015  Golf Galaxy                          14,925    18%      1/31/2016   Cici's Pizza
  5.6       1/1/2023  Our Children's                       3,000      3%      8/31/2010   Benjamin Moore Paint
  5.7      5/31/2009  Panera Bread                         4,900     13%     12/31/2014   Little Gym
   6
   7       3/31/2025  Nordstrom Rack                       37,140    14%      6/15/2010   Ross Dress for Less
   8       1/31/2015  American Frozen Food                 8,388      3%      8/31/2010   GE Capital Corporation
   9
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
   10      4/30/2014  ITC Deltacom                         14,195     3%      4/30/2007   BTI Business Telecom
   11
   12
   13      4/30/2011  Pick Up Stix                         1,971     18%      4/30/2011   Coffee Bean (International Coffee & Tea)
   14      6/30/2016  U.S. GSA (Coast Guard)               30,989    16%     11/30/2015   The Navy League
   15      1/31/2013  Circuit City                         32,812    14%      1/31/2017   Staples
   16

  16.1
  16.2
  16.3
  16.4
  16.5
  16.6
  16.7
  16.8
  16.9
 16.10
   17      9/11/2012  ATF                                  30,471     8%      1/31/2008   General Accounting Office
   18
   19
   20
   21      5/31/2011  Liberty Mutual Insurance Company     32,861    11%      8/31/2009   RSM McGladrey, Inc.
   22      4/30/2016  McGovern & Company LLC               6,457      5%      5/31/2010   Ben-Jar Corporation
   23
   24      12/31/2014  Greenpoint (North Fork Bank)         9,323     10%      6/30/2012   Tzu Chi/Elmhurst Hospital
   25
   26      4/30/2013  Cope Linder Assoc.                   13,293     6%      5/31/2012   Bodell, Bove, Grace & Van Horn, P.C.
   27      1/31/2015  Sofa Express                         26,093    14%      1/31/2020   Barnes & Noble
   28
   29      8/31/2014  TN Education Lottery                 65,056    18%      2/28/2014   Nortel Networks
   30      6/30/2010  CT State Department of Insurance     41,887    16%      7/31/2011   CT State Department of Banking
   31
   32

   33      6/30/2008  Potpourri Hallmark                   6,000      4%     12/31/2008   Wexford Hardware
   34

  34.1     11/1/2015  Wicker Smith O'Hara                  13,722    12%      12/1/2011   Kubicki Draper P.A.
  34.2     12/1/2014  Cardiology Associates                8,353     13%      5/1/2008    Kimc Delray Inc (MedVance)
   35
   36       8/2/2019
   37      7/31/2010 Linens 'N Things                     34,800    29%      1/31/2016   PETsMART
   38      8/31/2015 Doug RJR Horizons, Inc.              12,344    10%      9/30/2007   MWA Arizona, Inc.
   39
   40     11/30/2024  Waldbaum                             34,411    14%      5/31/2023   Duane Reade
   41
   42     12/31/2006  RC Jones                             14,000     9%      6/30/2007   Ollie Koala's Backyard
   43
   44
   45      6/30/2015
   46     10/31/2016  OptimerPharmaceuticals               18,360    17%     11/30/2011   MicroConstants
   47     11/30/2013  Saigon Vietnamese                    4,650     25%      7/31/2009   Tess Hair Salon
   48
   49      3/31/2021
   50
   51
   52      7/31/2010  Meridian Med. Technologies           17,828    22%      8/14/2010   Keller Williams Realty
   53       3/8/2013  Onyx Waste Services                  16,182    13%      5/31/2008   Hartford Fire Insurance Company
   54      1/31/2012  Jo-Ann Stores                        35,000    21%      1/31/2016   Petco
   55
   56
   57      1/31/2007  Gateway Computers                    8,430     10%     10/31/2008   Chevy's

   58      4/30/2009  HealthCare Partners, Ltd.            7,565      9%      5/31/2011   Murphy, Murphy & Murphy
   59      8/31/2013  Kelson Physician Partners            15,007    11%      4/30/2008   State of Florida GSA
   60
   61
   62
   63

  63.1
  63.2
   64      9/30/2009  Habitude Spa                         8,132      9%      6/30/2013   Me 'n' Mom's
   65      1/31/2013  GEI Consultants                      13,420    15%      2/28/2012
   66      1/31/2009  Office Max                           23,500    21%      6/30/2012   PetSmart
   67

  67.1     2/28/2007  Le Baby Original                     7,519      5%     12/31/2006   OMF Performance
  67.2     9/30/2008  Responder Systems Corporation        7,455     32%     11/30/2010   Securitas Security Systems
  67.3     6/30/2007  UDC - Eng Dept                       2,730     18%      4/30/2009   Vortex Polymers, Inc
   68     11/30/2017  Cafe Cielo                           1,799     15%     12/31/2012   Starbucks Corp
   69      10/1/2015  Southeastern Orthopedic Surgeons     11,910    23%      9/15/2015   Faculty Internal Medicine
   70      8/31/2014  Federal Aviation Administration      17,533    11%      9/30/2011   Energy/Quest Management, LLC
   71
   72
   73      8/31/2012
   74      9/30/2011  Sabre Realty Management              15,180     9%      9/30/2019   Northern Trust Bank
   75
   76      6/30/2007  Coast Law Group, LLP                 3,588      9%      1/1/2009    DMJM + Harris, Inc.
   77      9/30/2007  Schary & Schumaker                   6,025     14%      6/1/2016    Stegeman & Kastner, Inc.
   78     11/30/2008  Grand Central Bakery                 14,741    15%     12/31/2011   Alaska Native Industries
   79      9/30/2013  Absolute Power                       10,000    30%      6/30/2012   Health Max Pharmacy
   80
   81
   82      2/28/2022
   83
   84
   85     10/31/2019
   86      3/31/2013  Taco Bell                            3,000     10%     10/31/2007   Sparklean Laundry
   87      9/30/2010  EMC Pet Products, Inc.               16,630    13%     10/31/2009   JJ Sisca & Associates
   88     12/31/2009  Cardinal Health                      60,000    33%     10/31/2008   Manuli Hydraulics
   89
   90     12/31/2011  Western Wear Store                   2,648     11%      9/5/2011    Catholic Healthcare West
   91     12/31/2011  Office Depot                         25,053    24%     12/19/2013   Rugged Warehouse
   92
   93
   94
   95      6/13/2015  TR Alma                              3,200     14%      3/1/2009    Chipotle
   96      1/31/2011  Rodda Paint Company                  6,124      8%      5/31/2016   Coach's Bar & Grill

   97
   98
   99      3/31/2021
  100
  101

 101.1     4/16/2021
 101.2     4/16/2021
 101.3     4/16/2021
 101.4     4/16/2021
 101.5     4/16/2021
 101.6     4/16/2021
  102
  103      5/31/2016
  104      2/28/2010  McCraine Sistrunk                    17,246    13%      5/31/2009   Eatel
  105
  106
  107     12/11/2011  itwize 4Kids                        1,967     10%      7/1/2011     Harmonious Touch
  108     11/14/2015  Computer Express                     7,600     11%     12/31/2006   Lifetouch Studios
  109
  110      6/30/2010  A Mother's Haven                     2,527      9%      9/30/2010   Philadelphia Grill
  111
  112      9/30/2023  Surgical Associates                  3,579      8%      5/1/2008    Dr. Brenda Schneider
  113      1/31/2011   FBI                                  16,947    47%      4/30/2016
  114
  115      9/30/2015
  116
  117
 117.1
 117.2
  118      3/30/2009  Deportes Century                     10,567    11%     11/30/2010   Digital Gravel
  119      4/15/2009  Dollar General Market                31,284    25%      1/27/2015   W.S. Badcock
  120      7/31/2020  Big Lots                             30,000    43%      7/31/2014
  121
  122      1/31/2011  Lonely Planet Publication            21,793    31%      8/31/2007   Johnstone Supply
  123
  124      6/30/2010  Pentucket Medical Assoc              25,222    26%      1/14/2013   Darling Consulting
  125      2/28/2016  Frontier Dental Management           3,000     23%      2/28/2016   Nix Check Cashing
  126      4/30/2021
  127     12/31/2008  Elrac Inc. (Enterprise Rent-a-Car)   12,248    27%      6/30/2009   Impact Realty Associates
  128      6/30/2021
  129
  130
  131
  132     12/31/2011  Lark Technologies                    15,544    17%     12/31/2009   Fairway Medical Technologies
  133
  134     10/31/2012  Hollywood Entertainment              6,000     15%      9/30/2006   James Dickey (Dentist)
  135
  136      7/15/2020
  137
  138
  139      4/30/2010  LB Mulligan's                        4,570     12%      9/30/2010   Advanced Imaging
  140     12/31/2014  29.99 Tennis Shoe Warehouse          7,200     42%      3/31/2015   Patty Express, Inc
  141

 141.1     4/30/2009  Qualtech                             8,130     11%      4/30/2010   Streamline Machine
 141.2     4/30/2007  Winchester Optical                   4,300     18%     12/31/2009   Protocall
  142
  143      9/30/2020  Starbucks                            1,737     17%      9/30/2015   Classy Cleaners
  144
  145      4/30/2015  Cardinal Management                  9,964     38%      4/30/2015   William Gordon
  146
  147      2/28/2021  Massage Envy                         2,900     20%     12/16/2012   My Girlfriend's Kitchen
  148
 148.1
 148.2
  149
  150
  151      8/31/2019
  152
  153
  154
  155      5/31/2016  Rebsamen Physical Therapy            4,073     33%      5/31/2016   Cabot Medical Park Pharmacy
  156
  157
  158
  159
  160      5/13/2017  State Employees Credit Union         4,200     13%     12/31/2007
  161
  162      8/31/2018  Bassano's Italian Restaurant         2,715     19%      4/30/2026   Barberitos Southwestern Grill
  163

 163.1
 163.2
 163.3
  164
  165      4/30/2016

                    THIRD
           THIRD   LARGEST    THIRD
          LARGEST   TENANT   LARGEST
           TENANT    % OF     TENANT
           LEASED   TOTAL     LEASE     % OF LOAN
SEQUENCE     SF       SF    EXPIRATION     GROUP    % OF POOL
-------------------------------------------------------------

   1      175,082    24%    7/31/2007      8.5%        6.8%
   2                                       6.6%        5.2%
  2.1                                      0.7%        0.5%
  2.2                                      0.5%        0.4%
  2.3                                      0.4%        0.3%
  2.4                                      0.4%        0.3%
  2.5                                      0.3%        0.2%
  2.6                                      0.2%        0.2%
  2.7                                      0.2%        0.2%
  2.8                                      0.2%        0.2%
  2.9                                      0.2%        0.1%
  2.10                                     0.2%        0.1%
  2.11                                     0.2%        0.1%
  2.12                                     0.2%        0.1%
  2.13                                     0.1%        0.1%
  2.14                                     0.1%        0.1%
  2.15                                     0.1%        0.1%
  2.16                                     0.1%        0.1%
  2.17                                     0.1%        0.1%
  2.18                                     0.1%        0.1%
  2.19                                     0.1%        0.1%
  2.20                                     0.1%        0.1%
  2.21                                     0.1%        0.1%
  2.22                                     0.1%        0.1%
  2.23                                     0.1%        0.1%
  2.24                                     0.1%        0.1%
  2.25                                     0.1%        0.1%
  2.26                                     0.1%        0.1%
  2.27                                     0.1%        0.1%
  2.28                                     0.1%        0.1%
  2.29                                     0.1%        0.1%
  2.30                                     0.1%        0.1%
  2.31                                     0.1%        0.1%
  2.32                                     0.1%        0.1%
  2.33                                     0.1%        0.1%
  2.34                                     0.1%        0.0%
  2.35                                     0.1%        0.0%
  2.36                                     0.1%        0.0%
  2.37                                     0.1%        0.0%
  2.38                                     0.1%        0.0%
  2.39                                     0.1%        0.0%
  2.40                                     0.1%        0.0%
  2.41                                     0.1%        0.0%
  2.42                                     0.1%        0.0%
  2.43                                     0.1%        0.0%
  2.44                                     0.1%        0.0%
  2.45                                     0.0%        0.0%
  2.46                                     0.0%        0.0%
  2.47                                     0.0%        0.0%
  2.48                                     0.0%        0.0%
  2.49                                     0.0%        0.0%
  2.50                                     0.0%        0.0%
  2.51                                     0.0%        0.0%
  2.52                                     0.0%        0.0%
  2.53                                     0.0%        0.0%
  2.54                                     0.0%        0.0%
  2.55                                     0.0%        0.0%
  2.56                                     0.0%        0.0%
  2.57                                     0.0%        0.0%
  2.58                                     0.0%        0.0%
   3                                       4.6%        3.6%
   4       60,000    11%   4/30/2010       3.9%        3.1%
   5                                       3.8%        3.1%
  5.1      30,164    17%   1/31/2013       1.1%        0.8%
  5.2      21,513    16%   1/31/2014       0.8%        0.6%
  5.3       3,000     3%   12/31/2010      0.6%        0.5%
  5.4      25,000    20%   1/31/2013       0.4%        0.3%
  5.5       4,700     6%   5/31/2015       0.4%        0.3%
  5.6       2,800     3%   3/31/2011       0.3%        0.3%
  5.7       4,200    11%   9/30/2009       0.3%        0.2%
   6                                       3.8%        3.1%
   7       32,100    12%   1/31/2011       3.2%        2.6%
   8        3,938     2%   9/30/2007       2.9%        2.3%
   9                                       2.8%        2.2%
  9.1                                      0.8%        0.6%
  9.2                                      0.4%        0.3%
  9.3                                      0.4%        0.3%
  9.4                                      0.3%        0.3%
  9.5                                      0.2%        0.2%
  9.6                                      0.2%        0.2%
  9.7                                      0.2%        0.1%
  9.8                                      0.2%        0.1%
  9.9                                      0.2%        0.1%
   10      11,631     2%   9/30/2013       2.4%        1.9%
   11                                      8.6%        1.8%
   12                                      8.6%        1.8%
   13       1,300    12%   4/30/2011       8.6%        1.8%
   14      20,738    11%   8/31/2015       2.1%        1.7%
   15      26,586    12%   10/31/2012      2.1%        1.7%
   16                                      2.0%        1.6%

  16.1                                     0.3%        0.3%
  16.2                                     0.3%        0.2%
  16.3                                     0.3%        0.2%
  16.4                                     0.2%        0.2%
  16.5                                     0.2%        0.2%
  16.6                                     0.2%        0.2%
  16.7                                     0.2%        0.2%
  16.8                                     0.2%        0.1%
  16.9                                     0.1%        0.1%
 16.10                                     0.1%        0.0%
   17      27,929     8%   10/31/2006      2.0%        1.6%
   18                                      7.6%        1.6%
   19                                      6.8%        1.4%
   20                                      6.7%        1.4%
   21      27,501     9%   12/31/2011      1.7%        1.3%
   22       5,353     5%   7/31/2012       1.5%        1.2%
   23                                      5.5%        1.1%
   24       9,000     9%   12/31/2007      1.4%        1.1%
   25                                      1.3%        1.0%
   26      12,251     5%   7/31/2008       1.3%        1.0%
   27      25,046    13%    3/1/2014       1.2%        0.9%
   28                                      4.3%        0.9%
   29      32,162     9%   4/30/2007       1.1%        0.9%
   30      40,000    16%   9/30/2012       1.1%        0.9%
   31                                      4.1%        0.9%
   32                                      3.9%        0.8%

   33       5,000     4%   3/31/2010       1.0%        0.8%
   34                                      1.0%        0.8%

  34.1     12,748    11%    7/1/2008       0.6%        0.5%
  34.2      8,353    13%   6/30/2011       0.4%        0.3%
   35                                      1.0%        0.8%
   36                                      1.0%        0.8%
   37      24,500    21%   3/31/2016       1.0%        0.8%
   38      11,516    10%   8/31/2008       1.0%        0.8%
   39                                      3.5%        0.7%
   40      23,000     9%   1/31/2008       0.9%        0.7%
   41                                      0.9%        0.7%
   42      13,000     8%   8/31/2010       0.9%        0.7%
   43                                      3.1%        0.6%
   44                                      3.1%        0.6%
   45                                      0.8%        0.6%
   46      13,662    12%   11/30/2008      0.8%        0.6%
   47       1,012     5%   9/30/2015       0.8%        0.6%
   48                                      2.9%        0.6%
   49                                      0.7%        0.6%
   50                                      0.7%        0.6%
   51                                      2.5%        0.5%
   52       7,000     8%   10/31/2013      0.6%        0.5%
   53       8,530     7%   4/30/2009       0.6%        0.5%
   54      15,000     9%   1/31/2016       0.6%        0.5%
   55                                      2.3%        0.5%
   56                                      0.6%        0.5%
   57       7,046     9%   12/31/2007      0.6%        0.4%
   58       5,925     7%   10/31/2006      0.5%        0.4%
   59      11,866     9%   3/31/2009       0.5%        0.4%
   60                                      1.8%        0.4%
   61                                      1.8%        0.4%
   62                                      0.5%        0.4%
   63                                      1.8%        0.4%

  63.1                                     1.0%        0.2%
  63.2                                     0.8%        0.2%
   64       3,993     5%   6/30/2008       0.5%        0.4%
   65                                      0.4%        0.4%
   66      22,530    20%   1/31/2012       0.4%        0.4%
   67                                      0.4%        0.3%

  67.1      7,220     5%   3/31/2007       0.3%        0.2%
  67.2      4,570    20%      MTM          0.1%        0.1%
  67.3      1,440     9%   6/30/2007       0.0%        0.0%
   68       1,233    10%   9/30/2009       0.4%        0.3%
   69       9,000    17%   9/15/2015       0.4%        0.3%
   70       8,208     5%   8/31/2009       0.4%        0.3%
   71                                      0.4%        0.3%
   72                                      0.4%        0.3%
   73                                      0.4%        0.3%
   74      11,820     7%   3/31/2013       0.4%        0.3%
   75                                      0.4%        0.3%
   76       2,512     7%   12/31/2006      0.4%        0.3%
   77       3,258     7%   10/31/2007      0.4%        0.3%
   78      12,250    13%   4/30/2007       0.4%        0.3%
   79       5,500    16%   11/30/2014      0.3%        0.3%
   80                                      0.3%        0.3%
   81                                      0.3%        0.3%
   82                                      0.3%        0.3%
   83                                      0.3%        0.3%
   84                                      0.3%        0.3%
   85                                      0.3%        0.3%
   86       2,440     8%   4/30/2015       0.3%        0.3%
   87      10,074     8%   11/30/2007      0.3%        0.3%
   88      21,814    12%   7/31/2010       0.3%        0.3%
   89                                      1.2%        0.3%
   90       2,244     9%   7/31/2010       0.3%        0.3%
   91      11,600    11%   1/31/2011       0.3%        0.2%
   92                                      1.2%        0.2%
   93                                      0.3%        0.2%
   94                                      1.1%        0.2%
   95       2,548    11%   6/24/2015       0.3%        0.2%
   96       6,024     8%   9/30/2015       0.3%        0.2%

   97                                      0.1%        0.1%
   98                                      0.1%        0.1%
   99                                      0.3%        0.2%
  100                                      0.3%        0.2%
  101                                      0.3%        0.2%

 101.1                                     0.1%        0.1%
 101.2                                     0.1%        0.0%
 101.3                                     0.0%        0.0%
 101.4                                     0.0%        0.0%
 101.5                                     0.0%        0.0%
 101.6                                     0.0%        0.0%
  102                                      0.3%        0.2%
  103                                      0.3%        0.2%
  104      13,140    10%   5/31/2009       0.3%        0.2%
  105                                      0.3%        0.2%
  106                                      0.3%        0.2%
  107       1,872     9%   1/31/2012       0.3%        0.2%
  108       5,076     7%   9/30/2006       0.3%        0.2%
  109                                      1.0%        0.2%
  110       2,024     7%   1/31/2008       0.3%        0.2%
  111                                      1.0%        0.2%
  112       1,410     3%   10/1/2010       0.2%        0.2%
  113                                      0.2%        0.2%
  114                                      1.0%        0.2%
  115                                      0.2%        0.2%
  116                                      0.2%        0.2%
  117                                      0.2%        0.2%
 117.1                                     0.2%        0.2%
 117.2                                     0.0%        0.0%
  118       9,384    10%   1/31/2009       0.2%        0.2%
  119      20,700    17%    8/1/2009       0.2%        0.2%
  120                                      0.2%        0.2%
  121                                      0.2%        0.2%
  122      21,299    30%   7/31/2008       0.2%        0.2%
  123                                      0.9%        0.2%
  124      20,964    22%   3/31/2009       0.2%        0.2%
  125       1,500    11%   7/31/2011       0.2%        0.2%
  126                                      0.2%        0.2%
  127       4,048     9%   6/30/2009       0.2%        0.2%
  128                                      0.2%        0.2%
  129                                      0.2%        0.2%
  130                                      0.8%        0.2%
  131                                      0.2%        0.2%
  132      15,286    16%   7/31/2009       0.2%        0.2%
  133                                      0.7%        0.2%
  134       5,400    14%   5/14/2013       0.2%        0.1%
  135                                      0.2%        0.1%
  136                                      0.2%        0.1%
  137                                      0.7%        0.1%
  138                                      0.2%        0.1%
  139       4,000    11%   12/31/2008      0.2%        0.1%
  140       1,400     8%   4/30/2015       0.2%        0.1%
  141                                      0.2%        0.1%

 141.1      3,872     5%   1/31/2010       0.1%        0.1%
 141.2      3,275    14%   12/31/2007      0.0%        0.0%
  142                                      0.2%        0.1%
  143       1,328    13%   5/31/2011       0.2%        0.1%
  144                                      0.2%        0.1%
  145       3,985    15%   4/30/2011       0.2%        0.1%
  146                                      0.6%        0.1%
  147       1,758    12%   12/14/2010      0.2%        0.1%
  148                                      0.6%        0.1%
 148.1                                     0.1%        0.1%
 148.2                                     0.0%        0.0%
  149                                      0.1%        0.1%
  150                                      0.1%        0.1%
  151                                      0.1%        0.1%
  152                                      0.1%        0.1%
  153                                      0.1%        0.1%
  154                                      0.5%        0.1%
  155       1,641    13%   5/31/2016       0.1%        0.1%
  156                                      0.1%        0.1%
  157                                      0.1%        0.1%
  158                                      0.1%        0.1%
  159                                      0.1%        0.1%
  160                                      0.1%        0.1%
  161                                      0.4%        0.1%
  162       2,271    16%   5/30/2011       0.1%        0.1%
  163                                      0.3%        0.1%

 163.1                                     0.2%        0.0%
 163.2                                     0.1%        0.0%
 163.3                                     0.1%        0.0%
  164                                      0.3%        0.1%
  165                                      0.1%        0.0%

Footnotes to the Annex A

(1)	Rates are to full precision in the ‘‘BACM2006_4.xls’’ file located on the computer diskette.

(2)	Administrative Fee Rate includes the rates at which the master servicing fee (and any sub-servicing fee) and trustee fee accrue.

(3)	For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

(4)	With respect to five Mortgage Loans, Loan Nos. DBM27151, DBM27187, DBM26725, DBM26210 and DBM27193, representing 3.8% of the Initial Pool Balance (0.7% of the Group 1 Balance and 15.9% of the Group 2 Balance) for purposes of calculating Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD, the balance of the Mortgage Loan is reduced by the amount of the letter of credit and/or holdback.

(5)	With respect to the Loan Number GA26822, the Mortgaged Property encompasses 302 hotel rooms. In addition to the 302 keys at the Ritz-Carlton Key Biscayne Mortgaged Property, there are 188 residential condominiums units owned by third parties (‘‘Condominiums’’). The appraiser determined that, on average, 100 of the 188 Condominiums are available hotel room inventory on a per night basis. Consequently, there are 402 keys that contribute to the cash flow at the Ritz-Carlton Key Biscayne Loan.

(6)	With respect to Mortgage Loan 3400110, representing 6.8% of the Initial Pool Balance (8.5% of the Initial Group 1 Balance) the property is 100% leased to one tenant Ariba, who occupies 38.0% of the space and subleases the remaining 62.0% to three separate tenants.

(7)	With respect to 14 Mortgage Loans, Loan Nos. DBM27151, DBM27187, 760055679, 760053361, DBM26725, DBM26210, 760056457, DBM27193, 760053097, 760051997, 760054000, 760053098, 760053243 and 760053978, representing 6.5% of the initial pool balance (3.4% of the Group 1 Balance and 18.6% of the Group 2 Balance) for purposes of calculating the U/W DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts.

(8)	With respect to three Mortgage Loans, Loan Nos. DBM27427, DBM27174, and DBM27175, representing 4.0% of the Initial Pool Balance (19.6% of the Group 2 Balance), the U/W DSCR is based on a guaranty of payment from the related sponsor.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The schedule and tables appearing in this ANNEX A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement.

For purposes of the accompanying prospectus supplement, including the schedule and tables in this ANNEX A, the indicated terms shall have the meanings assigned under ‘‘GLOSSARY OF PRINCIPAL DEFINITIONS’’ in this prospectus supplement and the schedules and tables in this ANNEX A will be qualified by such definitions.

PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
ALL MORTGAGE LOANS

	Aug-06	Aug-07	Aug-08	Aug-09	Aug-10	Aug-11	Aug-12	Aug-13	Aug-14	Aug-15	Aug-16	Aug-17	Aug-18	Aug-19	Aug-20	Aug-21	Aug-22	Aug-23	Aug-24	Aug-25	Aug-26
Locked Out(4)(5)(6)	94.17%	94.16%	90.90%	89.77%	84.53%	84.90%	85.58%	88.35%	86.34%	86.00%	22.94%	100.00%	100.00%	29.93%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
Yield Maintenance(5)(6)	5.83%	5.84%	9.10%	10.23%	13.56%	13.10%	14.42%	11.65%	13.66%	13.77%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	1.91%	2.00%	0.00%	0.00%	0.00%	0.22%	77.06%	0.00%	0.00%	70.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	100.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Total Balance as of the Cut-off Date (in millions)	$2,813.12	$2,808.57	$2,803.04	$2,792.25	$2,778.93	$2,499.56	$2,426.59	$2,243.09	$2,214.86	$2,169.81	$134.45	$30.11	$9.99	$9.58	$2.56	$2.22	$1.87	$1.49	$1.08	$0.65	$0.19
Percent of Mortgage Pool Balance	100.00%	99.84%	99.64%	99.26%	98.78%	88.85%	86.26%	79.74%	78.73%	77.13%	4.78%	1.07%	0.36%	0.34%	0.09%	0.08%	0.07%	0.05%	0.04%	0.02%	0.01%

(1)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans except that ARD Loans will be repaid on their Anticipated Repayment Dates, if any.

(2)	As of the Cut-off Date.

(3)	Numbers may not total to 100% due to rounding.

(4)	One hundred forty-six Mortgage Loans representing 84.0% of the Initial Pool Balance (84.2% of the Group 1 Balance and 83.4% of the Group 2 Balance) are subject to an initial lockout period after which defeasance is permitted.

(5)	As of the Cut-off Date, 15 Mortgage Loans, representing 8.4% of the Initial Pool Balance (7.0% of the Group 1 Balance, and 13.8% of the Group 2 Balance) are subject to an initial lockout period after which prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium.

(6)	One Mortgage Loan, Loan No. 59756, representing 0.6% of the Initial Pool Balance (2.9% of the Group 2 Balance), does not have an initial lockout period and prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium. One Mortgage Loan, Loan No. GA25040, representing 5.2% of the Initial Pool Balance (6.6% of the Group 1 Balance) does not have an initial lockout period and prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium or, at the borrower's option after a defeasance lockout period, defeasance. One Mortgage Loan, Loan No. 760055017, representing 0.1% of the Initial Pool Balance (0.1% of the Group 1 Balance) is subject to an initial lockout period after which prepayment is permitted subject to a yield maintenance charge. One Mortgage Loan, Loan No. 3401856, representing 1.6% of the Initial Pool Balance (2.0% of the Group 1 Balance) is subject to an initial lockout period after which defeasance is permitted, then prepayment is permitted subject to the greater of a yield maintenance charge or a 1% prepayment premium or defeasance.

MORTGAGE POOL PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	42	$852,128,415	30.3%	1.34x	1.01x / 4.43x	70.0%	26.6% / 80.0%	6.177%
Multifamily	36	605,825,763	21.5	1.34x	1.01x / 9.63x	68.3%	9.2% / 80.0%	6.124%
Retail	47	553,425,893	19.7	1.34x	1.02x / 2.40x	69.7%	38.1% / 80.0%	5.995%
Anchored	28	386,473,167	13.7	1.36x	1.02x / 2.40x	70.8%	38.5% / 80.0%	6.009%
Unanchored	15	120,950,727	4.3	1.31x	1.07x / 1.97x	65.9%	38.1% / 78.6%	5.927%
Shadow Anchored	4	46,002,000	1.6	1.18x	1.05x / 1.32x	70.4%	60.2% / 76.2%	6.058%
Hotel	11	294,383,881	10.5	1.46x	1.29x / 1.84x	71.1%	50.8% / 78.6%	6.131%
Industrial	67	188,024,347	6.7	1.25x	1.20x / 1.38x	76.6%	55.4% / 79.2%	6.278%
Self Storage	33	182,962,598	6.5	1.22x	1.10x / 1.52x	68.7%	44.3% / 79.4%	6.187%
Mixed Use	5	76,100,000	2.7	1.22x	1.17x / 1.41x	67.3%	59.3% / 74.1%	6.231%
Manufactured Housing	18	60,273,921	2.1	1.31x	1.06x / 2.09x	69.9%	46.6% / 78.6%	6.165%
Total/Wtd. Avg.:	259	$2,813,124,818	100.0%	1.33x	1.01x / 9.63x	70.0%	9.2% / 80.0%	6.134%

MORTGAGE POOL CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,380,398 — $ 1,999,999	2	$3,200,398	0.1%	1.53x	54.4%	6.012%
$ 2,000,000 — $ 2,999,999	10	25,579,584	0.9	1.41x	66.2%	6.295%
$ 3,000,000 — $ 3,999,999	16	55,262,700	2.0	1.28x	67.5%	6.203%
$ 4,000,000 — $ 4,999,999	16	70,175,797	2.5	1.33x	60.6%	6.221%
$ 5,000,000 — $ 7,499,999	36	217,747,832	7.7	1.66x	62.7%	6.101%
$ 7,500,000 — $ 9,999,999	19	160,228,929	5.7	1.35x	66.0%	6.151%
$ 10,000,000 — $ 14,999,999	16	190,472,013	6.8	1.28x	69.0%	6.069%
$ 15,000,000 — $ 19,999,999	10	174,146,000	6.2	1.35x	68.9%	6.079%
$ 20,000,000 — $ 29,999,999	16	376,959,000	13.4	1.34x	69.7%	6.067%
$ 30,000,000 — $ 49,999,999	11	438,854,564	15.6	1.23x	70.6%	6.177%
$ 50,000,000 — $ 99,999,999	10	661,218,000	23.5	1.31x	74.2%	6.105%
$100,000,000 — $190,000,000	3	439,280,000	15.6	1.31x	71.3%	6.219%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	47	$674,927,015	24.0%	1.31x	65.5%	6.138%
Texas	33	269,632,499	9.6	1.27x	70.4%	6.206%
Florida	22	225,536,972	8.0	1.30x	74.4%	6.246%
New York	18	177,974,898	6.3	1.61x	68.2%	6.090%
Pennsylvania	9	159,440,000	5.7	1.24x	76.1%	6.219%
Virginia	8	134,983,233	4.8	1.30x	68.5%	6.000%
Colorado	6	128,937,177	4.6	1.36x	73.8%	5.896%
Maryland	6	121,688,077	4.3	1.28x	70.1%	6.301%
Georgia	10	110,299,925	3.9	1.46x	73.9%	6.171%
Indiana	6	108,175,711	3.8	1.50x	70.4%	6.007%
Connecticut	4	75,570,000	2.7	1.24x	68.4%	6.091%
Tennessee	6	70,649,842	2.5	1.19x	72.9%	6.062%
Michigan	8	61,926,876	2.2	1.28x	66.5%	6.068%
New Hampshire	2	60,600,000	2.2	1.07x	79.5%	6.281%
Washington	9	57,286,250	2.0	1.32x	70.0%	5.914%
Illinois	4	34,372,000	1.2	1.39x	66.5%	6.084%
South Carolina	3	33,340,000	1.2	1.20x	76.6%	6.015%
Arizona	3	31,522,000	1.1	1.23x	69.3%	5.909%
Kentucky	3	30,480,887	1.1	1.35x	67.0%	6.248%
Louisiana	3	29,125,900	1.0	1.60x	67.3%	6.099%
New Mexico	4	27,075,500	1.0	1.42x	73.4%	6.119%
Alabama	2	26,540,000	0.9	1.20x	77.1%	6.419%
Oregon	6	25,850,000	0.9	1.38x	66.9%	6.187%
North Carolina	4	21,979,506	0.8	1.37x	75.5%	6.092%
New Jersey	5	19,222,691	0.7	1.28x	67.0%	6.270%
Missouri	5	17,277,398	0.6	1.23x	79.0%	6.230%
Massachusetts	2	15,868,106	0.6	1.33x	67.8%	6.313%
Wisconsin	2	14,630,013	0.5	1.39x	56.4%	5.954%
Kansas	1	8,540,076	0.3	1.44x	69.9%	6.004%
Nevada	2	7,380,398	0.3	1.17x	76.3%	6.081%
Minnesota	3	7,272,000	0.3	1.25x	68.4%	6.288%
Nebraska	1	5,375,000	0.2	4.43x	26.6%	5.250%
Delaware	1	4,000,000	0.1	1.25x	75.5%	6.050%
Arkansas	2	3,988,000	0.1	1.22x	79.4%	6.590%
Utah	1	3,445,718	0.1	1.22x	68.9%	6.142%
Oklahoma	1	1,552,000	0.1	1.24x	79.2%	6.350%
Maine	1	1,212,000	0.0	1.24x	79.2%	6.350%
Vermont	1	1,180,800	0.0	1.24x	79.2%	6.350%
North Dakota	1	1,140,000	0.0	1.24x	79.2%	6.350%
Ohio	1	1,030,000	0.0	1.24x	79.2%	6.350%
South Dakota	1	860,000	0.0	1.24x	79.2%	6.350%
Iowa	1	762,350	0.0	1.24x	79.2%	6.350%
Mississippi	1	474,000	0.0	1.24x	79.2%	6.350%
Total/Wtd. Avg.:	259	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

The Mortgaged Properties are located throughout 43 states.

MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.00x — 1.19x	26	$611,617,000	21.7%	1.14x	73.9%	6.219%
1.20x — 1.24x	49	712,159,839	25.3	1.22x	74.2%	6.223%
1.25x — 1.29x	24	395,844,416	14.1	1.26x	67.1%	6.153%
1.30x — 1.34x	18	334,422,445	11.9	1.33x	71.7%	6.091%
1.35x — 1.39x	9	134,659,215	4.8	1.37x	66.6%	6.011%
1.40x — 1.49x	14	225,355,223	8.0	1.44x	67.1%	5.970%
1.50x — 1.59x	8	242,437,106	8.6	1.53x	67.4%	5.981%
1.60x — 1.69x	4	58,215,000	2.1	1.64x	64.1%	6.246%
1.70x — 1.79x	3	18,659,574	0.7	1.75x	55.0%	6.129%
1.80x — 1.89x	1	2,730,000	0.1	1.84x	60.7%	6.550%
1.90x — 1.99x	2	26,500,000	0.9	1.93x	46.9%	6.015%
2.00x — 2.99x	4	34,200,000	1.2	2.37x	38.9%	5.647%
3.00x — 9.63x	3	16,325,000	0.6	5.61x	21.5%	5.685%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
9.2% — 29.9%	4	$21,825,000	0.8%	4.83x	23.0%	5.761%
30.0% — 49.9%	12	68,566,106	2.4	1.86x	42.7%	5.929%
50.0% — 59.9%	20	270,112,151	9.6	1.44x	55.3%	5.903%
60.0% — 64.9%	22	232,921,885	8.3	1.30x	62.9%	6.125%
65.0% — 69.9%	31	663,841,215	23.6	1.30x	67.2%	6.127%
70.0% — 74.9%	27	416,433,727	14.8	1.33x	72.1%	6.117%
75.0% — 79.9%	46	980,600,734	34.9	1.25x	78.0%	6.220%
80.0%	3	158,824,000	5.6	1.16x	80.0%	6.212%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
Fully Amortizing	3	$11,700,000	0.4%	1.16x	0.00%	6.333%
9.2% — 24.9%	3	16,450,000	0.6	4.95x	19.0%	5.928%
25.0% — 49.9%	23	190,827,932	6.8	1.65x	43.9%	5.901%
50.0% — 59.9%	38	533,033,212	18.9	1.34x	56.4%	6.095%
60.0% — 64.9%	25	412,459,429	14.7	1.25x	62.8%	6.092%
65.0% — 69.9%	37	590,349,347	21.0	1.36x	67.6%	6.092%
70.0% — 74.9%	24	558,480,898	19.9	1.19x	72.9%	6.285%
75.0% — 80.0%	12	499,824,000	17.8	1.27x	77.7%	6.179%
Total/Wtd. Avg.:(1)	165	$2,813,124,818	100.0%	1.33x	65.7%	6.134%

(1) The Weighted Average Maturity Date LTV Ratio excludes fully amortizing Mortgage Loans.

MORTGAGE POOL MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.250% — 5.499%	3	$37,875,000	1.3%	2.36x	42.7%	5.371%
5.500% — 5.749%	9	158,763,537	5.6	1.40x	61.7%	5.610%
5.750% — 5.999%	27	505,077,637	18.0	1.50x	66.7%	5.906%
6.000% — 6.249%	76	1,248,511,599	44.4	1.28x	70.2%	6.148%
6.250% — 6.499%	42	769,843,161	27.4	1.26x	74.6%	6.346%
6.500% — 7.520%	8	93,053,885	3.3	1.24x	72.1%	6.617%
Total/Wtd. Avg.::	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	19	$312,186,085	11.1%	1.39x	68.2%	6.119%
84 — 99	9	159,241,398	5.7	1.36x	70.9%	6.121%
100 — 120	125	2,187,706,335	77.8	1.33x	70.2%	6.137%
121 — 179	11	148,491,000	5.3	1.26x	70.2%	6.110%
180 — 241	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL ORIGINAL AMORTIZATION TERM

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$723,219,000	25.7%	1.48x	70.3%	6.063%
120 — 179	2	6,200,000	0.2	1.11x	41.2%	6.221%
240 — 299	3	17,892,675	0.6	1.38x	61.7%	6.197%
300 — 359	9	50,886,900	1.8	1.36x	64.8%	6.051%
360	129	2,014,926,243	71.6	1.28x	70.1%	6.160%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
54 — 59	9	$135,920,972	4.8%	1.44x	72.8%	6.244%
60 — 79	11	183,151,000	6.5	1.36x	64.6%	6.080%
80 — 99	9	159,241,398	5.7	1.36x	70.9%	6.121%
100 — 109	2	23,356,210	0.8	1.20x	68.3%	6.067%
110 — 119	78	1,458,524,237	51.8	1.34x	71.4%	6.103%
120 — 139	53	817,731,000	29.1	1.28x	67.9%	6.177%
140 — 159	2	29,700,000	1.1	1.34x	77.7%	6.321%
160 — 241	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	22	$723,219,000	25.7%	1.48x	70.3%	6.063%
120 — 174	2	6,200,000	0.2	1.11x	41.2%	6.221%
225 — 274	3	17,892,675	0.6	1.38x	61.7%	6.197%
275 — 299	5	26,457,788	0.9	1.48x	61.2%	6.409%
300 — 324	5	31,315,000	1.1	1.25x	67.6%	6.072%
350 — 360	128	2,008,040,356	71.4	1.28x	70.2%	6.155%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	157	$2,693,382,394	95.7%	1.32x	70.5%	6.155%
5 — 8	6	106,700,327	3.8	1.68x	56.9%	5.539%
9 — 66	2	13,042,097	0.5	1.38x	65.1%	6.625%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2001	1	$6,885,887	0.2%	1.36x	63.5%	7.520%
2005	1	6,156,210	0.2	1.41x	66.9%	5.624%
2006	163	2,800,082,721	99.5	1.33x	70.0%	6.131%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	20	$319,071,972	11.3%	1.39x	68.1%	6.150%
2013	9	159,241,398	5.7	1.36x	70.9%	6.121%
2015	2	23,356,210	0.8	1.20x	68.3%	6.067%
2016	131	2,276,255,237	80.9	1.32x	70.1%	6.130%
2018	1	22,200,000	0.8	1.38x	78.6%	6.258%
2019	1	7,500,000	0.3	1.22x	75.0%	6.507%
2026	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

MORTGAGE POOL LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	115	$2,025,324,668	72.0%	1.35x	69.0%	6.143%
Acquisition	50	787,800,150	28.0	1.28x	72.5%	6.109%
Total/Wtd. Avg.:	165	$2,813,124,818	100.0%	1.33x	70.0%	6.134%

LOAN GROUP 1 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Office	42	$852,128,415	38.1%	1.34x	1.01x / 4.43x	70.0%	26.6%/80.0%	6.177%
Retail	47	553,425,893	24.8	1.34x	1.02x / 2.40x	69.7%	38.1%/80.0%	5.995%
Anchored	28	386,473,167	17.3	1.36x	1.02x / 2.40x	70.8%	38.5%/80.0%	6.009%
Unanchored	15	120,950,727	5.4	1.31x	1.07x / 1.97x	65.9%	38.1%/78.6%	5.927%
Shadow Anchored	4	46,002,000	2.1	1.18x	1.05x / 1.32x	70.4%	60.2%/76.2%	6.058%
Hotel	11	294,383,881	13.2	1.46x	1.29x / 1.84x	71.1%	50.8%/78.6%	6.131%
Industrial	67	188,024,347	8.4	1.25x	1.20x / 1.38x	76.6%	55.4%/79.2%	6.278%
Self Storage	33	182,962,598	8.2	1.22x	1.10x / 1.52x	68.7%	44.3%/79.4%	6.187%
Mixed Use	5	76,100,000	3.4	1.22x	1.17x / 1.41x	67.3%	59.3%/74.1%	6.231%
Manufactured Housing	12	44,265,511	2.0	1.34x	1.22x / 2.09x	71.0%	46.6%/78.6%	6.144%
Multifamily	3	43,000,000	1.9	2.21x	1.13x / 9.63x	56.7%	9.2%/67.3%	6.045%
Total/Wtd. Avg.:	220	$2,234,290,645	100.0%	1.35x	1.01x / 9.63x	70.2%	9.2%/80.0%	6.134%

LOAN GROUP 1 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,380,398 — $ 1,999,999	1	$1,380,398	0.1%	1.25x	69.0%	5.965%
$ 2,000,000 — $ 2,999,999	7	18,409,584	0.8	1.51x	67.1%	6.348%
$ 3,000,000 — $ 3,999,999	14	48,415,290	2.2	1.28x	66.9%	6.187%
$ 4,000,000 — $ 4,999,999	13	57,392,797	2.6	1.33x	59.0%	6.248%
$ 5,000,000 — $ 7,499,999	29	175,363,069	7.8	1.66x	63.0%	6.149%
$ 7,500,000 — $ 9,999,999	19	160,228,929	7.2	1.35x	66.0%	6.151%
$ 10,000,000 — $ 14,999,999	11	130,982,013	5.9	1.33x	67.5%	6.021%
$ 15,000,000 — $ 19,999,999	7	121,696,000	5.4	1.40x	68.3%	6.084%
$ 20,000,000 — $ 29,999,999	12	284,820,000	12.7	1.36x	69.7%	6.027%
$ 30,000,000 — $ 49,999,999	7	285,104,564	12.8	1.28x	69.3%	6.147%
$ 50,000,000 — $ 99,999,999	7	511,218,000	22.9	1.30x	76.7%	6.118%
$100,000,000 — $190,000,000	3	439,280,000	19.7	1.31x	71.3%	6.219%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
California	44	$568,337,015	25.4%	1.29x	66.6%	6.193%
Florida	18	207,089,562	9.3	1.30x	74.7%	6.260%
New York	18	177,974,898	8.0	1.61x	68.2%	6.090%
Virginia	7	129,233,233	5.8	1.22x	70.3%	6.000%
Colorado	6	128,937,177	5.8	1.36x	73.8%	5.896%
Texas	24	114,933,736	5.1	1.34x	70.3%	6.122%
Georgia	10	110,299,925	4.9	1.46x	73.9%	6.171%
Pennsylvania	8	109,440,000	4.9	1.25x	74.7%	6.104%
Indiana	3	106,155,711	4.8	1.51x	70.3%	6.007%
Maryland	4	98,188,077	4.4	1.22x	73.7%	6.338%
Michigan	6	55,476,876	2.5	1.29x	65.8%	6.040%
Washington	8	52,286,250	2.3	1.33x	69.1%	5.886%
Tennessee	5	39,049,842	1.7	1.26x	73.2%	6.093%
Connecticut	3	36,020,000	1.6	1.23x	72.2%	6.335%
Illinois	4	34,372,000	1.5	1.39x	66.5%	6.084%
Arizona	3	31,522,000	1.4	1.23x	69.3%	5.909%
Louisiana	3	29,125,900	1.3	1.60x	67.3%	6.099%
South Carolina	2	26,580,000	1.2	1.18x	76.3%	6.131%
New Mexico	3	22,803,500	1.0	1.46x	73.1%	6.082%
North Carolina	4	21,979,506	1.0	1.37x	75.5%	6.092%
Oregon	5	21,839,000	1.0	1.40x	66.3%	6.205%
Massachusetts	2	15,868,106	0.7	1.33x	67.8%	6.313%
New Jersey	3	15,202,691	0.7	1.25x	72.7%	6.310%
Wisconsin	2	14,630,013	0.7	1.39x	56.4%	5.954%
Kentucky	2	10,165,887	0.5	1.32x	68.5%	7.143%
Kansas	1	8,540,076	0.4	1.44x	69.9%	6.004%
Nevada	2	7,380,398	0.3	1.17x	76.3%	6.081%
Minnesota	3	7,272,000	0.3	1.25x	68.4%	6.288%
Missouri	3	7,027,398	0.3	1.24x	79.2%	6.350%
Nebraska	1	5,375,000	0.2	4.43x	26.6%	5.250%
Delaware	1	4,000,000	0.2	1.25x	75.5%	6.050%
Arkansas	2	3,988,000	0.2	1.22x	79.4%	6.590%
Utah	1	3,445,718	0.2	1.22x	68.9%	6.142%
Oklahoma	1	1,552,000	0.1	1.24x	79.2%	6.350%
Alabama	1	1,540,000	0.1	1.24x	79.2%	6.350%
Maine	1	1,212,000	0.1	1.24x	79.2%	6.350%
Vermont	1	1,180,800	0.1	1.24x	79.2%	6.350%
North Dakota	1	1,140,000	0.1	1.24x	79.2%	6.350%
Ohio	1	1,030,000	0.0	1.24x	79.2%	6.350%
South Dakota	1	860,000	0.0	1.24x	79.2%	6.350%
Iowa	1	762,350	0.0	1.24x	79.2%	6.350%
Mississippi	1	474,000	0.0	1.24x	79.2%	6.350%
Total/Wtd. Avg.:	220	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

The Mortgaged Properties are located throughout 42 states.

LOAN GROUP 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.00x — 1.19x	19	$432,993,000	19.4%	1.14x	74.6%	6.233%
1.20x — 1.24x	33	495,353,076	22.2	1.22x	73.6%	6.185%
1.25x — 1.29x	20	327,673,416	14.7	1.26x	67.1%	6.205%
1.30x — 1.34x	16	307,075,035	13.7	1.33x	73.1%	6.083%
1.35x — 1.39x	8	114,344,215	5.1	1.37x	66.7%	6.048%
1.40x — 1.49x	13	220,855,223	9.9	1.44x	67.3%	5.971%
1.50x — 1.59x	7	192,437,106	8.6	1.52x	71.3%	6.069%
1.60x — 1.69x	4	58,215,000	2.6	1.64x	64.1%	6.246%
1.70x — 1.79x	2	16,839,574	0.8	1.75x	56.2%	6.138%
1.80x — 1.89x	1	2,730,000	0.1	1.84x	60.7%	6.550%
1.90x — 1.99x	2	26,500,000	1.2	1.93x	46.9%	6.015%
2.00x — 2.99x	3	28,700,000	1.3	2.34x	41.0%	5.582%
3.00x — 9.63x	2	10,575,000	0.5	6.99x	18.1%	5.520%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
9.2% — 29.9%	2	$10,575,000	0.5%	6.99x	18.1%	5.520%
30.0% — 49.9%	10	64,546,106	2.9	1.89x	42.5%	5.917%
50.0% — 59.9%	17	191,612,151	8.6	1.42x	55.9%	5.938%
60.0% — 64.9%	19	168,781,885	7.6	1.32x	62.4%	6.192%
65.0% — 69.9%	23	535,819,042	24.0	1.32x	67.4%	6.150%
70.0% — 74.9%	23	337,950,727	15.1	1.37x	71.7%	6.071%
75.0% — 79.9%	34	789,005,734	35.3	1.26x	77.8%	6.200%
80.0%	2	136,000,000	6.1	1.15x	80.0%	6.195%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
Fully Amortizing	2	$9,500,000	0.4%	1.19x	0.0%	6.369%
9.2% — 24.9%	1	5,200,000	0.2	9.63x	9.2%	5.800%
25.0% — 49.9%	22	189,007,932	8.5	1.65x	43.9%	5.899%
50.0% — 59.9%	31	409,920,802	18.3	1.31x	56.8%	6.156%
60.0% — 64.9%	20	296,159,666	13.3	1.26x	62.6%	6.139%
65.0% — 69.9%	29	503,056,347	22.5	1.39x	67.6%	6.087%
70.0% — 74.9%	17	421,645,898	18.9	1.21x	73.0%	6.256%
75.0% — 80.0%	8	399,800,000	17.9	1.29x	77.9%	6.147%
Total/Wtd. Avg.:(1)	130	$2,234,290,645	100.0%	1.35x	65.7%	6.134%

(1)	The Weighted Average Maturity Date LTV Ratio excludes fully amortizing Mortgage Loans.

LOAN GROUP 1 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.250% — 5.499%	3	$37,875,000	1.7%	2.36x	42.7%	5.371%
5.500% — 5.749%	6	96,443,774	4.3	1.32x	64.9%	5.591%
5.750% — 5.999%	20	406,272,637	18.2	1.51x	67.6%	5.914%
6.000% — 6.249%	60	1,032,985,599	46.2	1.29x	70.7%	6.157%
6.250% — 6.499%	34	606,259,751	27.1	1.29x	73.6%	6.330%
6.500% — 7.520%	7	54,453,885	2.4	1.28x	70.0%	6.646%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	12	$160,162,085	7.2%	1.44x	71.7%	6.250%
84 — 99	8	155,230,398	6.9	1.36x	71.0%	6.122%
100 — 120	101	1,838,722,161	82.3	1.34x	69.9%	6.121%
121 — 179	8	74,676,000	3.3	1.28x	74.0%	6.215%
180 — 241	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 ORIGINAL AMORTIZATION TERM

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	15	$553,895,000	24.8%	1.52x	72.6%	6.101%
120 — 179	1	4,000,000	0.2	1.13x	38.1%	6.243%
240 — 299	3	17,892,675	0.8	1.38x	61.7%	6.197%
300 — 359	8	43,661,900	2.0	1.37x	62.4%	6.037%
360	103	1,614,841,070	72.3	1.29x	69.7%	6.147%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
54 — 59	7	$108,720,972	4.9%	1.49x	71.4%	6.303%
60 — 79	6	58,327,000	2.6	1.35x	71.2%	6.301%
80 — 99	8	155,230,398	6.9	1.36x	71.0%	6.122%
100 — 109	2	23,356,210	1.0	1.20x	68.3%	6.067%
110 — 119	65	1,264,785,064	56.6	1.37x	71.1%	6.083%
120 — 139	39	588,671,000	26.3	1.28x	67.4%	6.188%
140 — 159	2	29,700,000	1.3	1.34x	77.7%	6.321%
160 — 241	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	15	$553,895,000	24.8%	1.52x	72.6%	6.101%
120 — 174	1	4,000,000	0.2	1.13x	38.1%	6.243%
225 — 274	3	17,892,675	0.8	1.38x	61.7%	6.197%
275 — 299	5	26,457,788	1.2	1.48x	61.2%	6.409%
300 — 324	4	24,090,000	1.1	1.25x	64.0%	6.052%
350 — 360	102	1,607,955,183	72.0	1.29x	69.8%	6.141%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	123	$2,120,107,984	94.9%	1.33x	70.9%	6.160%
5 — 8	5	101,140,564	4.5	1.70x	56.2%	5.530%
9 — 66	2	13,042,097	0.6	1.38x	65.1%	6.625%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2001	1	$6,885,887	0.3%	1.36x	63.5%	7.520%
2005	1	6,156,210	0.3	1.41x	66.9%	5.624%
2006	128	2,221,248,548	99.4	1.35x	70.2%	6.131%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	13	$167,047,972	7.5%	1.44x	71.3%	6.302%
2013	8	155,230,398	6.9	1.36x	71.0%	6.122%
2015	2	23,356,210	1.0	1.20x	68.3%	6.067%
2016	104	1,853,456,064	83.0	1.34x	69.9%	6.117%
2018	1	22,200,000	1.0	1.38x	78.6%	6.258%
2019	1	7,500,000	0.3	1.22x	75.0%	6.507%
2026	1	5,500,000	0.2	1.22x	61.8%	6.460%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 1 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 1 Balance	Weighted Average Underwritten DSCR	Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	93	$1,625,203,258	72.7%	1.37x	69.1%	6.141%
Acquisition	37	609,087,387	27.3	1.30x	73.2%	6.116%
Total/Wtd. Avg.:	130	$2,234,290,645	100.0%	1.35x	70.2%	6.134%

LOAN GROUP 2 PROPERTY TYPE

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR	Min/Max Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Min/Max Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Multifamily	33	$562,825,763	97.2%	1.27x	1.01x/ 3.08x		69.2%	27.5%/80.0%	6.130%
Manufactured Housing	6	16,008,410	2.8	1.23x	1.06x/ 1.31x		67.0%	46.8%/78.0%	6.225%
Total/Wtd. Avg:	39	$578,834,173	100.0%	1.27x	1.01x/	3.08x	69.1%	27.5%/80.0%	6.132%

LOAN GROUP 2 CUT-OFF DATE BALANCES

Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
$ 1,820,000 — $ 1,999,999	1	$1,820,000	0.3%	1.74	x	43.3%	6.048%
$ 2,000,000 — $ 2,999,999	3	7,170,000	1.2	1.16	x	63.8%	6.157%
$ 3,000,000 — $ 3,999,999	2	6,847,410	1.2	1.27	x	71.7%	6.316%
$ 4,000,000 — $ 4,999,999	3	12,783,000	2.2	1.31	x	67.7%	6.098%
$ 5,000,000 — $ 7,499,999	7	42,384,763	7.3	1.65	x	61.7%	5.902%
$10,000,000 — $14,999,999	5	59,490,000	10.3	1.18	x	72.4%	6.173%
$15,000,000 — $19,999,999	3	52,450,000	9.1	1.25	x	70.1%	6.068%
$20,000,000 — $29,999,999	4	92,139,000	15.9	1.27	x	69.7%	6.190%
$30,000,000 — $49,999,999	4	153,750,000	26.6	1.14	x	73.2%	6.234%
$50,000,000	3	150,000,000	25.9	1.33	x	65.7%	6.059%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 GEOGRAPHIC DISTRIBUTION

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Texas	9	$154,698,763	26.7%	1.22	x	70.5%	6.268%
California	3	106,590,000	18.4	1.38	x	59.4%	5.847%
New Hampshire	2	60,600,000	10.5	1.07	x	79.5%	6.281%
Pennsylvania	1	50,000,000	8.6	1.20	x	79.1%	6.472%
Connecticut	1	39,550,000	6.8	1.25	x	64.8%	5.870%
Tennessee	1	31,600,000	5.5	1.11	x	72.6%	6.024%
Alabama	1	25,000,000	4.3	1.20	x	76.9%	6.423%
Maryland	2	23,500,000	4.1	1.52	x	54.8%	6.144%
Kentucky	1	20,315,000	3.5	1.36	x	66.2%	5.800%
Florida	4	18,447,410	3.2	1.28	x	70.2%	6.087%
Missouri	2	10,250,000	1.8	1.22	x	78.8%	6.147%
South Carolina	1	6,760,000	1.2	1.30	x	77.7%	5.560%
Michigan	2	6,450,000	1.1	1.22	x	72.7%	6.306%
Virginia	1	5,750,000	1.0	3.08	x	27.9%	5.987%
Washington	1	5,000,000	0.9	1.21	x	79.4%	6.210%
New Mexico	1	4,272,000	0.7	1.23	x	74.9%	6.320%
New Jersey	2	4,020,000	0.7	1.36	x	45.2%	6.120%
Oregon	1	4,011,000	0.7	1.26	x	70.4%	6.090%
Indiana	3	2,020,000	0.3	1.20	x	78.6%	6.027%
Total/Wtd. Avg:	39	$578,834,173	100.0%	1.27	x	69.1%	6.132%

The Mortgaged Properties are located throughout 19 states.

LOAN GROUP 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

Range of Underwritten DSCR(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
1.00x — 1.19x	7	$178,624,000	30.9%	1.12	x	72.1%	6.186%
1.20x — 1.24x	16	216,806,763	37.5	1.21	x	75.6%	6.312%
1.25x — 1.29x	4	68,171,000	11.8	1.27	x	67.3%	5.903%
1.30x — 1.34x	2	27,347,410	4.7	1.32	x	56.6%	6.177%
1.35x — 1.39x	1	20,315,000	3.5	1.36	x	66.2%	5.800%
1.40x — 1.49x	1	4,500,000	0.8	1.43	x	58.4%	5.894%
1.50x — 1.59x	1	50,000,000	8.6	1.58	x	52.6%	5.643%
1.70x — 1.79x	1	1,820,000	0.3	1.74	x	43.3%	6.048%
2.00x — 2.99x	1	5,500,000	1.0	2.49	x	27.5%	5.987%
3.00x — 3.08x	1	5,750,000	1.0	3.08	x	27.9%	5.987%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
27.5% — 29.9%	2	$11,250,000	1.9%	2.79	x	27.7%	5.987%
30.0% — 49.9%	2	4,020,000	0.7	1.36	x	45.2%	6.120%
50.0% — 59.9%	3	78,500,000	13.6	1.49	x	53.8%	5.817%
60.0% — 64.9%	3	64,140,000	11.1	1.24	x	64.3%	5.950%
65.0% — 69.9%	8	128,022,173	22.1	1.23	x	66.5%	6.031%
70.0% — 74.9%	4	78,483,000	13.6	1.17	x	73.8%	6.315%
75.0% — 79.9%	12	191,595,000	33.1	1.17	x	78.6%	6.303%
80.0%	1	22,824,000	3.9	1.20	x	80.0%	6.310%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 MATURITY DATE LOAN-TO-VALUE RATIO

Range of Maturity Date LTV Ratio(s)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Maturity Date LTV Ratio	Weighted Average Mortgage Rate
Fully Amortizing	1	$2,200,000	0.4%	1.06	x	0.0%	6.180%
23.4% — 24.9%	2	11,250,000	1.9	2.79	x	23.5%	5.987%
25.0% — 49.9%	1	1,820,000	0.3	1.74	x	38.5%	6.048%
50.0% — 59.9%	7	123,112,410	21.3	1.42	x	54.8%	5.891%
60.0% — 64.9%	5	116,299,763	20.1	1.21	x	63.2%	5.973%
65.0% — 69.9%	8	87,293,000	15.1	1.18	x	67.6%	6.121%
70.0% — 74.9%	7	136,835,000	23.6	1.15	x	72.5%	6.376%
75.0% — 80.0%	4	100,024,000	17.3	1.20	x	76.8%	6.308%
Total/Wtd. Avg:(1)	35	$578,834,173	100.0%	1.27	x	65.8%	6.132%

(1)	The Weighted Average Maturity Date LTV excludes fully amortizing Mortgage Loans.

LOAN GROUP 2 MORTGAGE RATES

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
5.560% — 5.749%	3	$62,319,763	10.8%	1.52	x	56.8%	5.640%
5.750% — 5.999%	7	98,805,000	17.1	1.45	x	63.1%	5.875%
6.000% — 6.249%	16	215,526,000	37.2	1.21	x	67.5%	6.105%
6.250% — 6.499%	8	163,583,410	28.3	1.15	x	78.3%	6.407%
6.500% — 6.577%	1	38,600,000	6.7	1.20	x	75.0%	6.577%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 ORIGINAL TERM TO MATURITY

Original Term To Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
60 — 83	7	$152,024,000	26.3%	1.34	x	64.5%	5.982%
84 — 99	1	4,011,000	0.7	1.26	x	70.4%	6.090%
100 — 120	24	348,984,173	60.3	1.24	x	71.7%	6.226%
121	3	73,815,000	12.8	1.25	x	66.3%	6.004%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 ORIGINAL AMORTIZATION TERM

Original Amortization Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	7	$169,324,000	29.3%	1.36	x	62.9%	5.940%
120 — 179	1	2,200,000	0.4	1.06	x	46.8%	6.180%
300 — 359	1	7,225,000	1.2	1.25	x	79.4%	6.140%
360	26	400,085,173	69.1	1.23	x	71.7%	6.213%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
56 — 59	2	$27,200,000	4.7%	1.22	x	78.6%	6.007%
60 — 79	5	124,824,000	21.6	1.36	x	61.5%	5.977%
80 — 99	1	4,011,000	0.7	1.26	x	70.4%	6.090%
110 — 119	13	193,739,173	33.5	1.16	x	72.9%	6.233%
120 — 121	14	229,060,000	39.6	1.31	x	69.0%	6.148%
Total/Wtd. Avg:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 REMAINING STATED AMORTIZATION TERMS

Remaining Stated Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Interest Only	7	$169,324,000	29.3%	1.36	x	62.9%	5.940%
120 — 174	1	2,200,000	0.4	1.06	x	46.8%	6.180%
300 — 324	1	7,225,000	1.2	1.25	x	79.4%	6.140%
350 — 360	26	400,085,173	69.1	1.23	x	71.7%	6.213%
Total/Wtd. Avg.:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
0 — 4	34	$573,274,410	99.0%	1.27	x	69.2%	6.137%
5	1	5,559,763	1.0	1.20	x	68.6%	5.712%
Total/Wtd. Avg.:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 YEAR OF MORTGAGE ORIGINATION

Year of Origination	Number of Mortgage Loans	Aggregate Cut-off-Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2006	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%
Total/Wtd. Avg.:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 YEAR OF MORTGAGE MATURITY

Year of Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
2011	7	$152,024,000	26.3%	1.34	x	64.5%	5.982%
2013	1	4,011,000	0.7	1.26	x	70.4%	6.090%
2016	27	422,799,173	73.0	1.24	x	70.8%	6.187%
Total/Wtd. Avg.:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

LOAN GROUP 2 LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Group 2 Balance	Weighted Average Underwritten DSCR		Weighted Average Cut-off Date LTV Ratio	Weighted Average Mortgage Rate
Refinance	22	$400,121,410	69.1%	1.28	x	68.6%	6.153%
Acquisition	13	178,712,763	30.9	1.23	x	70.3%	6.087%
Total/Wtd. Avg.:	35	$578,834,173	100.0%	1.27	x	69.1%	6.132%

                                     ANNEX B

        CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS (1)

                   LOAN         LOAN
    SEQUENCE      NUMBER     ORIGINATOR    PROPERTY NAME                                                  PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

       1         3400110        BofA       Technology Corners at Moffett Park                                 Office
       2         GA25040        GACC       BLUELINX HOLDINGS PORTFOLIO (ROLLUP)                             INDUSTRIAL
       3         3401851        BofA       Marriott Indianapolis                                              Hotel
       4         3219701        BofA       Mesa Mall                                                          Retail
       5         3401578        BOFA       DDR MACQUARIE PORTFOLIO (ROLLUP)                                   RETAIL
       6         GA26822        GACC       Ritz-Carlton Key Biscayne                                          Hotel
       7         DBM27054       GACC       Glendale Fashion Center                                            Retail
       8         DBM27345       GACC       2000 Corporate Ridge Road                                          Office
       9        760054742       GECC       EXTRA SPACE PORTFOLIO  (ROLLUP)                                 SELF STORAGE
       10       760054397       GECC       55 Park Place                                                      Office
       11        DBM27427       GACC       Empirian Luxury Towers Apartments                               Multifamily
       12         59737         BofA       Orsini Apartments                                               Multifamily
       13        DBM27151       GACC       Tuscany Apartments                                              Multifamily
       14        DBM24832       GACC       The Navy League Building                                           Office
       15        DBM27173       GACC       Congressional North                                              Mixed Use
       16        3401856        BOFA       UNION DEVELOPMENT SELF-STORAGE (ROLLUP)                         SELF STORAGE
       17       760054019       GECC       350 South Figueroa Street                                          Office
       18        DBM27058       GACC       Boulder Park Apartments                                         Multifamily
       19        3402118        BofA       Stamford Corners                                                Multifamily
       20        DBM27174       GACC       Empirian Park Row Apartments                                    Multifamily
       21        DBM26835       GACC       Valley Square Office Park                                          Office
       22        DBM27348       GACC       286 Madison Avenue                                                 Office
       23        3400108        BofA       Lakes of Bellevue                                               Multifamily
       24       760054161       GECC       Flushing Landmark                                                  Office
       25        3400137        BofA       College Manor Apartments                                        Multifamily
       26        DBM27480       GACC       The Graham Building                                                Office
       27        3401954        BofA       Northwoods Marketplace                                             Retail
       28        DBM27175       GACC       Empirian Inverness Apartments                                   Multifamily
       29         59794         BofA       Plaza at MetroCenter                                               Office
       30        DBM26333       GACC       960 Main Street                                                    Office
       31        DBM27187       GACC       Verandah at Meyerland Apartments                                Multifamily
       32        DBM27163       GACC       The Fairways at South Shore Apartments                          Multifamily
       33         59580         BofA       Wexford Plaza                                                      Retail
       34        3400105        BOFA       HORIZON & MELLON OFFICE BUILDINGS (ROLLUP)                         OFFICE
       35        DBM27008       GACC       Holiday Inn Gaithersburg                                           Hotel
       36        DBM27315       GACC       FBI Building New Orleans                                           Office
       37        DBM26941       GACC       Troy Marketplace                                                   Retail
       38       760055679       GECC       Cornerstone Center                                                 Retail
       39       760050618       GECC       Bridle Creek Apts.                                              Multifamily
       40         59479         BofA       Glen Oaks Shopping Center                                          Retail
       41       760054180       GECC       WXH - Hilton Evanston                                              Hotel
       42       760053361       GECC       Beach Plaza                                                        Retail
       43        DBM26725       GACC       Plaza Towers Apartments                                         Multifamily
       44        3401827        BofA       The Brazos Apartments                                           Multifamily
       45        3401974        BofA       HSBC Building                                                      Office
       46       760054678       GECC       Pacific Sorrento Technology Park                                   Office
       47        DBM26774       GACC       250 East 65th Street                                               Retail
       48         59756         BofA       Emerson Gardens                                                 Multifamily
       49       760051677       GECC       3900 Masthead Street NE                                            Office
       50       760052787       GECC       WXH - Hampton Inn Elmsford                                         Hotel
       51        3401858        BofA       Legacy of Cedar Hill - Phase II                                 Multifamily
       52        DBM27131       GACC       Stevens Forest Green                                               Office
       53         59818         BofA       Honey Creek I                                                      Office
       54        DBM26940       GACC       Gratiot Crossing                                                   Retail
       55        3401786        BofA       Legacy of Cedar Hill - Phase I                                  Multifamily
       56       760052784       GECC       WXH - Homewood Suites Raleigh                                      Hotel
       57        DBM25175       GACC       Lincoln Plaza                                                      Retail
       58        DBM26952       GACC       Katella Corporate Center                                           Office
       59       760054257       GECC       Headway Office Park                                                Office
       60        3220415        BofA       Harbors & Plum Tree Apartments                                  Multifamily
       61        3401951        BofA       Paradise Island Apartments IV                                   Multifamily
       62       760052796       GECC       WXH - Hilton Alpharetta                                            Hotel
       63        3402182        BOFA       STANFORD PLACE & TILLES SQUARE APARTMENTS (ROLLUP)              MULTIFAMILY
       64        DBM26656       GACC       Market Street Center                                             Mixed Use
       65        DBM26802       GACC       455 Winding Brook Drive                                            Office
       66        3401929        BofA       Eagle Ridge Shopping Center                                        Retail
       67        3401926        BOFA       UNION DEVELOPMENT INDUSTRIAL PORTFOLIO (ROLLUP)                  INDUSTRIAL
       68        DBM26347       GACC       Eighth Avenue Properties                                           Retail
       69       760054198       GECC       Parkside Professional Plaza                                        Office
       70        DBM27188       GACC       Commerce Park                                                      Office
       71        DBM26210       GACC       19 Clementina                                                   Multifamily
       72        3401895        BofA       Wildwood Hilton Garden Inn                                         Hotel
       73        3400305        BofA       Red Hill Corporate Plaza                                           Office
       74       760041373       GECC       One Bent Tree                                                      Office
       75       760055599       GECC       Hilton Garden Inn Denver Airport                                   Hotel
       76       760043014       GECC       Mammoth Professional Building                                      Office
       77        DBM27297       GACC       2601 Ocean Park Boulevard                                          Office
       78        DBM26334       GACC       South Seattle Business Park                                      Industrial
       79        DBM27048       GACC       5313-5323 Fifth Avenue                                             Retail
       80        3401881        BofA       A-1 Self Storage-Oakland                                        Self Storage
       81        DBM27191       GACC       Raisin Ridge                                                Manufactured Housing
       82        3401683        BofA       Farmer Jack - Westland                                             Retail
       83        3401776        BofA       Fort Knox Mini Storage                                          Self Storage
       84       760047598       GECC       Anchor Storage - N. Marysville                                  Self Storage
       85        3401716        BofA       Sadler Clinic                                                      Office
       86        DBM26745       GACC       Harbour Pointe Center                                              Retail
       87        3400303        BofA       Brewster Business Park                                           Mixed Use
       88       760051980       GECC       Keystone Commerce                                                Industrial
       89       760056457       GECC       Fountain Oaks Apartments                                        Multifamily
       90        DBM27193       GACC       Spreckels Plaza                                                    Retail
       91       760020381       GECC       Starlite                                                           Retail
       92       760049857       GECC       Charbonneau Apartments                                          Multifamily
       93       760052141       GECC       Backlick Self Storage                                           Self Storage
       94        DBM26767       GACC       The Carolina Apartments                                         Multifamily
       95       760046225       GECC       The Grove Towne Center                                             Retail
       96        3401566        BofA       Cedar Hills Shopping Center                                        Retail
       97       760055159       GECC       Woodridge Estates MHC                                       Manufactured Housing
       98       760054238       GECC       Mississippi MHP                                             Manufactured Housing
       99        3401296        BofA       Gander Mountain                                                    Retail
      100        3401314        BofA       Self Storage City                                               Self Storage
      101         59069         BOFA       BROOKSHIRE BROTHERS PORTFOLIO (ROLLUP)                             RETAIL
      102       760049412       GECC       Central Self Storage Daly City                                  Self Storage
      103        3401652        BofA       Sunwest Management Headquarters                                    Office
      104        3401876        BofA       3445 North Causeway                                                Office
      105       760053097       GECC       Bay Bayou RV Resort                                         Manufactured Housing
      106        3402158        BofA       Best Florida Five Storage                                       Self Storage
      107        3402171        BofA       Trop Canyon                                                        Retail
      108         59713         BofA       University Heights Business Park                                 Mixed Use
      109        DBM27073       GACC       Vista Gardens Apartments                                        Multifamily
      110        DBM27166       GACC       Capri                                                            Mixed Use
      111         59629         BofA       Wood River Apartments                                           Multifamily
      112       760057037       GECC       Plaza Entrada Medical Office Park                                  Office
      113       760048221       GECC       Quantico Gateway Building                                          Office
      114        DBM27072       GACC       Strathmore House Apartments                                     Multifamily
      115       760050319       GECC       3200 Samson Way                                                    Office
      116       760053297       GECC       Hampton Inn Austin Airport                                         Hotel
      117       760051997       GECC       IDLEWOOD OAKLAND RIDGE (ROLLUP)                             MANUFACTURED HOUSING
      118        3401368        BofA       Camfield Commerce Center                                         Industrial
      119       760055417       GECC       Market Square Phase I                                              Retail
      120       760055980       GECC       Valley Plaza                                                       Retail
      121        DBM24510       GACC       345 East 86th Street Apartments                                 Multifamily
      122       760053318       GECC       333 Market Street Warehouse                                      Industrial
      123       760054000       GECC       Highland Square Apartments                                      Multifamily
      124         59767         BofA       260 Merrimac Street                                                Office
      125        DBM26635       GACC       Whitwood Plaza                                                     Retail
      126        DBM26871       GACC       Prudential Fox & Roach                                             Office
      127        DBM26930       GACC       Polifly Plaza                                                      Office
      128        DBM27557       GACC       30 North Macquesten Parkway                                        Office
      129       760055977       GECC       Ace Mini Storage                                                Self Storage
      130        3402015        BofA       Applegate Apartments                                            Multifamily
      131       760050018       GECC       Vista Self Storage                                              Self Storage
      132       760054498       GECC       Westwood Office                                                  Industrial
      133       760053959       GECC       Copperfield Apartments                                          Multifamily
      134        DBM27115       GACC       La Puente Pavillion                                                Retail
      135        3401880        BofA       A-1 Self Storage-Lakeside                                       Self Storage
      136       760057624       GECC       Cardenas Market                                                    Retail
      137       760053838       GECC       Orchard Lane MHC                                            Manufactured Housing
      138       760053098       GECC       Donovan Smith MHP                                           Manufactured Housing
      139        DBM27266       GACC       Vista Village Center                                               Retail
      140        DBM26921       GACC       2010-2036 Atlantic Avenue                                          Retail
      141         59672         BOFA       TURK HILL PARK & WAYNEPORT CENTER I (ROLLUP)                     INDUSTRIAL
      142       760053243       GECC       5 Star Storage of Allen                                         Self Storage
      143        DBM26275       GACC       Airway Plaza                                                       Retail
      144       760055757       GECC       Sedona Mini Storage                                             Self Storage
      145       760052903       GECC       Glen B Building                                                    Office
      146       760053978       GECC       Marysville Farms MHP                                        Manufactured Housing
      147        3400101        BofA       AFCC D & Applebees                                                 Retail
      148       760053762       GECC       MEDALLION/HIGHLANDS (ROLLUP)                                MANUFACTURED HOUSING
      149       760057497       GECC       Starlite Mobile Home Park-Olof                              Manufactured Housing
      150       760056497       GECC       Noah's Ark Self Storage                                         Self Storage
      151       760050523       GECC       Rite Aid                                                           Retail
      152       760054617       GECC       Country Estates MHC                                         Manufactured Housing
      153       760053757       GECC       Capri Commons                                               Manufactured Housing
      154       760054240       GECC       The Ravines MHP                                             Manufactured Housing
      155       760054018       GECC       Cabot Medical Center                                               Office
      156        DBM27125       GACC       Hampton Inn Darien                                                 Hotel
      157       760054165       GECC       Alger Self Storage                                              Self Storage
      158       760055017       GECC       Buttonwood Village                                          Manufactured Housing
      159       760054344       GECC       Apple Valley MHC                                            Manufactured Housing
      160        DBM26886       GACC       Whitley Commons                                                    Retail
      161        3401648        BofA       Karl Le Mobile Home Park                                    Manufactured Housing
      162       760053679       GECC       GGS Loganville                                                     Retail
      163        3402061        BOFA       NORTH UNION, CHANTILLY & CHERRY HILL (ROLLUP)                   MULTIFAMILY
      164        3400432        BofA       Crestmont Village                                               Multifamily
      165         59763         BofA       Trop Encore Office                                                 Office
-----------------------------------------------------------------------------------------------------------------------------------
                                           TOTALS

                      INITIAL DEPOSIT TO CAPITAL         INITIAL DEPOSIT TO          ANNUAL DEPOSIT TO               TAX AND
    SEQUENCE             IMPROVEMENT RESERVES           REPLACEMENT RESERVES        REPLACEMENT RESERVES         INSURANCE ESCROW
-----------------------------------------------------------------------------------------------------------------------------------

       1                                                                                  $107,398                   Tax Only
       2                       $404,310                                                                                YES
       3                                                                                                             Tax Only
       4                                                                                                                No
       5                                                                                                                NO
       6                                                                                                             Tax Only
       7                                                                                   39,612                      Yes
       8                                                                                   51,216                      Yes
       9                        54,850                                                     97,584                      YES
       10                                                                                  83,016                      Yes
       11                       50,000                                                    143,000                      Yes
       12                                                                                  50,916                    Tax Only
       13                                                     $31,608                                                   No
       14                                                                                  29,676                      Yes
       15                       10,000                                                     46,020                      Yes
       16                                                                                  50,917                    TAX ONLY
       17                       44,063                                                     72,804                      Yes
       18                       12,500                       1,205,000                                                 Yes
       19                                                                                                               No
       20                       2,000                                                      78,000                      Yes
       21                      547,888                                                     65,868                      Yes
       22                       18,625                                                     23,580                      Yes
       23                                                                                  99,840                      Yes
       24                                                                                  19,620                      Yes
       25                                                                                                            Tax Only
       26                                                                                  36,275                      Yes
       27                                                                                  33,149                      Yes
       28                                                                                  52,008                      Yes
       29                                                                                  21,672                    Tax Only
       30                                                                                  38,346                      Yes
       31                      130,000                                                     60,200                      Yes
       32                                                                                  60,600                      Yes
       33                       56,250                                                                                  No
       34                                                                                  52,965                    TAX ONLY
       35                                                                                 379,905                      Yes
       36                                                                                  27,456                      Yes
       37                                                                                                               No
       38                                                                                  17,676                      Yes
       39                                                                                                               No
       40                                                                                                            Tax Only
       41                                                                                                               No
       42                                                                                                               No
       43                      201,375                                                     72,000                      Yes
       44                                                                                  50,050                      Yes
       45                                                                                  12,054                       No
       46                                                                                                               No
       47                                                                                  1,848                     Tax Only
       48                                                                                  13,920                    Tax Only
       49                                                                                                              Yes
       50                                                                                                               No
       51                                                                                  43,304                      Yes
       52                                                                                  12,432                      Yes
       53                                                                                  15,674                    Tax Only
       54                                                                                                               No
       55                                                                                  54,080                      Yes
       56                                                                                                               No
       57                       36,438                        100,000                      16,188                      Yes
       58                                                                                  12,096                      Yes
       59                       10,625                                                     26,604                      Yes
       60                                                                                 139,200                      Yes
       61                                                                                  30,492                      Yes
       62                                                                                                               No
       63                       28,988                                                     81,000                      YES
       64                       6,875                                                                                  Yes
       65                                                                                  12,996                      Yes
       66                       47,375                                                     11,394                      Yes
       67                                                                                  45,146                    TAX ONLY
       68                                                                                  2,355                       Yes
       69                                                                                                               No
       70                       99,909                                                     32,770                      Yes
       71                                                                                  6,408                       Yes
       72                                                                                 152,215                    Tax Only
       73                                                      53,000                      8,825                       Yes
       74                                                                                                            Tax Only
       75                                                                                 203,304                      Yes
       76                                                                                                              Yes
       77                                                                                  6,660                       Yes
       78                       6,875                                                                                  Yes
       79                       17,500                                                     6,684                       Yes
       80                                                                                                               No
       81                       3,125                                                      10,536                      Yes
       82                                                                                                               No
       83                                                                                  53,510                      Yes
       84                                                                                  11,220                      Yes
       85                                                                                                               No
       86                       50,125                                                     5,280                       Yes
       87                       43,750                                                     9,561                       Yes
       88                       54,125                                                                                 Yes
       89                       20,750                                                     66,252                      Yes
       90                                                                                  3,708                       Yes
       91                       2,500                                                      15,900                      Yes
       92                      250,125                                                     55,920                      Yes
       93                        750                           3,490                       3,600                       Yes
       94                                                      6,000                                                    No
       95                                                                                  3,360                       Yes
       96                       14,375                                                     20,686                      Yes
       97                                                                                                               No
       98                                                                                                               No
       99                                                                                                         Insurance Only
      100                                                      20,802                                                Tax Only
      101                                                                                  24,552                       NO
      102                                                                                  10,860                      Yes
      103                                                                                  11,412                    Tax Only
      104                                                                                  27,745                    Tax Only
      105                                                                                                            Tax Only
      106                                                                                  15,480                      Yes
      107                                                                                  1,989                       Yes
      108                                                                                  4,788                       Yes
      109                                                                                                              Yes
      110                       1,562                                                      4,308                     Tax Only
      111                                                                                  48,192                      Yes
      112                                                                                                              Yes
      113                                                                                                               No
      114                                                                                                              Yes
      115                                                                                                         Insurance Only
      116                                                                                                              Yes
      117                                                                                                            TAX ONLY
      118                                                                                  21,668                      Yes
      119                                                                                  27,120                      Yes
      120                                                                                  10,560                      Yes
      121                                                                                                               No
      122                                                                                  10,680                      Yes
      123                       29,063                                                     20,280                      Yes
      124                                                                                  21,732                    Tax Only
      125                                                                                  2,612                       Yes
      126                                                                                  8,352                       Yes
      127                                                                                  9,176                       Yes
      128                                                                                                              Yes
      129                                                                                  13,080                      Yes
      130                       96,135                                                     27,900                      Yes
      131                                                                                  14,640                      Yes
      132                                                                                  23,160                      Yes
      133                       73,750                                                     27,000                      Yes
      134                       73,750                                                     7,935                       Yes
      135                                                                                                               No
      136                                                                                                               No
      137                        375                                                       4,200                       Yes
      138                                                                                                            Tax Only
      139                       14,375                                                     5,640                       Yes
      140                       6,250                                                      3,468                       Yes
      141                       19,375                                                     41,160                      YES
      142                                                                                  9,192                       Yes
      143                                                                                  1,500                       Yes
      144                                                                                                              Yes
      145                                                                                  5,220                       Yes
      146                                                                                                               No
      147                                                                                                            Tax Only
      148                                                                                  6,360                     TAX ONLY
      149                       8,788                                                      6,000                       Yes
      150                                                                                                              Yes
      151                                                                                                            Tax Only
      152                       2,750                                                      4,368                        No
      153                                                                                                               No
      154                       6,150                                                      9,000                       Yes
      155                                                                                  2,520                       Yes
      156                       12,031                                                     56,640                      Yes
      157                       5,250                                                      10,380                      Yes
      158                                                                                                               No
      159                       5,500                                                      7,360                       Yes
      160                       1,875                                                      3,324                       Yes
      161                       5,625                                                                                Tax Only
      162                       5,938                                                      2,160                        No
      163                       5,625                                                      16,632                      YES
      164                                                                                  11,200                      Yes
      165                                                                                   782                      Tax Only
------------------------------------------------------------------------------------------------------------------------------------
                              $2,600,237                     $1,419,900                  $3,770,877

                    INITIAL DEPOSIT TO          ANNUAL DEPOSIT TO         LOAN      % OF      % OF
   SEQUENCE            TI/LC ESCROW               TI/LC ESCROW           GROUP    LOAN GROUP  POOL
------------------------------------------------------------------------------------------------------

       1                                                                   1        8.5%      6.8%
       2                                                                   1        6.6%      5.2%
       3                                                                   1        4.6%      3.6%
       4                                                                   1        3.9%      3.1%
       5                                                                   1        3.8%      3.1%
       6                                                                   1        3.8%      3.1%
       7                                            $132,036               1        3.2%      2.6%
       8                                             256,032               1        2.9%      2.3%
       9                                                                   1        2.8%      2.2%
       10                                            133,272               1        2.4%      1.9%
       11                                                                  2        8.6%      1.8%
       12                                                                  2        8.6%      1.8%
       13                                             9,264                2        8.6%      1.8%
       14               $3,898,062                   98,904                1        2.1%      1.7%
       15                                            145,956               1        2.1%      1.7%
       16                                                                  1        2.0%      1.6%
       17                                            559,236               1        2.0%      1.6%
       18                                                                  2        7.6%      1.6%
       19                                                                  2        6.8%      1.4%
       20                                                                  2        6.7%      1.4%
       21                                            293,940               1        1.7%      1.3%
       22                                            114,000               1        1.5%      1.2%
       23                                                                  2        5.5%      1.1%
       24                 400,000                                          1        1.4%      1.1%
       25                                                                  1        1.3%      1.0%
       26                1,500,000                                         1        1.3%      1.0%
       27                                            60,000                1        1.2%      0.9%
       28                                                                  2        4.3%      0.9%
       29                                            90,300                1        1.1%      0.9%
       30                                            255,852               1        1.1%      0.9%
       31                                                                  2        4.1%      0.9%
       32                                                                  2        3.9%      0.8%
       33                                                                  1        1.0%      0.8%
       34                                                                  1        1.0%      0.8%
       35                                                                  1        1.0%      0.8%
       36                                                                  1        1.0%      0.8%
       37                                                                  1        1.0%      0.8%
       38                                            99,120                1        1.0%      0.8%
       39                                                                  2        3.5%      0.7%
       40                                                                  1        0.9%      0.7%
       41                                                                  1        0.9%      0.7%
       42                                                                  1        0.9%      0.7%
       43                                                                  2        3.1%      0.6%
       44                                                                  2        3.1%      0.6%
       45                 430,000                    145,536               1        0.8%      0.6%
       46                                                                  1        0.8%      0.6%
       47                                             4,620                1        0.8%      0.6%
       48                                                                  2        2.9%      0.6%
       49                                                                  1        0.7%      0.6%
       50                                                                  1        0.7%      0.6%
       51                                                                  2        2.5%      0.5%
       52                                            82,824                1        0.6%      0.5%
       53                                            212,500               1        0.6%      0.5%
       54                                                                  1        0.6%      0.5%
       55                                                                  2        2.3%      0.5%
       56                                                                  1        0.6%      0.5%
       57                 452,778                    40,452                1        0.6%      0.4%
       58                 250,000                                          1        0.5%      0.4%
       59                                            106,404               1        0.5%      0.4%
       60                                                                  2        1.8%      0.4%
       61                                                                  2        1.8%      0.4%
       62                                                                  1        0.5%      0.4%
       63                                                                  2        1.8%      0.4%
       64                                            32,448                1        0.5%      0.4%
       65                                            100,008               1        0.4%      0.4%
       66                                            60,000                1        0.4%      0.4%
       67                 200,000                                          1        0.4%      0.3%
       68                                            50,000                1        0.4%      0.3%
       69                                                                  1        0.4%      0.3%
       70                                            163,848               1        0.4%      0.3%
       71                                                                  1        0.4%      0.3%
       72                                                                  1        0.4%      0.3%
       73                                            82,800                1        0.4%      0.3%
       74                                                                  1        0.4%      0.3%
       75                                                                  1        0.4%      0.3%
       76                 100,000                                          1        0.4%      0.3%
       77                 200,000                                          1        0.4%      0.3%
       78                                            57,072                1        0.4%      0.3%
       79                                            34,068                1        0.3%      0.3%
       80                                                                  1        0.3%      0.3%
       81                                                                  1        0.3%      0.3%
       82                                                                  1        0.3%      0.3%
       83                                                                  1        0.3%      0.3%
       84                                                                  1        0.3%      0.3%
       85                                                                  1        0.3%      0.3%
       86                                            16,344                1        0.3%      0.3%
       87                 335,000                                          1        0.3%      0.3%
       88                                            144,000               1        0.3%      0.3%
       89                                                                  2        1.2%      0.3%
       90                 299,115                    18,504                1        0.3%      0.3%
       91                                            52,680                1        0.3%      0.2%
       92                                                                  2        1.2%      0.2%
       93                                                                  1        0.3%      0.2%
       94                                                                  2        1.1%      0.2%
       95                                            27,120                1        0.3%      0.2%
       96                                            34,000                1        0.3%      0.2%
       97                                                                  1        0.1%      0.1%
       98                                                                  1        0.1%      0.1%
       99                                                                  1        0.3%      0.2%
      100                                                                  1        0.3%      0.2%
      101                                                                  1        0.3%      0.2%
      102                                             7,980                1        0.3%      0.2%
      103                                                                  1        0.3%      0.2%
      104                                                                  1        0.3%      0.2%
      105                                                                  1        0.3%      0.2%
      106                                                                  1        0.3%      0.2%
      107                 100,000                                          1        0.3%      0.2%
      108                 100,000                    51,300                1        0.3%      0.2%
      109                                                                  2        1.0%      0.2%
      110                                            28,716                1        0.3%      0.2%
      111                                                                  2        1.0%      0.2%
      112                                                                  1        0.2%      0.2%
      113                                                                  1        0.2%      0.2%
      114                                                                  2        1.0%      0.2%
      115                                                                  1        0.2%      0.2%
      116                                            97,475                1        0.2%      0.2%
      117                                                                  1        0.2%      0.2%
      118                 100,000                    33,336                1        0.2%      0.2%
      119                                            45,660                1        0.2%      0.2%
      120                                            24,660                1        0.2%      0.2%
      121                                                                  1        0.2%      0.2%
      122                                            16,020                1        0.2%      0.2%
      123                                                                  2        0.9%      0.2%
      124                                                                  1        0.2%      0.2%
      125                                             6,540                1        0.2%      0.2%
      126                                                                  1        0.2%      0.2%
      127                                            45,888                1        0.2%      0.2%
      128                                            12,000                1        0.2%      0.2%
      129                                                                  1        0.2%      0.2%
      130                                                                  2        0.8%      0.2%
      131                                                                  1        0.2%      0.2%
      132                                            74,004                1        0.2%      0.2%
      133                                                                  2        0.7%      0.2%
      134                                            31,386                1        0.2%      0.1%
      135                                                                  1        0.2%      0.1%
      136                                                                  1        0.2%      0.1%
      137                                                                  2        0.7%      0.1%
      138                                                                  1        0.2%      0.1%
      139                                            18,780                1        0.2%      0.1%
      140                                            10,044                1        0.2%      0.1%
      141                                                                  1        0.2%      0.1%
      142                                                                  1        0.2%      0.1%
      143                                                                  1        0.2%      0.1%
      144                                                                  1        0.2%      0.1%
      145                                            19,140                1        0.2%      0.1%
      146                                                                  2        0.6%      0.1%
      147                                                                  1        0.2%      0.1%
      148                                                                  2        0.6%      0.1%
      149                                                                  1        0.1%      0.1%
      150                                                                  1        0.1%      0.1%
      151                                                                  1        0.1%      0.1%
      152                                                                  1        0.1%      0.1%
      153                                                                  1        0.1%      0.1%
      154                                                                  2        0.5%      0.1%
      155                                            10,680                1        0.1%      0.1%
      156                                                                  1        0.1%      0.1%
      157                                                                  1        0.1%      0.1%
      158                                                                  1        0.1%      0.1%
      159                                                                  1        0.1%      0.1%
      160                 50,000                                           1        0.1%      0.1%
      161                                                                  2        0.4%      0.1%
      162                                                                  1        0.1%      0.1%
      163                                                                  2        0.3%      0.1%
      164                                                                  2        0.3%      0.1%
      165                                             6,960                1        0.1%      0.0%
------------------------------------------------------------------------------------------------------
                        $8,414,955                 $4,253,709

(1)  Certain monthly reserves may be subject to caps.

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

                   LOAN      LOAN
  SEQUENCE        NUMBER     ORIGINATOR        PROPERTY NAME                                                    CUT-OFF BALANCE
--------------------------------------------------------------------------------------------------------------------------------

     11          DBM27427    GACC              Empirian Luxury Towers Apartments                                    $50,000,000
     12           59737      BofA              Orsini Apartments                                                     50,000,000
     13          DBM27151    GACC              Tuscany Apartments                                                    50,000,000
     18          DBM27058    GACC              Boulder Park Apartments                                               44,000,000
     19          3402118     BofA              Stamford Corners                                                      39,550,000
     20          DBM27174    GACC              Empirian Park Row Apartments                                          38,600,000
     23          3400108     BofA              Lakes of Bellevue                                                     31,600,000
     25          3400137     BofA              College Manor Apartments                                              28,600,000
     28          DBM27175    GACC              Empirian Inverness Apartments                                         25,000,000
     31          DBM27187    GACC              Verandah at Meyerland Apartments                                      24,000,000
     32          DBM27163    GACC              The Fairways at South Shore Apartments                                22,824,000
     39         760050618    GECC              Bridle Creek Apts.                                                    20,315,000
     43          DBM26725    GACC              Plaza Towers Apartments                                               18,000,000
     44          3401827     BofA              The Brazos Apartments                                                 17,850,000
     48           59756      BofA              Emerson Gardens                                                       16,600,000
     51          3401858     BofA              Legacy of Cedar Hill - Phase II                                       14,600,000
     55          3401786     BofA              Legacy of Cedar Hill - Phase I                                        13,400,000
     60          3220415     BofA              Harbors & Plum Tree Apartments                                        10,640,000
     61          3401951     BofA              Paradise Island Apartments IV                                         10,600,000
     63          3402182     BOFA              STANFORD PLACE & TILLES SQUARE APARTMENTS (ROLLUP)                    10,250,000
    63.1         3402182     BofA              Stanford Place Apartments                                              5,648,924
    63.2         3402182     BofA              Tilles Square Apartments                                               4,601,076
     71          DBM26210    GACC              19 Clementina                                                          9,200,000
     81          DBM27191    GACC              Raisin Ridge                                                           7,740,000
     89         760056457    GECC              Fountain Oaks Apartments                                               7,225,000
     92         760049857    GECC              Charbonneau Apartments                                                 6,760,000
     94          DBM26767    GACC              The Carolina Apartments                                                6,590,000
     97         760055159    GECC              Woodridge Estates MHC                                                  3,325,000
     98         760054238    GECC              Mississippi MHP                                                        3,151,000
     105        760053097    GECC              Bay Bayou RV Resort                                                    6,000,000
     109         DBM27073    GACC              Vista Gardens Apartments                                               5,750,000
     111          59629      BofA              Wood River Apartments                                                  5,559,763
     114         DBM27072    GACC              Strathmore House Apartments                                            5,500,000
     117        760051997    GECC              IDLEWOOD OAKLAND RIDGE (ROLLUP)                                        5,330,000
    117.1       760051997    GECC              Oakland Ridge                                                          4,284,440
    117.2       760051997    GECC              Idlewood MHP                                                           1,045,560
     121         DBM24510    GACC              345 East 86th Street Apartments                                        5,200,000
     123        760054000    GECC              Highland Square Apartments                                             5,000,000
     130         3402015     BofA              Applegate Apartments                                                   4,500,000
     133        760053959    GECC              Copperfield Apartments                                                 4,272,000
     137        760053838    GECC              Orchard Lane MHC                                                       4,011,000
     138        760053098    GECC              Donovan Smith MHP                                                      4,000,000
     146        760053978    GECC              Marysville Farms MHP                                                   3,500,000
     148        760053762    GECC              MEDALLION/HIGHLANDS (ROLLUP)                                           3,347,410
    148.1       760053762    GECC              Medallion MHC                                                          2,270,758
    148.2       760053762    GECC              Highlands MHC                                                          1,076,652
     149        760057497    GECC              Starlite Mobile Home Park-Olof                                         3,325,000
     152        760054617    GECC              Country Estates MHC                                                    3,049,000
     153        760053757    GECC              Capri Commons                                                          3,000,000
     154        760054240    GECC              The Ravines MHP                                                        2,950,000
     158        760055017    GECC              Buttonwood Village                                                     2,700,000
     159        760054344    GECC              Apple Valley MHC                                                       2,645,511
     161         3401648     BofA              Karl Le Mobile Home Park                                               2,200,000
     163         3402061     BOFA              NORTH UNION, CHANTILLY & CHERRY HILL (ROLLUP)                          2,020,000
    163.1        3402061     BofA              North Union Apartments                                                 1,076,809
    163.2        3402061     BofA              Chantilly Apartments                                                     526,615
    163.3        3402061     BofA              Cherry Hill Apartments                                                   416,576
     164         3400432     BofA              Crestmont Village                                                      1,820,000
--------------------------------------------------------------------------------------------------------------------------------
                                               TOTAL MULTIFAMILY LOANS                                             $616,099,684

                                                         STUDIO          1 BEDROOM          2 BEDROOM
                                                 -----------------------------------------------------------
                                                     # OF      AVG     # OF      AVG      # OF       AVG
  SEQUENCE            UTILITIES TENANT PAYS          UNITS    RENT     UNITS     RENT     UNITS      RENT
------------------------------------------------------------------------------------------------------------

     11                     Electric                  49      $560      287      $733      232       $947
     12            Electric, Gas, Water, Sewer         4      1,505     89      1,685      203      2,206
     13                                                                 32      1,849      44       3,229
     18                                                                 156      896       323      1,092
     19            Electric, Gas, Water, Sewer                          118     1,787      77       2,214
     20            Electric, Gas, Water, Sewer                          141      859       179      1,112
     23            Electric, Gas, Water, Sewer                          442      713       158       907
     25            Electric, Gas, Water, Sewer                          59      1,165      120      2,171
     28                   Electric, Gas                                 48       790       86        953
     31                  Electric, Water                                213     1,155      88       1,998
     32                   Water, Sewer                                  141      773       140      1,032
     39            Electric, Gas, Water, Sewer                          132      644       216       752
     43                                               44       850      158      929       62       1,245
     44                  Electric, Water                                208      864       54       1,176
     48                     Electric                                                       160      1,269
     51              Electric, Water, Sewer                             40       719       104       975
     55              Electric, Water, Sewer                             96       724       96        964
     60              Electric, Water, Sewer           48       445      216      497       216       645
     61              Electric, Water, Sewer                             36       903       96       1,034
     63                                               15       547      54       718       111       774
    63.1                    Electric                   9       456      37       638       95        703
    63.2           Electric, Gas, Water, Sewer         6       685      17       893       16       1,196
     71                   Electric, Gas                                  7      1,931      20       2,847
     81                   Water, Sewer                                                     319       323
     89              Electric, Water, Sewer                             131      477       97        582
     92                  Electric, Water                                43       657       123       714
     94                   Electric, Gas                                                    24       2,681
     97            Electric, Gas, Water, Sewer
     98                   Electric, Gas
     105                      Water
     109                    Electric                                    54       895       242       995
     111             Electric, Water, Sewer                             64       517       111       648
     114                    Electric                                    84       940       118      1,190
     117                  ELECTRIC, GAS
    117.1                 Electric, Gas
    117.2                 Electric, Gas
     121                  Electric, Gas                                 92      3,080      18       4,100
     123             Electric, Water, Sewer           24       543      39       697       18        896
     130                 Electric, Water               8       641      29       638       56        766
     133                  Electric, Gas                                 52       459       48        581
     137
     138                  Electric, Gas
     146             Electric, Water, Sewer
     148           ELECTRIC, GAS, WATER, SEWER
    148.1          Electric, Gas, Water, Sewer
    148.2          Electric, Gas, Water, Sewer
     149                  Electric, Gas
     152                  Electric, Gas
     153           Electric, Gas, Water, Sewer
     154                  Electric, Gas
     158                  Electric, Gas
     159                  Electric, Gas
     161
     163                     VARIOUS                                    39       454       24        564
    163.1                   Electric                                    39       454
    163.2                 Electric, Gas                                                    12        602
    163.3                   Electric                                                       12        525
     164                  Electric, Gas                                 16       777       32        847
-------------------------------------------------------------------------------------------------------------

                 3 BEDROOM       4 BEDROOM AND LARGER
             ------------------------------------------
               # OF     AVG        # OF         AVG                    LOAN        % OF       % OF
  SEQUENCE     UNITS    RENT      UNITS         RENT      ELEVATORS    GROUP    LOAN GROUP    POOL
------------------------------------------------------------------------------------------------------

     11                             4          $1,700        Yes         2         8.6%       1.8%
     12                                                      Yes         2         8.6%       1.8%
     13         40     $4,468       4          5,335         Yes         2         8.6%       1.8%
     18          3     1,300                                 Yes         2         7.6%       1.6%
     19                                                      Yes         2         6.8%       1.4%
     20         70     1,426                                 No          2         6.7%       1.4%
     23         24     1,175                                 No          2         5.5%       1.1%
     25                                                      Yes         1         1.3%       1.0%
     28         65     1,122        9          1,496         No          2         4.3%       0.9%
     31                                                      Yes         2         4.1%       0.9%
     32         22     1,325                                 No          2         3.9%       0.8%
     39         36     1,003                                 No          2         3.5%       0.7%
     43         24     1,399                                 Yes         2         3.1%       0.6%
     44         24     1,524                                 No          2         3.1%       0.6%
     48                                                      Yes         2         2.9%       0.6%
     51         72     1,127                                 No          2         2.5%       0.5%
     55         16     1,246                                 No          2         2.3%       0.5%
     60                                                      No          2         1.8%       0.4%
     61                                                      No          2         1.8%       0.4%
     63                                                      NO          2         1.8%       0.4%
    63.1                                                     No          2         1.0%       0.2%
    63.2                                                     No          2         0.8%       0.2%
     71          5     3,086                                 Yes         1         0.4%       0.3%
     81                                                      No          1         0.3%       0.3%
     89         33      719         4           839          No          2         1.2%       0.3%
     92                                                      No          2         1.2%       0.2%
     94                                                      No          2         1.1%       0.2%
     97                                                      No          1         0.1%       0.1%
     98                                                      No          1         0.1%       0.1%
     105                                                     No          1         0.3%       0.2%
     109                                                     No          2         1.0%       0.2%
     111        24      770                                  No          2         1.0%       0.2%
     114         9     1,390                                 No          2         1.0%       0.2%
     117                                                     NO          1         0.2%       0.2%
    117.1                                                    No          1         0.2%       0.2%
    117.2                                                    No          1         0.0%       0.0%
     121                            3          7,867         Yes         1         0.2%       0.2%
     123                                                     No          2         0.9%       0.2%
     130                                                     Yes         2         0.8%       0.2%
     133         8      810                                  No          2         0.7%       0.2%
     137                                                     No          2         0.7%       0.1%
     138                                                     No          1         0.2%       0.1%
     146                                                     No          2         0.6%       0.1%
     148                                                     NO          2         0.6%       0.1%
    148.1                                                    No          2         0.1%       0.1%
    148.2                                                    No          2         0.0%       0.0%
     149                                                     No          1         0.1%       0.1%
     152                                                     No          1         0.1%       0.1%
     153                                                     No          1         0.1%       0.1%
     154                                                     No          2         0.5%       0.1%
     158                                                     No          1         0.1%       0.1%
     159                                                     No          1         0.1%       0.1%
     161                                                     No          2         0.4%       0.1%
     163                                                     NO          2         0.3%       0.1%
    163.1                                                    No          2         0.2%       0.0%
    163.2                                                    No          2         0.1%       0.0%
    163.3                                                    No          2         0.1%       0.0%
     164         8     1,017                                 No          2         0.3%       0.1%
------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

CLASS XP REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class XP Reference Rate

C-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

CLASS A-AB PLANNED PRINCIPAL BALANCE

Period	Date	Ending Balance

D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E

                               DESCRIPTION OF THE
                           TEN LARGEST LOAN MORTGAGE

--------------------------------------------------------------------------------
                       TECHNOLOGY CORNERS AT MOFFETT PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

LOAN SELLER:                  Bank of America
LOAN PURPOSE:                 Refinance
ORIGINAL PRINCIPAL BALANCE:   $190,000,000
FIRST PAYMENT DATE:           September 1, 2006
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         24 months
MATURITY DATE:                August 1, 2016
EXPECTED MATURITY BALANCE:    $169,540,964
BORROWING ENTITY:             Moffett Park Drive LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance:
                              113 payments
                              Open: 7 payments

UP-FRONT RESERVES:
   TAX RESERVE:               Yes

ONGOING MONTHLY RESERVES:
   TAX RESERVE:               Yes
   REPLACEMENT RESERVE:       $8,950
   OTHER RESERVE(1):          $1,000,000
   LETTERS OF CREDIT(2):      $27,340,000

FUTURE MEZZANINE DEBT:        Yes

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)  Monthly Ariba Rollover Reserve beginning September 1, 2010 through and including December 1, 2012.

(2)  Three letters of credit act as additional security for the Ariba lease. One letter with a face amount of $600,000 expires in May 2008; the remaining letters expire in February 2013. In each instance the mortgagee is listed as an additional beneficiary and has the right to draw on the letters upon an event of default to pay down the loan, assist with any rollover expenses or for other purposes to the extent the landlord is entitled to retain such proceeds.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $190,000,000
CUT-OFF DATE LTV:             65.7%
MATURITY DATE LTV:            58.7%
UNDERWRITTEN DSCR:            1.25x
INTEREST ONLY DSCR:           1.46x
MORTGAGE RATE:                6.239%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Sunnyvale, California

YEAR BUILT/RENOVATED:         2001/NAP
NET RENTABLE SQUARE FEET:     715,988
CUT-OFF BALANCE PSF:          $265
OCCUPANCY AS OF
   JUNE 1, 2006(1):           100.0%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Jay Paul Company
UNDERWRITTEN NET CASH FLOW:   $ 17,538,539
APPRAISED VALUE:              $289,000,000
--------------------------------------------------------------------------------

(1)  The Mortgaged Property was 100% leased and 88.0% occupied as of June 1,
     2006.

                                      E-1

--------------------------------------------------------------------------------
                       TECHNOLOGY CORNERS AT MOFFETT PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                  FULL YEAR     FULL YEAR     FULL YEAR
                                 (12/31/2003)  (12/31/2004)  (12/31/2005)  UNDERWRITTEN
                                 -----------   -----------   -----------   ------------

Effective Gross Income .......   $31,306,182   $32,007,142   $35,773,248    $21,742,412
Total Expenses ...............   $ 3,701,827   $ 3,598,885   $ 3,182,004    $ 3,121,156
Net Operating Income (NOI) ...   $27,604,355   $28,408,257   $32,591,244    $18,621,256
Cash Flow (CF) ...............   $27,604,355   $28,408,257   $32,591,244    $17,538,539
DSCR on NOI ..................          1.97x         2.03x         2.32x          1.33x
DSCR on CF ...................          1.97x         2.03x         2.32x          1.25x

--------------------------------------------------------------------------------
                            TENANT INFORMATION(1)(2)
--------------------------------------------------------------------------------

                                    RATINGS       TOTAL      % OF      RENT     POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF     PSF        RENT           RENT     EXPIRATION
------------------------------   -----------   ---------   --------   ------   -----------   -----------   ----------

Ariba ........................    Not Rated     271,976      38.0%    $43.80   $31,360,274      100.0%     01/24/2013
Juniper Networks (Sublease)...      NR/BB       177,624      24.8        NAP           NAP        NAP      05/13/2008
Interwoven (Sublease). .......    Not Rated     175,082      24.5        NAP           NAP        NAP      07/31/2007
Motorola (Sublease) ..........     Baa2/A-       91,306      12.8        NAP           NAP        NAP      08/31/2008
                                                -------     -----              -----------      -----
TOTAL ........................                  715,988     100.0%             $31,360,274      100.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Ariba net leases 100% of the Technology Corners at Moffett Park Mortgaged
     Property through January 24, 2013; they have sublet approximately 62.0% of their space to three tenants.

                                      E-2

--------------------------------------------------------------------------------
                       TECHNOLOGY CORNERS AT MOFFETT PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest tenants, representing 100.0% of the total net rentable square feet, are:

o    ARIBA (not rated) leases 100.0% of the space, but occupies a total of
     271,976 square feet (38.0% of square feet, 100.0% of rental income) under five 12-year leases all expiring on January 24, 2013. The current rental rate per square foot of $43.80 increases annually by 4%. There is one five-year option to renew the leases with the rental rates continuing to increase annually by 4%. Ariba is a provider of Spend Management solutions that help companies analyze, understand and manage their corporate spending to achieve increased cost savings and business process efficiency. Ariba's software and services streamline the business processes related to the identification of suppliers of goods and services, the negotiation of the terms of purchases, and the management of ongoing purchasing and settlement activities. Ariba applications currently operate on nearly four million desktops around the world. Clients include ABN AMRO, BMW, Chevron, Cisco
     Systems, Hewlett-Packard and Unilever. As of the fiscal year ended
     September 30, 2005, Ariba reported revenue of approximately $323.0 million and stockholder equity of $329.5 million.

o    JUNIPER NETWORKS (not rated by Moody's and rated "BB" by S&P) occupies a total of 177,624 square feet (24.8% of square feet) under a five-year sublease expiring on May 13, 2008. The current rental rate per square foot of $17.76 is constant during the initial lease term. There are two options to renew the lease, one for two years and one for three years, with the rental rate initially determined at 95% of the then fair market, increasing annually by 4% thereafter for each option period. Juniper Networks engages in the design and sale of products and services that provide customers with
     Internet protocol networking solutions. Juniper Networks primarily offers scalable router products that are used to control and direct network traffic. Juniper Networks also provides solutions that protect the network and data on the network, and enhance existing bandwidth. Juniper Networks provides its products to enterprises, governments, research and education institutions, as well as wireline, wireless, cable and next-generation network operators through a direct sales force, distributors and resellers.
     As of the fiscal year ended December 31, 2005, Juniper Networks reported revenue of approximately $2.1 billion, net income of $354.0 million and stockholder equity of $6.9 billion.

o    INTERWOVEN (not rated) occupies 175,082 square feet (24.5% of square feet)
     under a six-year sublease expiring on July 31, 2007. The current rental rate per square foot of $52.56 increases annually by 4%. There is one five-year option to renew the lease with the rental rate continuing to increase annually by 4%. Interwoven provides enterprise content management software and services. Interwoven's products enable businesses to create, review, manage, distribute and archive critical business content, such as documents, spreadsheets, emails and presentations, as well as Web images, graphics, content and applications code across the enterprise and its chain of customers, partners and suppliers. As of the fiscal year ended December
     31, 2005, Interwoven reported revenue of approximately $175.0 million and stockholder equity of $298.2 million.

o    MOTOROLA (rated "Baa2" by Moody's and "A-" by S&P) occupies 91,306 square feet (12.8% of square feet) under a four-year sublease expiring on August
     31, 2008. The current rental rate per square foot of $15.60 increases annually by 4%. There is one 53-month option to renew the lease with the rental rate initially determined at 95% of the then fair market, increasing annually by 4% thereafter. Motorola engages in the design, manufacture, marketing and sale of mobility products worldwide. Motorola operates in four segments: Mobile Devices, Government and Enterprise Mobility
     Solutions, Networks and Connected Home Solutions. The Mobile Devices
     segment offers wireless handsets with related software and accessory products. The Government and Enterprise Mobility Solutions segment provides wireless communications systems for government and public safety markets, business wireless devices, networks and applications for enterprise organizations, and electronics and telematics systems for automobile manufacturers. The Networks segment provides cellular infrastructure systems, fiber-to-the-premise and fiber-to-the-node transmission systems, wireless broadband systems and embedded communications computing platforms.
     The Connected Home Solutions segment offers various broadband products, high speed data products, hybrid fiber coaxial network transmission systems, digital satellite program distribution systems, direct-to-home satellite networks and private networks for business communications, and video communication products. As of the fiscal year ended December 31,
     2005, Motorola reported revenue of approximately $36.8 billion, net income of $4.6 billion and stockholder equity of $16.7 billion.
--------------------------------------------------------------------------------

                                      E-3

--------------------------------------------------------------------------------
                       TECHNOLOGY CORNERS AT MOFFETT PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Technology Corners at Moffett Park Mortgage Loan is a $190.0 million, ten-year fixed rate loan secured by a first mortgage on five office buildings located in Sunnyvale, Santa Clara County, California. The
     Technology Corners at Moffett Park Mortgage Loan is interest only for the first two years of the loan term, matures on August 1, 2016 and accrues interest at an annual rate of 6.239%.

THE BORROWER:

o    The Technology Corners at Moffett Park Borrower is Moffett Park Drive LLC,
     a California limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the
     Technology Corners at Moffett Park Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by Gateway Land
     Company, Inc. as the Managing Member and 99% by Jay Paul, the borrower principal.

o    Mr. Paul owns Jay Paul Company, a real estate management and development company based in San Francisco, which has developed over 5.0 million square feet of commercial real estate in northern and central California since
     1975.

THE MORTGAGED PROPERTY:

o    The Technology Corners at Moffett Park Mortgaged Property consists of a fee simple interest in five Class "A" office buildings consisting of one two-story building and 4 four-story buildings built in 2001. The improvements contain a total of 715,988 net rentable square feet and are situated on 26.56 acres. Technology Corners at Moffett Park Mortgaged
     Property amenities include a dedicated light rail station, a 15,660 square foot fitness facility, a 21,510 square foot cafeteria, pedestrian walkways, fountains and seating areas.

o    The Technology Corners at Moffett Park Mortgaged Property is located in the
     San Jose-Sunnyvale-Santa Clara metropolitan statistical area in the South
     Bay/San Jose market and the Moffett Park submarket. The City of Sunnyvale is located in the northwest portion of Santa Clara County, approximately 35 miles southeast of San Francisco and eight miles northwest of San Jose. The neighborhood consists of primarily office, industrial, commercial and retail uses and is located just north of Highway 101.

o    The Technology Corners at Moffett Park Borrower is generally required at its sole cost and expense to keep the Technology Corners at Moffett Park
     Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Jay Paul Company manages the Technology Corners at Moffett Park
     Mortgaged Property. The Jay Paul Company, founded in 1975 and headquartered in San Francisco, currently owns and/or manages more than 5.0 million square feet of Class "A" office and retail space located in California.

COLLATERAL RELEASES AND SUBSTITUTION:

o    In response to a proposed roadway extension, the Technology Corners at
     Moffett Park Borrower has proposed to adjust the lot line of the Technology
     Corners at Moffett Park Mortgaged Property which would, if pursued and subject to compliance with certain conditions, result in a partial release of a portion of the Mortgaged Property. The conditions to the release include a loan-to-value test. However, to the extent that the release results in a loan-to-value ratio (taking into account any assigned value of the parking garage) greater than the loan-to-value ratio at origination, the Technology Corners at Moffett Park Borrower may prepay a portion of the
     Technology Corners at Moffett Park Mortgage Loan in order to achieve such a required loan-to-value ratio. Finally, if required in connection with such a release, the borrower also may construct a parking garage at the
     Technology Corners at Moffett Park Mortgaged Property, subject to compliance with certain conditions, including a requirement that the related borrower principal provide a guarantee of the estimated construction cost.

-------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------
                       TECHNOLOGY CORNERS AT MOFFETT PARK
--------------------------------------------------------------------------------

ARIBA ROLLOVER RESERVE:

o    Beginning September 1, 2010, the mortgagee will collect $1,000,000 monthly through and including December 1, 2012. This will result in a reserve of approximately $28,000,000, which will be applied as follows: up to
     $21,100,000 for tenant improvement and leasing commissions associated with the lease-up of the vacated space and up to $6,900,000 for debt service payments and/or tenant improvement costs. The foregoing reserves may be released subject to certain events and/or conditions set forth in the related loan documents.

o    Three letters of credit (totaling $27,340,000) act as additional security for the Ariba lease. One letter with a face amount of $600,000 expires in
     May 2008; the remaining letters expire in February 2013. In each instance the mortgagee is listed as an additional beneficiary and has the right to draw on the letters upon an event of default to pay down the loan, assist with any rollover expenses or for other purposes to the extent the landlord is entitled to retain such proceeds.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Technology Corners at Moffett Park Borrower is permitted to incur mezzanine financing upon the satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Technology
     Corners at Moffett Park Mortgage Loan, results in a maximum loan-to-value ratio greater than 75% and a minimum debt service coverage ratio (as calculated by the mortgagee on a trailing 12-month basis) less than 1.25x;
     and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Technology Corners at
     Moffett Park Mortgage Loan.

-------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------
                           BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                           GACC
LOAN PURPOSE:                          Refinance
ORIGINAL NOTE A-1 PRINCIPAL BALANCE:   $147,500,000(1)
FIRST PAYMENT DATE:                    August 1, 2006
TERM/AMORTIZATION:                     120/360 months
INTEREST ONLY PERIOD:                  60 months
MATURITY DATE:                         July 1, 2016
EXPECTED NOTE A-1 MATURITY BALANCE:    $138,828,954
BORROWING ENTITY:                      58 separate SPEs
INTEREST CALCULATION:                  Actual/360
CALL PROTECTION:                       GRTR 1% PPMT or
                                       Yield Maintenance:
                                       25 payments
                                       GRTR 1% PPMT or
                                       Yield Maintenance or
                                       Defeasance:
                                       88 payments
                                       Open: 7 payments
PARI PASSU DEBT:                       $147,500,000 Note A-2
UPFRONT RESERVES:
   TAX/INSURANCE RESERVE:              Yes
   IMMEDIATE REPAIR RESERVE:           $404,310
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:              Yes
   LOW CASH FLOW RESERVE:              Springing(2)
   REPLACEMENT RESERVE:                Springing(3)
LOCKBOX:                               Hard
--------------------------------------------------------------------------------

(1)  The original Note A-1 ("A-1 Note") principal balance amount of $147,500,000 represents the A-1 Note from a first mortgage in the original principal amount of $295,000,000 (the "Whole Loan"). In addition to the A-1 Note, there is an A-2 note in the amount of $147,500,000 (the "BlueLinx Holdings
     Portfolio Companion Loan"). The BlueLinx Holdings Portfolio Companion Loan
     was contributed to another trust. For further information, see "The Loan"
     below.

(2)  A reserve (the "Low Cash Flow Reserve") will be required in the event that the EBITDA for BlueLinx Corporation (the lessor under the Master Lease, as described in the "Master Lease" section below) falls below 2.5 times the rent due under the Master Lease for two consecutive quarters.

(3)  A reserve (the "Replacement Reserve") will be required in the event that more than 10.0% of the BlueLinx Holdings Portfolio Mortgaged Property has
     been sublet. The Replacement Reserve is required to equal one-twelfth of the product of $0.05 and the aggregate square footage of the BlueLinx
     Holdings Portfolio Mortgaged Property that is sublet.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE BALANCE:          $295,000,000
A-1 NOTE CUT-OFF DATE BALANCE:            $147,500,000
COMPANION LOAN CUT-OFF DATE BALANCE(1):   $147,500,000
CUT-OFF DATE LTV(1)(2):                   79.2%
MATURITY DATE LTV(1)(3):                  74.6%
UNDERWRITTEN DSCR(1):                     1.24x
INTEREST ONLY DSCR:(1)                    1.44x
MORTGAGE RATE:                            6.350%
--------------------------------------------------------------------------------

(1)  The BlueLinx Holdings Portfolio Companion Loan is not included in the trust, however, it is pari passu with the A-1 Note which is being contributed to the trust. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the BlueLinx Holdings Portfolio Loan are based on the BlueLinx Holdings Portfolio Whole Loan.

(2)  Based on the "As-is" appraised value of $372.39 million. The Cut-off Date loan-to-value ("LTV") ratio, based on the $390 million aggregate appraised value of the BlueLinx Holdings Portfolio, is 75.6%.

(3)  Based on the "As-is" appraised value of $372.39 million. The Maturity Date
     LTV, based on the $390 million aggregate appraised value of the BlueLinx
     Holdings Portfolio, is 71.2%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                            Industrial(1)
PROPERTY SUB-TYPE:                        Warehouse
NUMBER OF PROPERTIES:                     57 distribution facilities, 1 office
LOCATION:                                 Various locations in 36 states
YEAR BUILT/RENOVATED:                     Various/Various
NET RENTABLE SQUARE FEET:                 9,003,865
CUT-OFF BALANCE PSF(2):                   $32.76
OCCUPANCY AS OF AUGUST 1, 2006:           100.0%
OWNERSHIP INTEREST:                       Fee
PROPERTY MANAGEMENT:                      BlueLinx Corporation (an affiliate of
                                          the borrower)
UNDERWRITTEN NET CASH FLOW:               $27,282,526
APPRAISED VALUE(3):                       $372,390,000
--------------------------------------------------------------------------------

(1)  One BlueLinx Holdings Portfolio Mortgaged Property is an office property.

(2)  All calculations are based on the Whole Loan amount of $295.0 million.

(3)  This "As-is" appraised value is a sum of the individual BlueLinx Holdings
     Portfolio Mortgaged Property values. The appraised value of $390,000,000 is based on a premium, as determined by the appraiser, achieved for the diversity of the entire BlueLinx Holdings Portfolio.

                                      E-6

--------------------------------------------------------------------------------
                          BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

                            FINANCIAL INFORMATION(1)

                                                                    UNDERWRITTEN
                                                                    ------------
Effective Gross Income ..........................................   $30,187,953
Total Expenses ..................................................   $   857,067
Net Operating Income (NOI) ......................................   $29,330,887
Cash Flow (CF) ..................................................   $27,282,526
DSCR on NOI .....................................................          1.33x
DSCR on CF ......................................................          1.24x

(1)  The underwriting was based on the new 15-year master lease executed in June of 2006. Prior financials are not applicable.

                              PROPERTY INFORMATION

                                      ALLOCATED    YEAR BUILT /      TOTAL
PROPERTY NAME                        LOAN AMOUNT     RENOVATED    SQUARE FEET
----------------------------------   -----------   ------------   -----------

BlueLinx -- Frederick, MD ........   $29,536,153      1996/NA       850,000
BlueLinx -- Bellingham, MA .......    21,744,000      1988/NA       448,500
BlueLinx -- University Park, IL ..    15,936,000      1996/NA       670,000
BlueLinx -- Lawrenceville, GA ....    15,731,870      1995/NA       560,000
BlueLinx -- Yulee, FL ............    13,440,000      1996/NA       462,800
BlueLinx -- Newark, CA ...........    10,270,000      1960/NA       234,090
BlueLinx -- Butner, NC ...........    10,230,500      1997/NA       401,648
BlueLinx -- Ft.Worth, TX .........     9,184,569     1974/1998      272,449
BlueLinx -- La Puente, CA ........     8,241,623      1969/NA       135,821
BlueLinx -- Ypsilanti, MI ........     7,990,179      1996/NA       168,971
BlueLinx -- National City, CA ....     7,524,329      1972/NA        93,000
BlueLinx -- Englewood, CO ........     6,720,000      1995/NA        68,721
BlueLinx -- Independence, KY .....     6,560,000      1996/NA       202,021
BlueLinx -- Bridgeton, MO ........     6,489,396      1996/NA       192,500
BlueLinx -- Beaverton, OR ........     5,800,000      1975/NA       105,168
BlueLinx -- N. Kansas City, MO ...     5,704,000      1980/NA       234,683
BlueLinx -- Tampa, FL ............     5,440,000      1986/NA       108,852
BlueLinx -- Denville, NJ .........     4,800,000      1975/NA       142,959
BlueLinx -- Woodinville, WA ......     4,542,500      1970/NA        77,360
BlueLinx -- Denver, CO ...........     4,445,826      1973/NA       113,040
BlueLinx -- Miami, FL ............     4,345,000      1965/NA       102,868
BlueLinx -- Riverside, CA ........     4,116,143      1968/NA        95,391
BlueLinx -- Houston, TX ..........     4,041,900   1964-1978/NA     157,825
BlueLinx -- Erwin, TN ............     3,720,000      1996/NA       153,069
BlueLinx -- Maple Grove, MN ......     3,600,000      1974/NA       103,868
BlueLinx -- Pensacola, FL ........     3,490,123      1972/NA       107,844
BlueLinx -- Elkhart, IN ..........     3,460,400      1973/NA       183,000
BlueLinx -- Tulsa, OK ............     3,104,000      1974/NA       143,500
BlueLinx -- Midfield, AL .........     3,080,000      1996/NA       123,750
BlueLinx -- Newtown, CT ..........     3,040,000      1978/NA       113,360
BlueLinx -- Nashville, TN ........     2,996,247     1966/1988      101,000
BlueLinx -- Charlotte, NC ........     2,950,512   1968-1972/NA      95,480
BlueLinx -- Allentown, PA ........     2,900,000      1979/NA        83,000
BlueLinx -- San Antonio, TX ......     2,784,000      1966/NA        95,231
BlueLinx -- Richmond, VA .........     2,644,792      1965/NA        83,990
BlueLinx -- New Stanton, PA ......     2,640,000     1961/1972       76,290

                                     CUT-OFF DATE   APPRAISED                    POTENTIAL RENT
PROPERTY NAME                         BALANCE PSF   VALUE PSF   POTENTIAL RENT        PSF
----------------------------------   ------------   ---------   --------------   --------------

BlueLinx -- Frederick, MD ........      $34.75       $ 44.71      $2,847,500         $ 3.35
BlueLinx -- Bellingham, MA .......       48.48         60.60       2,242,500           5.00
BlueLinx -- University Park, IL ..       23.79         29.73       1,909,500           2.85
BlueLinx -- Lawrenceville, GA ....       28.09         34.46       1,400,000           2.50
BlueLinx -- Yulee, FL ............       29.04         36.30       1,388,400           3.00
BlueLinx -- Newark, CA ...........       43.87         55.53       1,039,360           4.44
BlueLinx -- Butner, NC ...........       25.47         32.24       1,004,120           2.50
BlueLinx -- Ft.Worth, TX .........       33.71         40.23         817,347           3.00
BlueLinx -- La Puente, CA ........       60.68         77.31         733,433           5.40
BlueLinx -- Ypsilanti, MI ........       47.29         57.88         740,684           4.38
BlueLinx -- National City, CA ....       80.91         98.92         669,600           7.20
BlueLinx -- Englewood, CO ........       97.79        122.23         687,210          10.00
BlueLinx -- Independence, KY .....       32.47         40.59         656,568           3.25
BlueLinx -- Bridgeton, MO ........       33.71         47.48         577,500           3.00
BlueLinx -- Beaverton, OR ........       55.15         68.94         578,424           5.50
BlueLinx -- N. Kansas City, MO ...       24.31         30.38         586,708           2.50
BlueLinx -- Tampa, FL ............       49.98         62.47         571,473           5.25
BlueLinx -- Denville, NJ .........       33.58         41.97         551,469           3.86
BlueLinx -- Woodinville, WA ......       58.72         74.33         444,820           5.75
BlueLinx -- Denver, CO ...........       39.33         53.08         395,640           3.50
BlueLinx -- Miami, FL ............       42.24         53.47         437,189           4.25
BlueLinx -- Riverside, CA ........       43.15         70.24         366,301           3.84
BlueLinx -- Houston, TX ..........       25.61         31.62         473,475           3.00
BlueLinx -- Erwin, TN ............       24.30         30.38         382,673           2.50
BlueLinx -- Maple Grove, MN ......       34.66         43.32         431,052           4.15
BlueLinx -- Pensacola, FL ........       32.36         38.95         323,532           3.00
BlueLinx -- Elkhart, IN ..........       18.91         23.06         411,750           2.25
BlueLinx -- Tulsa, OK ............       21.63         27.04         358,750           2.50
BlueLinx -- Midfield, AL .........       24.89         31.11         371,250           3.00
BlueLinx -- Newtown, CT ..........       26.82         33.52         322,500           2.84
BlueLinx -- Nashville, TN ........       29.67         36.63         277,750           2.75
BlueLinx -- Charlotte, NC ........       30.90         48.18         262,570           2.75
BlueLinx -- Allentown, PA ........       34.94         43.67         311,250           3.75
BlueLinx -- San Antonio, TX ......       29.23         36.54         285,693           3.00
BlueLinx -- Richmond, VA .........       31.49         38.10         335,960           4.00
BlueLinx -- New Stanton, PA ......       34.60         43.26         267,015           3.50

                                      E-7

--------------------------------------------------------------------------------
                           BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

                        PROPERTY INFORMATION -- CONTINUED

                                                                                 CUT-OFF DATE   APPRAISED                 POTENTIAL
                                       ALLOCATED    YEAR BUILT /      TOTAL         BALANCE       VALUE      POTENTIAL       RENT
PROPERTY NAME                         LOAN AMOUNT     RENOVATED    SQUARE FEET        PSF          PSF          RENT         PSF
-------------                        ------------   ------------   -----------   ------------   ---------   -----------   ---------

BlueLinx -- Albuquerque, NM ......      2,607,000      1972/NA         65,430        39.84         50.44        261,720      4.00
BlueLinx -- Yaphank, NY ..........      2,560,000      1974/NA         81,972        31.23         39.04        266,409      3.25
BlueLinx -- Portland, ME .........      2,424,000      1968/NA         51,918        46.69         58.36        246,611      4.75
BlueLinx -- Memphis, TN ..........      2,383,438      1973/NA         98,197        24.27         29.53        220,943      2.25
BlueLinx -- Shelburne, VT ........      2,361,600      1972/NA         62,250        37.94         46.27        280,125      4.50
                                                       1977 &
BlueLinx -- Fargo, ND ............      2,280,000      1987/NA         81,598        27.94         34.93        272,619      3.34
BlueLinx -- Shreveport, LA .......      2,251,800      1970/NA        132,100        17.05         21.04        264,200      2.00
BlueLinx -- Lake City, FL ........      2,240,000    1968/1998        106,027        21.13         26.41        238,561      2.25
BlueLinx -- Little Rock, AR ......      2,176,000    1962/1976         92,300        23.58         29.47        230,750      2.50
BlueLinx -- Virginia Beach, VA ...      2,128,000      1972/NA         64,024        33.24         41.55        240,090      3.75
BlueLinx -- Tallmadge, OH ........      2,060,000      1975/NA         77,000        26.75         33.44        231,000      3.00
BlueLinx -- Eagan, MN ............      1,944,000      1970/NA         64,080        30.34         37.45        237,096      3.70
BlueLinx -- Springfield,MO .......      1,861,400      1972/NA         98,402        18.92         23.07        221,405      2.25
BlueLinx -- Sioux Falls, SD ......      1,720,000      1973/NA         63,714        27.00         33.74        201,015      3.15
BlueLinx -- El Paso, TX ..........      1,530,900      1970/NA         65,500        23.37         28.85        180,125      2.75
BlueLinx -- Des Moines, IA .......      1,524,700      1969/NA         58,920        25.88         32.76        153,192      2.60
BlueLinx -- Harlingen, TX ........      1,482,300      1977/NA         87,100        17.02         21.01        174,200      2.00
BlueLinx -- Grand Rapids, MI .....      1,360,800      1976/NA         91,731        14.83         18.31        160,529      1.75
BlueLinx -- Charleston, SC .......      1,360,000      1975/NA         40,252        33.79         42.23        143,297      3.56
BlueLinx -- Wausau, WI ...........      1,312,000      1973/NA         50,530        25.96         32.46        151,590      3.00
BlueLinx -- Lubbock, TX ..........      1,240,000      1964/NA         71,721        17.29         21.61        143,442      2.00
BlueLinx -- Pearl, MS ............        948,000      1967/NA         37,050        25.59         32.39         92,625      2.50
                                     ------------                   ---------       ------        ------    -----------     -----
TOTAL/AVERAGE ....................   $295,000,000                   9,003,865       $32.76        $41.36    $30,072,510     $3.34

                              TENANT INFORMATION(1)

                                       % OF      RENT     POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                          TOTAL SF   PSF(2)      RENT           RENT      EXPIRATION
----------------------------------   --------   ------   -----------   -----------   ----------

BlueLinx Holdings, Inc. ..........    100.0%    $ 3.34   $30,072,510     100.0%       6/8/2021
                                      -----              -----------     -----
TOTAL ............................    100.0%             $30,072,510     100.0%

(1)  Information obtained from underwritten rent roll unless otherwise stated.
     Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Represents the weighted average rent per square foot of the BlueLinx
     Holdings Portfolio Mortgaged Properties.

                                      E-8

--------------------------------------------------------------------------------
                           BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

MASTER LEASE: Each BlueLinx Holdings Portfolio borrower (the "Borrower") entered into a 15-year triple net lease for its applicable BlueLinx Holdings Portfolio
Mortgaged Property (the "Master Lease") with BlueLinx Corporation, an affiliate of the Borrower and the operating subsidiary of BlueLinx Holdings Inc.
("BlueLinx Holdings") (NSYE:"BXC"). The Master Lease rent of $3.34/square foot is based upon a weighted average market triple net leased rent (as determined by the appraiser) of all of the BlueLinx Holdings Portfolio Mortgaged Properties.
The Master Lease is subject to and subordinate to the BlueLinx Holdings
Portfolio Loan.

BLUELINX CORPORATION occupies 100.0% of the total net rentable square feet of the BlueLinx Holdings Portfolio Mortgaged Properties. Each BlueLinx Holdings
Portfolio Mortgaged Property is owned by a single-purpose, bankruptcy-remote, limited liability company which was formed to own, finance and operate the applicable BlueLinx Holdings Portfolio Mortgaged Property. In general, each
BlueLinx Holdings Portfolio Mortgaged Property consists of three primary components: (i) the main office/warehouse/distribution center buildings, (ii)
shed space and (iii) the land. The office/warehouse/distribution space at each
BlueLinx Holdings Portfolio Mortgaged Property ranges from approximately 37,000 square feet to 850,000 square feet. The shed space at each BlueLinx Holdings
Portfolio Mortgaged Property averages approximately 34,437 square feet and the land averages approximately 18.4 acres.

--------------------------------------------------------------------------------

                                      E-9

--------------------------------------------------------------------------------
                           BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The BlueLinx Holdings Portfolio loan ("BlueLinx Holdings Portfolio Loan")
     is a $147.5 million ten-year fixed rate loan secured by a first priority mortgage on a portfolio of 57 distribution facilities and one office property. The BlueLinx Holdings Portfolio Loan is interest-only for the initial 60 months and then amortizes on a 360-month schedule. The BlueLinx
     Holdings Portfolio Loan matures on July 1, 2016 and accrues interest at an annual rate of 6.350%.

o    The BlueLinx Holdings Portfolio Loan is pari passu with the BlueLinx
     Holdings Portfolio Companion Loan. The BlueLinx Holdings Portfolio
     Companion Loan had an original principal amount of $147,500,000 and is not an asset of the trust. The BlueLinx Holdings Portfolio Loan and the
     BlueLinx Holdings Portfolio Companion Loan are governed by an intercreditor and servicing agreement and will be serviced to pursuant to the terms of a pooling and servicing agreement relating to Wachovia Bank Commercial
     Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
     2006-C27, as described under "Servicing of the Mortgage Loans" in the prospectus supplement.

THE BORROWER AND SPONSOR:

o    The Borrowers of the BlueLinx Holdings Portfolio Loan are 58 single-purpose bankruptcy-remote entities each owning one BlueLinx Holdings Portfolio
     Mortgaged Property. Each Borrower is a Delaware limited liability company with at least two independent directors for which a non-consolidation opinion was delivered at closing.

o    BlueLinx Holdings was the in-house distribution division of Georgia-Pacific
     Corporation until May 2004 when it was acquired by the private equity firm
     Cerberus Capital Management, L.P. ("Cerberus") and selected members of the
     Cerebus management team. After establishing the operating and branding strategy of the stand alone entity, BlueLinx Holdings was taken public in
     December of 2004 at $13.50 per share with a 10.9 million share offering .
     As of August 8, 2006, BlueLinx Holdings had a total market capitalization of approximately $333.15 million, with 30.65 million shares outstanding. As of February 15, 2006, BlueLinx Holdings employed approximately 3,600 persons on a full-time basis. As of the fiscal year ended December 31,
     2005, BlueLinx Holdings reported net income of $44.6 million and EBITDA of
     $134.25 million.

o    BlueLinx Holdings, operating through its wholly-owned subsidiary, BlueLinx
     Corporation, currently distributes over 10,000 products to approximately
     12,000 customers through its network of more than 65 warehouses and additional third-party operated warehouses. BlueLinx Holdings' customers include building materials dealers, industrial users of building products, manufactured housing builders and home improvement centers. BlueLinx
     Holdings purchases products from over 750 vendors and serves as a national distributor for a number of its suppliers. BlueLinx Holdings distributes products through its owned fleet of over 900 trucks and over 1,200 trailers, as well as by common carrier.

THE MORTGAGED PROPERTY:

o    The BlueLinx Holdings Portfolio Mortgaged Property consists of fee simple interests in 57 industrial properties and one office property for a total of 9,003,865 square feet in 36 states. Thirty-three of the BlueLinx
     Holdings Portfolio Mortgaged Properties are located east of the Mississippi
     River, reflecting the greater population density in the eastern third of the United States. Six of the BlueLinx Holdings Portfolio Mortgaged
     Properties are located in the state of Texas, five in Florida and four in
     California. BlueLinx Holdings maintains a large presence in these markets in order to serve the substantial construction activity in each. The
     BlueLinx Holdings Portfolio Mortgaged Properties were built between 1960 and 1997 and range in size from 37,050 to 850,000 square feet. The vast majority of the BlueLinx Holdings Portfolio Mortgaged Properties are
     located in close proximity to major rail lines which serve as the primary means of transportation for the inventory stored in BlueLinx Holdings'
     warehouse facilities.

o    The Borrowers are generally required at their sole cost and expense to keep the BlueLinx Holdings Portfolio Mortgaged Properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

--------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------
                           BLUELINX HOLDINGS PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT:

o    The portfolio is self-managed by BlueLinx Corporation, an affiliate of the borrower.

RELEASE:

o    The Borrower may obtain the release of a BlueLinx Holdings Portfolio
     Mortgaged Property or properties, subject to the satisfaction of certain conditions set forth in the BlueLinx Holdings Portfolio Loan documents, including, but not limited to: (1) delivery of (A) defeasance collateral sufficient to defease a portion of the BlueLinx Holding Portfolio Loan equal to the applicable release price or (B) cash equal to the applicable release price, together with the Yield Maintenance Premium (as defined in the BlueLinx Holdings Portfolio Loan documents) and (2) that the Lease
     Coverage Ratio (as defined below) is not less than the greater of (a) 90%
     of the BlueLinx Holdings Portfolio Loan closing date Lease Coverage Ratio and (b) 75% of the Lease Coverage Ratio for all of the individual BlueLinx
     Holdings Portfolio Loan Mortgaged Properties immediately prior to the release date. The release price is an amount equal to (1) 125% of the
     Allocated Loan Amount with respect to (A) the property located in
     Englewood, Colorado and (B) any other BlueLinx Holdings Portfolio Mortgaged
     Property that contains more than 200,000 square feet of main distribution space or (2) with respect to any BlueLinx Holdings Portfolio Mortgaged
     Property that contains 200,000 square feet or less, if the remaining principal balance of the BlueLinx Holdings Portfolio Whole Loan after the release is (a) from $295,000,000 to and including $265,500,000, then 100%
     of the related Allocated Loan Amount or (b) less than $265,000,000, then
     110% of the related Allocated Loan Amount. "Lease Coverage Ratio" means a ratio in which (i) the numerator is the tenant's EBITDAR as stated on the tenant's four most recent quarterly financial statements delivered to the borrower for the trailing 12 month period prior to the applicable calculation date and (ii) the denominator is the fixed rent for the trailing 12 month period immediately prior to the applicable calculation date.

SUBSTITUTION:

o    The Borrower is permitted to substitute an individual BlueLinx Holdings
     Portfolio Mortgaged Property of the same type of collateral (warehouse or distribution center), subject to the satisfaction of certain conditions set forth in the BlueLinx Holdings Portfolio Loan documents, including, but not limited to (1) the aggregate of the substituted individual BlueLinx
     Holdings Portfolio Mortgaged Properties may not have an allocated loan amount that is greater than 30% of the original BlueLinx Holdings Portfolio
     Whole Loan amount and (2) the appraised value of the new property to be substituted is at least equal to the value of the BlueLinx Holdings
     Portfolio Mortgaged Property being substituted.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

--------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------
                              MARRIOTT INDIANAPOLIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                      Bank of America
LOAN PURPOSE:                     Refinance
ORIGINAL PRINCIPAL BALANCE:       $101,780,000
FIRST PAYMENT DATE:               August 1, 2006
TERM/AMORTIZATION:                120/360 months
INTEREST ONLY PERIOD:             60 months
MATURITY DATE:                    July 1, 2016
EXPECTED MATURITY BALANCE:        $ 95,356,329
BORROWING ENTITY:                 LHO Indianapolis Hotel
                                  One, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/Defeasance:
                                  113 payments
                                  Open: 7 payments
UP-FRONT RESERVES:
   TAX RESERVE:                   Yes
ONGOING MONTHLY RESERVES:
   TAX RESERVE:                   Yes
FUTURE MEZZANINE DEBT:            Yes
LOCKBOX:                          Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:             $101,780,000
CUT-OFF DATE LTV:                 70.0%
MATURITY DATE LTV:                65.6%
UNDERWRITTEN DSCR:                1.52x
INTEREST ONLY DSCR:               1.80x
MORTGAGE RATE:                    5.992%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                    Hotel
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Indianapolis, Indiana
YEAR BUILT/RENOVATED:             2001/NAP
NO. OF KEYS:                      615
CUT-OFF BALANCE PER KEY:          $165,496
OCCUPANCY AS OF MARCH 31, 2006:   72.5%
OWNERSHIP INTEREST:               Leasehold
PROPERTY MANAGEMENT:              White Lodging Services
                                  Corporation
UNDERWRITTEN NET CASH FLOW:       $11,120,001
APPRAISED VALUE:                  $145,400,000
--------------------------------------------------------------------------------

                                      E-12

--------------------------------------------------------------------------------
                              MARRIOTT INDIANAPOLIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                   FULL YEAR     FULL YEAR   TRAILING 12
                                 (12/31/2004)  (12/31/2005)  (03/31/2006)  UNDERWRITTEN
                                 -----------   -----------   -----------   ------------

Effective Gross Income .......   $41,038,191   $42,871,559   $42,990,802    $43,924,274
Total Expenses ...............   $29,531,898   $30,307,812   $30,178,153    $31,047,302
Net Operating Income (NOI) ...   $11,506,293   $12,563,747   $12,812,649    $12,876,971
Cash Flow (CF) ...............   $10,275,147   $11,277,600   $11,421,339    $11,120,001
DSCR on NOI ..................          1.57x         1.72x         1.75x          1.76x
DSCR on CF ...................          1.40x         1.54x         1.56x          1.52x

--------------------------------------------------------------------------------
                             OPERATIONAL STATISTICS
--------------------------------------------------------------------------------

                                   2003      2004      2005    UNDERWRITTEN
                                 -------   -------   -------   ------------

Average Daily Rate ...........   $142.49   $147.60   $146.41     $151.96
Occupancy ....................      71.7%     71.2%     72.7%       72.5%
RevPAR .......................   $102.17   $105.14   $106.48     $110.23
Penetration Rate(1)...........     126.6%    122.5%    123.5%        NAP

(1)  RevPar Penetration Rate based on a December 31, 2005 Smith Travel Research
     Report.

                                      E-13

--------------------------------------------------------------------------------
                              MARRIOTT INDIANAPOLIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Marriott Indianapolis Mortgage Loan is a $101.78 million, ten-year fixed rate loan secured by a first mortgage on a full service Marriott hotel located in Indianapolis, Marion County, Indiana. The Marriott
     Indianapolis Loan is interest only for the first five years of the loan term, matures on July 1, 2016 and accrues interest at an annual rate of
     5.992%.

THE BORROWER:

o    The Marriott Indianapolis Borrower is LHO Indianapolis Hotel One, LLC, a
     Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent manager for which the Marriott
     Indianapolis Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by LHO Indianapolis Hotel One MM, LLC as the Managing Member and 99% by LaSalle Hotel Operating Partnership,
     L.P., the borrower principal. Equity ownership in LaSalle Hotel Operating
     Partnership, L.P. is held by LaSalle Hotel Properties.

o    LaSalle Hotel Properties, a real estate investment trust based in Bethesda,
     Maryland, engages in the purchase, ownership and lease of upscale and luxury hotels located in convention, resort and urban business markets in the United States. LaSalle Hotel Properties currently owns interests in 27 hotels containing a total of approximately 8,500 rooms located in 11 states and the District of Columbia. As of the fiscal year ended December 31,
     2005, LaSalle Hotel Properties reported revenue of approximately $394.6 million, net income of $35.4 million and stockholder equity of $811.1 million.

THE MORTGAGED PROPERTY:

o    The Marriott Indianapolis Mortgaged Property consists of a sub-leasehold interest in a 615-room full service Marriott hotel built in 2001. The
     18-story improvements are situated on 2.30 acres. The room mix is 215 kings, 372 double/doubles and 28 suites.

o    Room furnishings include a fully-wired work station with a desk and chair, lounge chair, dresser, night tables and lamps. Room amenities include remote control cable television, two telephone lines and high-speed
     Internet access. The Marriott Indianapolis Mortgaged Property amenities include a business center, fitness center, meeting and banquet rooms containing 38,194 square feet, two full service restaurants and lounges, coffee shop, gift shop and newsstand, indoor pool and spa, laundry valet, laundry facilities and 24-hour room service.

o    The Marriott Indianapolis Mortgaged Property is located in downtown
     Indianapolis adjacent to the State Capitol Building. The Marriott
     Indianapolis Mortgaged Property is connected via a climate-controlled skywalk to the Indiana State Convention Center, the RCA Dome and the Circle
     Centre Mall. The Circle Centre Mall is anchored by Nordstrom and Parisian, and is home to more than 100 specialty shops and stores.

o    The Marriott Indianapolis Borrower is generally required at its sole cost and expense to keep the Marriott Indianapolis Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    White Lodging Services Corporation manages the Marriott Indianapolis
     Mortgaged Property. White Lodging Services Corporation, founded in 1985 and headquartered in Merrillville, Indiana, currently manages 108 hotels, of which 89 are Marriott family hotels, 26 are located in Indiana and nine are located in the Indianapolis area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    A constituent party or parties of the Marriott Indianapolis Borrower (other than any such constituent party which is required to be a single purpose, bankruptcy remote entity) is permitted to incur mezzanine financing secured by a pledge of 100% of the direct or indirect equity ownership interest in the Marriott Indianapolis Borrower held by the mezzanine borrower provided the Marriott Indianapolis Borrower obtains the mortgagee's approval, which is at the mortgagee's sole discretion, and, if requested by the mortgagee, confirmation by the rating agencies.

--------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------
                                   MESA MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
SELLER:                          Bank of America
LOAN PURPOSE:                    Refinance
ORIGINAL PRINCIPAL BALANCE:      $87,250,000
FIRST PAYMENT DATE:              July 1, 2006
TERM/AMORTIZATION:               120/0 months
INTEREST ONLY PERIOD:            120 months
MATURITY DATE:                   June 1, 2016
EXPECTED MATURITY BALANCE:       $87,250,000
BORROWING ENTITY:                SM Mesa Mall, LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/Defeasance:
                                 113 payments
                                 Open: 7 payments
FUTURE MEZZANINE DEBT:           Yes
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:            $87,250,000
CUT-OFF DATE LTV:                77.3%
MATURITY DATE LTV:               77.3%
UNDERWRITTEN DSCR:               1.33x
MORTGAGE RATE:                   5.794%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Anchored
LOCATION:                        Grand Junction, Colorado
YEAR BUILT/RENOVATED:            1979/2004
NET RENTABLE SQUARE FEET:        560,264
CUT-OFF BALANCE PSF:             $156
OCCUPANCY AS OF JULY 24, 2006:   91.5%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Macerich Management Company
UNDERWRITTEN NET CASH FLOW:      $6,817,261
APPRAISED VALUE:                 $112,800,000
--------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------
                                   MESA MALL
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR      FULL YEAR
                                        (12/31/2003)   (12/31/2004)   (12/31/2005)   UNDERWRITTEN
                                        ------------   ------------   ------------   ------------

Effective Gross Income ..............    $8,831,444     $9,417,243     $10,661,715    $10,569,821
Total Expenses ......................    $3,074,563     $3,133,330     $ 3,251,420    $ 3,384,700
Net Operating Income (NOI) ..........    $5,756,881     $6,283,913     $ 7,410,295    $ 7,185,121
Cash Flow (CF) ......................    $5,756,881     $6,283,913     $ 7,410,295    $ 6,817,261
DSCR on NOI .........................          1.12x          1.23x           1.45x          1.40x
DSCR on CF ..........................          1.12x          1.23x           1.45x          1.33x

                              TENANT INFORMATION(1)

                                          RATINGS       TOTAL       % OF      RENT   POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                             MOODY'S/S&P   TENANT SF   TOTAL SF     PSF      RENT         RENT      EXPIRATION
-------------------------------------   -----------   ---------   --------   -----   ---------   -----------   ----------

Sears(2) ............................     Ba1/BB+       88,556      15.8%    $2.30    $204,003       3.2%      10/31/2030
Herberger's .........................      B2/B+        72,279      12.9     $4.75     343,325       5.4       01/31/2007
Sutherlands Lumber Home Center ......    Not Rated      60,000      10.7     $2.60     156,000       2.5       04/30/2010
Gart Sports .........................       NR/B        34,599       6.2     $8.25     285,442       4.5       01/31/2007
                                                       -------      ----              --------      ----
TOTAL ...............................                  255,434      45.6%             $988,770      15.7%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  Includes 11,909 square feet of the Sears Service Center expiring on October
     31, 2029.

                           LEASE ROLLOVER SCHEDULE(1)

                       # OF LEASES   EXPIRING   % OF TOTAL   CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION       EXPIRING       SF          SF        TOTAL SF    % OF TOTAL SF    EXPIRING
--------------------   -----------   --------   ----------   ----------   -------------   ----------

2006 ...............         2          2,492       0.4%         2,492          0.4%              --
2007 ...............        16        159,337      28.4        161,829         28.9%      $1,439,248
2008 ...............         5         16,093       2.9        177,922         31.8%         320,340
2009 ...............        11         25,336       4.5        203,258         36.3%         609,444
2010 ...............        11         83,431      14.9        286,689         51.2%         626,270
2011 ...............         8         24,473       4.4        311,162         55.5%         657,707
2012 ...............         6         19,707       3.5        330,869         59.1%         343,749
2013 ...............         5         12,899       2.3        343,768         61.4%         285,889
2014 ...............         4         12,818       2.3        356,586         63.6%         219,104
2015 ...............         3          6,326       1.1        362,912         64.8%         189,742
2016 ...............         8         27,556       4.9        390,468         69.7%         438,046
2019 ...............         1          4,817       0.9        395,285         70.6%          87,996
2029 ...............         1         11,909       2.1        407,194         72.7%          25,495
2030 ...............         1         76,647      13.7        483,841         86.4%         178,508
MTM ................        14         29,524       5.3        513,365         91.6%         118,522
Vacant .............        --         46,899       8.4        560,264        100.0%         775,435
                           ---        -------     -----                                   ----------
TOTAL ..............        96        560,264     100.0%                                  $6,315,494

(1)  Information obtained from underwritten rent roll.

                                      E-16

--------------------------------------------------------------------------------
                                    MESA MALL
--------------------------------------------------------------------------------

                         SUMMARY OF SIGNIFICANT TENANTS

The four largest tenants, representing 45.6% of the total net rentable square feet, are:

o    SEARS (NASDAQ: "SHLD") (rated "Ba1" by Moody's and "BB+" by S&P) occupies a total of 88,556 square feet (15.8% of square feet, 3.2% of rental income)
     under two 50-year leases, of which one for 76,647 square feet (main store)
     expires on October 31, 2030 and one for 11,909 square feet (service center)
     expires on October 31, 2029. The current blended rental rate per square foot of $2.30 is constant during the initial lease terms. There are no options to renew the leases. Sears is also required to pay percentage rent equal to 2.5% of sales in excess of the annual rent multiplied by 40 and up to $9,000,000, 2.0% of sales in excess of $9,000,000 and up to $10,000,000 and 1.5% of sales in excess of $10,000,000 and up to $17,000,000. No percentage rent will be paid on any sales in excess of $17,000,000. Sears
     Holdings Corporation operates as a retailer in the United States and
     Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, fitness, lawn and garden equipment, automotive services and products, such as tires and batteries, and home fashion products, as well as apparel, footwear, health, beauty, pantry, household products and toys. The Kmart segment operates stores that offer general merchandise, including products sold under labels, such as Jaclyn Smith, Joe Boxer and Martha Stewart Everyday, as
     well as in-store pharmacies. Sears operates approximately 3,900 full-line and specialty retail stores in the United States and Canada and employs approximately 355,000 people. As of the fiscal year ended January 28, 2006,
     Sears Holdings Corporation reported revenue of approximately $49.1 billion, net income of $858.0 million and stockholder equity of $11.6 billion.

o    HERBERGER'S (Bon-Ton Stores, NASDAQ: "BONT") (rated "B2" by Moody's and
     "B+" by S&P) occupies 72,279 square feet (12.9% of square feet, 5.4% of rental income) under a 16-year lease expiring on January 31, 2007. The current rental rate per square foot of $4.75 increases 5.5% every five lease years. There are four five-year options to renew the lease.
     Herberger's is also required to pay percentage rent equal to 2.5% of sales in excess of $11,444,000. Herberger's operates more than 40 department stores located throughout the Midwest. Herberger's offers an assortment of apparel and accessories for men, women, teens and children. Selections include both famous designers and the Herberger's own exclusive collections. Herberger's is an operating division of Bon-Ton Stores.
     Bon-Ton Stores operates 279 stores located in 23 states under the Bon-Ton,
     Bergner's, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger's and
     Younkers brand names. Bon-Ton Stores employs approximately 33,500 people.
     As of the fiscal year ended January 28, 2006, Bon-Ton Stores reported revenue of approximately $1.3 billion, net income of $26.0 million and stockholder equity of $292.1 million.

o    SUTHERLANDS LUMBER AND HOME IMPROVEMENT CENTER (not rated) occupies 60,000 square feet (10.7% of square feet, 2.5% of rental income) under a five-year lease renewal period expiring on April 30, 2010. The current rental rate per square foot of $2.60 remains constant during the remaining lease period. There are two five-year options remaining to renew the lease with the rental rate increasing by approximately 9% for each renewal period.
     Sutherlands Lumber and Home Improvement Center is also required to pay percentage rent equal to 1.0% of sales in excess of $12,000,000.
     Sutherlands Lumber and Home Improvement Center operates approximately 60 home improvement stores located in 15 states.

o    GART SPORTS (not rated by Moody's and rated "B" by S&P) occupies 34,599 square feet (6.2% of square feet, 4.5% of rental income) under a ten-year lease expiring on January 31, 2007. The current rental rate per square foot of $8.25 is constant during the remaining lease term and during the two five-year option periods. Gart Sports is also required to pay percentage rent equal to 3.0% of sales in excess of $6,500,000. On August 4, 2003,
     Sports Authority and Gart Sports, the largest and second largest sporting goods retailers, merged to create the nation's largest full-line sporting goods chain. The combined company operates approximately 400 stores located in 45 states under the Sports Authority and Gart Sports brand names.

--------------------------------------------------------------------------------

                                      E-17

--------------------------------------------------------------------------------
                                    MESA MALL
--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

THE LOAN:

o    The Mesa Mall Mortgage Loan is an $87.25 million, ten-year fixed rate loan secured by a first mortgage on a regional mall located in Grand Junction,
     Mesa County, Colorado. The Mesa Mall Mortgage Loan is interest only for the entire loan term, matures on June 1, 2016 and accrues interest at an annual rate of 5.794%.

THE BORROWER:

o    The Mesa Mall Borrower is SM Mesa Mall, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which the Mesa Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by SDG
     Macerich Properties, L.P., a Delaware limited partnership. Through a series of intermediate ownership levels, equity ownership is eventually held 50%
     each by Simon Property Group, L.P. and The Macerich Partnership.

o    Simon Property Group, Inc. ("Simon") (NYSE: "SPG") (rated "BBB+" by Fitch and "A-" by S&P), the largest publicly traded real estate investment trust in North America, is engaged in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties, primarily regional malls, outlet centers and community shopping centers. Simon owns or holds an interest in 296 properties consisting of
     172 regional malls, 30 outlet centers, 71 community shopping centers and 23 other properties containing a total of approximately 200 million square feet located in 39 states and Puerto Rico. Simon also has interests in 12 parcels of land held in the United States for future development, 51
     European shopping centers located in France, Italy, Poland and Portugal, four outlet centers located in Japan, one outlet center located in Mexico and one community shopping center located in Canada. Simon provides leasing, management and development services to its properties. Simon employs approximately 3,000 people. As of the fiscal year ended December
     31, 2005, Simon reported revenue of approximately $3.2 billion, net income of $475.7 million and stockholder equity of $4.3 billion.

o    The Macerich Company ("Macerich") (NYSE: "MAC") (not rated) is a real estate investment trust engaged in the acquisition, ownership, development, redevelopment, management and leasing of regional malls and community shopping centers. Macerich owns or holds an interest in 98 properties consisting of 76 regional malls, 20 community shopping centers and two development/redevelopment projects containing a total of approximately 80 million square feet located throughout the United States. Macerich employs approximately 4,500 people. As of the fiscal year ended December 31, 2005,
     Macerich reported revenue of approximately $767.4 million, net income of
     $71.7 million and stockholder equity of $827.1 million.

THE MORTGAGED PROPERTY:

o    The Mesa Mall Mortgaged Property consists of a fee simple interest in a regional mall built in 1979 and most recently renovated in 2004. The collateral improvements consist of the Sears, Herberger's and Sutherlands anchor tenant buildings and approximately 100 in-line mall stores containing a total of 560,264 gross leasable square feet situated on 62.01 acres. Tenants over 8,000 square feet are Gart Sports, Colorado West
     Cinemas, Jo-Ann Fabrics, The Gap Outlet and High Desert Martial Arts. The
     additional tenants together occupy 51.9% of the total square feet and contribute 25.8% of the gross potential rental income. Target (116,950 square feet), JC Penney (100,332 square feet) and Mervyn's (75,000 square feet) are not part of the collateral. Including Target, JC Penney and
     Mervyn's, there is a total of 852,546 square feet in the Mesa Mall.

o    The Mesa Mall Mortgaged Property is the only enclosed mall between Denver and Salt Lake City.

o    The Mesa Mall Borrower is generally required at its sole cost and expense to keep the Mesa Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Macerich Management Company manages the Mesa Mall Mortgaged Property.
     Macerich Management Company, founded in 1965 and headquartered in Santa
     Monica, California, currently manages 76 regional malls containing approximately 80 million square feet.

--------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------
                                    MESA MALL
--------------------------------------------------------------------------------

COLLATERAL RELEASES AND SUBSTITUTION:

o    The Mesa Mall Borrower is permitted to, on a one-time basis, obtain a release of the lien of the mortgage encumbering the related Mortgaged
     Property ("Release Property") by substituting therefor another retail property of like kind and quality acquired by the Mesa Mall Borrower (the
     "Substitute Property") upon the satisfaction of the following terms and conditions including, without limitation: (a) the related sponsor or an affiliate controls the Mesa Mall Borrower; (b) no event of default exists
     (other than an event of default which would be cured by the substitution of the Substitute Property); (c) receipt by the mortgagee of a FIRREA appraisal of the Substitute Property dated no more than 180 days prior to the substitution by a national appraisal firm, indicating that the fair market value of the Substitute Property is not less than one hundred ten percent of the greater of (i) the appraised value of the Release Property and (ii) the fair market value of the Release Property as of the date immediately preceding the substitution; (d) the net operating income for the Substitute Property for the four calendar quarters preceding the date of the substitution (in the aggregate) is greater than 115% of the net operating income for the Release Property for the four calendar quarters preceding the date of the substitution (in the aggregate); and (e) the mortgagee will receive confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the Mesa Mall Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The Mesa Mall Borrower is permitted to incur indebtedness upon satisfaction of the following terms and conditions, including without limitation: (a) no event of default has occurred and is continuing; (b) a permitted mezzanine lender originates such mezzanine financing; (c) the mezzanine lender will have executed an intercreditor agreement in form and substance reasonably acceptable to the mortgagee; (d) the amount of such mezzanine loan will not exceed an amount which, when added to the outstanding principal balance of the Mesa Mall Mortgage Loan, results in a maximum loan-to-value ratio greater than 80% and a minimum debt service coverage ratio less than 1.25x;
     and (e) the mortgagee will have received confirmation from the rating agencies that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the ratings issued, or to be issued, in connection with a securitization involving the Mesa Mall Mortgage Loan.

--------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------
                             DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         Bank of America
LOAN PURPOSE:                        Acquisition
ORIGINAL PRINCIPAL BALANCE:          $86,000,000
FIRST PAYMENT DATE:                  August 1, 2006
TERM/AMORTIZATION:                   84/0 months
INTEREST ONLY PERIOD:                84 months
MATURITY DATE:                       July 1, 2013
EXPECTED MATURITY BALANCE:           $86,000,000
BORROWING ENTITY:                    See footnote (1)
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout: 18 payments
                                     GRTR 1% PPMT or
                                     Yield Maintenance:
                                     59 payments
                                     Open: 7 payments
LOCKBOX:                             Soft
--------------------------------------------------------------------------------

(1)  DDR MDT Flatacres Marketcenter LLC; DDR MDT Frisco Marketplace LP; DDR MDT
     Marketplace at Towne Center LP; DDR MDT McKinney Marketplace LP; DDR MDT
     Overland Pointe Martketplace LLC; DDR MDT Shops at Turner Hill LLC; DDR MDT
     Turner Hill Martketplace LLC

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:                $86,000,000
CUT-OFF DATE LTV:                    69.9%
MATURITY DATE LTV:                   69.9%
UNDERWRITTEN DSCR:                   1.44x
MORTGAGE RATE:                       6.004%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored/Unanchored
LOCATIONS:                           Texas, Colorado,
                                     Georgia, Kansas
YEAR BUILT/RENOVATED:                2000-2004/NAP
NET RENTABLE SQUARE FEET:            785,156
CUT-OFF BALANCE PSF:                 $110
OCCUPANCY AS OF APRIL 4, 2006(1):    100.0%
OWNERSHIP INTEREST:                  Fee/Leasehold
PROPERTY MANAGEMENT:                 Developers Diversified
                                     Realty Corporation
UNDERWRITTEN NET CASH FLOW:          $7,528,865
APPRAISED VALUE:                     $123,000,000
--------------------------------------------------------------------------------

(1)  Developers Diversified Realty Corporation (rated "Baa2" by Moody's and
     "BBB" by S&P) has entered into a Master Lease for 59,753 square feet expiring May 31, 2009. As of April 4, 2006, the DDR Macquarie Portfolio
     Mortgage Loan is 100.0% leased and 92.4% occupied.

                         INDIVIDUAL PROPERTY INFORMATION

                                                       YEAR BUILT/  SQUARE   CUT-OFF DATE  CUT-OFF DATE    APPRAISED   APPRAISED
LOCATIONS                            CITY       STATE   RENOVATED    FEET      BALANCE      BALANCE/SF       VALUE      VALUE/SF
-------------------------------  -------------  -----  -----------  -------  ------------  ------------  ------------  ---------

FlatAcres Market Center .......     Parker        CO     2003/NAP   132,999   $17,514,690     $131.69    $ 25,000,000   $187.97
Frisco Marketplace ............     Frisco        TX     2002/NAP   107,543     7,138,340       66.38      10,400,000     96.71
Marketplace at Town Center ....     Mesquite      TX     2002/NAP   178,925    23,612,241      131.97      33,700,000    188.35
McKinney Marketplace ..........     McKinney      TX     2000/NAP   118,967    13,165,804      110.67      18,800,000    158.03
Overland Pointe Marketplace ...  Overland Park    KS     2002/NAP    83,047     8,540,076      102.83      12,200,000    146.90
Shoppes at Turner Hill ........     Lithonia      GA     2004/NAP    38,700     6,230,716      161.00       8,900,000    229.97
Turner Hill Marketplace .......     Lithonia      GA     2002/NAP   124,975     9,798,134       78.40      14,000,000    112.02
                                                                    -------   -----------     -------    ------------   -------
TOTAL/WTD. AVG. ...............                                     785,156   $86,000,000     $109.53    $123,000,000   $156.66
                                                                    =======   ===========     =======    ============   =======

                                      E-20

--------------------------------------------------------------------------------
                            DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                        FULL YEAR      FULL YEAR     ANNUALIZED YTD
                                       (12/31/2004)   (12/31/2005)    (04/30/2006)    UNDERWRITTEN
                                       ------------   ------------   --------------   ------------

Effective Gross Income .............    $8,777,428     $9,907,914      $11,179,149    $11,920,571
Total Expenses .....................    $2,891,986     $3,610,412      $ 3,769,998    $ 3,996,404
Net Operating Income (NOI) .........    $5,885,442     $6,297,502      $ 7,409,151    $ 7,924,167
Cash Flow (CF) .....................    $5,885,442     $6,297,502      $ 7,409,151    $ 7,528,865
DSCR on NOI ........................          1.12x          1.20x            1.42x          1.51x
DSCR on CF .........................          1.12x          1.20x            1.42x          1.44x

                              TENANT INFORMATION(1)

                                   RATINGS       TOTAL       % OF      RENT     POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                      MOODY'S/S&P   TENANT SF   TOTAL SF     PSF       RENT         RENT       EXPIRATION
------------------------------   -----------   ---------   --------   ------   ----------   -----------   ----------

Kohl's .......................     A3/BBB+      173,426      22.1%    $ 6.12   $1,061,973      11.9%      01/31/2021(2)
DDR Master Lease .............     Baa2/BBB      59,753       7.6%    $12.47      744,961       8.3%      05/31/2009
Toys R Us ....................     Caa2/B-       50,000       6.4%    $ 3.20      160,000       1.8%      01/31/2012
Bed, Bath & Beyond ...........      NR/BBB       48,006       6.1%    $10.44      501,072       5.6%      01/31/2013(3)
Best Buy .....................      NR/BBB       45,775       5.8%    $10.81      495,002       5.5%      01/31/2018
                                                -------      ----              ----------      ----
TOTAL ........................                  376,960      48.0%             $2,963,008      33.1%
                                                =======      ====              ==========      ====

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

(2)  86,584 square feet of the Kohl's space expires on January 1, 2023.

(3)  23,006 square feet of the Bed, Bath & Beyond space expires on January 31,
     2014.

                           LEASE ROLLOVER SCHEDULE(1)

                      # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF       TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
-------------------   -----------   --------   --------   ----------   -------------   ----------

2005 ..............         1          1,400       0.2%       1,400          0.2%      $   29,932
2006 ..............         3          7,625       1.0        9,025          1.1%          86,410
2007 ..............        10         19,750       2.5       28,775          3.7%         368,174
2008 ..............        19         39,134       5.0       67,909          8.6%         770,299
2009 ..............        25         90,460      11.5      158,369         20.2%       1,386,638
2010 ..............        10         20,902       2.7      179,271         22.8%         396,890
2011 ..............         8         14,705       1.9      193,976         24.7%         252,339
2012 ..............         3         80,015      10.2      273,991         34.9%         519,416
2013 ..............         6        119,146      15.2      393,137         50.1%       1,286,173
2014 ..............         5         77,789       9.9      470,926         60.0%       1,046,979
2015 ..............         4         55,854       7.1      526,780         67.1%         501,438
2016 ..............         2         19,725       2.5      546,505         69.6%         315,881
2017 ..............         1          5,350       0.7      551,855         70.3%         102,506
2018 ..............         1         45,775       5.8      597,630         76.1%         495,002
2021 ..............         1         86,842      11.1      684,472         87.2%         735,552
2023 ..............         1         86,584      11.0      771,056         98.2%         326,422
2024 ..............         1          7,000       0.9      778,056         99.1%         125,020
2025 ..............         1          3,300       0.4      781,356         99.5%          95,007
2049 ..............         1          3,800       0.5      785,156        100.0%         100,016
                          ---        -------     -----                                 ----------
TOTAL .............       103        785,156     100.0%                                $8,940,093
                          ===        =======     =====                                 ==========

(1)  Information obtained from underwritten rent roll.

                                      E-21

--------------------------------------------------------------------------------
                             DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The five largest tenants in the portfolio, representing 48.0% of the total net rentable square feet, are:

o    KOHL'S (NYSE: "KSS") (rated "A3" by Moody's and "BBB+" by S&P) occupies a total of 173,426 square feet (22.1% of square feet, 11.9% of rental income)
     under two 21-year leases, of which one for 86,842 square feet (McKinney
     Marketplace) expires on January 31, 2021 and one for 86,584 square feet
     (Frisco Marketplace) expires on January 1, 2023. The rental rates are constant during the initial lease terms. There are six five-year options to renew both leases with the rental rates increasing 10% for each option period. Kohl's is also required to pay percentage rent at McKinney
     Marketplace equal to 1% of sales in excess of the annual rental. Kohl's operates specialty department stores that sell apparel, footwear, accessories and beauty products for women, men and children, as well as soft home products, such as towels, sheets and pillows, and housewares.
     Kohl's operates 741 stores located in 41 states. As of the fiscal year ended January 28, 2006, Kohl's reported revenue of approximately $13.4 billion, net income of $842.0 million and stockholder equity of $6.0 billion.

o    DEVELOPERS DIVERSIFIED REALTY CORPORATION (NYSE: "DDR") (rated "Baa2" by
     Moody's and "BBB" by S&P) has entered into a Master Lease for 59,753 square feet (7.6% of square feet, 8.3% of rental income) at the subject properties on eleven three-year leases expiring on May 31, 2009. Developers
     Diversified Realty Corporation, a publicly traded real estate investment trust, is the largest owner, operator and developer of shopping centers in the United States and currently owns and manages approximately 500 shopping centers with over 113 million square feet in 44 states and Puerto Rico. As of December 31, 2005, Developers Diversified Realty Corporation reported revenue of approximately $727.2 million, net income of $282.6 million and stockholder equity of $2.6 billion.

o    TOYS R US (rated "Caa2" by Moody's and "B-" by S&P) occupies 50,000 square feet (6.4% of square feet, 1.8% of rental income) under a ten-year lease at
     Turner Hill Marketplace expiring on January 31, 2012. The rental rate is constant during the initial lease term. There are eight five-year options to renew the lease with the rental rate increasing 10% for each option period. Toys R Us is a specialty retailer of toys, children's apparel and baby products. Toys R Us operates 1,469 stores, of which 587 are Toys R Us stores and 232 are Babies R Us stores located in the United States, and 650 are stores located internationally. Toys R Us was purchased in July 2005 for approximately $6.6 billion by an investment group consisting of affiliates of Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. and
     Vornado Realty Trust.

o    BED, BATH & BEYOND (NASDAQ: "BBBY") (not rated' by Moody's and rated "BBB"
     by S&P) occupies a total of 48,006 square feet (6.1% of square feet, 5.6%
     of rental income) under two ten-year leases, of which one for 25,000 square feet (Turner Hill Marketplace) expires on January 31, 2013 and one for
     23,006 square feet (FlatAcres Marketcenter) expires on January 31, 2014.
     The rental rates are constant during the initial lease terms. There are four five-year options to renew both leases with the rental rates increasing $1.00 per square foot for each option period. Bed, Bath & Beyond is also required to pay percentage rent at Turner Hill Marketplace equal to
     3.75% of sales in excess of $5,000,000 and 3.00% of sales from $6,000,000 to $7,000,000. Bed, Bath & Beyond sells an assortment of domestic merchandise, such as bed linens and related items, bath items, kitchen textiles, home furnishings, including kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, as well as food, giftware, and health and beauty care items. Bed, Bath & Beyond operates 809 stores consisting of 742 Bed, Bath & Beyond stores located in 46 states, the District of Columbia and Puerto Rico, 29 Christmas Tree Shops stores located in eight states and 38 Harmon stores located in three states. As of the fiscal year ended February 25, 2006, Bed, Bath & Beyond reported revenue of approximately $5.8 billion, net income of $572.8 million and stockholder equity of $2.3 billion.

o    BEST BUY (NYSE: "BBY") (not rated by Moody's and rated "BBB" by S&P)
     occupies 45,775 square feet (5.8% of square feet, 5.5% of rental income)
     under a 16-year lease at Turner Hill Marketplace expiring on January 31,
     2018. The current rental rate of $10.81 increases to $11.50 in lease years six to ten and $12.25 for the remainder of the initial lease term. There are three five-year options to renew the lease with the rental rate increasing $1.00 for each option period. Best Buy operates as a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The company operates retail stores under the Best Buy, Future Shop, Magnolia Audio Video and Geek Squad
     brand names. Best Buy sells televisions, digital cameras, DVD players, digital camcorders, digital broadcast satellite systems, audio products, including MP3 players, home theater audio systems, mobile electronics and accessories, home-office products comprising desktop and notebook computers, telephones, networking and accessories, entertainment software products, including DVDs, video game hardware and software, compact discs, computer software and subscriptions, and appliances. Best Buy also provides computer set-up, repair and installation of mobile electronics services, as well as delivery and installation of appliances and home theater systems.
     Best Buy operates approximately 930 retail stores in the United States and
     Canada. As of the fiscal year ended February 25, 2006, Best Buy reported revenue of approximately $30.8 billion, net income of $1.1 billion and stockholder equity of $5.3 billion.

--------------------------------------------------------------------------------

                                      E-22

--------------------------------------------------------------------------------
                             DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The DDR Macquarie Portfolio Mortgage Loan is an $86.0 million, seven-year fixed rate loan secured by a first mortgage on a portfolio of seven retail centers located in four states. The DDR Macquarie Portfolio Mortgage Loan is interest only for the entire loan term, matures on July 1, 2013 and accrues interest at an annual rate of 6.004%.

THE BORROWER:

o    The DDR Macquarie Portfolio Borrowers are DDR MDT McKinney Marketplace LP,
     DDR MDT Marketplace at Towne Center LP and DDR MDT Frisco Marketplace LP,
     each a Delaware limited partnership, and DDR MDT Shops at Turner Hill LLC,
     DDR MDT Turner Hill Marketplace LLC, DDR MDT FlatAcres Marketcenter LLC and
     DDR MDT Overland Pointe Marketplace LLC, each a Delaware limited liability company, (individually and collectively, the "DDR Macquarie Portfolio
     Borrower"). The DDR Macquarie Portfolio Borrowers are each single purpose bankruptcy remote entities with at least two independent directors for which each DDR Macquarie Portfolio Borrower's legal counsel has delivered a non-consolidation opinion.

o    Equity ownership in each DDR Macquarie Portfolio Borrower is held 100% by
     DDR MDT Venice Holdings LLC ("MDT"), a Delaware limited liability company and the borrower sponsor.

o    MDT is a joint venture between Developers Diversified Realty Corporation
     ("DDR") and Macquarie Bank Limited. MDT is a listed property trust publicly traded on the Australian Stock Exchange. MDT, formed out of an initial public offering in November 2003 with the acquisition of 11 retail centers from DDR, is focused on the ownership of retail centers located in the
     United States. MDT currently owns 71 properties valued at approximately
     $2.6 billion.

o    Developers Diversified Realty Corporation (NYSE: "DDR") (rated "Baa2" by
     Moody's and "BBB" by S&P) operates as a real estate investment trust. DDR engages in acquiring, developing, redeveloping, owning, leasing and managing shopping centers. The company owns or manages approximately 470 retail properties located in 44 states and Puerto Rico. As of the fiscal year ended December 31, 2005, DDR reported revenue of approximately $727.2 million, net income of $282.6 million and stockholder equity of $2.6 billion.

o    Macquarie Bank Limited (rated "A2" by Moody's and "A" by S&P), an
     Australian bank listed on the Australian Stock Exchange, provides investment, advisory and financial services in select markets around the world. Macquarie Bank Limited has over 450 people located in 16 United
     States offices and an international network of over 8,600 people located in
     24 countries.

THE MORTGAGED PROPERTIES:

o    The DDR Macquarie Portfolio Mortgaged Property consists of a fee simple and/or leasehold interest in a portfolio of seven retail centers located in four states.

o    MARKETPLACE AT TOWN CENTER is an anchored retail center located in
     Mesquite, Dallas County, Texas. Built in 2002, the improvements consist of six one-story buildings containing a total of 178,925 net rentable square feet situated on 20.48 acres. DDR Macquarie Portfolio Mortgaged Property is anchored by Linens 'N Things, Michael's, Pier I Imports and Ross Dress for
     Less, and shadow anchored by Home Depot, Kohl's and Cavenders Boots. The
     DDR Macquarie Portfolio Mortgaged Property is located approximately ten miles east of downtown Dallas.

o    FLATACRES MARKETCENTER is an anchored retail center located in Parker,
     Douglas County, Colorado. Built in 2003, the improvements consist of three one-story buildings containing a total of 132,999 net rentable square feet situated on 17.51 acres of leasehold land. The 60-year ground lease expires in 2062 with one 30-year option to renew. The property is anchored by Gart
     Sports, Bed, Bath & Beyond and Michael's, and shadow anchored by Kohl's.
     The DDR Macquarie Portfolio Mortgaged Property is located approximately 20 miles southeast of downtown Denver.

o    OVERLAND POINTE MARKETPLACE is an anchored retail center located in
     Overland Park, Johnson County, Kansas. Built in 2002, the improvements consist of two one-story buildings containing a total of 83,047 net rentable square feet situated on 8.54 acres. The property is anchored by
     Babies R Us and Golf Galaxy, and shadow anchored by Sam's Club and Home
     Depot. The property is located approximately 13 miles south of downtown
     Kansas City.

--------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------
                             DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

o    TURNER HILL MARKETPLACE is an anchored retail center located in Lithonia,
     DeKalb County, Georgia. Built in 2000 to 2004, the improvements consist of a one-story building containing 124,975 net rentable square feet situated on 14.72 acres. The DDR Macquarie Portfolio Mortgaged Property is anchored by Toys R Us, Best Buy, and Bed, Bath & Beyond, and shadow anchored by
     Sam's Club. The DDR Macquarie Portfolio Mortgaged Property is located approximately 20 miles east of downtown Atlanta.

o    MCKINNEY MARKETPLACE is an anchored retail center located in McKinney,
     Collin County, Texas. Built in 2000, the improvements consist of a one-story building containing 118,967 net rentable square feet situated on
     12.00 acres. The property is anchored by Kohl's and shadow anchored by
     Albertsons. The DDR Macquarie Portfolio Mortgaged Property is located approximately 30 miles north of downtown Dallas.

o    FRISCO MARKETPLACE is an anchored retail center located in Frisco, Collin
     County, Texas. Built in 2003, the improvements consist of a one-story building containing 107,543 net rentable square feet situated on 12.10 acres. The DDR Macquarie Portfolio Mortgaged Property is anchored by
     Kohl's. The property is located approximately 25 miles north of downtown
     Dallas.

o    SHOPPES AT TURNER HILL is an unanchored retail center located in Lithonia,
     DeKalb County, Georgia. Built in 2004, the improvements consist of a one-story building containing 38,700 net rentable square feet situated on
     14.09 acres. The largest tenant is Panera Bread. The DDR Macquarie
     Portfolio Mortgaged Property is located approximately 20 miles east of downtown Atlanta.

o    The DDR Macquarie Portfolio Borrower is generally required at its sole cost and expense to keep the DDR Macquarie Portfolio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Developers Diversified Realty Corporation self manages the DDR Macquarie
     Portfolio Mortgaged Property.

COLLATERAL RELEASES AND SUBSTITUTION:

o    On any scheduled payment date following January 1, 2008, the DDR Macquarie
     Portfolio Borrower is permitted to voluntarily prepay a portion of the DDR
     Macquarie Portfolio Mortgage Loan and obtain a release of any individual
     Mortgaged Property (a "Property Release") from the lien of the DDR
     Macquarie Portfolio Mortgage Loan upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) payment to the mortgagee of an amount equal to 110% of the allocated loan amount for such Mortgaged Property if such release is in connection with a sale to an unaffiliated third party or
     115% of the allocated loan amount for such Mortgaged Property if such release is in connection with a sale to an entity affiliated with the DDR
     Macquarie Portfolio Borrower; (c) the mortgagee will receive confirmation from the rating agencies that such release will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the DDR Macquarie Portfolio
     Mortgage Loan; (d) the debt service coverage ratio with respect to the remaining Mortgaged Properties immediately prior to the release, after giving effect to the proposed release of such Mortgaged Property, will equal or exceed the debt service coverage ratio immediately prior to the proposed Property Release; (e) in no event will more than three individual
     Mortgaged Properties (in the aggregate of all Property Releases) be subject to a Property Release; and (f) in no event will the aggregate allocated loan amount of all Mortgaged Properties released exceed 50% of the original principal balance of the DDR Macquarie Portfolio Mortgage Loan.

o    At any time, the DDR Macquarie Portfolio Borrower is permitted to substitute for any individual Mortgaged Property (a "Property
     Substitution") similar real estate collateral of like kind and quality (the
     "Substitute Property") upon the satisfaction of the following terms and conditions including, without limitation: (a) no event of default has occurred and is continuing; (b) the Property Substitution would not (1) be a "significant modification" of the DDR Macquarie Portfolio Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2b or (2) cause the DDR Macquarie Portfolio Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue
     Code; (c) the mortgagee will receive confirmation from the rating agencies that such substitution will not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the DDR Macquarie Portfolio Mortgage Loan; (d) the appraised value of the Substitute Property will not be less than the greater of (1) the appraised value of the Mortgaged Property subject to the
     Property Substitution or (2) the appraised value of such Mortgaged Property preceding the date of the substitution; (e) the debt service coverage ratio
     (after

--------------------------------------------------------------------------------

                                      E-24

--------------------------------------------------------------------------------
                             DDR MACQUARIE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     giving effect to the Property Substitution) will equal or exceed the debt service coverage ratio immediately prior to the Property Substitution; and
     (f) in no event will more than two individual Mortgaged Properties (in the aggregate of all Property Substitution) be subject to a Property
     Substitution and will not exceed 25% of the original principal balance of the DDR Macquarie Portfolio Mortgage Loan provided, however, that a third individual Mortgaged Property may be substituted if the aggregate allocated loan amount of all Mortgaged Properties released does not exceed 50% of the original principal balance of the DDR Macquarie Portfolio Mortgage Loan.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

--------------------------------------------------------------------------------

                                      E-25

--------------------------------------------------------------------------------
                           RITZ-CARLTON KEY BISCAYNE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                    GACC
LOAN PURPOSE:                   Refinance
ORIGINAL A-1 NOTE PRINCIPAL     $86,000,000
   BALANCE(1):
FIRST PAYMENT DATE:             July 1, 2006
TERM/AMORTIZATION:              120/0 months
INTEREST ONLY PERIOD:           120 months
MATURITY DATE:                  June 1, 2016
EXPECTED MATURITY BALANCE(1):   $86,000,000
BORROWING ENTITY:               GB/JT Hotel Partners, L.P.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/Defeasance:
                                113 payments
                                Open: 7 payments
UP-FRONT RESERVES:
  TAX RESERVE:                  Yes
ONGOING MONTHLY RESERVES:
  TAX RESERVE:                  Yes
LOW DSCR RESERVE:               Springing(2)
LOCKBOX:                        Soft
--------------------------------------------------------------------------------

(1)  The Cut-off Date Balance of the Ritz-Carlton Key Biscayne Loan is
     $172,000,000 (the "Ritz-Carlton Key Biscayne Whole Loan") and consists of two pari passu notes, the A-1 Note, which will be deposited into the Trust
     (the "Ritz-Carlton Key Biscayne Loan"), and the A-2 Note, which will not be a part of the Trust (the "Ritz-Carlton Key Biscayne Companion Loan").

(2)  See "Low DSCR Reserve" section below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
WHOLE LOAN CUT-OFF DATE
  BALANCE:                       $172,000,000
NOTE A-1 CUT-OFF DATE BALANCE:   $86,000,000
COMPANION LOAN CUT-OFF DATE
  BALANCE:                       $86,000,000
CUT-OFF DATE LTV(1):             76.8%
MATURITY DATE LTV(1):            76.8%
UNDERWRITTEN DSCR(1):            1.34 x
MORTGAGE RATE:                   6.342%
--------------------------------------------------------------------------------

(1)  Unless otherwise specified, all DSCR, LTV and other calculations with respect to the Ritz-Carlton Key Biscayne Loan are based on the Ritz-Carlton
     Key Biscayne Whole Loan.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                    Hotel
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Key Biscayne, Florida
YEAR BUILT/RENOVATED:             2001/NAP
NO. OF KEYS(1):                   402
CUT-OFF BALANCE PER KEY:          $427,861
OCCUPANCY AS OF
   JUNE 30, 2006:                 74.1%
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              The Ritz-Carlton Hotel
                                  Company, L.L.C.
 UNDERWRITTEN NET CASH FLOW(2):   $ 14,791,729
 APPRAISED VALUE:                 $224,000,000
--------------------------------------------------------------------------------

(1)  The Ritz-Carlton Key Biscayne Mortgaged Property consists of 302 hotel rooms and 188 residential condominium units owned by third parties. The appraiser, CB Richard Ellis ("CBRE") has determined that, on average, 100 of the 188 condominium units are available hotel room inventory on a nightly basis. Consequently, there are 402 keys that contribute to the cash flow for the Ritz-Carlton Key Biscayne Loan.

(2)  The Underwritten Net Cash Flow includes an approximate $920,105 business interruption insurance claim, the majority of which is based upon losses incurred in connection with hurricane damage that occured in the Fall of
     2005.

                                      E-26

--------------------------------------------------------------------------------
                           RITZ-CARLTON KEY BISCAYNE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                    FULL YEAR      FULL YEAR         TTM
                                  (12/31/2004)   (12/31/2005)   (06/30/2006)   UNDERWRITTEN
                                  ------------   ------------   ------------   ------------

Effective Gross Income ........   $ 60,528,445   $ 66,972,958   $ 71,006,656   $ 73,655,582
Total Expenses ................   $ 49,305,163   $ 54,277,350   $ 56,304,853   $ 56,837,735
Net Operating Income (NOI)(1) .   $ 11,223,282   $ 13,615,713   $ 15,621,908   $ 17,737,952
Cash Flow (CF)(1) .............   $  9,169,988   $ 10,936,769   $ 12,781,774   $ 14,791,729
DSCR on NOI ...................           1.01x          1.23x          1.41x          1.60x
DSCR on CF ....................           0.83x          0.99x          1.16x          1.34x

(1)  The U/W Net Cash Flow, TTM (June 30, 2006) and Full Year (December 31,
     2005) include an approximate $920,105 business interruption insurance claim, the majority of which is based upon losses incurred in connection with hurricane damage that occured in the Fall of 2005.

                             OPERATIONAL STATISTICS

                                                        TTM
                                    2004      2005    06/2006   UNDERWRITTEN
                                  -------   -------   -------   ------------
Average Daily Rate (ADR) ......   $319.69   $329.92   $347.14      $353.22
Occupancy .....................      67.8%     73.5%     74.1%        75.5%
RevPAR(1) .....................   $216.72   $242.37   $257.09      $266.68
Penetration Rate ..............     118.8%    125.4%    125.9%       130.6%

(1)  RevPAR Penetration Rate is based on December 2005 and June 2006 Smith
     Travel Research reports.

The appraiser, CB Richard Ellis ("CBRE"), provided a 10-year discounted cash flow analysis projection beginning as of April 2006. A summary of that projection is provided below:

             APPRAISAL DISCOUNTED CASH FLOW ANALYSIS INFORMATION(1)

                                   FULL YEAR     FULL YEAR     FULL YEAR     FULL YEAR
                                     (2006)        (2010)        (2012)        (2015)
                                  -----------   -----------   -----------   ------------

Effective Gross Income ........   $76,648,432   $92,699,500   $98,343,320   $107,464,377
Total Expenses ................   $59,286,375   $69,856,125   $74,099,880   $ 80,958,546
Net Operating Income (NOI) ....   $17,362,057   $22,843,375   $24,243,441   $ 26,505,830
DSCR on NOI ...................          1.57x         2.07x         2.19x          2.40x

(1)  All information is from the CBRE appraisal, beginning as of April 2006.

                                      E-27

--------------------------------------------------------------------------------
                            RITZ-CARLTON KEY BISCAYNE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Ritz-Carlton Key Biscayne Loan is evidenced by a $86,000,000 pari passu
     A-1 Note, dated as of August 1, 2006. The Ritz-Carlton Key Biscayne Loan is
     a ten-year fixed rate loan secured by a first priority mortgage on the fee simple interest in a full service Ritz-Carlton resort hotel located in Key
     Biscayne, Miami-Dade County, Florida. The Ritz-Carlton Key Biscayne Loan is
     the $86,000,000 A-1 Note of the $172,000,000 Ritz-Carlton Key Biscayne
     Whole Loan. The pari passu Ritz-Carlton Key Biscayne Companion Loan is not a part of the trust and is expected to be contributed to a future securitization. The Ritz-Carlton Key Biscayne Loan is interest-only, matures on June 1, 2016, and accrues interest at an annual rate of 6.342%.

o    The Ritz-Carlton Key Biscayne Loan and the Ritz-Carlton Key Biscayne
     Companion Loan are governed by an intercreditor agreement and will be serviced pursuant to the pooling and servicing agreement, as described under "Servicing of the Mortgage Loans" in the prospectus supplement.

THE BORROWER AND SPONSORS:

o    The Ritz-Carlton Key Biscayne borrower, GB/JT Hotel Partners, L.P., a
     Delaware limited partnership, is a single-purpose bankruptcy- remote entity with two independent directors for which a non-consolidation opinion was delivered at closing. Equity ownership is held by a partnership consisting of affiliates of Jamestown Properties Corporation, The Gencom Group and The
     TCC Companies.

o    Jamestown Properties Corporation ("Jamestown") is a real estate investment general partnership formed in 1983 for the purpose of investing in high quality income-producing United States commercial real estate. In 26 partnerships, Jamestown and its affiliates have acquired over $6 billion of assets. In addition to the Ritz-Carlton Key Biscayne, Jamestown currently owns all or a portion of certain New York assets including the General
     Motors Building, One Times Square, 589 Fifth Avenue, 1211 Sixth Avenue,
     1290 Sixth Avenue, 620 6th Avenue, 111 Eighth Avenue, and Chelsea Market.
     Jamestown also owns all or a portion of 125 High Street and One Federal
     Street in Boston, Massachusetts, 4501 N. Fairfax in Arlington, Virginia and
     400 Post Street in San Francisco, California. In Atlanta, Georgia and
     Cologne, Germany, Jamestown employs over 90 individuals who specialize in acquisitions, asset and property management, accounting, taxes, marketing and sales. Jamestown is a repeat sponsor of a Deutsche Bank borrower.

o    The Gencom Group ("Gencom") is a private Miami-based hospitality investment firm led by Karim Jamal Alibhai. Gencom has significant expertise and experience in the hospitality industry, having focused its activities primarily on the acquisition, ownership, development, leasing and management of hotel properties throughout the United States, Canada and
     Mexico. Gencom has invested in more than 100 hotel transactions over the past 17 years with average returns in excess of two times invested capital.
     Gencom is one of the world's largest owners of Ritz-Carlton flagged properties.

o    The TCC Companies ("TCC") is an experienced Miami-based hotel and gaming development and management firm, having developed and operated properties throughout the United States, the Bahamas, the Caribbean, Mexico and South
     America. Founded by partners Sherwood M. Weiser and Donald E. Lefton, TCC began its operations in 1970. Beginning with one hotel on Miami Beach,
     TCC's portfolio has grown to 82 hotels and casinos in 35 states and seven countries with over 17,000 rooms under management and more than $2 billion in total assets.

THE MORTGAGED PROPERTY:

o    The Ritz-Carlton Key Biscayne Mortgaged Property, a 14-story full service
     Ritz-Carlton resort hotel built in 2001, features 302-hotel rooms and 188 residential condominium units owned by third parties, located on approximately 17.65-acres. CBRE has determined that, on average, 100 of the
     188 condominium units are available hotel room inventory on a nightly basis. The Ritz-Carlton Key Biscayne hotel has 235 Standard Rooms, 29
     Standard Rooms-Club Level, 31 One-Bedroom Suites, 6 One-Bedroom Suites-Club
     Level and one Ritz-Carlton Suite.

o    The Ritz-Carlton Key Biscayne Mortgaged Property is one of the only AAA ooooo hotel resorts in Southern Florida. Since opening in 2001, the
     Ritz-Carlton Key Biscayne Mortgaged Property has provided guests with world class amenities, including a 20,000 square foot spa (which received the
     Conde Nast designation of Best Spa in Miami, #15 in North America, #4 in
     treatments), the largest tennis complex of any Ritz-Carlton, oceanfront dining, championship golf approximately five minutes away, 22,500 square feet of meeting and function space and 1,200 feet of direct beach frontage with extensive beach and pool activities.

--------------------------------------------------------------------------------

                                      E-28

--------------------------------------------------------------------------------
                            RITZ-CARLTON KEY BISCAYNE
--------------------------------------------------------------------------------

o    The Ritz-Carlton Key Biscayne Mortgaged Property is located on a barrier island, just five miles from downtown Miami, Florida. The Ritz-Carlton Key
     Biscayne was designed to maximize the number of available beach and bay units while providing ample square footage to which Ritz-Carlton guests are accustomed. It is expected that the Ritz-Carlton Key Biscayne Mortgaged
     Property will continue to benefit from significant barriers to entry in the surrounding markets, in particular the lack of available land on the island of Key Biscayne.

o    The 188 condominium units are comprised of 113 studios, 68 one bedroom units and 7 two bedroom units. Each condominium unit incorporates the
     Ritz-Carlton Key Biscayne design so as to ease transition from inclusion in the hotel room inventory to individual ownership. For example, the two bedroom condominium units consist of a standard one bedroom plus a lockout studio unit, which allows for inclusion either in the 2-bedroom or the one-bedroom hotel room inventories. Additionally, all condominium units were sold fully furnished so as to conform to the standards of the
     Ritz-Carlton brand. The condominium units at the Ritz-Carlton Key Biscayne
     Mortgaged Property receive the same quality of service and maintenance as provided to the Ritz-Carlton Key Biscayne hotel. The condominium units subject to the voluntary rental programs described below are individually owned but are managed by the Ritz-Carlton Key Biscayne property mananger.

o    Approximately 88% of the condominium units are contributed to one of two voluntary rental programs, enabling these units to be included in the available hotel room inventory. Under the "guaranteed program", the
     Ritz-Carlton Key Biscayne hotel enters into a lease agreement with the condominium unit owner whereby the Ritz-Carlton Key Biscayne hotel has the right to include such condominium unit in the available hotel room inventory for all but 8-weeks per year. The lease provides a fixed fee, ranging from $60 to $120 per night with an average of $80.47 per night, for the use of the condominium units with all excess proceeds accruing to the benefit of the Ritz-Carlton Key Biscayne hotel. During the 8-weeks of use by the condominium unit owner, the Ritz-Carlton Key Biscayne hotel receives a service charge. Under the "flexible program", owners are able to offer their condominium units for inclusion in the available hotel room inventory with limited advance notice. In such case, the gross proceeds of any rental, net of a 10% service fee payable to the Ritz-Carlton Key Biscayne property manager, will be divided equally between the condominium unit owner and the Ritz-Carlton Key Biscayne hotel.

PROPERTY MANAGEMENT:

o    The Ritz-Carlton Key Biscayne Mortgaged Property is managed by The
     Ritz-Carlton Hotel Company, L.L.C.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE PARI PASSU, MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

LOW DSCR RESERVE:

o    The Ritz-Carlton Key Biscayne Loan is structured with in-place cash management. After reserving for FF&E and management fees, the Ritz-Carlton
     Key Biscayne property manager is required to deposit all remaining amounts into a lender controlled account, whereupon after payment of debt service and the funding of ongoing reserves, any excess cash is returned to the borrower unless a Low NCF Period exists. During a Low NCF Period, only 10%
     of the excess cash will be returned to the Ritz-Carlton Key Biscayne borrower and 90% of the excess cash will be deposited into the lender controlled Low DSCR Reserve account to be held as additional collateral for the Ritz-Carlton Key Biscayne. "Low NCF Period" means that period (for which testing may not begin until June 1, 2009) (i) commencing on the payment date following the conclusion of any two consecutive fiscal quarters in which the net cash flow ("NCF") for the Ritz-Carlton Key
     Biscayne Mortgaged Property is less than $11,500,000 and (ii) ending on the day immediately preceding the payment date following the conclusion of any two consecutive fiscal quarters in which the NCF for the Ritz-Carlton Key
     Biscayne Mortgaged Property equals or exceeds $11,500,000, at which time any amounts in the Low DSCR Reserve account will be returned to the Ritz
     Carlton Key Biscayne borrower.

--------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------
                            GLENDALE FASHION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                    GACC
LOAN PURPOSE:                   Refinance
ORIGINAL PRINCIPAL BALANCE:     $72,000,000
FIRST PAYMENT DATE:             August 1, 2006
TERM/AMORTIZATION:              120/0 months
INTEREST ONLY PERIOD:           120 months
MATURITY DATE:                  July 1, 2016
EXPECTED MATURITY BALANCE:      $72,000,000
BORROWING ENTITY:               Glendale Fashion
                                Associates LLC and
                                Rancho Palisades
                                Holdings LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/Defeasance:
                                116 payments
                                Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:       Yes
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:       Yes
   REPLACEMENT RESERVE(1):      $3,301
   TI/LC RESERVE(2):            $11,003
LOCKBOX:                        Soft
--------------------------------------------------------------------------------

(1)  Monthly deposits into the replacement reserve (the "Replacement Reserve")
     are required until the Replacement Reserve contains $79,224 (the
     "Replacement Cap"). The Replacement Cap shall be eliminated upon (a) a determination that the Glendale Fashion Center Mortgaged Property is not being adequately maintained or (b) the occurrence of an Event of Default
     (as such term is defined in the Glendale Fashion Center loan documents).

(2)  Monthly deposits into the tenant improvement and leasing commission reserve
     (the "TI/LC Reserve") are required until the TI/LC reserve contains
     $366,000 (the "TI/LC Cap"). The TI/LC Cap will be eliminated upon (a) an
     Event of Default, (b) the failure of the Glendale Fashion Center Mortgaged
     Property to maintain an 80% occupancy level or (c) the failure of the
     Glendale Fashion Center Mortgaged Property to maintain a debt service coverage ratio (based on interest only debt service payments, annualized rents in place and the greater of underwritten or trailing 12 month expenses) of at least 1.05x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:           $72,000,000
CUT-OFF DATE LTV:               80.0%
MATURITY DATE LTV:              80.0%
UNDERWRITTEN DSCR:              1.20x
MORTGAGE RATE:                  6.173%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                  Retail
PROPERTY SUB TYPE:              Anchored
LOCATION:                       Glendale, California
YEAR BUILT/RENOVATED:           2000/NAP
NET RENTABLE SQUARE FEET:       264,062
CUT-OFF BALANCE PSF:            $273
OCCUPANCY AS OF MAY 31, 2006:   100.0%
OWNERSHIP INTEREST:             Fee/Leasehold
PROPERTY MANAGEMENT:            Vestar Properties, Inc.
UNDERWRITTEN NET CASH FLOW:     $ 5,397,394
APPRAISED VALUE:                $90,000,000
--------------------------------------------------------------------------------

                                      E-30

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                             GLENDALE FASHION CENTER
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                          FULL YEAR      FULL YEAR           T12
                                        (12/31/2004)   (12/31/2005)   (AS OF 5/31/2006)   UNDERWRITTEN
                                        ------------   ------------   -----------------   ------------

Effective Gross Income ..............    $7,178,534     $7,609,320       $7,709,344        $8,022,600
Total Expenses ......................    $2,017,442     $2,115,139       $2,128,817        $2,453,566
Net Operating Income (NOI) ..........    $5,161,092     $5,494,181       $5,580,527        $5,569,034
Cash Flow (CF) ......................    $5,161,092     $5,494,181       $5,580,527        $5,397,394
DSCR on NOI .........................          1.15x          1.22x            1.24x             1.24x
DSCR on CF ..........................          1.15x          1.22x            1.24x             1.20x

                              TENANT INFORMATION(1)

                                      RATINGS       TOTAL       % OF      RENT     POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                         MOODY'S/S&P   TENANT SF   TOTAL SF     PSF       RENT          RENT      EXPIRATION
---------------------------------   -----------   ---------   --------   ------   ----------   -----------   ----------

Ralph's Grocery(2) ..............    Baa2/BBB-      50,000      18.9%    $28.37   $1,418,317      23.6%       3/31/2025
Nordstrom Rack(3) ...............      Baa1/A       37,140      14.1     $14.40      534,816       8.9        6/15/2010
Ross Dress for Less(4) ..........      NR/BBB       32,100      12.2     $21.50      690,150      11.5        1/31/2011
Barnes & Noble(5) ...............      NR/NR        25,000       9.5     $12.50      312,504       5.2        2/28/2015
Staples, Inc.(6) ................     Baa2/BBB      24,000       9.1     $25.11      602,636      10.0        4/30/2015
                                                   -------      ----              ----------      ----
TOTAL ...........................                  168,240      63.7%             $3,558,423      59.1%

(1)  Information obtained from underwritten rent roll except for ratings
     (Moody's/S&P) unless otherwise stated. Credit ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to "Rent PSF", "Potential Rent", and "% Potential Rent" include base rent only and exclude common area maintenance and reimbursements.

(2)  The Ralph's lease permits the tenant to "go dark," however; the borrower has a termination/recapture right if Ralph's "goes dark" for a continuous period of 9 months and if Ralph's provides a notice of cessation to the
     Glendale Fashion Center Borrower.

(3)  Nordstrom, Inc. has a right to reduce its rent by 50% in the event any three anchor tenant spaces (defined as spaces larger than 20,000 square feet in size) are not continuously open for a 12-month period. If those spaces are not open for another consecutive 360-day period, Nordstrom may elect, within 30 days, to terminate its lease.

(4)  Ross Dress for Less may terminate its lease if for more than 365 consecutive days (a) a supermarket tenant occupying at least 50,000 square feet is not in operation or (b) less than 65% of the Glendale Fashion
     Center's net rentable area (excluding Ross's premises and the supermarket tenant), is not open for business and conducting retail operations. In addition, the tenant may "go dark"; however, the borrower has a termination/recapture right if the tenant notifies the landlord of its intention to cease operations or if the tenant ceases operations for 180 consecutive days without notifying the borrower.

(5)  The Barnes & Noble lease provides that if at least 65% of the leasable square feet of the Glendale Fashion Center is not open for business for more than 12-months, Barnes & Noble may abate its rent. If rent is abated for more than 12 months, Barnes & Noble has the right to terminate its lease.

(6)  The Staples, Inc. lease permits the tenant to "go dark," however; the borrower has a termination/recapture right if the tenant closes for a continuous period of 360 days or more.

                           LEASE ROLLOVER SCHEDULE(1)

                                # OF LEASES   EXPIRING     % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION                EXPIRING       SF      TOTAL SF    TOTAL SF    % OF TOTAL SF    EXPIRING
-----------------------------   -----------   --------   --------   ----------   -------------   ----------

2007 ........................        2             180      0.1%          180          0.1%      $       --
2008 ........................        1          22,311      8.4        22,491          8.5%      $  441,758
2009 ........................        1           1,279      0.5        23,770          9.0%      $   53,718
2010 ........................        6          50,519     19.1        74,289         28.1%      $1,021,188
2011 ........................        1          32,100     12.2       106,389         40.3%      $  690,150
2012 ........................       --              --      0.0       106,389         40.3%      $       --
2013 ........................        1           2,000      0.8       108,389         41.0%      $   80,838
2014 ........................        1           3,000      1.1       111,389         42.2%      $  108,000
2015 ........................        4          84,673     32.1       196,062         74.2%      $1,774,800
2016 ........................       --              --      0.0       196,062         74.2%      $       --
2020 ........................       --              --      0.0       196,062         74.2%      $       --
2021 ........................        1          18,000      6.8       214,062         81.1%      $  432,000
Greater than 2021 ...........        1          50,000     18.9       264,062        100.0%      $1,418,317
MTM .........................       --              --       --       264,062        100.0%      $       --
Vacant ......................       --              --       --       264,062        100.0%      $       --
                                    --         -------    -----
TOTAL .......................       19         264,062    100.0%

(1)  Information obtained from the underwritten rent roll.

                                      E-31

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                             GLENDALE FASHION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The four largest anchor tenants at the Glendale Fashion Center, representing
54.6% of the total net rentable square feet, are:

o    THE KROGER CO. (d/b/a Ralph's) (NYSE: "KR") (rated "Baa2" by Moody's and
     "BBB-" by S&P) occupies 50,000 square feet (18.9% of square feet, 23.6% of rental income) under its "Ralph's" brand pursuant to a 25-year triple net lease that expires on March 31, 2025. The rental rate per square foot of
     $26.40 increases in accordance with the consumer price index ("CPI") on
     April 2010 and every 5 years thereafter. There are five, five-year options remaining to renew the Ralph's lease. Ralph's is also required to pay percentage rent of 1.5% of gross sales above the natural breakpoint. The
     Kroger CO. ("Kroger") is one of the nation's largest retail grocery chains, with fiscal 2005 sales of over $60 billion. At the end of 2005, Kroger operated (either directly or through subsidiaries) 2,507 supermarkets and multi-department stores in 32 states under two dozen local banners including Kroger, Ralph's, Fred Meyer, Food 4 Less, King Soopers, Smith's
     and Smith's Marketplace, Fry's and Fry's Marketplace, Dillon's, QFC and
     City Market. Kroger also operates (directly or through subsidiaries, franchise agreements or operating agreements) 791 convenience stores, 428 fine jewelry stores, 579 supermarket fuel centers and 35 food processing plants. At year-end 2005, Kroger operated in 44 major markets (an area with
     9+ Kroger-owned stores), and held the number 1 or 2 position in 35 of those markets. Kroger's top five major markets are Los Angeles, Atlanta, Houston,
     Seattle, and Phoenix. As of August 1, 2006, Kroger had a market capitalization of $16.31 billion.

o    NORDSTROM INC. (d/b/a Nordstrom Rack) (NYSE: "JWN") (rated "Baa1" by
     Moody's and "A" by S&P) occupies 37,140 square feet (14.1% of square feet and 8.9% of rental income) under a 10-year triple net lease that expires on
     June 15, 2010. The rental rate per square foot of $14.40 remains constant during the initial term of the Nordstrom Inc. ("Nordstrom") lease. There are four, five-year options remaining to renew the lease with incremental rent steps. Nordstrom is one of the largest upscale apparel and shoe retailers in the United States. Nordstrom sells clothes, shoes, and accessories through 99 Nordstrom stores, 49 outlet stores (Nordstrom Rack)
     and five Faconnable boutiques in 27 states across the country. As of August
     1, 2006, Nordstrom had a market capitalization of $8.98 billion.

o    ROSS STORES, INC. (d/b/a Ross Dress for Less) (NSDQ: "ROST") (not rated by
     Moody's and rated "BBB" by S&P) occupies 32,100 square feet (12.2% of square feet and 11.5% of rental income) under a 10-year and nine-month triple net lease that expires on January 31, 2011. The rental rate per square foot of $21.50 remains constant during the lease term plus percentage rent of 2% of gross sales above the natural breakpoint. There are three, five-year options to renew the lease, with rent steps of $1.50 each extension option. Ross Stores, Inc. ("Ross") operates discount retail stores under the Ross and dd's discounts names in 26 states, mostly in the western United States and Guam. Ross's stores offer branded apparel, accessories, and footwear for men and women, targeting 25 to 54 year-old white-collar shoppers from primarily middle-income households. As of July
     29, 2006, Ross operated 744 Ross stores and 26 dd's discounts locations. As of August 1, 2006, Ross Stores, Inc. had a market capitalization of $3.46 billion.

o    STAPLES, INC. (NSDQ: "SPLS") (rated "Baa2" by Moody's and "BBB" by S&P)
     occupies 24,000 square feet (9.1% of square feet and 10.0% of rental income) under a 15-year triple net lease that expires on April 30, 2015.
     The rental rate per square foot of $23.41 remains constant until April of
     2010, whereby rent increases in accordance with CPI, subject to a cap of
     12.5%. There are two, five-year options to renew the lease, with rent steps equal to CPI increases, subject to a cap of 12.5%. Staples, Inc.
     ("Staples") invented the office superstore concept in 1986 and today is the world's largest office products company. Headquartered outside Boston,
     Massachusetts, Staples operates 1,786 superstores and also serves its customers through mail order catalog, e-commerce and contract businesses.
     With 69,000 customer associates, Staples is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture and business services. With 2005 sales of $16.1 billion, Staples serves consumers and businesses ranging from home-based businesses to
     Fortune 500 companies in 21 countries throughout North and South America,
     Europe and Asia. As of August 1, 2006, Staples had a market capitalization of $15.41 billion.

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                                      E-32

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                            GLENDALE FASHION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Glendale Fashion Center Loan is a $72.0 million, ten-year fixed rate loan secured by a first priority mortgage on a 264,062 square foot anchored power center in Glendale, Los Angeles County, California approximately 10 miles from the central business district of Los Angeles. The Glendale
     Fashion Center Loan is interest-only for the entire loan term, matures on
     July 1, 2016 and accrues interest at an annual rate of 6.173%.

THE BORROWER:

o    The borrower for the Glendale Fashion Center Loan is comprised of two tenants-in-common, Glendale Fashion Associates LLC and Rancho Palisades
     Holdings, LLC (collectively, the "Glendale Fashion Center Borrower"), each of which is a single-purpose bankruptcy-remote Delaware limited liability company for which a non-consolidation option was delivered at closing. The
     Glendale Fashion Center Loan is sponsored by Marianne Moy.

o    Marianne Moy has been an active real estate investor and property manager since 1970. Ms. Moy is a licensed real estate broker and the President of
     Golden Horizon Realty, as well as Oaks Property Management. Golden Horizon
     Realty focuses on the acquisition and development of "value added"
     properties located in strong infill locations primarily in Southern
     California. As of February 28, 2006, Marianne Moy, through various entities, owned seven commercial properties, 753 apartment units in five buildings, the Glendale Fashion Center, and an 110,000 square foot self-storage facility that is currently under construction.

THE MORTGAGED PROPERTY:

o    The Glendale Fashion Center Mortgaged Property consists of three Class "A"
     retail structures and one pad site building arranged around a two-level parking structure. The parking structure and the land it is situated on are owned by the City of Glendale and leased by the Glendale Fashion Center
     Borrower for an initial term of 20 years with lease renewals exercisable at the Glendale Fashion Center Borrower's option for a total term of 99 years.
     The remaining land and improvements are owned in fee by the Glendale
     Fashion Center Borrower.

o    The Glendale Fashion Center Mortgaged Property, which benefits from a highly visible location and a total traffic count of 80,000 vehicles per day, was constructed in 2000 and is situated on an 6.67-acre site that encompasses the majority of a city block. The Glendale Fashion Center
     Mortgaged Property, composed of 9 'big box' retailers and 8 smaller tenants, has attractive, brightly colored stucco and glass storefronts/finishes as well as attractive landscaping. There is sufficient parking at the Glendale Fashion Center Mortgaged Property to accommodate approximately 1,157 vehicles.

o    According to the first quarter 2006 REIS Report (Neighborhood and Community centers) (the "REIS Report"), the Los Angeles County retail market has been characterized by a 5.7% or lower vacancy rate since 1995 with a current vacancy rate of just 2.9%. The Glendale Fashion Center Mortgaged Property is located in the Burbank/Glendale/Pasadena sub-market, which, according to the REIS Report, had an overall vacancy rate of just 1.3%. Despite approximately 412,000 square feet of retail space planned for development through 2010, the REIS Report forecasts a vacancy rate of less than 2.5%
     for this sub-market through 2010. The Glendale Fashion Center Mortgaged
     Property has a strong occupancy history with the only significant vacancy
     (Stroud's in 2004) resulting from a corporate bankruptcy.

o    The Glendale Fashion Center Mortgaged Property is currently (as of the May
     31, 2006 rent roll) 100% leased and occupied by 17 retail tenants, and two financial institutions. Approximately 55.4% of total square footage and
     54.4% of rental income is attributable to tenants with investment grade credit ratings. Tenants occupying space at the Glendale Fashion Center
     Mortgaged Property include; Ralph's Grocery, Nordstrom Rack, Ross Dress for
     Less, Barnes & Noble, Staples, Michael's, Cost Plus World Market, Longs
     Drug Store, Western Financial Bank and Petco.

o    As of 2005, the population within a 1, 3 and 5 mile radius of the Glendale
     Fashion Center Mortgaged Property was 67,276, 234,063 and 263,468
     respectively. During the same time period, the median household income within a 1, 3 and 5 mile radius of the Glendale Fashion Center Mortgaged
     Property was $35,044, $44,262 and $43,855. Over the past five and ten-year periods, the compound annual growth rate of retail sales in Glendale was
     6.2% and 8.7%, respectively, commensurate with the strong rate of the greater Los Angeles County growth trends. The Glendale Fashion Center
     Mortgaged Property is bound by Wilson Avenue to the south, E. California
     Avenue to the north, Isabel Street to east, and N. Glendale Avenue to the west, each of which is a major arterial street in Glendale.

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                                      E-33

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                            GLENDALE FASHION CENTER
--------------------------------------------------------------------------------

o    The Glendale Fashion Center Borrower is generally required at its sole cost and expense to keep the Glendale Fashion Center Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Vestar Properties Inc. (d/b/a Vestar Property Management) ("Vestar")
     manages the Glendale Fashion Center Mortgaged Property. Vestar, an
     independent third-party property manager, specializes in the development of open-air centers and is one of the leading privately-held real estate companies in the western region of the United States. Vestar is an industry leader in the management of shopping centers, industrial projects, and office buildings, with over 11 million square feet under management in
     Arizona and Southern California.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

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                                      E-34

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                           2000 CORPORATE RIDGE ROAD
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  GACC
LOAN PURPOSE:                 Acquisition
ORIGINAL PRINCIPAL BALANCE:   $64,000,000
FIRST PAYMENT DATE:           August 1, 2006
TERM/AMORTIZATION:            120/360 months
INTEREST ONLY PERIOD:         84 months
MATURITY DATE:                July 1, 2016
EXPECTED MATURITY BALANCE:    $61,853,511
BORROWING ENTITIES:           Forest Village Corporate
                              Ridge LLC, Shadyside
                              Associates Corporate
                              Ridge LLC and MHA
                              Corporate Ridge LLC
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout/Defeasance
                              116 payments
                              Open: 4 payments
UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   OTHER RESERVE(1):          $38,918
ONGOING MONTHLY RESERVES:
   TAX/INSURANCE RESERVE:     Yes
   REPLACEMENT RESERVE:       $4,268
   TI/LC RESERVE(2):          $21,336
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)  A free rent reserve (the "Rent Concession Reserve") in the amount of
     $38,918 was established for Logistics Management Institute ("LMI")
     September 2006 rent payable in connection with LMI's expansion space.

(2)  See "Cash Sweep and Tenant Improvement/Leasing Reserve" section below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:         $64,000,000
CUT-OFF DATE LTV:             80.0%
MATURITY DATE LTV:            77.3%
UNDERWRITTEN DSCR:            1.10x
INTEREST ONLY DSCR(1):        1.29x
MORTGAGE RATE:                6.220%
--------------------------------------------------------------------------------

(1)  Underwritten DSCR is based on the partial interest-only period.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                Office
PROPERTY SUB TYPE:            Suburban
LOCATION:                     McLean, Virginia
YEAR BUILT/RENOVATED:         1985/NAP
NET RENTABLE SQUARE FEET:     256,022
CUT-OFF BALANCE PSF:          $250
OCCUPANCY AS OF JUNE 14,
   2006:                      100.0%
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          New Boston Management
                              Services, Inc.
UNDERWRITTEN NET CASH
   FLOW:                      $5,187,585
APPRAISED VALUE:              $80,000,000
--------------------------------------------------------------------------------

                                      E-35

--------------------------------------------------------------------------------
                            2000 CORPORATE RIDGE ROAD
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                      FULL YEAR      FULL YEAR         TTM
                                    (12/31/2004)   (12/31/2005)   (04/30/2006)   UNDERWRITTEN
                                    ------------   ------------   ------------   ------------

Effective Gross Income ..........    $6,480,252     $6,682,578     $6,705,117     $7,563,893
Total Expenses ..................    $1,990,335     $1,969,306     $1,970,880     $2,069,081
Net Operating Income (NOI) ......    $4,489,917     $4,713,272     $4,734,238     $5,494,812
Cash Flow (CF) ..................    $4,489,917     $4,713,272     $4,734,238     $5,187,585
DSCR on NOI(1) ..................          0.95x          1.00x          1.00x          1.17x
DSCR on CF(1) ...................          0.95x          1.00x          1.00x          1.10x

(1)  The DSCR is based on the amortization period of the 2000 Corporate Ridge
     Road Loan.

                              TENANT INFORMATION(1)

                                            RATINGS        TOTAL       % OF                 POTENTIAL   % POTENTIAL       LEASE
TOP TENANTS                               MOODY'S/S&P    TENANT SF   TOTAL SF   RENT PSF      RENT          RENT       EXPIRATION
-----------                               -----------   ----------   --------   --------   ----------   -----------   -------------

Logistics Management Institute ........    Not Rated    240,462(2)     93.9%     $26.04    $6,261,630      93.1%      01/31/2015(3)
American Frozen Food Institute ........    Not Rated      8,388         3.3      $27.81       233,270       3.5       08/31/2010
General Electric Capital Corporation ..    Aaa / AAA      3,938         1.5      $30.40       119,715       1.8       09/30/2007
                                                        -------        ----                ----------      ----
TOTAL .................................                 252,788        98.7%               $6,614,616      98.4%

(1)  Information obtained from underwritten rent roll, except for ratings,
     (Moody's/S&P) unless otherwise stated. Credit ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to "Rent PSF", "Potential Rent" and, "% Potential Rent" include base rent only and exclude common area maintenance and reimbursements.

(2)  LMI has the right, on or after January 1, 2007, through and including
     December 31, 2009 (the "First Contraction Right") and on and after January
     1, 2011 through and including December 31, 2013 (the "Second Contraction
     Right"), to decrease its leased space, in each case, by up to a full floor, upon 12 months prior written notice, provided that LMI must pay to the 2000
     Corporate Ridge Road borrower (A) at the time of notice of its intent to contract, 50% of an amount equal to the product of (i) the ratio of (x) the rent PSF of the space to be contracted over (y) the rent PSF of the space
     LMI leased at the 2000 Corporate Ridge Road Mortgaged Property and (ii) the
     unamortized value, as of the contraction date, of all transaction costs incurred by the borrower in connection with the LMI lease, and (B) at the time of contraction, the remaining 50% of an amount equal to the product of
     (i) the ratio of (x) the rent PSF of the space to be contracted over (y)
     the rent PSF of the space LMI leased at the 2000 Corporate Ridge Road
     Mortgaged Property and (ii) the unamortized value, as of the contraction date, all transaction costs incurred by the borrower in connection with the
     LMI lease.

(3)  LMI is permitted to terminate its lease on or after January 31, 2013, upon
     18 months prior written notice, if LMI permanently ceases business operations, provided that LMI is required to pay to the 2000 Corporate
     Ridge Road borrower an amount equal to 100% of (i) the unamortized value of all transaction costs incurred by the 2000 Corporate Ridge Road borrower in connection with the LMI lease and (ii) the remaining unpaid balance, if any, of the Additional Improvements Allowance (as defined in the LMI lease).

                           LEASE ROLLOVER SCHEDULE(1)

                        # OF
                       LEASES    EXPIRING   % OF TOTAL   CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION    EXPIRING      SF          SF        TOTAL SF     OF TOTAL SF    EXPIRING
------------------    --------   --------   ----------   ----------   ------------   ----------

2006 ..............       --           --        --%            --          --%      $       --
2007 ..............        1        3,938       1.5          3,938         1.5%      $  119,715
2008 ..............        1           60       0.0          3,998         1.6%      $    2,100
2009 ..............       --           --        --          3,998         1.6%      $       --
2010 ..............        2        9,146       3.6         13,144         5.1%      $  250,837
2011 ..............        1        2,416       0.9         15,560         6.1%      $   87,831
2015 ..............        1      240,462      93.9        256,022       100.0%      $6,261,630
Vacant ............       --           --        --        256,022       100.0%      $       --
                         ---      -------     -----
TOTAL. ............        6      256,022     100.0%

(1)  Information obtained is from underwritten rent roll.

                                      E-36

--------------------------------------------------------------------------------
                            2000 CORPORATE RIDGE ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The three largest tenants represent 98.7% of the total net rentable square feet:

o    LOGISTICS MANAGEMENT INSTITUTE ("LMI") occupies 240,462 square feet (93.9%
     of square feet and 93.1% of rental income) under various lease terms all expiring on January 31, 2015. The LMI lease is structured with annual rent increases averaging $0.85/square foot. LMI uses the 2000 Corporate Ridge
     Mortgaged Property for its corporate headquarters and has been in occupancy of the 2000 Corporate Ridge Road Mortgage Property since 1994. LMI is a rapidly growing private, not-for-profit civil and defense government consulting firm that was founded in 1961 by former Secretary of Defense,
     Robert S. McNamara. LMI has undergone several expansions at the 2000
     Corporate Ridge Road Mortgaged Property, more than doubling its original space. The 2000 Corporate Ridge Road borrower is planning an approximately
     70,000 square foot addition to accommodate future LMI expansion(s). LMI, which has a staff of over 700 researchers and consultants, specializes in six areas: (i) acquisitions of goods and services, (ii) facilities and asset management, (iii) financial management, (iv) information and technology, (v) logistics and (vi) organizations and human capital. For
     2005, LMI reported record revenues of $136 million, representing a 16%
     increase over 2004. For 10 consecutive years, LMI has experienced an annual growth rate of 13% in revenues.

o    AMERICAN FROZEN FOOD INSTITUTE ("AFFI") occupies 8,388 square feet (3.3% of square feet and 3.5% of rental income) under a 9-year lease that expires on
     August 31, 2010. AFFI is the national trade association representing the frozen food industry supply chain, from manufacturers to distributors to suppliers to packagers. AFFI is headquarted at the 2000 Corporate Ridge
     Road Mortgaged Property and is staffed with experts in the areas of legislative affairs, product distribution and logistics, public and trade relations, regulatory compliance, research and technology and international trade.

o    GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") (rated "Aaa" by Moody's and
     "AAA" by S&P) occupies 3,938 square feet (1.5% of square feet and 1.8% of rental income) under a ten-year lease that expires on September 30, 2007.
     There is an October 1, 2006 scheduled rent increase to $31.31/square foot from $30.40/square foot. The GECC space is occupied by Potomac Federal
     Corp. ("PFC") which was acquired by GECC in 1997). PFC is a unit of the
     Vendor Financial Services organization providing financial, marketing and consulting services to Federal Government prime contractors and Federal
     Government agencies. PFC is headquartered at the 2000 Corporate Ridge Road
     Mortgaged Property.

--------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------
                            2000 CORPORATE RIDGE ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The 2000 Corporate Ridge Road Loan is a $64.0 million, ten-year fixed rate loan secured by a first priority mortgage on a Class "A" office building located in McLean, Fairfax County, Virginia. The 2000 Corporate Ridge Road
     Loan is interest-only for the first seven years of the 2000 Corporate Ridge
     Road Loan term, matures on July 1, 2016 and accrues interest at an annual rate of 6.220%.

o    The 2000 Corporate Ridge Road Loan is structured to include a partial recourse guaranty in an amount up to $4.0 million from Mr. Stephen
     Goldberg, in his individual capacity (the "Guaranty"). The Guaranty will be released only upon the occurence of (i) the LMI rental rate increasing to
     $30.04/square foot (scheduled to occur in July 2009); (ii) the Corporate
     Ridge Road Mortgage Property being at least 90% occupied and (iii) a DSCR not less than 1.10x on a 30-year amortizing basis.

THE BORROWER:

o    The 2000 Corporate Ridge Road borrower consists of three tenants-in-common
     ("TIC"): Forest Village Corporate Ridge, LLC (34.5%), MHA Corporate Ridge,
     LLC (34.5%) and Shadyside Associates Corporate Ridge, LLC (31.0%). All
     three TIC's are single-purpose bankruptcy-remote Delaware limited liability companies with at least two independent directors for which a non-consolidation opinion was delivered at closing. Equity ownership of
     Forrest Village Corporate Ridge, LLC is held 67.8% by Stephen Goldberg and
     32.2% by various limited partners. Equity ownership of MHA Corporate Ridge,
     LLC is held 71.2% by Stephen Goldberg and 28.8% by various limited partners. Equity ownership of Shadyside Corporate Ridge LLC is held 75% by
     Stephen Goldberg and 25% by various limited partners. The sponsor of the borrower is Stephen Goldberg, a repeat sponsor of a Deutsche Bank borrower.

o    In 1963, Stephen Goldberg founded The Stephen A. Goldberg Company, a privately held real estate investment and management company that controls over 75 partnerships and corporations. The Stephen A. Goldberg Company employs approximately 400 people, generates annual revenue in excess of $50 million and has completed approximately $1.5 billion of real estate and financing transactions. In addition, the Stephen A. Goldberg Company manages over $300 million of development projects. The Stephen A. Goldberg
     Company's real estate experience includes the financing and/or developing of over 2.0 million square feet of Class 'A' office space, primarily in the
     Washington, D.C. area.

THE MORTGAGED PROPERTY:

o    The 2000 Corporate Ridge Road Mortgaged Property consists of a fee simple interest in a Class "A" office building built in 1985. The ten-story Class
     "A" building, located in McLean, Virginia, contains approximately 256,022 net rentable square feet and is situated on 8.35 acres of land. In addition to the building, a four level parking garage containing 870 parking spaces, is a part of the collateral for the 2000 Corporate Ridge Road Loan.
     Building amenities include a ten-story lobby atrium with skylights, polished marble flooring, a large fountain, extensive landscaping and five glass-enclosed passenger elevators. The 2000 Corporate Ridge Road Mortgaged
     Property is currently occupied by six office tenants ranging in size from
     60 to 240,462 square feet.

o    The 2000 Corporate Ridge Road Mortgaged Property is located in the
     Washington, D.C. metropolitan statistical area and more specifically, in the Tysons Corner submarket, which contains approximately 26 million square feet of office space. Tysons Corner is a densely developed suburban office/retail submarket in northern Virginia. According to CBRE, the Tysons
     Corner submarket had a second quarter 2006 average occupancy level of
     91.25% and an average rental rate per square foot of $27.65, approximately five percent above the weighted average rent at the 2000 Corporate Ridge
     Road Mortgaged Property.

o    The 2000 Corporate Ridge Road Mortgaged Property is visible from I-495 and is located near the I-495/Leesburg Pike interchange. Leesburg Pike is a multi-lane commercial thoroughfare that traverses the northern Virginia suburbs bordering Washington, D.C.

PROPERTY MANAGEMENT:

o    The 2000 Corporate Ridge Mortgage Property is managed by New Boston
     Management Services, Inc. ("New Boston"), an independent third-party manager. Founded in 1993, New Boston is a real estate investment management firm based in Boston, Massachusetts, that manages close to a billion dollars in private equity capital on behalf of high net worth and institutional borrowers. New Boston manages approximately 3.7 million square feet in the Mid-Atlantic Region.

--------------------------------------------------------------------------------

                                      E-38

--------------------------------------------------------------------------------
                            2000 CORPORATE RIDGE ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

CASH SWEEP AND TENANT IMPROVEMENT/LEASING RESERVE

o    Upon the occurrence of (a) an Event of Default (as such term is defined in the 2000 Corporate Ridge Road Loan documents), (b) a termination of the LMI lease or (c) LMI exercising its First Contraction Right or Second
     Contraction Right, all excess cash flow is required to be swept into a lender controlled account and any amounts swept pursuant to (b) or (c)
     above are required to be deposited into the TI/LC Reserve; provided however, the amount swept into the TI/LC Reserve in connection with (c)
     above is capped at $675,000.

--------------------------------------------------------------------------------

                                      E-39

--------------------------------------------------------------------------------
                              EXTRA SPACE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                     GECC
LOAN PURPOSE:                    Refinance
ORIGINAL PRINCIPAL BALANCE:      $62,968,000
FIRST PAYMENT DATE:              August 1, 2006
TERM/AMORTIZATION:               120/360 months
INTEREST ONLY PERIOD:            60 months
MATURITY DATE:                   July 1, 2016
EXPECTED MATURITY BALANCE:       $59,138,352
BORROWING ENTITY:                Extra Space Properties
                                 Twenty Five LLC
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout/Defeasance:
                                 117 payments
                                 Open: 3 payments
ADDITIONAL FINANCING:            None
FUTURE MEZZANINE DEBT:           No
UPFRONT RESERVES:
  TAX/INSURANCE RESERVE:         Yes
  IMMEDIATE REPAIR RESERVE:      $54,850
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:         Yes
  REPLACEMENT RESERVE:           $8,132
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:            $62,968,000
CUT-OFF DATE LTV:                75.8%
MATURITY DATE LTV:               71.2%
UNDERWRITTEN DSCR (1):           1.20x
INTEREST ONLY DSCR(1):           1.40x
MORTGAGE RATE:                   6.180%
--------------------------------------------------------------------------------

(1)  DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                   Self Storage
PROPERTY SUB-TYPE:               Self Storage
NUMBER OF PROPERTIES:            9
LOCATION:                        Various
YEAR BUILT/RENOVATED:            Various/Various
NUMBER OF SQUARE FEET:           649,308
CUT-OFF BALANCE PER SQUARE       $97
   FOOT:
OCCUPANCY AS OF VARIOUS DATES:   85.1%
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Borrower/Owner Managed
UNDERWRITTEN NET CASH FLOW:      $ 5,518,943
APPRAISED VALUE:                 $83,020,000
--------------------------------------------------------------------------------

                                      E-40

--------------------------------------------------------------------------------
                              EXTRA SPACE PORTFOLIO
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                  FULL YEAR    FULL YEAR   TRAILING-12
                                 (12/31/04)   (12/31/05)    (03/31/06)   UNDERWRITTEN
                                 ----------   ----------   -----------   ------------

Effective Gross Income .......   $5,267,474   $8,467,199    $8,577,449    $8,801,600
Total Expenses ...............   $1,919,192   $2,723,728    $2,739,705    $3,185,232
Net Operating Income (NOI) ...   $3,348,282   $5,743,471    $5,837,744    $5,616,368
Cash Flow (CF) ...............   $3,203,782   $5,683,911    $5,734,711    $5,518,943
DSCR on NOI ..................         0.73x        1.24x         1.26x         1.22x
DSCR on CF ...................         0.69x        1.23x         1.24x         1.20x

                             PROPERTY INFORMATION(1)

                                                               TOTAL    TOTAL
PROPERTY NAME                                   LOCATION       UNITS      SF
-----------------------------------------   ----------------   -----   -------

Extra Space -- Bronx ....................   Bronx, NY          1,270    59,000
Extra Space -- Venice ...................   Venice, FL           861    80,942
Extra Space -- Sherman Oaks .............   Sherman Oaks, CA     843    91,545
Extra Space -- Hoboken ..................   Hoboken, NJ          813    56,873
Extra Space -- Nanuet ...................   Nanuet, NY           806    58,213
Extra Space -- Lakewood 80th Street .....   Lakewood, WA         632   100,270
Extra Space -- Lakewood Pacific Way .....   Lakewood, WA         618    73,610
Extra Space -- Manteca ..................   Manteca, CA          539    60,225
Extra Space -- Dacula ...................   Dacula, GA           490    68,630
                                                               -----   -------
TOTAL ...................................                      6,872   649,308

                                                                            YEAR
                                            % OF     RENT       % OF      BUILT/
                                            TOTAL     PER    POTENTIAL      YEAR     OWNERSHIP
PROPERTY NAME                               UNITS     SF        RENT     RENOVATED    INTEREST
-----------------------------------------   -----   ------   ---------   ---------   ---------

Extra Space -- Bronx ....................    18.5%  $ 2.46      16.2%    1950/1998      Fee
Extra Space -- Venice ...................    12.5   $ 1.28      11.6      2001/NAP      Fee
Extra Space -- Sherman Oaks .............    12.3   $ 2.20      22.5      1998/NAP      Fee
Extra Space -- Hoboken ..................    11.8   $ 1.91      12.1      2002/NAP      Fee
Extra Space -- Nanuet ...................    11.7   $ 1.54      10.0      2001/NAP      Fee
Extra Space -- Lakewood 80th Street .....     9.2   $ 0.74       8.3      1997/NAP      Fee
Extra Space -- Lakewood Pacific Way .....     9.0   $ 0.85       7.0      2003/NAP      Fee
Extra Space -- Manteca ..................     7.8   $ 0.82       5.5      2000/NAP      Fee
Extra Space -- Dacula ...................     7.1   $ 0.88       6.7      2001/NAP      Fee
                                            -----              -----
TOTAL ...................................   100.0%             100.0%

(1)  Information obtained from underwritten rent roll unless otherwise stated.
     Calculations with respect to Rent Per Unit, Potential Rent, and % Potential
     Rent include base rent only and exclude common area maintenance and reimbursements.

                                      E-41

--------------------------------------------------------------------------------
                             EXTRA SPACE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The Extra Space Portfolio Loan is a $63.0 million ten-year fixed rate loan secured by a first mortgage on a portfolio of nine self storage properties containing a total of 6,872 units and 649,308 square feet located in six states. The Extra Space Portfolio Loan amortizes over 360 months with an initial interest-only period of 60 months, matures on July 1, 2016 and accrues interest at an annual rate of 6.180%.

THE BORROWER:

o    The Extra Space Portfolio Borrower is Extra Space Properties Twenty Five
     LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Extra
     Space Portfolio Borrower's legal counsel has delivered a non-consolidation opinion. The borrower principal is Extra Space Storage LLC.

o    Extra Space Storage Inc. is a self-administered and self-managed real estate investment trust that invests in self-storage facilities by acquiring or developing wholly owned facilities or by acquiring an equity interest in real estate entities. The company is publicly traded on the
     NYSE under the ticker symbol "EXR". As of December 31. 2005, the company held ownership interests in 546 properties located in 34 states, including
     Washington D.C. with an aggregate of approximately 38 million square feet of net rentable space. Of these 546 properties, 192 are wholly owned and
     354 are owned in joint venture partnerships. An additional 85 properties are owned by franchisees or third development, and rental operations. The company's property management and development activities include acquiring, managing, developing and selling self-storage facilities. As of year-end
     2005, the company reported a net worth of $480.1 million.

o    Extra Space is a repeat borrower of GECC.

THE MORTGAGED PROPERTY:

o    The Extra Space Portfolio Mortgaged Property consists a fee simple interest in a portfolio of nine self-storage properties containing a total of 6,872 units located in six states: New York (2 properties, 2,076 units, 30.2% of total units), California (2 properties 1,382 units, 20.1%), Washington
     State (2 properties, 1,250 units, 18.2%), Florida (1 property, 861 units,
     12.5%), New Jersey (1 property, 813 units, 11.8%) and Georgia (1 property,
     490 units, 7.1%). The properties were built between 1950 and 2003, one of which was renovated in 1998.

     Extra Space Bronx -- Extra Space Bronx is located in Bronx, NY, on Fordham
     Road. The property has 59,000 net rentable square feet in a four-story building containing 1,270 units. The property was converted into self-storage in 1998 from an existing industrial building. As of March 9,
     2006, the property is 75.2% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 1,138,393 and reported average household income was $38,184. Monthly rent comparables for a 100 square feet self-storage unit ranged from $210 to $239 with that of Extra Space Bronx at $243. Vacancy comparables ranged from 3% to 17% with an average of 9%.

     Extra Space Venice -- Extra Space Venice is located in Venice, FL, approximately 60 miles south of Tampa. The property has 80,942 net rentable square feet in three buildings containing 861 units. The property was built in 2001. As of March 9, 2006, the property is 81.0% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 44,581 and reported average household income was $50,507. Monthly rent comparables for a 100 square feet self-storage unit ranged from $106 to $127 with that of Extra Space Venice at $134.
     Vacancy comparables ranged from 3% to 20% with an average of 13%.

     Extra Space Sherman Oaks -- Extra Space Sherman Oaks is located in Sherman
     Oaks, CA, approximately 13 miles northwest of the Los Angeles CBD. The property has 91,545 net rentable square feet in three connecting sections containing 843 units. The property was built in 1998. As of April 24, 2006, the property is 87.5% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 213,647 and reported average household income was $76,320. Monthly rent comparables for a 100 square feet self-storage unit ranged from $140 to $299 with that of Extra Space Sherman Oaks at
     $235. Vacancy comparables ranged from 8% to 20% with an average of 12%.

-------------------------------------------------------------------------------

                                      E-42

--------------------------------------------------------------------------------
                             EXTRA SPACE PORTFOLIO
--------------------------------------------------------------------------------

     Extra Space Hoboken -- Extra Space Hoboken is located in Hoboken, NJ, which is directly west of Manhattan. The property has 56,873 net rentable square feet in one four-story building containing 813 units. The property was built in 2002. As of March 13, 2006, the property is 97.0% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 710,264 and reported average household income was $78,564. Monthly rent comparables for a 100 square feet self-storage unit ranged from $149 to $205 with that of Extra Space Hoboken at $211.
     Vacancy comparables ranged from 0% to 19% with an average of 13%.

     Extra Space Nanuet -- Extra Space Nanuet is located in Nanuet, NY, approximately 30 miles north of New York City. The property has 58,213 net rentable square feet in a two-story building containing 806 units. The property was built in 2001. As of March 13, 2006, the property is 85.1%
     occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 115,539 and reported average household income was $91,926. Monthly rent comparables for a 100 square feet self-storage unit ranged from $148 to $178 with that of Extra Space Nanuet at $167.
     Vacancy comparables ranged from 6% to 19% with an average of 11%.

     Extra Space Lakewood 80th Street -- Extra Space Lakewood 80th Street is
     located in Lakewood, WA, near the city limits. The property has 100,270 net rentable square feet in seventeen, one-story buildings containing 632 units. The property was built in 1997. As of April 30, 2006, the property is 82.5% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 115,911 and reported average household income was $48,946. Monthly rent comparables for a 100 square feet self-storage unit ranged from $75 to $114 with that of Extra Space Lakewood 80th Street at $73. Vacancy comparables averaged 16%.

     Extra Space Lakewood Pacific Highway -- Extra Space Lakewood Pacific
     Highway is located Lakewood, WA, east of the central business area. The property has 73,610 net rentable square feet in seven buildings containing
     618 units. The property was built in 2003. As of April 30, 2006, the property is 87.7% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 69,239 and reported average household income was $54,868. Monthly rent comparables for a 100 square feet self-storage unit ranged from $78 to $114 with that of Extra Space Lakewood Pacific
     Highway at $85. Vacancy comparables ranged from 5% to 20% with an average of 11%.

     Extra Space Manteca -- Extra Space Manteca is located Manteca, CA, approximately 60 miles south of Sacramento. The property has 60,225 net rentable square feet in nine, one-story buildings containing 539 units. The property was built in 2000. As of April 28, 2006, the property is 85.0%
     occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 60,888 and reported average household income was $65,801. Monthly rent comparables for a 100 square feet self-storage unit ranged from $69 to $105 with that of Extra Space Manteca at $82.
     Vacancy comparables ranged from 7% to 28% with an average of 18%.

     Extra Space Dacula -- Extra Space Dacula is located Dacula, GA, approximately 35 miles northeast of the Atlanta CBD. The property has
     68,630 net rentable square feet in seven one-story buildings containing 490 units. The property was built in 2001. As of March 9, 2006, the property is
     85.6% occupied.

     According to the appraisal, as of 2004, within a 3-mile radius of the property, the population was 24,008 and reported average household income was $96,947. There are currently no competitors in the 3-mile and 5-mile ring. Monthly rent comparables outside of the 3-mile and 5-mile ring for a
     100 square feet self-storage unit ranged from $75 to $89 with that of Extra
     Space Dacula at $91. Vacancy comparables ranged from 15% to 37% with an average of 25%.

o    The Extra Space Portfolio Borrower is generally required at its sole cost and expense to keep the Extra Space Portfolio Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The Extra Space Portfolio is self-managed by the Extra Space Portfolio
     Borrower.

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                                      E-43

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                             EXTRA SPACE PORTFOLIO
--------------------------------------------------------------------------------

COLLATERAL RELEASE:

o    At any time following the defeasance lockout period and provided that no event of default has occurred and is continuing, partial releases of individual properties is permitted subject to certain conditions, including
     (i) payment of partial defeasance deposit equal to 125% of allocated loan amount for the release property; (ii) debt service coverage ratio of remaining properties must be at least greater of (a) 1.20x or (b) combined property debt service coverage ratio prior to release; and (iii) no releases are permitted to affiliates or Borrower parties, or in connection with refinance or recapitalization.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.

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                                      E-44

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                                 55 PARK PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                      GECC
LOAN PURPOSE:                     Acquisition
ORIGINAL PRINCIPAL BALANCE:       $53,000,000
FIRST PAYMENT DATE:               July 1, 2006
TERM/AMORTIZATION:                60/0 months
INTEREST ONLY PERIOD:             60 months
MATURITY DATE:                    June 1, 2011
EXPECTED MATURITY BALANCE:        $53,000,000
BORROWING ENTITY:                 MGP Park Place, LLC
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Lockout/Defeasance:
                                  47 payments
                                  Open: 13 payments
ADDITIONAL FINANCING (1):         $6,500,000 in existing
                                  mezzanine indebtedness.
FUTURE MEZZANINE DEBT (1):        Yes
UP-FRONT RESERVES:
  TAX/INSURANCE RESERVE:          Yes
 OTHER RESERVE (2):               $383,145
ONGOING MONTHLY RESERVES:
  TAX/INSURANCE RESERVE:          Yes
  REPLACEMENT RESERVE:            $6,918
  TI/LC RESERVE                   $11,106
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

(1)  See Current and Future Mezzanine Debt or Subordinate Indebtedness herein.

(2)  Other reserve includes $358,791 which is related to contractual rent escalations for three tenants: Georgia Pacific, BTI Business Telecom and
     Voicecom Telecommunications. The balance of the reserve, $24,354, is related to the leasing renewal for Cushman & Wakefield. The tenant renewed its lease post loan closing at terms in accordance with the loan document requirements.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:             $53,000,000
CUT-OFF DATE LTV:                 78.9%
MATURITY DATE LTV:                78.9%
UNDERWRITTEN DSCR:                1.50x
MORTGAGE RATE:                    6.200%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Central Business
                                  District
LOCATION:                         Atlanta, Georgia
YEAR BUILT/RENOVATED:             1983/NA
NET RENTABLE SQUARE FEET:         553,468
CUT-OFF BALANCE PER SF:           $96
OCCUPANCY AS OF MARCH 31, 2006:   70.6%
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              MGP Georgia
                                  Management LLC
UNDERWRITTEN NET CASH FLOW:       $5,001,712
APPRAISED VALUE:                  $67,200,000
--------------------------------------------------------------------------------

                                      E-45

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                                 55 PARK PLACE
--------------------------------------------------------------------------------

                              FINANCIAL INFORMATION

                                                                YEAR-TO-DATE
                                    FULL YEAR      FULL YEAR     ANNUALIZED
                                  (12/31/2004)   (12/31/2005)    (2/28/2006)   UNDERWRITTEN
                                  ------------   ------------   ------------   -------------

Effective Gross Income ........    $11,556,177    $9,104,127     $9,294,486      $9,775,219(1)
Total Expenses ................    $ 4,548,903    $4,411,143     $4,507,720      $4,586,290
Net Operating Income (NOI) ....    $ 7,007,274    $4,692,984     $4,786,766      $5,188,929
Cash Flow (CF) ................    $ 7,007,274    $4,692,984     $4,786,766      $5,001,712
DSCR on NOI ...................           2.10x         1.41x          1.44x           1.56x
DSCR on CF ....................           2.10x         1.41x          1.44x           1.50x(2)

(1)  Figure include $358,791 of contractual rent escalations underwritten for the first three loan years of the loan term which was collected at closing as Other Reserve.

(2)  Underwritten DSCR on CF is 1.28x were the loan structured with a 30-year amortization schedule.

                             TENANT INFORMATION(1)

                                                 TOTAL     % OF                             %
                                    RATINGS      TENANT   TOTAL    RENT     POTENTIAL   POTENTIAL      LEASE
TOP TENANTS                       MOODY'S/S&P     SF        SF      PSF       RENT        RENT      EXPIRATION
-------------------------------   -----------   -------   -----   ------   ----------   ---------   ----------

Georgia Pacific ...............       NR/B      331,391    59.9%  $19.75   $6,544,972      83.6%    04/30/2014
ITC Deltacom ..................    Not Rated     14,195     2.6   $24.00      340,680       4.3     04/30/2007
Remaining Tenants .............       NAP        44,935     8.1   $21.07      946,664      12.1        Various
                                                -------    ----            ----------     -----
TOTAL .........................                 390,521    70.6%           $7,832,316     100.0%

(1)  Information obtained from underwritten rent roll except for Ratings
     (Moody's/S&P) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent and % Potential Rent include base rent only and exclude common area maintenance and reimbursements.

                           LEASE ROLLOVER SCHEDULE(1)

                     # OF LEASES   EXPIRING   % OF TOTAL   CUMULATIVE   CUMULATIVE % OF    BASE RENT
YEAR OF EXPIRATION     EXPIRING       SF          SF        TOTAL SF        TOTAL SF       EXPIRING
------------------   -----------   --------   ----------   ----------   ---------------   ----------

2006 .............        0               0        0.0%            0           0.0%       $        0
2007 .............        3          23,340        4.2        23,340           4.2%       $  545,332
2008 .............        1           1,360        0.2        24,700           4.5%       $   27,200
2009 .............        1          13,152        2.4        37,852           6.8%       $  312,983
2010 .............        1           5,087        0.9        42,939           7.8%       $   30,522
2011-2014 ........        4         347,582       62.8       390,521          70.6%       $6,916,280
Vacant ...........       --         162,947       29.4       553,468         100.0%               --
                         --         -------      -----
TOTAL. ...........       10         553,468      100.0%

(1)  Information obtained from underwritten rent roll.

                                      E-46

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                                 55 PARK PLACE
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                         SUMMARY OF SIGNIFICANT TENANTS

As of March 31, 2006, the 55 Park Place Mortgaged Property is 70.6% occupied by ten tenants. Georgia Pacific, the largest tenant occupies approximately 331,391 square feet on eleven floors. No other tenant at the property comprises more than 2.6% of the total net rentable area.

o    GEORGIA PACIFIC (not rated by Moody's and rated "B" by S&P) occupies a total of 331,391 square feet (59.9% of square feet, 83.6% of income) under a lease that is in its first ten-year renewal period and expiring on April
     30, 2014. Georgia Pacific, in occupancy since 1994, has expanded its space on six occasions. The current rental rate per square foot of $19.75 increases to $20.65 and $21.55 on May 1, 2007 and May 1, 2010,
     respectively. The lease provides for two five-year options to renew at a rental rate per square foot equal to 95% of the then fair market. Georgia
     Pacific must provide a 12-month notice to renew.

     Georgia Pacific, purchased by Koch Industries, Inc. December 2005 for $21 billion, is one of the largest privately held companies in the United
     States. Koch Industries, Inc. is based in Wichita, Kansas and owns a diverse group of companies engaged in trading, investment and operations with companies in 50 countries and has employees totaling 80,000. Georgia
     Pacific is a manufacturer and marketer of tissue, packaging, paper, building products, pulp and related chemicals and currently employs 55,000 people at more than 300 locations in North America and Europe and its headquarters is adjacent to the 55 Park Place Mortgaged Property. The 55
     Park Place Mortgaged Property houses Georgia Pacific's Building Products
     Division, one of the key components of Koch Industries, Inc.'s acquisition in December 2005. Georgia Pacific's 2004 annual sales totaled approximately
     $20 billion.

o    ITC DELTACOM occupies a total of 14,195 square feet (2.6% of square feet,
     4.3% of income) under a lease that expires April 30, 2007. The current rental rate is $24.00 per square foot. ITC Deltacom has its switching station located at the property.

                                      E-47

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                                  55 PARK PLACE
--------------------------------------------------------------------------------

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                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

THE LOAN:

o    The 55 Park Place Mortgage Loan is a $53.0 million, five-year fixed rate loan secured by a first mortgage on an office building located in Atlanta,
     Fulton County, Georgia. The 55 Park Place Mortgage Loan is interest-only for the entire loan term and matures June 1, 2011 at an annual interest rate of 6.200%.

THE BORROWER:

o    The borrower is MGP Park Place, LLC, a Delaware limited liability company and a single purpose entity whose managing member has an independent director. The sponsor of the borrower is MGP Real Estate, LLC. Allied
     Capital Corporation has 70% equity ownership in the borrower. Andrew O.
     Eshelman and Charles A. Salcetti, principals of MGP Real Estate, each have
     5% equity ownership in the borrower, with the remaining 20% held with individual investors.

     Allied Capital Corporation (NYSE: ALD) is a publicly traded investment firm specializing in growth capital investments, recapitalizations, acquisitions, buyouts, note purchases, and bridge financing and typically makes mezzanine and equity investments in the middle market companies.
     Founded in 1958, Allied Capital went public in 1960 and today has over $4 billion in total assets.

o    MGP Real Estate, LLC is a privately held real estate development, investment and management company headquarted in Bethesda, Maryland.
     Founded in 1980, MGP has developed or acquired approximately 10.5 million square feet of properties in the Washington, D.C. metropolitan area and currently maintains a portfolio of 2.2 million square feet.

THE MORTGAGED PROPERTY:

o    The 55 Park Place Mortgaged Property consists of a fee simple interest in a
     19-story freestanding Class "A" office tower totaling 553,468 square feet built in 1983. Amenities at the property include a seven-story atrium consisting of granite floors and walls and configured in a rectangular or
     U-shape that surrounds the central atrium core. Retail storefronts adjoin the lobby. The property provides 24-hour manned security. There are 12 elevators that service the property. Parking is available at the property and consists of a subterranean parking deck and an open surface lot containing a total of 345 parking spaces.

     The property is located in the central business district of Atlanta,
     Georgia. The predominant land use within the property's immediate area is comprised of 4 to 30-story office buildings. Several older office buildings have recently been renovated providing revitalization to the area with the opening of new restaurants and hotels. An extensive fiber optic network is located in the downtown area and has resulted in telecom and internet oriented users occupying the older office and industrial properties along
     Marietta Street.

     Reis reported the Class "A" inventory in downtown Atlanta office submarket contained 9,963,000 net rentable square feet and represented 63% of the total inventory at the end of second quarter of 2006. Class "A" office vacancy was down 1.0% from the prior quarter to 15.9% and asking rents were
     $24.43 per square foot at the end of second quarter of 2006.

PROPERTY MANAGEMENT:

o    MGP Georgia Management LLC, an affiliate of the sponsor, manages the property. MGP Georgia Management LLC entered into a Submanagement Agreement with Cushman & Wakefield of Georgia, Inc. in May of 2006. The Submanagement
     Agreement delegates management at the property to Cushman & Wakefield.
     Cushman & Wakefield has been the property manager since original construction of the property and is currently a tenant at the property with a lease maturity date of May 31, 2011.

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                                      E-48

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                                 55 PARK PLACE
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CURRENT MEZZANINE AND FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    The 55 Park Place borrower is allowed to incur mezzanine debt to mezzanine lender approved by the mortgagee, not to exceed the lesser of (i) the principal amount of $12,000,000 or (ii) an amount which will result in an aggregate indebtedness evidenced by the loan plus such mezzanine debt that produces an LTV of no more than 90%, a Debt Service Coverage Ratio of no less than 1.10x and is secured by a pledge of the membership interests in the borrower and by any assets of the members other than 55 Park Place.

o    On May 31, 2006, MGP Park Place Equity, LLC, the 100% equity member to the borrower incurred $6,500,000 of mezzanine debt from Allied Capital
     Corporation for the acquisition of the property. The mezzanine loan accrues interest at 10.0% and the mezzanine lender entered into an intercreditor
     agreement.The remaining balance of $5,500,000 to be funded from the mezzanine loan made by Allied Capital Corporation is anticipated to be drawn to fund tenant improvements and leasing commissions associated with the lease-up of the vacant space. All advances are subject to the underlying senior loan document requirements.

SUBORDINATE COMPONENT:

o    None.

                                      E-49

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus

Banc of America Commercial Mortgage Inc.

Depositor

Bank of America, National Association

Sponsor

Mortgage Pass-Through Certificates

Consider carefully the risk factors beginning on page 14 in this prospectus.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

Each Issuing Entity —

•	will issue a series of mortgage pass-through certificates, which will consist of one or more classes of certificates; and

•	may own —

•	multifamily and commercial mortgage loans; and

•	mortgage-backed securities.
Each Pool of Mortgage Loans —

•	will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

•	will be underwritten to the standards described in this prospectus or the accompanying prospectus supplement; and

•	will be serviced by one or more servicers affiliated or unaffiliated with the depositor.
Each Series of Certificates —

•	will represent interests in the issuing entity and will be paid only from the trust assets;

•	provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

•	will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on the mortgage loans;

•	may be offered through underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor; and

•	will not be listed on any securities exchange.
The Certificateholders —

•	may provide credit support by ‘‘subordinating’’ certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes; and

•	may be entitled to the benefit of one or more of the following other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement: guaranteed investment contracts, indurance, guarantees, letters of credit, certificate insurance, surety bonds, reserve funds, cash collateral accounts, pool insurance policies, special hazard insurance policies, mortgagor bankruptcy bonds, cross-collateralization, overcollateralization, excess interest and cash flow agreements.

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August     , 2006

(This Page Intentionally Left Blank)

For more information

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

•	SEC Public Reference Section 100 F Street, N.E. Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned ‘‘Available Information’’ and ‘‘Incorporation of Certain Information by Reference’’ appearing at the end of this prospectus.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, ‘‘you’’ refers to a prospective investor in certificates, and ‘‘we’’ refers to the depositor, Banc of America Commercial Mortgage Inc. A ‘‘GLOSSARY’’ appears at the end of this prospectus.

Securities Offered

Mortgage pass-through certificates.

Sponsor(s)

Bank of America, National Association will be a sponsor of each series of certificates. There may also be one or more other sponsors with respect to a series of certificates as described in the related prospectus supplement. Any such additional sponsor may or may not be affiliated with Bank of America, National Association. The mortgage loans either will be originated by the related sponsor or purchased by the sponsor from various entities that originated the mortgage loans either to the sponsor’s underwriting standards or to the underwriting standards described in the related prospectus supplement. Each sponsor will sell the mortgage loans to the depositor on the closing date specified in the related prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, National Association, has its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

Issuing Entity

The issuing entity for each series of certificates will be a common law trust formed for such series by the depositor.

Trustee

The trustee for each series of certificates will be named in the related prospectus supplement.

Master Servicer

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

Special Servicer

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

Other Servicers

In addition to the master servicer and the special servicer, one or more other servicers may perform servicing functions as subservicers for the master servicer or special servicer or otherwise as described in the related prospectus supplement.

MBS Administrator

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC Administrator

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

The Mortgage Loans

Each series of certificates will, in general, be backed by a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

Significant Originators

In addition to the sponsor(s) or their affiliates, one or more other persons may have originated the mortgage loans backing the certificates of a particular series. The related prospectus supplement will describe any such originator with respect to mortgage loans representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing such series.

Significant Obligors

The related prospectus supplement also will identify any significant obligor or mortgaged property representing 10% or more (by principal balance as of the applicable cut-off date) of the mortgage loans backing the related series of certificates.

The Certificates

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are ‘‘stripped principal certificates’’ entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

•	are ‘‘stripped interest certificates’’ entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more ‘‘controlled amortization classes,’’ which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

Distributions of Interest on the Certificates

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates:

•	may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

•	may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	may be made, subject to certain limitations, based on a specified principal payment schedule; or

•	may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

Credit Support and Cash Flow Agreements

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more of the following other types of credit support: limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest. If so provided in the prospectus supplement, the trust may include:

•	guaranteed investment contracts

•	insurance, guarantees;

•	letters of credit;

•	certificate insurance;

•	surety bonds;

•	reserve funds, cash collateral accounts;

•	pool insurance policies;

•	special hazard insurance policies;

•	mortgagor bankruptcy bonds;

•	cross-collateralization;

•	overcollateralization

•	excess interest; and

•	cash flow agreements.

The above types of credit support and cash flow agreements are described in more detail in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ and ‘‘CASH FLOW AGREEMENTS’’.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

Advances

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

Optional Termination

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

Certain Federal Income Tax Consequences

The certificates of each series will constitute or evidence ownership of either:

•	‘‘regular interests’’ and ‘‘residual interests’’ in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

•	certificates in a trust treated as a grantor trust under applicable provisions of the Code.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

If the certificates represent interests in a grantor trust, beneficial owners of certificates generally are treated as owning an undivided beneficial interest in the mortgage loans that are assets of the trust.

Investors are advised to consult their tax advisors and to review ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus and in the prospectus supplement.

Certain ERISA Considerations

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

Legal Investment

If so specified in the prospectus supplement, certain classes of certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See ‘‘LEGAL INVESTMENT’’ in this prospectus.

Rating

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

RISK FACTORS

In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

The Limited Liquidity of Your Certificates May Have an Adverse Impact on Your Ability To Sell Your Certificates.

The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

Lack of a Secondary Market May Limit the Liquidity of Your Certificate.    We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement.    If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including:

•	perceived liquidity;

•	the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

•	prevailing interest rates.

The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

Book Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

Because transactions in the classes of book entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

•	your ability to pledge book entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book entry certificates, may be limited due to the lack of a physical certificate;

•	you may experience delays in your receipt of payments on book entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

•	you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or special servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or special servicer. The trustee or the successor master servicer or special servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or special servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or special servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the replacement process or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor master servicer or special servicer, potentially resulting in delays in distributions on the related certificates.

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Certificates

Any credit rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of such prepayments might differ from that originally anticipated; or

•	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

The Ratings of Your Certificates May Be Lowered or Withdrawn, Which May Adversely Affect the Liquidity or Market Value of Your Certificates

It is a condition to the issuance of the offered certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

The Limited Assets of Each Trust May Adversely Impact Your Ability To Recover Your Investment in the Event of Loss on the Underlying Mortgage Assets.

Except for any related insurance policies, reserve funds, or other external credit enhancement described in the prospectus supplement, the mortgage loans included in a trust fund will be the sole source of payments on the certificates of a series. Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

In addition, the mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the property. We will not have undertaken an evaluation of the financial condition of any borrower.

Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates.

The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

•	if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor’s ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

If the FDIC were to take any of those actions, distributions on the certificates could be delayed or reduced.

By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any ‘‘contract’’ of the sponsor upon payment of ‘‘actual direct compensatory damages.’’ This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the ‘‘legal isolation’’ condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor’s transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor’s transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor’s transfer of the mortgage loans, distributions on the certificates could be delayed or reduced.

If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor’s insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

The collection of amounts with respect to the mortgage loans, which are the source of repayment for the certificates, will depend significantly on the performance by the master servicer and the special servicer of their respective roles under the pooling and servicing agreement and any other servicing agreements described in this prospectus supplement. You will not be a party to any of these agreements and will be relying on the persons who are to perform their duties under such agreements and upon such persons, and the trustee in particular, to enforce the parties’ obligations under such agreements. In the event of the resignation or termination of the master servicer or the special servicer, the trustee may assume the related responsibilities and servicing functions or name a replacement as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Rights Upon Event of Default’’. In particular, any interruption or delay associated with such replacement could have a corresponding adverse affect on amounts collected on the mortgage loans and available for distribution on the certificates.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws. Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches or representations and warranties about the mortgage loans.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Distributions on Your Certificates and Your Yield May Be Difficult To Predict

The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

•	the pass through rate for such certificate;

•	the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

•	the rate, timing and severity of realized losses and additional trust fund expenses (each as described in this prospectus supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

•	the timing and severity of any net aggregate prepayment interest shortfalls (each as described in this prospectus supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs;

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on the class of certificates to which such certificate belongs; and

•	the rate and timing of reimbursement of advances.

It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates.

Prepayments of the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield.

As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

Voluntary prepayments, if permitted, generally require payment of a prepayment premium or yield maintenance charge. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or yield maintenance charge. Also, we cannot assure you that involuntary prepayments will not occur.

As described in the related prospectus supplement, the terms of certain mortgage loans, in connection with a partial release of the related mortgaged property, may permit a voluntary partial defeasance or a partial prepayment at any time with the delivery of the defeasance collateral or the payment of a prepayment premium or yield maintenance charge as applicable.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable prepayment premiums or yield maintenance charges;

•	the master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

No prepayment premium or yield maintenance charge will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. The repurchase price paid by a mortgage loan seller may not include a liquidation fee if purchased within the timeframe set forth in the pooling and servicing agreement. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as ‘‘call risk.’’

A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as ‘‘extension risk.’’

As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

Certificates Purchased at a Premium or a Discount Will Be Sensitive To the Rate of Principal Payment

A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Further information relating to yield on certificates particularly sensitive to principal prepayments will be included in the applicable prospectus supplement, including, in the case of interest only certificates and principal only certificates, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an adjustable rate mortgage loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest only certificate, delay or accelerate the amortization of the notional amount of that certificate.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) excess funds or (3) any other amounts described in the related prospectus supplement. In general, ‘‘excess funds’’ as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.    If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

Prepayment Models Are Illustrative Only and Do Not Predict Actual Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

When a mortgage loan is prepaid in full, absent a provision in the mortgage loan requiring the borrower to pay interest through the end of the applicable interest accrual period, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the master servicer’s or the special servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES’’. No comparable interest shortfall coverage will be provided by the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans

General. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults.    We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

Cross-Collateralization Provisions May Have Limitations on Their Enforceability.    A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that:

•	such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

•	such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, ‘‘guaranteeing’’ the performance of the other borrowers.

Although the borrower making such ‘‘guarantee’’ will be receiving ‘‘guarantees’’ from each of the other borrowers in return, we cannot assure you that such exchanged ‘‘guarantees’’ would be found to constitute fair consideration or be of reasonably equivalent value.

The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Increased Risk of Default Associated With Balloon Payments.    Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by:

•	the value of the related property;

•	the level of available mortgage rates at the time of sale or refinancing;

•	the borrower's equity in the related property;

•	the financial condition and operating history of the borrower and the related property;

•	tax laws;

•	rent control laws (pertaining to certain residential properties);

•	Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by multifamily or commercial property.

Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower.    Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk.    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an ‘‘owner’’ or ‘‘operator’’, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss.    Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

Exercise of Rights by Certain Certificateholders May Be Adverse To Other Certificateholders

The pooling and servicing agreement for a series may permit the holder of a class of subordinate certificates or a class of securities backed by a class of certificates to instruct the special servicer with respect to workout arrangements or foreclosure proceedings with respect to delinquent or other specially serviced mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on Your Certificates

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Borrower Defaults May Adversely Affect Your Yield

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’. In addition, certain mortgage loans may not have borrower principals. In general, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws’’ in this prospectus.

In addition, with respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

Borrower and Related Party Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the commencement or continuation of a foreclosure action and delay the sale of the real property owned by that borrower. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor in possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor in possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

Tenancies in Common May Hinder or Delay Recovery

With respect to certain mortgage loans, the borrowers may own the related mortgaged property as tenants in common. These mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers may have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction.

In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loans may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies; this may occur, for example, because of procedural or substantive issues resulting from the existence of multiple borrowers under the related loan, such as in bankruptcy, in which circumstance, each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.

In some cases, the related borrower may be a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant in common borrower may assign its interests to one or more tenant in common borrowers. Such change to, or increase in, the number of tenant in common borrowers increases the risks related to this ownership structure.

Mortgaged Properties with Tenants Present Special Risks

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or relet;

•	tenants were unable to meet their lease obligations;

•	leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In addition, if a significant portion of tenants have leases which expire near or at maturity of the related mortgage loan, then it may make it more difficult for the related borrower to seek refinancing or make any applicable balloon payment. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Other tenants may have the right to cancel or terminate their leases prior to the expiration of the lease term or upon the occurrence of certain events including, but not limited to, the loss of an anchor tenant at the mortgaged property. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

In addition, certain mortgaged properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any ‘‘dark’’ space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

Mortgaged Properties with Multiple Tenants May Increase Reletting Costs and Reduce Cash Flow

If a mortgaged property has multiple tenants, reletting expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three year’s rent). There are several cases in which one or more tenants at a mortgaged property have declared bankruptcy. We cannot assure you that any such tenant will affirm its lease.

Risks Related To Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default.

Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Risks Associated with Commercial Lending May Be Different than those for Residential Lending

The mortgaged properties consist solely of multifamily rental and commercial properties. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in operating expenses;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant and concentration of tenants in a particular business;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	changes or continued weakness in specific industry segments;

•	the public perception of safety for customers and clients;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	conversion of a property to an alternative use;

•	new construction in the market; and

•	number and diversity of tenants.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	lease termination, rent abatement/offset, co tenancy or exclusivity provisions of tenant leases;

•	tenant defaults;

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

•	in the case of government sponsored tenants, the right of the tenant in some instances to cancel a lease due to a lack of appropriations.

Poor Property Management Will Lower the Performance of the Related Mortgaged Property

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Good management, by controlling costs, providing services to tenants and seeing to property maintenance and upkeep, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve property value. Poor management could impair short term cash flow and the long term viability of a property.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more sets of mortgaged properties. We also cannot assure you that the mortgaged properties will not be self managed by the related borrower, in which case such self management or affiliated management may make it more difficult to monitor the property management, replace that borrower as property manager in the event that the borrower’s management is detrimentally affecting the property or ensure that the borrower provides all information necessary to manage the mortgaged property to a replacement property manager in the event that the borrower is replaced as property manager.

Particular Property Types Present Special Risks

Retail Properties.

Several factors may adversely affect the value and successful operation of a retail property, including:

•	changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

•	alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

•	the quality and philosophy of management;

•	the safety, convenience and attractiveness of the property to tenants and their customers or clients;

•	the public perception of the safety of customers at shopping malls and shopping centers;

•	the need to make major repairs or improvements to satisfy the needs of major tenants; and

•	traffic patterns and access to major thoroughfares.

The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

Office Properties.

A large number of factors may adversely affect the value of office properties, including:

•	the number and quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees);

•	an adverse change in population, patterns of telecommuting or sharing of office space;

•	local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

•	quality of management;

•	changes in population and employment affecting the demand for office space;

•	properties not equipped for modern business becoming functionally obsolete; and

•	declines in the business of tenants, especially single tenanted property.

In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Medical office properties may be included in office properties. The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties.

Several factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

•	the location of the property (e.g., a change in the neighborhood over time);

•	the ability and willingness of management to provide adequate maintenance and insurance;

•	the types of services or amenities the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	the presence of competing properties;

•	dependence on governmental programs that provide rental subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties to influence tenant mobility;

•	adverse local or national economic conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

•	state and local regulations which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under HUD's Section 8 Tenant-Based Assistance Rental Voucher Program or Section 8 Tenant-Based Assistance Rental Certificate Program (now combined into one voucher program), the rents charged to some of the tenants are subsidized by housing assistance payments. Those payments are made pursuant to housing assistance payments contracts between the borrower and a local housing authority which receives Section 8 funds from HUD. The term of each housing assistance payments contract is limited to the term of the related tenant lease, generally one year, renewable at the option of the tenant. Tenants may choose to move out of the mortgaged properties and utilize their vouchers elsewhere, and we cannot assure you that those units will be re-rented. The housing assistance payments contracts impose certain management and maintenance obligations on the borrowers, and housing assistance payments can be suspended, reduced, or terminated if HUD or the local housing authority determines that the borrowers have breached the housing assistance payments contracts. HUD may in the future elect, or be required by Congress, to take actions with the effect of limiting increases in rents subsidized under Section 8, or reducing rent levels currently in effect. The ability of the respective borrowers to pay the housing assistance payments loans, and the value of their mortgaged properties and consequent ability to refinance the mortgage loans which are subject to housing assistance payments contracts, could be adversely affected by some or all of the above mentioned risks. We can give you no assurance that these or any similar programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Hotel Properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania and the current military operations in Afghanistan and Iraq) caused by changes in access, energy prices, strikes, relocation of highways, construction of additional highways or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Hotels may be operated under franchise, management or operating agreements that may be terminated by the franchisor, manager or operator. It may be difficult to terminate a manager of a hotel after foreclosure of the related mortgage.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of a franchise license agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

Self Storage Properties.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	age of improvements; or

•	other factors affecting the borrower’s ability to meet its obligations on the related mortgage loan;

The liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial and Warehouse Properties.

Among the significant factors determining the value of industrial and warehouse properties are:

•	the quality of tenants;

•	building design and adaptability (e.g., clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility and truck turning radius); and

•	the location of the property (e.g., proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

In addition, industrial and warehouse properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or in a particular industry segment, and a particular industrial and warehouse property may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

Manufactured Housing Communities.

Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

Parking Garage Facilities.

Parking garage facilities present risks not associated with other properties. Properties used for parking garages are more prone to environmental concerns than other property types. Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics which are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. In addition, because of the unique construction requirements of many parking garage facilities, any vacant parking garage facility may not be easily converted to other uses.

The Operation of the Mortgaged Property upon Foreclosure of the Mortgage Loan May Affect Tax Status

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying ‘‘rents from real property’’ (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub tenant or allocable to a service that is non customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may be required in certain jurisdictions, particularly in New York, to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

One Action Rules May Limit Remedies

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing;

•	changes in interest rate levels; and

•	reduction in, or loss of, real estate tax abatements, exemptions, tax incremental financing arrangements, or similar benefits.

Leasehold Interests Are Subject To Terms of the Ground Lease

Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

In Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the United States Court of Appeals for the Seventh Circuit ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. § 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.

Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them; permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

Collateral Securing Cooperative Loans May Diminish in Value

If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Condominium Ownership May Limit Use and Improvements

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that related board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such a mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability To Repair or Restore a Mortgaged Property

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures’’. This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises ‘‘as is’’ in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that which existed before the casualty.

In addition, certain of the mortgaged properties which are non conforming may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures’’. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or, in the case of mortgaged properties that are or constitute a portion of condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium property. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason or if those properties were designated as historic sites. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Laws and Use Restrictions May Affect the Operation of a Mortgaged Property or the Ability to Repair or Restore a Mortgaged Property’’ above.

Appraisals Are Limited in Reflecting the Value of a Mortgaged Property

Appraisals were obtained with respect to each of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.

Risks Relating To Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Americans with Disabilities Act’’ in this prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Additional Compensation to the Servicer Will Affect Your Right To Receive Distributions

To the extent described in this prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Liquidity for Certificates May Be Limited

The certificates will not be listed on any securities exchange or traded on the NASDAQ Stock Market, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, there may not be an active or liquid secondary market for the certificates. Lack of liquidity could result in a substantial decrease in the market value of the certificates. Many other factors may affect the market value of the certificates including the then prevailing interest rates.

Mortgage Loan Repayments and Prepayments Will Affect Payment

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in the prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Grace Periods Under the Mortgage Loans May Impact the Master Servicer’s Obligation To Advance

The mortgage loans have grace periods for monthly payments ranging from zero to ten days; provided, however, certain states by statute may override the terms of some mortgage loans and increase such grace periods. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period. For purposes of the foregoing discussions, a grace period is the number of days before a late payment charge is due on a mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

Risks to the Mortgaged Properties Relating To Terrorist Attacks and Foreign Conflicts

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The terrorist attacks on the

World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums or make terrorism coverage unobtainable or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. In addition, the United States is engaged in continuing military operations in Iraq, Afghanistan and elsewhere. It is uncertain what effect these operations will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. With respect to shopping patterns, such events have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties that are dependent on tourism or that are located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow. The attacks also could result in higher costs for insurance or for security, particularly for larger properties. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. However, in no case will delinquent assets constitute 50% or more, as measured by dollar volume, of the mortgage loans backing such series of certificates. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

PROSPECTUS SUPPLEMENT

To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

•	a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

•	information with respect to any other classes of certificates of the same series;

•	the respective dates on which distributions are to be made;

•	information as to the assets, including the mortgage assets, constituting the related trust fund;

•	the circumstances, if any, under which the related trust fund may be subject to early termination;

•	additional information with respect to the method of distribution of such offered certificates;

•	whether one or more REMIC elections will be made and the designation of the ‘‘regular interests’’ and ‘‘residual interests’’ in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

•	the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

•	information concerning the trustee of the related trust fund;

•	if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

•	information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

•	whether such offered certificates will be initially issued in definitive or book-entry form.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘GLOSSARY’’ attached to this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which will include:

•	various types of multifamily or commercial mortgage loans;

•	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

•	a combination of such mortgage loans and mortgage backed securities.

We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading ‘‘— Mortgage Loans’’, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.    The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

•	the income capitalization method (a projection of value based upon the property's projected net cash flow); and

•	or upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—General’’ and ‘‘—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Increased Risk of Default Associated With Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    All of the mortgage loans will (1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may:

•	provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

•	provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance; and

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

•	the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

•	with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan (the index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers));

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

•	the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

Any MBS will have been issued pursuant to a MBS agreement which is a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the offered certificates under ‘‘DESCRIPTION OF CREDIT SUPPORT’’ may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

•	the original and remaining term(s) to stated maturity of the MBS, if applicable;

•	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

•	the payment characteristics of the MBS;

•	the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

•	a description of the related credit support, if any;

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS;

•	the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’; and

•	the characteristics of any cash flow agreements that relate to the MBS.

Certificate Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more of the types of credit support described in this prospectus under ‘‘DESCRIPTION OF CREDIT SUPPORT’’. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient to Prevent Loss on Your Certificates’’ and ‘‘DESCRIPTION OF CREDIT SUPPORT’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement. See ‘‘DESCRIPTION OF CREDIT SUPPORT—Cash Flow Agreements’’ in this prospectus.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

In general, the notional amount of a class of Stripped Interest Certificates will either:

•	be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation:

•	the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans; and

•	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

Negative Amortization.    The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

•	provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

•	provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.    In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from:

•	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

•	Excess Funds; or

•	any other amounts described in the related prospectus supplement.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SPONSOR

Bank of America, National Association (‘‘Bank of America’’) will serve as a sponsor of each series of Certificates. One or more entities, which may or may not be affiliated with Bank of America, may also be a sponsor (each, a ‘‘Sponsor’’) for a series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The Depositor's securitization program principally is used to fund Bank of America's commercial real estate business unit's self-originated portfolio of loans secured by first liens on multifamily and commercial properties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, the Depositor's securitization program is a material funding source for Bank of America's portfolio of commercial real estate mortgage loans similar to the mortgage loans.

The tables below indicate the size and growth of the Sponsor's commercial mortgage loan origination program. Loans originated by the Sponsor have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though the Sponsor has also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

	YEAR
Property Type	2002	2003	2004	2005	YTD June 2006
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683	$447,904,857
Office	989,530,644	2,519,410,500	4,554,682,199	4,707,688,429	1,526,455,853
Retail	967,447,740	1,675,580,125	2,693,464,540	3,934,548,928	2,433,156,698
Industrial	95,233,700	244,734,000	442,700,000	383,918,812	269,685,417
Manufactured Housing	0	604,559,638	827,847,923	87,612,439	13,396,420
Self Storage	17,500,000	127,118,000	411,710,000	294,366,598	159,477,946
Lodging	130,000,000	346,350,000	2,465,433,338	4,087,452,198	2,472,224,885
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087	$7,322,302,076

Bank of America serves as a Sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC, which may act as an underwriter of Certificates, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See ‘‘METHOD OF DISTRIBUTION’’ in the applicable prospectus supplement.

Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

See ‘‘THE MORTGAGE LOAN PROGRAM,’’ ‘‘BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER’’ and ‘‘THE POOLING AND SERVICING AGREEMENTS’’ for more information about the Sponsor's solicitation and underwriting criteria used to originate mortgage loans similar to the mortgage loans and its material roles and duties in each securitization.

Other Originators

If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the mortgage loans in a trust fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the mortgage loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type. Each mortgage loan will have been underwritten either to the standards set forth above in this prospectus or to other underwriting standards set forth in the applicable prospectus supplement.

THE DEPOSITOR

Banc of America Commercial Mortgage Inc., (the ‘‘Depositor’’) is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The Depositor was incorporated in the State of Delaware on December 13, 1995 under the name ‘‘NationsLink Funding Corporation’’ and filed a Certificate of Amendment of Certificate of Incorporation changing its name to ‘‘Banc of America Commercial Mortgage Inc.’’ on August 24, 2000. The Depositor is a subsidiary of Bank of America, National Association. The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. The Depositor's telephone number is (704) 386-8509.

Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

THE MORTGAGE LOAN PROGRAM

Commercial Mortgage Loan Underwriting

General

The Depositor will purchase the mortgage loans from Bank of America, as the Sponsor. The mortgage loans will have been either (i) originated by Bank of America or (ii) purchased by Bank of America from various entities that either originated the mortgage loans or acquired the mortgage loans pursuant to mortgage loan purchase programs operated by those entities. The mortgage loans will have been underwritten materially in accordance with one or more of the following: (i) Bank of America's general underwriting standards set forth below under ‘‘Bank of America General Underwriting Standards or (ii) the underwriting standards set forth in the applicable prospectus supplement.

The underwriting standards used by mortgage loan originators are intended to evaluate the value and adequacy of the mortgage property as collateral and the mortgagor's credit standing and repayment ability. The underwriting standards used by originators other than Bank of America, unless such other originators use standards materially similar to Bank of America's underwriting standards, will be described in the applicable prospectus supplement.

General Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and any Borrower Principal are required to complete a Certificate of Financial Condition which certifies to certain questions regarding its prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America's compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the Application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance policies

•	Borrower structure/authority documents

Underwriting Evaluation.

Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor's repayment ability and credit rating. The underwriting standards as established in the Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair/Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. The Mortgage Asset Seller will consider, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports

Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

Appraisal.    An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal Date’’ indicated in the prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

Property Condition Assessments.    Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

Environmental Site Assessment (‘‘ESA’’).    ESA's are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (‘‘ASTM’’).

Seismic Reports.    A seismic Report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties

As and to the extent described in the related prospectus supplement, the Sponsor will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for a particular series of certificates.

BANK OF AMERICA, NATIONAL ASSOCIATION, AS SERVICER

General

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America's portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance	$26,691,677,800	$54,295,716,000	$72,823,851,167

As of May 31, 2006, Bank of America's portfolio consisted of 9,218 commercial mortgage loans with an unpaid principal balance of approximately $70,052,510,062, of which 4,330 commercial mortgage loans with an unpaid principal balance of approximately $51,879,639,000 were related to commercial mortgaged-backed securities.

As required by most Pooling and Servicing Agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer's determination of recoverability. A servicer will advance funds as a P&I Advance if a borrower's payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances or Property Protection Advances for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicer's determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer's advances are repaid first from funds available in the Collection Account.

Bank of America is a rated by Fitch and Standard & Poor's as a primary servicer, master servicer and special servicer. Bank of America's ratings by each of these agencies is outlined below:

	Fitch	Standard & Poor's
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility.

The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

Bank of America's servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related Mortgage File.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America's loan servicing system to provide updated information.

Special Servicing

Delinquencies, Losses, Bankruptcies and Recoveries

Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to a trust. Those situations include, without limitation, situations where a mortgagor has sold or transferred the related mortgaged property, where there has been damage to the related mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a brief description of Bank of America's policies and procedures to respond to each of these situations.

Collections and Loss Mitigation.    Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

Initial phone contact is pursued by Bank of America's collections department, when a loan payment is not received after the applicable grace period. Each call made by the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy. Loans serviced by Bank of America have grace periods of five to fifteen days after the Due Date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the Due Date. For example, a mortgage loan with a Due Date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

Late charges are generally assessed after the Due Date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived, providing the late fee is not required to pay interest on advances to a trust fund in accordance with the related pooling and servicing agreement. Generally, the borrower is sent a reminder notice between the expiration of the grace period and 30 days delinquent.

The borrower is sent a notice of default when the payment has not been made after 30 days. Notice periods are more specifically spelled out in individual loan documents. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries. If after 30 days the payment has not been received, generally Pooling and Servicing Agreements require the loan to be transferred to special servicing for default processing. In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

Delinquent mortgage loans are reviewed for loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, special forbearance, deed-in-lieu of foreclosure, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrower's financial situation or unwillingness to support the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Asset plans are prepared by the 60th day after the loan has been transferred to Bank of America, as special servicer, per Pooling and Servicing Agreement requirements. If a workout or modification can be achieved with the borrower on the asset, the asset may be returned to the related trust fund as a corrected mortgage loan.

Bankruptcy.    When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America works in conjunction with its in-house and outside legal counsel to file all proof of claims, review plans, make objections and file motions for relief.

Foreclosure.    Bank of America, as Special Servicer works in conjunction with its in-house and outside legal counsel to foreclose a property when (i) it is apparent that foreclosure is the only resolution for the asset; and/or (ii) it determines in its reasonable judgment that it is in the best interest of the related trust fund. Once the property is foreclosed and REO; Bank of America will work with its pre-approved vendors to either (i) sell the property or (ii) recondition, if necessary, and lease the property in preparation for liquidation. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected servicing fees, property maintenance fees, attorney fees, and other necessary fees).

Other Servicers

In the event that Bank of America or another servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 CFR 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 CFR 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

•	constitute Senior Certificates or Subordinate Certificates;

•	constitute Stripped Interest Certificates or Stripped Principal Certificates;

•	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

•	provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the related trust fund;

•	provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (in Europe), if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’, exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See ‘‘RISK FACTORS—Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates and Your Yield’’ and ‘‘YIELD AND MATURITY CONSIDERATIONS—Certain Shortfalls in Collections of Interest’’.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

Distributions on the Certificates Concerning Prepayment Premiums or Concerning Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

Advances in Respect of Delinquencies

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source. Unless otherwise specified in the related prospectus supplement, this will be based on the advancing party's estimation of the value of the mortgaged property in relation to the sum of the unpaid principal balance of the related mortgage loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, and the advancing party's determination that the advance would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the mortgage loan or otherwise. If previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

Reports to Certificateholders

On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

•	the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

•	the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

•	the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

•	the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

•	information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

•	the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

•	if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

•	the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

•	if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

•	the amount of credit support being afforded by any classes of Subordinate Certificates.

In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Each Distribution Date Statement will be filed with the Securities and Exchange Commission within 15 days after each Distribution Date on Form 10-D. In addition, within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, ‘‘—Book-Entry Registration and Definitive Certificates’’ below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Amendment’’. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See ‘‘THE POOLING AND SERVICING AGREEMENTS—Events of Default’’, ‘‘—Rights Upon Event of Default’’ and ‘‘—Resignation and Removal of the Trustee’’.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as ‘‘certificateholders’’ under and within the meaning of the related pooling and servicing agreement.

THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under ‘‘THE DEPOSITOR’’.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example:

•	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

•	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

•	the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

•	mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

•	REO Properties.

If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ‘‘DESCRIPTION OF CREDIT SUPPORT’’.

A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Bankruptcy Laws.’’

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’.

Certificate Account

General.    The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor; provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement:

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•	all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

•	all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

•	any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

•	any amounts paid under any cash flow agreement;

•	all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’, and all proceeds of any mortgage asset purchased as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’;

•	to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

•	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Hazard Insurance Policies’’;

•	any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

•	any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

Withdrawals.    Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

•	to make distributions to the certificateholders on each Distribution Date;

•	to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

•	to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

•	if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

•	to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’;

•	to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor’’ and ‘‘—Certain Matters Regarding the Trustee’’;

•	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

•	if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

•	to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

•	to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

•	if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Prohibited Transactions Tax and Other Taxes’’;

•	to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

•	to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

•	to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable ‘‘Servicing Standard’’ as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will:

•	not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

•	will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

•	will not adversely affect the coverage under any applicable instrument of credit support.

Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,:

•	a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

•	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

•	unless inconsistent with the applicable ‘‘servicing standard’’, such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's ‘‘one action’’ rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(1)    such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Environmental Considerations’’.

A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any ‘‘net income from foreclosure property’’ within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale and Due-on-Encumbrance Provisions’’.

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

•	a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

•	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

•	subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

Evidence as To Compliance

The master servicer and each other servicer will deliver annually to the trustee or master servicer, as applicable, on or before the date specified in the applicable Pooling and Servicing Agreement or in the applicable other servicing agreement (each such other servicing agreement, an ‘‘Underlying Servicing Agreement’’), an officer's certificate stating that (i) a review of the servicer's or master servicer's activities during the preceding calendar year and of performance under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the servicer or master servicer has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust will deliver annually to the Depositor and the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm,

prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

The annual deliveries, to the extent required to be filed with the Depositor's annual report on Form 10-K, will be due from the applicable person(s) by a time sufficient to enable such filing.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation:

•	any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

•	any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

•	certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity. The trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor master servicer. In the event that the predecessor master servicer fails to reimburse the trustee or successor servicer, the trustee or successor servicer will be entitled to reimbursement from the assets of the related trust.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under ‘‘—Resignation and Removal of the Trustee’’ below.

No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

Amendment

Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations’’ in the accompanying prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing

Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee generally will be responsible under each Pooling and Servicing Agreement for providing general administrative services for the trust fund for any series, including, among other things, (i) establishing and maintaining the Certificate Account; (ii) calculation of the amounts payable to Certificateholders on each Distribution Date; (iii) making distributions to Certificateholders; (iv) preparation, for execution by the Depositor or the related master servicer, of reports, including reports on Form 10-D and Form 10-K as may be required under the Securities Exchange Act of 1934, as amended; (v) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vi) making Periodic Advances on the mortgage loans to the limited extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’, if those amounts are not advanced by the master servicer or another servicer.

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund. The trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as trustee under the Pooling and Servicing Agreement or for any other expenses. If, however, one or more REMIC elections has been made, the expense is unanticipated and did not arise from the trustee's gross negligence, bad faith or willful misconduct, the trustee shall be entitled to reimbursement from the trust fund for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the Pooling and Servicing Agreement to the extent permitted by Treasury Regulations Section 1.860G 1(b)(3)(ii), which allows reimbursement for ‘‘unanticipated expenses’’.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement;

provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related trust. Notwithstanding the foregoing, if the predecessor trustee has been removed by a vote of the holders of the Certificates as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related trust. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of limited guarantees, financial guaranty insurance policies, surety bonds, letters of credit, mortgage pool insurance policies, reserve funds, cross collateralization, overcollateralization and excess interest or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of:

•	the nature and amount of coverage under such credit support;

•	any conditions to payment under the credit support not otherwise described in this prospectus;

•	the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

•	the material provisions relating to such credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See ‘‘RISK FACTORS—The Limited Credit Support for Your Certificates May Not Be Sufficient To Prevent Loss on Your Certificates’’ in this prospectus and ‘‘DESCRIPTION OF THE CERTIFICATES—Credit Support; Allocation of Losses and Certain Expenses’’ in the related prospectus supplement.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees Concerning the Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the mortgage loans included in a trust fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the mortgage loans or principal payment rate on the mortgage loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the mortgage loans or Certificates specified in the applicable prospectus supplement. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by financial guaranty insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

Cash Collateral Account

If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

Pool Insurance Policy

If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the mortgage loans in the related trust fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a mortgage loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the mortgage loans. The master servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related master servicer or special servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related servicer from funds otherwise payable to the Certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Certificates on liquidation of the mortgage loan after reimbursement of the related servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the mortgage loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering special hazard losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement and will be subject to reduction as described in the related Pooling and Servicing Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the mortgaged property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the related master servicer or special servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the mortgaged property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related master servicer or special servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related mortgaged property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the related master servicer or special servicer, as the case may be, with respect to the related mortgaged property.

If the mortgaged property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the mortgaged property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related mortgaged property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the unpaid principal balance of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of mortgage loans included in a trust fund may be evidenced by separate Classes of Certificates. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same trust fund. As a result, the amount of credit enhancement available to a Class of Certificates against future losses on the mortgage loans in which that Class represents an interest may be reduced as the result of losses on a group of mortgage loans in which that Class has no interest. The applicable prospectus supplement for a series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more Classes of Certificates relative to the amortization of the related mortgage loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Certificates. This acceleration feature creates, with respect to the mortgage loans or a group of mortgage loans, overcollateralization which results from the excess of the aggregate principal balance of the related mortgage loans, or group of mortgage loans, over the Class Balance of the related Class or Classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the mortgage loans in a trust may generate more interest than is necessary to pay the interest earned on the Classes of Certificates each month.

The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Certificates and to reimburse certain Classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

If specified in the applicable prospectus supplement, amounts received by the trustee under any Cash Flow Agreement described below under ‘‘CASH FLOW AGREEMENTS’’ may also be used to provide credit enhancement for one or more Classes of Certificates.

Credit Support with Respect To MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the trust fund may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates (each, a ‘‘Cash Flow Agreement’’). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the trustee on behalf of the trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the trust will be distributed to the related Class or Classes of Certificates as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the trustee an amount equal to that excess multiplied by a notional amount or the Class Balance or Balances of one or more Classes of Certificates multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related Class or Classes of Certificates and will be paid to the Class or Classes of Certificates as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the trustee on behalf of the trust will enter into a swap agreement to support the yield on one or more Classes of Certificates. Under the swap agreement, the trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans’’. For purposes of the following discussion, ‘‘mortgage loan’’ includes a mortgage loan underlying an MBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute ‘‘cash collateral’’ and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See ‘‘—Bankruptcy Laws’’.

In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See ‘‘RISK FACTORS—Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans—Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults’’.) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations.    Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Shares.    The cooperative shares owned by the tenant stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by the tenant stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant stockholder.

The recognition agreement generally provides that, in the event that the tenant stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant stockholders.

Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the ‘‘UCC’’) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a foreclosure sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant stockholder is generally responsible for the deficiency.

See ‘‘RISK FACTORS—Collateral Securing Cooperative Loans May Diminish in Value’’ in this prospectus.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of ‘‘cash collateral’’ as noted previously in the Section entitled ‘‘— Leases and Rents’’, the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

Pursuant to the federal doctrine of ‘‘substantive consolidation’’ or to the (predominantly state law) doctrine of ‘‘piercing the corporate veil’’, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

For each mortgagor that is described as a ‘‘special purpose entity’’, ‘‘single purpose entity’’ or ‘‘bankruptcy remote entity’’ in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a ‘‘superlien’’.

CERCLA.    CERCLA, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of ‘‘owner’’ or ‘‘operator’’, however, is a person ‘‘who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest’’. This is the so-called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

In addition, the definition of ‘‘hazardous substances’’ under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under ‘‘THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments.    In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Americans with Disabilities Act

Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health

Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeiture for Drug and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (“OCC“), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Bank of America, National Association or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, National Association and other banks, were to find that any obligation of Bank of America, National Association or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, National Association or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, National Association or such other bank among other things to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, National Association or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Bank of America, National Association or another bank or (iii) any other obligation of Bank of America, National Association or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, National Association or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, National Association or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as ‘‘capital assets’’ within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See ‘‘STATE AND OTHER TAX CONSEQUENCES’’. Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. For purposes of this tax discussion, references to a ‘‘Certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See ‘‘DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements’’.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and any other governing documents, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs,’’ and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates.    In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be ‘‘qualified mortgages’’ for a REMIC within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the ‘‘constant yield’’ method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than ‘‘qualified stated interest’’. ‘‘Qualified stated interest’’ is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under ‘‘—Variable Rate REMIC Regular Certificates,’’ at a qualified variable rate.

If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each ‘‘accrual period’’, that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its ‘‘adjusted issue price’’, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

Market Discount.    A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ‘‘—Premium’’ below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

Realized Losses.    Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of ‘‘passive losses’’.

A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’. The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby) described in that section will not apply.

If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the

REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ‘‘—Sales of REMIC Certificates’’ below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see ‘‘—Taxation of Owners of REMIC Residual Certificates—General’’ above.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ‘‘—Foreign Investors in REMIC Certificates’’ below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership that holds any REMIC Residual Certificates and has a partner who is a non-U.S. person (in contravention of the Pooling and Servicing Agreement) will be required to pay withholding tax in respect of any ‘‘excess inclusion’’ income allocable to such foreign partner, even if no cash distributions are made to such partner.

Noneconomic REMIC Residual Certificates.    Under the REMIC Regulations, transfers of ‘‘noneconomic’’ REMIC Residual Certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax’’. If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such ‘‘noneconomic’’ REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer:

(1)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)  the present value of any consideration given to the transferee to acquire the interest;

(ii)  the present value of the expected future distributions on the interest; and

(iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(2) (i)  the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)  the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a ‘‘pass-through entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors are encouraged to consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates.    If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions’’. Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the ‘‘applicable Federal rate’’ (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Market Discount’’ and ‘‘—Premium’’.

REMIC Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions’’. In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize ‘‘net income from foreclosure property’’ subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a ‘‘disqualified organization’’ (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a ‘‘pass-through entity’’ (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

If an ‘‘electing large partnership’’ holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, a ‘‘disqualified organization’’ means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a ‘‘pass-through entity’’ means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an ‘‘electing large partnership’’ means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

Termination.    A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’.

Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the ‘‘backup withholding tax’’ at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement. See ‘‘—Noneconomic REMIC Residual Certificates’’ above concerning the disregard of certain transfers having tax avoidance potential, and see ‘‘—Excess Inclusions’’ regarding the withholding obligations of U .S. partnerships having non-U.S. persons as partners.

Grantor Trust Funds

Classification of Grantor Trust Funds.    With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Grantor Trust Funds,’’ and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Code; and (3) ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Code and ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be ‘‘obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the ‘‘stripped bond’’ rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ‘‘—Market Discount’’ below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than ‘‘qualified stated interest’’, if any, as well as such certificate's share of reasonable servicing fees and other expenses. See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest’’. In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see ‘‘—Sales of Grantor Trust Certificates’’ below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any ‘‘points’’ paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial ‘‘teaser,’’ or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate ‘‘adjusted issue prices’’ of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ‘‘—Grantor Trust Reporting’’ below.

Market Discount.    If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a ‘‘market discount’’, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

Further, under the rules described above in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The ‘‘stripped coupon’’ rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ‘‘—If Stripped Bond Rules Apply’’, no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

The OID Regulations do not apply to ‘‘stripped coupons’’, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ‘‘—Possible Application of Proposed Contingent Payment Rules’’ below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ‘‘—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a ‘‘noncontingent bond method.’’ Under the ‘‘noncontingent bond method,’’ the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of non-corporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate ‘‘applicable Federal rate’’ (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described above in ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ will also apply to Grantor Trust Certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (each, a ‘‘Plan’’), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations

A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (i.e., Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant’’, both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be ‘‘significant’’ on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan ‘‘fiduciary’’ and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

The Plan Asset Regulations provide that where a Plan acquires a ‘‘guaranteed governmental mortgage pool certificate’’, the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

The DOL has granted to certain underwriters administrative exemptions (each, an ‘‘Exemption’’) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

Insurance Company General Accounts

Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See ‘‘CERTAIN FEDERAL INCOME TAX CONSEQUENCES—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’, other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a

(December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

2.	By placements by the depositor with institutional investors through dealers; and

3.	By direct placements by the depositor with institutional investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

4.	By inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any of its affiliates may purchase some or all of one or more Classes of Certificates of the series from the underwriter or underwriters at a price specified or described in the prospectus supplement. This party may then, from time to time, offer and sell, pursuant to this prospectus, some or all of the Certificates it purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the matter specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in the purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and these dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions). Any dealer that participates in the distribution of these Certificates will be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these Certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under ‘‘LEGAL MATTERS’’. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

AVAILABLE INFORMATION

The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 100 F Street, N.E.,

Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders’’ and ‘‘—Book-Entry Registration and Definitive Certificates’’.

The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704) 386-8509.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘GLOSSARY’’ section whenever they are used in this prospectus.

‘‘401(c) Regulations’’ means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

‘‘Accrued Certificate Interest’’ means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

‘‘Accrual Certificates’’ means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘Available Distribution Amount’’ means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

‘‘Bankruptcy Code’’ means the U.S. Bankruptcy Code.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

‘‘Certificate Balance’’ means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

‘‘Certificate Owner’’ means the actual purchaser of a book-entry certificate.

‘‘Closing Date’’ means date of the initial issuance of the certificates of a given series.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Property’’ means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘Companion Class’’ means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

‘‘Controlled Amortization Class’’ means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

‘‘CPR’’ means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

‘‘Cut-off Date’’ means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

‘‘Debt Service Coverage Ratio’’ means at any given time for a mortgage loan the ratio of:

•	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

‘‘Determination Date’’ means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

‘‘Direct Participant’’ means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

‘‘Distribution Date’’ means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

‘‘DOL’’ means the United States Department of Labor.

‘‘DTC’’ means The Depository Trust Company.

‘‘Due Date’’ means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

‘‘Due Period’’ means a specified time period (generally corresponding in length to the period between Distribution Dates).

‘‘Equity Participation’’ means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘Excess Funds’’ means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent:

•	interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

•	Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means Federal National Mortgage Association.

‘‘Freddie Mac’’ means Federal Home Loan Mortgage Corporation.

‘‘Garn Act’’ means the Garn-St Germain Depository Institutions Act of 1982.

‘‘Ginnie Mae’’ means Governmental National Mortgage Association.

‘‘Grantor Trust Certificates’’ means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

‘‘Grantor Trust Fractional Interest Certificate’’ means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

‘‘Grantor Trust Fund’’ means that portion of the trust fund as to which no REMIC election has been made.

‘‘Grantor Trust Strip Certificate’’ means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

‘‘Indirect Participant’’ means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

‘‘Insurance and Condemnation Proceeds’’ means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Premium’’ means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

‘‘Liquidation Proceeds’’ means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

‘‘Loan-to-Value Ratio’’ means for a mortgage loan the ratio (expressed as a percentage) of:

•	the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

•	its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

‘‘Lock-out Period’’ means the period in which prepayments are prohibited under a mortgage loan.

‘‘MBS’’ means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

‘‘MERS’’ means Mortgage Electronic Registration Systems, Inc.

‘‘Mortgage Asset Seller’’ means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

‘‘Mortgage Rate’’ means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

‘‘Net Operating Income’’ means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than:

•	noncash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Notional Amount’’ means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either:

•	based on the principal balances of some or all of the mortgage assets in the related trust fund; or

•	equal to the Certificate Balances of one or more other classes of certificates of the same series.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID Regulations’’ means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Parties in Interest’’ means ‘‘parties in interest’’ as defined in ERISA and ‘‘disqualified person’’ as defined in Section 4975 of the Code.

‘‘Percentage Interest’’ means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

‘‘Permitted Investments’’ means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

‘‘Plan’’ means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

‘‘Plan Asset Regulations’’ means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

‘‘Pooling and Servicing Agreement’’ means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

‘‘Prepayment Assumption’’ means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

‘‘Prepayment Interest Shortfall’’ means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

‘‘Prepayment Premium’’ means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

‘‘PTCE 95-60’’ means Prohibited Transaction Class Exemption 95-60.

‘‘Purchase Price’’ means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

‘‘Record Date’’ means last business day of the month preceding the month in which the applicable Distribution Date occurs.

‘‘Relief Act’’ means the Servicemembers Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

‘‘REMIC Certificates’’ means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

‘‘REMIC Provisions’’ means Sections 860A through 860G of the Code.

‘‘REMIC Regular Certificates’’ means certificates evidencing or constituting ownership of ‘‘regular interests’’ in the trust fund or a designated portion of the trust under the REMIC Provisions.

‘‘REMIC Regulations’’ means the Treasury Department regulations issued under the REMIC Provisions.

‘‘REMIC Residual Certificateholder’’ means the holder of a REMIC Residual Certificate.

‘‘REMIC Residual Certificates’’ means certificates evidencing or constituting ownership of ‘‘residual interests’’ in the trust or a designated portion of the trust under the REMIC Provisions.

‘‘REO Properties’’ means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

‘‘RICO’’ means the Racketeer Influenced and Corrupt Organizations statute.

‘‘Senior Certificates’’ means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

‘‘Stripped Interest Certificate’’ means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

‘‘Stripped Principal Certificate’’ means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

‘‘Subordinate Certificates’’ means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

‘‘Tiered REMIC’’ means designated portions of the trust fund treated as two or more REMICs.

‘‘Treasury Department’’ means the United States Treasury Department.

‘‘UCC’’ means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

•	an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

•	a trust as to which:

1.    a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.    one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

‘‘Voting Rights’’ means the voting rights evidenced by each series of certificates.

‘‘Warranting Party’’ means a party that makes certain representations and warranties regarding the mortgage loans.

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NOTES CONCERNING INFORMATION
PRESENTED IN THE ATTACHED
COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is ‘‘BACM2006_4.xls’’ The file ‘‘BACM2006_4.xls’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the prospectus supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data in ANNEXES A and B, ‘‘click’’ on the worksheet labeled ‘‘ANNEX A’’ or ‘‘ANNEX B’’, as applicable.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Until November         , 2006, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus, when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,528,295,000
(Approximate)

Banc of America
Commercial Mortgage Inc.

Depositor

Banc of America Commercial
Mortgage Trust 2006-4

Issuing Entity

Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class XP,
Class B, Class C and Class D

Banc of America
Commercial Mortgage Inc.,
Commercial Mortgage
Pass-Through Certificates,
Series 2006-4

FREE WRITING PROSPECTUS

Banc of America Securities LLC

Deutsche Bank Securities

Credit Suisse

JP Morgan

August     , 2006